As filed with the U.S. Securities and Exchange Commission on May 1, 2026
Investment Company Act File No. 811-07651

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
☒
Amendment No. 112
☒
(Check appropriate box or boxes)
VOYA VARIABLE PORTFOLIOS, INC.
(Exact Name of Registrant as Specified in Charter)

7337 East Doubletree Ranch Road, Suite 100
Scottsdale, Arizona 85258-2034
(Address of Principal Executive Offices)
Registrant's Telephone Number, Including Area Code: (800) 992-0180
Joanne F. Osberg, Esq.
Voya Investments, LLC
7337 East Doubletree Ranch Road, Suite 100
Scottsdale, Arizona 85258-2034
(Name and Address of Agent for Service)
With copies to:
Elizabeth J. Reza, Esq.
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
It is intended that this filing become effective on May 1, 2026, in accordance with Section 8 of the Investment Company Act of 1940, as amended (the “1940 Act”).
This filing relates solely to Voya VACS Index Series EM Portfolio, Voya VACS Index Series I Portfolio, Voya VACS Index Series MC Portfolio, and Voya VACS Index Series SC Portfolio (each, a Portfolio and collectively, the “Portfolios”), each a series of Voya Variable Portfolios, Inc. (the “Registrant”). No information contained herein is intended to amend or supersede any prior filing relating to any other series of the Registrant. The Portfolios’ shares described in this Registration Statement are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because the shares are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies registered under the 1940 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any capital stock in the Registrant.
This Registration Statement has been prepared as a single document consisting of the Prospectus, Statement of Additional Information and Part C, none of which is to be used or distributed as a standalone document.

VOYA VARIABLE PORTFOLIOS, INC.
Voya VACS Index Series EM Portfolio
Ticker: VVIEX
Voya VACS Index Series I Portfolio
Ticker: VVIIX
Voya VACS Index Series MC Portfolio
Ticker: VVIMX
Voya VACS Index Series SC Portfolio
Ticker: VVICX
PROSPECTUS
Date: May 1, 2026
Voya VACS Index Series EM Portfolio, Voya VACS Index Series I Portfolio, Voya VACS Index Series MC Portfolio, and Voya VACS Index Series SC Portfolio (each, a “Portfolio” and collectively, the “Portfolios”) are each a series of Voya Variable Portfolios, Inc. (the “Registrant”), which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Shares of the Portfolios are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because shares of the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. This Registration Statement is not an offer to sell, or a solicitation of an offer to buy any capital stock in the Registrant.
Voya VACS Index Series EM Portfolio
ITEM 1. FRONT AND BACK COVER PAGES
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 2. RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 3. RISK/RETURN SUMMARY: FEE TABLE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 4. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 5. MANAGEMENT
Portfolio Management

Investment Adviser
Voya Investments, LLC (the “Investment Adviser” or “ Voya Investments”)

Sub-Adviser
Voya Investment Management Co. LLC

Portfolio Managers
Mark Buccigross Portfolio Manager (since 2/2025)	Kai Yee Wong Portfolio Manager (since 10/2022)
ITEM 6. PURCHASE AND SALE OF PORTFOLIO SHARES
Shares of the Portfolio are not offered directly to the public and may only be purchased by certain other funds in the Voya family of funds. Shares may be purchased or sold by those Voya funds on any business day when the New York Stock Exchange opens for regular trading by contacting the Portfolio's transfer agent.
ITEM 7. TAX INFORMATION
Distributions made by the Portfolio to an insurance company separate account serving as an investment option under a variable annuity contract and variable life insurance policy (“Variable Contract”) or qualified pension and retirement plan (“Qualified Plan”), and exchanges and redemptions of Portfolio shares made by a Variable Contract or Qualified Plan, ordinarily do not
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cause the corresponding contract holder or plan participant to recognize income or gain for U.S. federal income tax purposes. See the Variable Contract prospectus or the governing documents of your Qualified Plan for information regarding the U.S. federal income tax treatment of the distributions to your Variable Contract or Qualified Plan and the holders of the contracts or plan participants.
ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
Not applicable. The Portfolio does not pay financial intermediaries for the sale of Portfolio shares or related services.
Voya VACS Index Series I Portfolio
ITEM 1. FRONT AND BACK COVER PAGES
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 2. RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 3. RISK/RETURN SUMMARY: FEE TABLE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 4. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 5. MANAGEMENT
Portfolio Management

Investment Adviser
Voya Investments, LLC (the “Investment Adviser” or “ Voya Investments”)

Sub-Adviser
Voya Investment Management Co. LLC

Portfolio Managers
Mark Buccigross Portfolio Manager (since 2/2025)	Kai Yee Wong Portfolio Manager (since 10/2022)
ITEM 6. PURCHASE AND SALE OF PORTFOLIO SHARES
Shares of the Portfolio are not offered directly to the public and may only be purchased by certain other funds in the Voya family of funds. Shares may be purchased or sold by those Voya funds on any business day when the New York Stock Exchange opens for regular trading by contacting the Portfolio's transfer agent.
ITEM 7. TAX INFORMATION
Distributions made by the Portfolio to an insurance company separate account serving as an investment option under a variable annuity contract and variable life insurance policy (“Variable Contract”) or qualified pension and retirement plan (“Qualified Plan”), and exchanges and redemptions of Portfolio shares made by a Variable Contract or Qualified Plan, ordinarily do not cause the corresponding contract holder or plan participant to recognize income or gain for U.S. federal income tax purposes. See the Variable Contract prospectus or the governing documents of your Qualified Plan for information regarding the U.S. federal income tax treatment of the distributions to your Variable Contract or Qualified Plan and the holders of the contracts or plan participants.
ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
Not applicable. The Portfolio does not pay financial intermediaries for the sale of Portfolio shares or related services.
Voya VACS Index Series MC Portfolio
ITEM 1. FRONT AND BACK COVER PAGES
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 2. RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 3. RISK/RETURN SUMMARY: FEE TABLE
Omitted pursuant to General Instruction B.2. of Form N-1A.
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ITEM 4. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 5. MANAGEMENT
Portfolio Management

Investment Adviser
Voya Investments, LLC (the “Investment Adviser” or “ Voya Investments”)

Sub-Adviser
Voya Investment Management Co. LLC

Portfolio Managers
Mark Buccigross Portfolio Manager (since 2/2025)	Kai Yee Wong Portfolio Manager (since 10/2022)
ITEM 6. PURCHASE AND SALE OF PORTFOLIO SHARES
Shares of the Portfolio are not offered directly to the public and may only be purchased by certain other funds in the Voya family of funds. Shares may be purchased or sold by those Voya funds on any business day when the New York Stock Exchange opens for regular trading by contacting the Portfolio's transfer agent.
ITEM 7. TAX INFORMATION
Distributions made by the Portfolio to an insurance company separate account serving as an investment option under a variable annuity contract and variable life insurance policy (“Variable Contract”) or qualified pension and retirement plan (“Qualified Plan”), and exchanges and redemptions of Portfolio shares made by a Variable Contract or Qualified Plan, ordinarily do not cause the corresponding contract holder or plan participant to recognize income or gain for U.S. federal income tax purposes. See the Variable Contract prospectus or the governing documents of your Qualified Plan for information regarding the U.S. federal income tax treatment of the distributions to your Variable Contract or Qualified Plan and the holders of the contracts or plan participants.
ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
Not applicable. The Portfolio does not pay financial intermediaries for the sale of Portfolio shares or related services.
Voya VACS Index Series SC Portfolio
ITEM 1. FRONT AND BACK COVER PAGES
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 2. RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 3. RISK/RETURN SUMMARY: FEE TABLE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 4. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE
Omitted pursuant to General Instruction B.2. of Form N-1A.
ITEM 5. MANAGEMENT
Portfolio Management

Investment Adviser
Voya Investments, LLC (the “Investment Adviser” or “ Voya Investments”)

Sub-Adviser
Voya Investment Management Co. LLC

Portfolio Managers
Mark Buccigross Portfolio Manager (since 2/2025)	Kai Yee Wong Portfolio Manager (since 10/2022)
ITEM 6. PURCHASE AND SALE OF PORTFOLIO SHARES
Shares of the Portfolio are not offered directly to the public and may only be purchased by certain other funds in the Voya family of funds. Shares may be purchased or sold by those Voya funds on any business day when the New York Stock Exchange opens for regular trading by contacting the Portfolio's transfer agent.
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ITEM 7. TAX INFORMATION
Distributions made by the Portfolio to an insurance company separate account serving as an investment option under a variable annuity contract and variable life insurance policy (“Variable Contract”) or qualified pension and retirement plan (“Qualified Plan”), and exchanges and redemptions of Portfolio shares made by a Variable Contract or Qualified Plan, ordinarily do not cause the corresponding contract holder or plan participant to recognize income or gain for U.S. federal income tax purposes. See the Variable Contract prospectus or the governing documents of your Qualified Plan for information regarding the U.S. federal income tax treatment of the distributions to your Variable Contract or Qualified Plan and the holders of the contracts or plan participants.
ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
Not applicable. The Portfolio does not pay financial intermediaries for the sale of Portfolio shares or related services.
ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS
Voya VACS Index Series EM Portfolio
Investment Objective
The Portfolio seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of an index that measures the investment return of emerging markets securities (“Index”). The Portfolio’s investment objective is non-fundamental and may be changed by a vote of the Portfolio’s Board, without shareholder approval. The Portfolio will provide 60 days’ prior written notice of any change in a non-fundamental investment objective. There is no guarantee the Portfolio will achieve its investment objective.
Principal Investment Strategies
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index. For purposes of this 80% policy, investments tied to the Index include, without limitation, equity securities of companies included in the Index; depositary receipts representing securities in the Index; convertible securities that are convertible into equity securities of companies included in the Index; derivatives whose economic returns are, by design, closely equivalent to the returns of the Index or its components; and exchange-traded funds (“ETFs”) that track the Index. Under normal circumstances, the Portfolio invests all, or substantially all of its assets in these securities.
The Portfolio may invest in other investment companies, including ETFs, to the extent permitted under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and under the terms of applicable no-action relief or exemptive orders granted thereunder (the “1940 Act”).
The Portfolio invests principally in equity securities and employs a “passive management” approach designed to track the performance of the Index (currently the MSCI Emerging Markets IndexSM). The securities for the Portfolio are chosen using statistical techniques so as to minimize the anticipated tracking error to the Index. This approach is employed because of the relatively large number of small and/or illiquid stocks in the Index.
The MSCI Emerging Markets IndexSM captures large- and mid-capitalization representation across 24 emerging markets countries and covers approximately 85% of the free float-adjusted market capitalization in each country. Because the Portfolio’s assets invested in equity securities will be allocated in approximately the same relative proportion as the Index, the Portfolio may concentrate to approximately the same extent that the Index concentrates in the stock of a particular industry or group of industries. As of February 28, 2026, portions of the Index were focused in the financials sector and the technology sector.
In seeking to track the performance of the Index, the Portfolio may become “non-diversified,” as defined in the 1940 Act, as a result of a change in relative market capitalizations or index weightings of one or more components of the Index. As a result, whether at any time the Portfolio will be considered “diversified” or “non-diversified” will depend largely on the make-up of the Index at the time.
The Portfolio may not always hold all of the same securities as the Index. The Portfolio may also invest in futures and other derivatives as a substitute for the sale or purchase of securities in the Index and to provide equity exposure to the Portfolio's cash position as well as forward foreign currency exchange contracts to hedge currency risk. Although the Portfolio attempts to track the performance of the Index, the Portfolio does not always perform exactly like the Index. Unlike the Index, the Portfolio has operating expenses and transaction costs and therefore has a performance disadvantage versus the Index.
The sub-adviser (the “Sub-Adviser”) may sell securities for a variety of reasons, such as to rebalance and reconstitute its investments in connection with such changes in the Index, secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.
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The Portfolio may lend portfolio securities on a short-term or long-term basis, up to 33 1∕3% of its total assets.
Principal Risks
All mutual funds involve risk—some more than others—and there is always the chance that you could lose money or not earn as much as you hope. The Portfolio’s risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. Below is a discussion of the principal risks associated with certain of the types of securities in which the Portfolio may invest and certain of the investment practices that the Portfolio may use. For more information about these and other types of securities and investment techniques that may be used by the Portfolio, see Item 16.
Many of the investment techniques and strategies discussed herein are discretionary, which means that the Investment Adviser or the Sub-Adviser can decide whether to use them. The Portfolio may invest in these securities or use these techniques as part of the Portfolio’s principal investment strategies. However, the Investment Adviser or the Sub-Adviser may also use these investment techniques or make investments in securities that are not a part of the Portfolio’s principal investment strategies.
Any of the following risks, among others, could affect Portfolio performance or cause the Portfolio to lose money or to underperform market averages of other funds. The principal risks are presented in alphabetical order to facilitate readability, and their order does not imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk.
China Investing Risks: The Chinese economy is generally considered an emerging and volatile market. Although China has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. Significant portions of the Chinese securities markets may become rapidly illiquid because Chinese issuers have the ability to suspend the trading of their equity securities under certain circumstances, and have shown a willingness to exercise that option in response to market volatility, epidemics, pandemics, adverse economic, market or political events, and other events. Political, regulatory and diplomatic events, such as the U.S.-China “trade war” that intensified in 2018, could have an adverse effect on the Chinese or Hong Kong economies and on related investments. In addition, U.S. or foreign government restrictions on investments in Chinese companies or other intervention could negatively affect the implementation of the Portfolio’s investment strategies, such as by precluding the Portfolio from making certain investments or causing the Portfolio to sell investments at disadvantageous times.
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Investing through Stock Connect: Shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange (“China A-Shares”) may be purchased directly or indirectly through the Shanghai-Hong Kong Stock Connect (“Stock Connect”), a mutual market access program designed to, among other things, enable foreign investment in the People’s Republic of China (“PRC”) via brokers in Hong Kong. There are significant risks inherent in investing in China A-Shares through Stock Connect. The underdeveloped state of PRC’s investment and banking systems subjects the settlement, clearing, and registration of China A-Shares transactions to heightened risks. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if either or both markets are closed on a U.S. trading day, the Portfolio may not be able to dispose of its China A-Shares in a timely manner, which could adversely affect the Portfolio’s performance.
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Variable Interest Entities: Many Chinese companies use a structure known as a variable interest entity (a “VIE”) to address Chinese restrictions on direct foreign investment in Chinese companies operating in certain sectors. The Portfolio’s investment exposure to VIEs may pose additional risks because the Portfolio’s investment is not made directly in the VIE (the actual Chinese operating company), but rather in a holding company domiciled outside of China (a “Holding Company”) whose interests in the business of the underlying Chinese operating company (the VIE) are established through contracts rather than through equity ownership. The VIE (which the Portfolio is restricted from owning under Chinese law) is generally owned by Chinese nationals, and the Holding Company (in which the Portfolio invests) holds only contractual rights (rather than equity ownership) relating to the VIE, typically including a contractual claim on the VIE’s profits. Shares of the Holding Company, in turn, are traded on exchanges outside of China and are available to non-Chinese investors such as the Portfolio. While the VIE structure is a longstanding practice in China, until recently, such arrangements had not been formally recognized under Chinese law. However, in late 2021, the Chinese government signaled its interest in implementing filing requirement rules that would both affirm the legality of VIE structures and regulate them. How these filing requirements will operate in practice, and what will be required for approval, remains unclear. While there is optimism that these actions will reduce uncertainty over Chinese actions on VIEs, there is also caution given how unresolved the process is. Until these rules are finalized, and potentially afterwards depending on how they are implemented, there remains significant uncertainty associated with VIE investments.

There is a risk that the Chinese government may cease to tolerate VIE structures at any time or impose new restrictions on the structure, in each case either generally or with respect to specific issuers. In such a scenario, the Chinese operating company could be subject to penalties, including revocation of its business and operating license, or the
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Holding Company could forfeit its interest in the business of the Chinese operating company. Further, in case of a dispute between the Holding Company investors and the Chinese owners of the VIE, the Holding Company’s contractual claims with respect to the VIE may be unenforceable in China, thus limiting the remedies and rights of Holding Company investors such as the Portfolio. Control over a VIE may also be jeopardized if a natural person who holds the equity interest in the VIE breaches the terms of the contractual arrangements, is subject to legal proceedings, or if any physical instruments or property of the VIE, such as seals, business registration certificates, financial data and licensing arrangements (sometimes referred to as “chops”), are used without authorization. In the event of such an occurrence, the Portfolio, as a foreign investor, may have little or no legal recourse. Such legal uncertainty may be exploited against the interests of the Holding Company investors such as the Portfolio.

The Portfolio will typically have little or no ability to influence the VIE through proxy voting or other means because it is not a VIE owner/shareholder. Foreign (non-U.S.) companies listed on U.S. stock exchanges, including companies using the VIE structure, could also face delisting or other ramifications for failure to meet the expectations and/or requirements of the SEC, the Public Company Accounting Oversight Board, or other U.S. regulators. Any of these risks could reduce the liquidity and value of the Portfolio’s investments in Holding Companies or render them valueless.
Company: The price of a company’s stock could decline or underperform for many reasons, including, among others, poor management, financial problems, reduced demand for the company’s goods or services, regulatory fines and judgments, or business challenges. If a company is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, its stock could become worthless.
Concentration (Index): To the extent that the Portfolio’s index “ concentrates, ” as that term is defined in the 1940 Act, in the securities of a particular industry or group of industries, the Portfolio may allocate its investments to approximately the same extent as the index. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry or group of industries, and if securities of such industry or group of industries fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that is more broadly invested across industries.
Convertible Securities: Convertible securities are securities that are convertible into or exercisable for common stocks at a stated price or rate. Convertible securities are subject to the usual risks associated with debt instruments, such as interest rate risk and credit risk. In addition, because convertible securities react to changes in the value of the underlying stock, they are subject to market risk. The value of a convertible security will normally fluctuate in some proportion to changes in the value of the underlying stock because of the conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying stock. Convertible securities may be rated below investment grade and therefore may be subject to greater levels of credit risk and liquidity risk. In the event the issuer of a convertible security is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, the Portfolio could lose money; such events may also have the effect of reducing the Portfolio's distributable income. There is a risk that the Portfolio may convert a convertible security at an inopportune time, which may decrease the Portfolio’s returns.
Credit: The Portfolio could lose money if the issuer or guarantor of a debt instrument in which the Portfolio invests, or the counterparty to a derivative contract the Portfolio entered into, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations.
Currency: To the extent that the Portfolio invests directly or indirectly in foreign (non-U.S.) currencies or in securities denominated in, or that trade in, foreign (non-U.S.) currencies, it is subject to the risk that those foreign (non-U.S.) currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged by the Portfolio through foreign currency exchange transactions. Currency rates may fluctuate significantly over short periods of time. Currency rates may be affected by changes in market interest rates, intervention (or the failure to intervene) by the U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, by the imposition of currency controls, or other political or economic developments in the U.S. or abroad.
Derivative Instruments: Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index, credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Portfolio. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Portfolio and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Portfolio may not realize the intended benefits. When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment. Generally, derivatives are sophisticated financial instruments whose performance
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is derived, at least in part, from the performance of an underlying asset, reference rate, or index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Portfolio may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty’s ability or willingness to perform its obligations; any deterioration in the counterparty’s creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Portfolio to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other jurisdictions outside of the European Union, including the United Kingdom) has implemented or is in the process of implementing similar requirements, which may affect the Portfolio when it enters into a derivatives transaction with a counterparty organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. Because these requirements continue to evolve, their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the Portfolio to different kinds of costs and risks.
Focused Investing (Index): To the extent that the Portfolio’s benchmark or other index is substantially composed of securities in a particular industry, sector, market segment, or geographic area, the Portfolio may allocate its investments to approximately the same extent as the index as part of its investment strategy. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry, sector, market segment, or geographic area in which the Portfolio focuses its investments, and if securities of such industry, sector, market segment, or geographic area fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that has greater diversification.
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Financials Sector: Investments in the financials sector may be subject to credit risk, interest rate risk, and regulatory risk, among others. Banks and other financial institutions can be affected by such factors as downturns in the U.S. and foreign economies and general economic cycles, fiscal and monetary policy (including the effects of changes in interest rates), adverse developments in the real estate market, the deterioration or failure of other financial institutions, and changes in banking or securities regulations.
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Technology Sector: Investments in companies involved in the technology sector are subject to significant competitive pressures, such as aggressive pricing of products or services, new market entrants, competition for market share, short product cycles due to an accelerated rate of technological developments, evolving industry standards, changing customer demands, and the potential for limited earnings and/or falling profit margins. The failure of a company to adapt to such changes could have a material adverse effect on the company’s business, results of operations, and financial condition. These companies also face the risks that new services, equipment, or technologies will not be accepted by consumers and businesses or will become rapidly obsolete. These factors can affect the profitability of these companies and, as a result, the values of their securities. Many companies involved in the technology sector have limited operating histories, and prices of these companies’ securities historically have been more volatile than those of many other companies’ securities, especially over the short term.
Foreign (Non-U.S.) Investments/Developing and Emerging Markets: To the extent the Portfolio invests in securities of issuers in markets outside the U.S., its share price may be more volatile than if it invested in securities of issuers in the U.S. market due to, among other things, the following factors: comparatively unstable political, social, and economic conditions and limited or ineffectual judicial systems; wars; comparatively small market sizes, making securities less liquid and securities prices more sensitive to the movements of large investors and more vulnerable to manipulation; governmental policies or actions, such as high taxes, restrictions on currency movements, replacement of currency, potential for default on sovereign debt, trade or diplomatic disputes, which may include the imposition of economic sanctions (or the threat of new or modified sanctions) or other measures by the U.S. or other governments and supranational organizations, creation of monopolies, and seizure of private property through confiscatory taxation and expropriation or nationalization of company assets; incomplete, outdated, or unreliable information about securities issuers due to less stringent market regulation and accounting, auditing and financial reporting standards and practices; comparatively undeveloped markets and weak banking and financial systems; market inefficiencies, such as higher transaction costs, and administrative difficulties, such as delays in processing transactions; and fluctuations in foreign currency exchange rates, which could reduce gains or widen losses.
Economic or other sanctions imposed on a foreign (non-U.S.) country or issuer by the U.S. or on the U.S. by a foreign (non-U.S.) country, could impair the Portfolio's ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. In addition, foreign withholding or other taxes could reduce the income available for distribution to shareholders, and special
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U.S. tax considerations could apply to foreign (non-U.S.) investments. Depositary receipts are subject to risks of foreign (non-U.S.) investments and might not always track the price of the underlying foreign (non-U.S.) security. Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issuers in another market, country or region.
The United Kingdom (the “UK”) left the European Union (the “EU”) on January 31, 2020 (commonly known as “Brexit”). The UK and the EU entered into a Trade and Cooperation Agreement that sets out the agreement for certain parts of the future relationship from January 1, 2021, but uncertainty remains in certain areas regarding the future UK-EU relationship.
From January 1, 2021, EU laws ceased to apply in the UK, with many being assimilated into UK law. The UK government has enacted legislation to repeal, replace or make substantial amendments to these laws, with a view to them being replaced by purely domestic legislation. The process of revoking EU laws and replacing them with bespoke UK laws has already begun, creating unpredictable consequences for financial markets and investments. Brexit could significantly impact the UK, European, and global macroeconomic conditions, leading to prolonged political, legal, regulatory, tax, and economic uncertainty. This uncertainty may affect opportunities, pricing, availability, and cost of financing, regulation, values, or exit opportunities of companies or assets based in, doing business with, or having significant relationships in the UK or EU.
Additionally, certain European countries have developed increasingly strained relationships with the U.S., and if these relations were to worsen, they could adversely affect European issuers that rely on the U.S. for trade. Moreover, the national politics of countries in Europe have been unpredictable and subject to influence by disruptive political groups and ideologies, including for example, secessionist movements. The governments of European countries may be subject to change and such countries may experience social and political unrest.
Foreign (non-U.S.) investment risks may be greater in developing and emerging markets than in developed markets, for such reasons as social or political unrest, heavy economic dependence on international aid, agriculture or exports (particularly commodities), undeveloped or overburdened infrastructures and legal systems, vulnerability to natural disasters, significant and unpredictable government intervention in markets or the economy, volatile currency exchange rates, currency devaluations, runaway inflation, business practices that depart from norms for developed countries, and generally less developed or liquid markets. In certain emerging market countries, governments participate to a significant degree, through ownership or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payments of dividends. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign (non-U.S.) countries. Investors in foreign (non-U.S.) countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign (non-U.S.) issuers or persons is limited. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a “failed settlement.” Failed settlements can result in losses.
In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”) could cause securities of a foreign (non-U.S.) company, including American Depositary Receipts, to be delisted from U.S. stock exchanges if the company does not allow the U.S. government to oversee the auditing of its financial information. Although the requirements of the HFCAA apply to securities of all foreign (non-U.S.) issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, the Portfolio’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline. The Portfolio may also need to seek other markets in which to transact in such securities, which could increase the Portfolio’s costs. Foreign (non-U.S.) investment risks may be greater in developing and emerging markets than in developed markets.
Index Strategy for Voya VACS Index Series EM Portfolio: The index selected may underperform the overall market. To the extent the Portfolio (or a portion of the Portfolio) seeks to track an index’s performance, the Portfolio will not use defensive positions or attempt to reduce its exposure to poor performing securities in the index. To the extent the Portfolio’s investments track its target index, the Portfolio may underperform other funds that invest more broadly. Errors in index data, index computations or the construction of the index in accordance with its methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the Portfolio. The correlation between the Portfolio’s performance and index performance may be affected by the Portfolio’s expenses and the timing of purchases and redemptions of the Portfolio’s shares. In addition, the Portfolio’s actual holdings might not match the index and the Portfolio’s effective exposure to index securities at any given time may not precisely correlate. In addition, compliance with sanctions imposed by the U.S. or other governments against certain Russian issuers whose securities are included in the Portfolio’s index may impair the Portfolio’s ability to purchase, sell, receive, deliver or obtain exposure to those securities, and may interfere with the Portfolio’s ability to track its index.
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Interest Rate: A rise in market interest rates generally results in a fall in the value of bonds and other debt instruments; conversely, values generally rise as market interest rates fall. Interest rate risk is generally greater for debt instruments than floating-rate instruments. The higher the credit quality of the instrument, and the longer its maturity or duration, the more sensitive it is to changes in market interest rates. Duration is a measure of sensitivity of the price of a debt instrument to a change in interest rate. The U.S. Federal Reserve Board recently lowered interest rates following a period of consistent rate increases. Declining market interest rates increase the likelihood that debt instruments will be pre-paid. Rising market interest rates have unpredictable effects on the markets and may expose debt and related markets to heightened volatility. To the extent that the Portfolio invests in debt instruments, an increase in market interest rates may lead to increased redemptions and increased portfolio turnover, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in debt markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in debt markets. Fiscal, economic, monetary, or other governmental policies or measures have in the past, and may in the future, cause or exacerbate risks associated with interest rates, including changes in interest rates. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose debt and related markets to heightened volatility. In the case of inverse debt instruments, the interest rate paid by the debt instruments is a floating rate, which will generally decrease when the market rate of interest to which the inverse debt instruments are indexed increases and will increase when the market rate of interest to which the inverse debt instruments are indexed decreases. Changes to monetary policy by the U.S. Federal Reserve Board or other regulatory actions could expose debt and related markets to heightened volatility, interest rate sensitivity, and reduced liquidity, which may impact the Portfolio’s operations and return potential.
Liquidity: If a security is illiquid, the Portfolio might be unable to sell the security at a time when the Portfolio’s manager might wish to sell, or at all. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, exposing the Portfolio to the risk that the prices at which it sells illiquid securities will be less than the prices at which they were valued when held by the Portfolio, which could cause the Portfolio to lose money. The prices of illiquid securities may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress. Certain securities that are liquid when purchased may later become illiquid, particularly in times of overall economic distress or due to geopolitical events such as sanctions, trading halts, or wars. In addition, markets or securities may become illiquid quickly.
Market: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt instruments. Additionally, legislative, regulatory or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs, and impair the ability of the Portfolio to achieve its investment objectives.
Market Capitalization: Stocks fall into three broad market capitalization categories: large, mid, and small. Investing primarily in one category carries the risk that, due to current market conditions, that category may be out of favor with investors. If valuations of large-capitalization companies appear to be greatly out of proportion to the valuations of mid- or small-capitalization companies, investors may migrate to the stocks of mid- and small-capitalization companies causing a fund that invests in these companies to increase in value more rapidly than a fund that invests in large-capitalization companies. Investing in mid- and small-capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, more limited publicly available information, and a more limited trading market for their stocks as compared with large-capitalization companies. As a result, stocks of mid- and small-capitalization companies may be more volatile and may decline significantly in market downturns.
Market Disruption and Geopolitical: The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the United States. Wars, terrorism, global health crises and pandemics, trade disputes, tariffs and other restrictions on trade or economic sanctions, rapid technological developments (such as artificial intelligence technologies), and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short- or long-term effects on U.S. and global economies and markets, generally. For example, the COVID-19 pandemic resulted in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and
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markets. Military action by Russia in Ukraine, the prolonged conflict between Hamas and Israel, the Iranian conflict that commenced in February 2026, and political upheaval in Venezuela have resulted, and may continue to result, in sanctions, market disruptions, declines in regional and global stock markets, unusual volatility in global commodity markets, and disruptions to energy production or transportation, including through key shipping routes, any of which could adversely affect the value of the Portfolio ' s investments, including beyond the Portfolio's direct exposure to issuers in the affected regions. The escalation or expansion of hostilities including the involvement of additional nations, could introduce further uncertainty and volatility in global energy, commodity, and financial markets. The extent and duration of these conflicts, related sanctions, and resulting market disruptions are impossible to predict but could be substantial. A number of U.S. domestic banks and foreign (non-U.S.) banks have experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by regulators to limit the effect of those financial difficulties and failures on other banks or other financial institutions or on the U.S. or foreign (non-U.S.) economies generally will be successful. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign (non-U.S.) financial institutions and economies. These events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Any of these occurrences could disrupt the operations of the Portfolio and of the Portfolio’s service providers. Recent technological developments in, and the increasingly widespread use of, artificial intelligence, including machine learning technology and generative artificial intelligence (“AI”), may pose risks to the Portfolio. For instance, the economy may be significantly impacted by the advanced development and increased regulation of AI. As AI is used more widely, the profitability and growth of Portfolio holdings may be impacted, which could significantly impact the overall performance of the Portfolio. The legal and regulatory frameworks within which AI operates continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.
Non-Diversification (Index): Depending on the composition of the Index, the Portfolio may at any time, with respect to 75% of the Portfolio’s total assets, invest more than 5% of the value of its total assets in the securities of any one issuer. As a result, the Portfolio would at that time be non-diversified, as defined in the 1940 Act. A non-diversified investment company may invest a greater percentage of its assets in the securities of a single issuer than may a diversified investment company. A non-diversified investment company is subject to the risks of focusing investments in a small number of issuers, including being more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. The Portfolio may significantly underperform other mutual funds or investments due to the poor performance of relatively few securities, or even a single security, and the Portfolio’s shares may experience significant fluctuations in value.
Other Investment Companies: The main risk of investing in other investment companies, including ETFs, is the risk that the value of an investment company’s underlying investments might decrease. Shares of investment companies that are listed on an exchange may trade at a discount or premium from their net asset value. You will pay a proportionate share of the expenses of those other investment companies (including management fees, administration fees, and custodial fees) in addition to the Portfolio’s expenses. The investment policies of the other investment companies may not be the same as those of the Portfolio; as a result, an investment in the other investment companies may be subject to additional or different risks than those to which the Portfolio is typically subject.
ETFs are exchange-traded investment companies that are, in many cases, designed to provide investment results corresponding to an index. Additional risks of investments in ETFs include that: (i) an active trading market for an ETF’s shares may not develop or be maintained; or (ii) trading may be halted if the listing exchanges’ officials deem such action appropriate, the shares are delisted from an exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts trading of an ETF’s shares. In addition, shares of ETFs may trade at a premium or discount to net asset value and are subject to secondary market trading risks. Secondary markets may be subject to irregular trading activity, wide bid/ask spreads, and extended trade settlement periods in times of market stress because market makers and authorized participants may step away from making a market in an ETF’s shares, which could cause a material decline in the ETF’s net asset value.
Securities Lending: Securities lending involves two primary risks: “ investment risk ” and “ borrower default risk. ” When lending securities, the Portfolio will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Portfolio will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Portfolio will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks.
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The Portfolio seeks to minimize investment risk by limiting the investment of cash collateral to high-quality instruments of short maturity. In the event of a borrower default, the Portfolio will be protected to the extent the Portfolio is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities. The Portfolio is protected by its securities lending agent, which has agreed to indemnify the Portfolio from losses resulting from borrower default.
Further Information About Principal Risks
The following provides additional information about certain aspects of the principal risks described above.
Counterparty: The entity with which the Portfolio conducts portfolio-related business (such as trading or securities lending), or that underwrites, distributes or guarantees investments or agreements that the Portfolio owns or is otherwise exposed to, may refuse or may become unable to honor its obligations under the terms of a transaction or agreement. As a result, the Portfolio may sustain losses and be less likely to achieve its investment objective. The Portfolio may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Portfolio enters into may involve counterparties in the financials sector and, as a result, events affecting the financials sector may cause the Portfolio’s NAV to fluctuate. These risks may be greater when engaging in over-the-counter transactions or when the Portfolio conducts business with a limited number of counterparties.
Duration: One measure of risk for debt instruments is duration. Duration measures the sensitivity of a bond’s price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a bond on a present value basis by incorporating into one measure a bond’s yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable 7% coupon bond with a remaining maturity of 5 years is approximately 4.5 years and the duration of a non-callable 7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. For example, the price of a bond with an average duration of 5 years would be expected to fall approximately 5% if market interest rates rose by 1%. Conversely, the price of a bond with an average duration of 5 years would be expected to rise approximately 5% if market interest rates dropped by 1%.
Inflation: Inflation risk is the risk that the value of assets or income from the Portfolio's investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the value of the Portfolio could decline. Inflation rates may change frequently and drastically as a result of various factors and the Portfolio's investments may not keep pace with inflation, which may result in losses to the Portfolio’s investors or adversely affect the value of shareholders' investments in the Portfolio.
Investment by Other Funds: Certain funds-of-funds, including some Voya funds, may invest in the Portfolio. If investments by these other funds result in large inflows or outflows of cash from the Portfolio, the Portfolio could be required to sell securities or invest cash at times, or in ways, that could, among other things, negatively impact its performance, speed the realization of capital gains, increase its portfolio turnover, affect the liquidity of its portfolio, or increase transaction costs. The manager will monitor transactions by such funds-of-funds and will attempt to minimize any adverse effects these transactions may have on the Portfolio. If shares of the Portfolio are purchased by another fund in reliance on Section 12(d)(1)(G) of the 1940 Act or Rule 12d1-4 thereunder and the Portfolio purchases shares of other investment companies in reliance on Rule 12d1-4, the Portfolio will not be able to make new investments in other funds, including private funds, if, as a result of such investment, more than 10% of the Portfolio’s assets would be invested in other funds or private funds, subject to certain exceptions.
Leverage: Certain transactions and investment strategies may give rise to leverage. Such transactions and investment strategies include, but are not limited to: borrowing, dollar rolls, reverse repurchase agreements, loans of portfolio securities, short sales, and the use of when-issued, delayed delivery or forward commitment transactions. The use of certain derivatives may also increase leveraging risk and, in some cases, adverse changes in the value or level of a derivative’s underlying asset, rate, or index may result in potentially unlimited losses. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile than if the Portfolio had not been leveraged. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks. The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet regulatory requirements resulting in increased volatility of returns. There can be no guarantee that a leveraging strategy will be successful.
Manager: The Portfolio employing a “ passive management ” approach designed to track the performance of an index is subject to manager risk when the Investment Adviser, the Sub-Adviser or each individual portfolio manager uses statistical techniques to manage the Portfolio. These statistical techniques can involve investing in a representative sample of securities that collectively has an investment profile similar to the applicable Index. The securities selected are expected to have , in the aggregate, investment characteristics ( based on factors such as market value and industry weightings), fundamental characteristics
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(such as return variability, duration, maturity, credit ratings and yield) and liquidity measures similar to those of an applicable Index. As a result, the Portfolio is subject to the risk that the manager’s investment strategy may not produce the intended results. The Portfolio may or may not hold all of the securities in the Index. Because the Portfolio may use statistical techniques to implement its strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy . Many managers of equity funds employ styles that are characterized as “value” or “growth.” However, these terms can have different applications by different managers. One manager’s value approach may be different from that of another, and one manager’s growth approach may be different from that of another. For example, some value managers employ a style in which they seek to identify companies that they believe are valued at a more substantial or “deeper discount” to a company’s net worth than other value managers. Therefore, some funds that are characterized as growth or value can have greater volatility than other funds managed by other managers in a growth or value style.
Operational: The Portfolio, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats, including operational and information security risks that could adversely affect the Portfolio and its shareholders, despite the efforts of the Portfolio and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. The use of artificial intelligence (“AI”) and machine learning could exacerbate operational and information security risks or result in cybersecurity incidents that implicate personal data. Cyber-attacks, disruptions, or failures that affect the Portfolio’s service providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect the Portfolio and its shareholders, including by causing losses or impairing the Portfolio’s operations. Information relating to the Portfolio’s investments is delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may not be secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Disclosure of Portfolio Holdings
See Item 16 for a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities.
Voya VACS Index Series I Portfolio
Investment Objective
The Portfolio seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of a widely accepted international index (“Index”). The Portfolio’s investment objective is non-fundamental and may be changed by a vote of the Portfolio’s Board, without shareholder approval. The Portfolio will provide 60 days’ prior written notice of any change in a non-fundamental investment objective. There is no guarantee the Portfolio will achieve its investment objective.
Principal Investment Strategies
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index. For purposes of this 80% policy, investments tied to the Index include, without limitation, equity securities of companies included in the Index; depositary receipts representing securities in the Index; convertible securities that are convertible into equity securities of companies included in the Index; derivatives whose economic returns are, by design, closely equivalent to the returns of the Index or its components; and exchange-traded funds (“ETFs”) that track the Index. Under normal circumstances, the Portfolio invests all, or substantially all, of its assets in these securities.
The Portfolio may invest in other investment companies, including ETFs, to the extent permitted under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and under the terms of applicable no-action relief or exemptive orders granted thereunder (the “1940 Act”).
The Portfolio invests principally in equity securities and employs a “passive management” approach designed to track the performance of the Index (currently the MSCI EAFE® Index).
The MSCI EAFE® Index captures large- and mid-capitalization representation across 21 developed markets countries around the world, excluding the United States and Canada, and covers approximately 85% of the free float-adjusted market capitalization in each country. Because the Portfolio’s assets invested in equity securities will be allocated in approximately the same
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relative proportion as the Index, the Portfolio may concentrate to approximately the same extent that the Index concentrates in the stock of a particular industry or group of industries. As of February 28, 2026, portions of the Index were focused in the financials sector and the industrials sector.
In seeking to track the performance of the Index, the Portfolio may become “non-diversified,” as defined in the 1940 Act, as a result of a change in relative market capitalizations or index weightings of one or more components of the Index. As a result, whether at any time the Portfolio will be considered “diversified” or “non-diversified” will depend largely on the make-up of the Index at the time.
The Portfolio usually attempts to replicate the performance of the Index by investing all, or substantially all, of its assets in stocks that make up the Index. The Portfolio may not always hold all of the same securities as the Index. The Portfolio may also invest in futures and other derivatives as a substitute for the sale or purchase of securities in the Index and to provide equity exposure to the Portfolio's cash position as well as forward foreign currency exchange contracts to hedge currency risk. Although the Portfolio attempts to track the performance of the Index, the Portfolio does not always perform exactly like the Index. Unlike the Index, the Portfolio has operating expenses and transaction costs and therefore has a performance disadvantage versus the Index.
The sub-adviser (the “Sub-Adviser”) may sell securities for a variety of reasons, such as to rebalance and reconstitute its investments in connection with such changes in the Index, secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.
The Portfolio may lend portfolio securities on a short-term or long-term basis, up to 33 1∕3% of its total assets.
Principal Risks
All mutual funds involve risk—some more than others—and there is always the chance that you could lose money or not earn as much as you hope. The Portfolio’s risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. Below is a discussion of the principal risks associated with certain of the types of securities in which the Portfolio may invest and certain of the investment practices that the Portfolio may use. For more information about these and other types of securities and investment techniques that may be used by the Portfolio, see Item 16.
Many of the investment techniques and strategies discussed herein are discretionary, which means that the Investment Adviser or the Sub-Adviser can decide whether to use them. The Portfolio may invest in these securities or use these techniques as part of the Portfolio’s principal investment strategies. However, the Investment Adviser or the Sub-Adviser may also use these investment techniques or make investments in securities that are not a part of the Portfolio’s principal investment strategies.
Any of the following risks, among others, could affect Portfolio performance or cause the Portfolio to lose money or to underperform market averages of other funds. The principal risks are presented in alphabetical order to facilitate readability, and their order does not imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk.
Company: The price of a company’s stock could decline or underperform for many reasons, including, among others, poor management, financial problems, reduced demand for the company’s goods or services, regulatory fines and judgments, or business challenges. If a company is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, its stock could become worthless.
Concentration (Index): To the extent that the Portfolio’s index “ concentrates, ” as that term is defined in the 1940 Act, in the securities of a particular industry or group of industries, the Portfolio may allocate its investments to approximately the same extent as the index. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry or group of industries, and if securities of such industry or group of industries fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that is more broadly invested across industries.
Convertible Securities: Convertible securities are securities that are convertible into or exercisable for common stocks at a stated price or rate. Convertible securities are subject to the usual risks associated with debt instruments, such as interest rate risk and credit risk. In addition, because convertible securities react to changes in the value of the underlying stock, they are subject to market risk. The value of a convertible security will normally fluctuate in some proportion to changes in the value of the underlying stock because of the conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying stock. Convertible securities may be rated below investment grade and therefore may be subject to greater levels of credit risk and liquidity risk. In the event the issuer of a convertible security is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, the Portfolio could lose money; such events may also have the effect of reducing the Portfolio's distributable income. There is a risk that the Portfolio may convert a convertible security at an inopportune time, which may decrease the Portfolio’s returns.
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Credit: The Portfolio could lose money if the issuer or guarantor of a debt instrument in which the Portfolio invests, or the counterparty to a derivative contract the Portfolio entered into, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations.
Currency: To the extent that the Portfolio invests directly or indirectly in foreign (non-U.S.) currencies or in securities denominated in, or that trade in, foreign (non-U.S.) currencies, it is subject to the risk that those foreign (non-U.S.) currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged by the Portfolio through foreign currency exchange transactions. Currency rates may fluctuate significantly over short periods of time. Currency rates may be affected by changes in market interest rates, intervention (or the failure to intervene) by the U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, by the imposition of currency controls, or other political or economic developments in the U.S. or abroad.
Derivative Instruments: Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index, credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Portfolio. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Portfolio and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Portfolio may not realize the intended benefits. When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment. Generally, derivatives are sophisticated financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, reference rate, or index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Portfolio may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty’s ability or willingness to perform its obligations; any deterioration in the counterparty’s creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Portfolio to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other jurisdictions outside of the European Union, including the United Kingdom) has implemented or is in the process of implementing similar requirements, which may affect the Portfolio when it enters into a derivatives transaction with a counterparty organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. Because these requirements continue to evolve, their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the Portfolio to different kinds of costs and risks.
Focused Investing (Index): To the extent that the Portfolio’s benchmark or other index is substantially composed of securities in a particular industry, sector, market segment, or geographic area, the Portfolio may allocate its investments to approximately the same extent as the index as part of its investment strategy. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry, sector, market segment, or geographic area in which the Portfolio focuses its investments, and if securities of such industry, sector, market segment, or geographic area fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that has greater diversification.
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Financials Sector: Investments in the financials sector may be subject to credit risk, interest rate risk, and regulatory risk, among others. Banks and other financial institutions can be affected by such factors as downturns in the U.S. and foreign economies and general economic cycles, fiscal and monetary policy (including the effects of changes in interest rates), adverse developments in the real estate market, the deterioration or failure of other financial institutions, and changes in banking or securities regulations.
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Industrials Sector: Companies involved in the industrials sector include those whose businesses are dominated by one of the following activities: the manufacture and distribution of capital goods, including aerospace and defense, construction, engineering and building products, electrical equipment, and industrial machinery; the provision of commercial services and supplies, including printing, employment, environmental, and office services; and the provision of transportation services, including airlines, couriers, marine, road and rail, and transportation infrastructure. Companies involved in the industrials sector are affected by changes in the supply and demand for products and services, product obsolescence, claims for environmental damage or product liability, and general economic conditions, among other factors.
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Foreign (Non-U.S.) Investments/Developing and Emerging Markets: To the extent the Portfolio invests in securities of issuers in markets outside the U.S., its share price may be more volatile than if it invested in securities of issuers in the U.S. market due to, among other things, the following factors: comparatively unstable political, social, and economic conditions and limited or ineffectual judicial systems; wars; comparatively small market sizes, making securities less liquid and securities prices more sensitive to the movements of large investors and more vulnerable to manipulation; governmental policies or actions, such as high taxes, restrictions on currency movements, replacement of currency, potential for default on sovereign debt, trade or diplomatic disputes, which may include the imposition of economic sanctions (or the threat of new or modified sanctions) or other measures by the U.S. or other governments and supranational organizations, creation of monopolies, and seizure of private property through confiscatory taxation and expropriation or nationalization of company assets; incomplete, outdated, or unreliable information about securities issuers due to less stringent market regulation and accounting, auditing and financial reporting standards and practices; comparatively undeveloped markets and weak banking and financial systems; market inefficiencies, such as higher transaction costs, and administrative difficulties, such as delays in processing transactions; and fluctuations in foreign currency exchange rates, which could reduce gains or widen losses.
Economic or other sanctions imposed on a foreign (non-U.S.) country or issuer by the U.S. or on the U.S. by a foreign (non-U.S.) country, could impair the Portfolio's ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. In addition, foreign withholding or other taxes could reduce the income available for distribution to shareholders, and special U.S. tax considerations could apply to foreign (non-U.S.) investments. Depositary receipts are subject to risks of foreign (non-U.S.) investments and might not always track the price of the underlying foreign (non-U.S.) security. Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issuers in another market, country or region.
The United Kingdom (the “UK”) left the European Union (the “EU”) on January 31, 2020 (commonly known as “Brexit”). The UK and the EU entered into a Trade and Cooperation Agreement that sets out the agreement for certain parts of the future relationship from January 1, 2021, but uncertainty remains in certain areas regarding the future UK-EU relationship.
From January 1, 2021, EU laws ceased to apply in the UK, with many being assimilated into UK law. The UK government has enacted legislation to repeal, replace or make substantial amendments to these laws, with a view to them being replaced by purely domestic legislation. The process of revoking EU laws and replacing them with bespoke UK laws has already begun, creating unpredictable consequences for financial markets and investments. Brexit could significantly impact the UK, European, and global macroeconomic conditions, leading to prolonged political, legal, regulatory, tax, and economic uncertainty. This uncertainty may affect opportunities, pricing, availability, and cost of financing, regulation, values, or exit opportunities of companies or assets based in, doing business with, or having significant relationships in the UK or EU.
Additionally, certain European countries have developed increasingly strained relationships with the U.S., and if these relations were to worsen, they could adversely affect European issuers that rely on the U.S. for trade. Moreover, the national politics of countries in Europe have been unpredictable and subject to influence by disruptive political groups and ideologies, including for example, secessionist movements. The governments of European countries may be subject to change and such countries may experience social and political unrest.
Foreign (non-U.S.) investment risks may be greater in developing and emerging markets than in developed markets, for such reasons as social or political unrest, heavy economic dependence on international aid, agriculture or exports (particularly commodities), undeveloped or overburdened infrastructures and legal systems, vulnerability to natural disasters, significant and unpredictable government intervention in markets or the economy, volatile currency exchange rates, currency devaluations, runaway inflation, business practices that depart from norms for developed countries, and generally less developed or liquid markets. In certain emerging market countries, governments participate to a significant degree, through ownership or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payments of dividends. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign (non-U.S.) countries. Investors in foreign (non-U.S.) countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign (non-U.S.) issuers or persons is limited. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a “failed settlement.” Failed settlements can result in losses.
In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”) could cause securities of a foreign (non-U.S.) company, including American Depositary Receipts, to be delisted from U.S. stock exchanges if the company does not allow the U.S. government to oversee the auditing of its financial information. Although the requirements of the HFCAA apply to securities
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of all foreign (non-U.S.) issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, the Portfolio’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline. The Portfolio may also need to seek other markets in which to transact in such securities, which could increase the Portfolio’s costs. Foreign (non-U.S.) investment risks may be greater in developing and emerging markets than in developed markets.
Index Strategy (Portfolio): The index selected may underperform the overall market. To the extent the Portfolio (or a portion of the Portfolio) seeks to track an index’s performance, the Portfolio will not use defensive positions or attempt to reduce its exposure to poor performing securities in the index. To the extent the Portfolio’s investments track its target index, the Portfolio may underperform other funds that invest more broadly. Errors in index data, index computations or the construction of the index in accordance with its methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the Portfolio. The correlation between the Portfolio’s performance and index performance may be affected by the Portfolio’s expenses and the timing of purchases and redemptions of the Portfolio’s shares. In addition, the Portfolio’s actual holdings might not match the index and the Portfolio’s effective exposure to index securities at any given time may not precisely correlate.
Interest Rate: A rise in market interest rates generally results in a fall in the value of bonds and other debt instruments; conversely, values generally rise as market interest rates fall. Interest rate risk is generally greater for debt instruments than floating-rate instruments. The higher the credit quality of the instrument, and the longer its maturity or duration, the more sensitive it is to changes in market interest rates. Duration is a measure of sensitivity of the price of a debt instrument to a change in interest rate. The U.S. Federal Reserve Board recently lowered interest rates following a period of consistent rate increases. Declining market interest rates increase the likelihood that debt instruments will be pre-paid. Rising market interest rates have unpredictable effects on the markets and may expose debt and related markets to heightened volatility. To the extent that the Portfolio invests in debt instruments, an increase in market interest rates may lead to increased redemptions and increased portfolio turnover, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in debt markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in debt markets. Fiscal, economic, monetary, or other governmental policies or measures have in the past, and may in the future, cause or exacerbate risks associated with interest rates, including changes in interest rates. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose debt and related markets to heightened volatility. In the case of inverse debt instruments, the interest rate paid by the debt instruments is a floating rate, which will generally decrease when the market rate of interest to which the inverse debt instruments are indexed increases and will increase when the market rate of interest to which the inverse debt instruments are indexed decreases. Changes to monetary policy by the U.S. Federal Reserve Board or other regulatory actions could expose debt and related markets to heightened volatility, interest rate sensitivity, and reduced liquidity, which may impact the Portfolio’s operations and return potential.
Liquidity: If a security is illiquid, the Portfolio might be unable to sell the security at a time when the Portfolio’s manager might wish to sell, or at all. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, exposing the Portfolio to the risk that the prices at which it sells illiquid securities will be less than the prices at which they were valued when held by the Portfolio, which could cause the Portfolio to lose money. The prices of illiquid securities may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress. Certain securities that are liquid when purchased may later become illiquid, particularly in times of overall economic distress or due to geopolitical events such as sanctions, trading halts, or wars. In addition, markets or securities may become illiquid quickly.
Market: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt instruments. Additionally, legislative, regulatory or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs, and impair the ability of the Portfolio to achieve its investment objectives.
Market Capitalization: Stocks fall into three broad market capitalization categories: large, mid, and small. Investing primarily in one category carries the risk that, due to current market conditions, that category may be out of favor with investors. If valuations of large-capitalization companies appear to be greatly out of proportion to the valuations of mid- or small-capitalization companies, investors may migrate to the stocks of mid- and small-capitalization companies causing a fund that invests in these companies to increase in value more rapidly than a fund that invests in large-capitalization companies. Investing in mid- and small-capitalization companies may be subject to special risks associated with narrower product lines, more limited financial
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resources, smaller management groups, more limited publicly available information, and a more limited trading market for their stocks as compared with large-capitalization companies. As a result, stocks of mid- and small-capitalization companies may be more volatile and may decline significantly in market downturns.
Market Disruption and Geopolitical: The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the United States. Wars, terrorism, global health crises and pandemics, trade disputes, tariffs and other restrictions on trade or economic sanctions, rapid technological developments (such as artificial intelligence technologies), and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short- or long-term effects on U.S. and global economies and markets, generally. For example, the COVID-19 pandemic resulted in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and markets. Military action by Russia in Ukraine, the prolonged conflict between Hamas and Israel, the Iranian conflict that commenced in February 2026, and political upheaval in Venezuela have resulted, and may continue to result, in sanctions, market disruptions, declines in regional and global stock markets, unusual volatility in global commodity markets, and disruptions to energy production or transportation, including through key shipping routes, any of which could adversely affect the value of the Portfolio ' s investments, including beyond the Portfolio's direct exposure to issuers in the affected regions. The escalation or expansion of hostilities including the involvement of additional nations, could introduce further uncertainty and volatility in global energy, commodity, and financial markets. The extent and duration of these conflicts, related sanctions, and resulting market disruptions are impossible to predict but could be substantial. A number of U.S. domestic banks and foreign (non-U.S.) banks have experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by regulators to limit the effect of those financial difficulties and failures on other banks or other financial institutions or on the U.S. or foreign (non-U.S.) economies generally will be successful. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign (non-U.S.) financial institutions and economies. These events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Any of these occurrences could disrupt the operations of the Portfolio and of the Portfolio’s service providers. Recent technological developments in, and the increasingly widespread use of, artificial intelligence, including machine learning technology and generative artificial intelligence (“AI”), may pose risks to the Portfolio. For instance, the economy may be significantly impacted by the advanced development and increased regulation of AI. As AI is used more widely, the profitability and growth of Portfolio holdings may be impacted, which could significantly impact the overall performance of the Portfolio. The legal and regulatory frameworks within which AI operates continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.
Non-Diversification (Index): Depending on the composition of the Index, the Portfolio may at any time, with respect to 75% of the Portfolio’s total assets, invest more than 5% of the value of its total assets in the securities of any one issuer. As a result, the Portfolio would at that time be non-diversified, as defined in the 1940 Act. A non-diversified investment company may invest a greater percentage of its assets in the securities of a single issuer than may a diversified investment company. A non-diversified investment company is subject to the risks of focusing investments in a small number of issuers, including being more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. The Portfolio may significantly underperform other mutual funds or investments due to the poor performance of relatively few securities, or even a single security, and the Portfolio’s shares may experience significant fluctuations in value.
Other Investment Companies: The main risk of investing in other investment companies, including ETFs, is the risk that the value of an investment company’s underlying investments might decrease. Shares of investment companies that are listed on an exchange may trade at a discount or premium from their net asset value. You will pay a proportionate share of the expenses of those other investment companies (including management fees, administration fees, and custodial fees) in addition to the Portfolio’s expenses. The investment policies of the other investment companies may not be the same as those of the Portfolio; as a result, an investment in the other investment companies may be subject to additional or different risks than those to which the Portfolio is typically subject.
ETFs are exchange-traded investment companies that are, in many cases, designed to provide investment results corresponding to an index. Additional risks of investments in ETFs include that: (i) an active trading market for an ETF’s shares may not develop or be maintained; or (ii) trading may be halted if the listing exchanges’ officials deem such action appropriate, the
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shares are delisted from an exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts trading of an ETF’s shares. In addition, shares of ETFs may trade at a premium or discount to net asset value and are subject to secondary market trading risks. Secondary markets may be subject to irregular trading activity, wide bid/ask spreads, and extended trade settlement periods in times of market stress because market makers and authorized participants may step away from making a market in an ETF’s shares, which could cause a material decline in the ETF’s net asset value.
Securities Lending: Securities lending involves two primary risks: “ investment risk ” and “ borrower default risk. ” When lending securities, the Portfolio will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Portfolio will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Portfolio will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks.
The Portfolio seeks to minimize investment risk by limiting the investment of cash collateral to high-quality instruments of short maturity. In the event of a borrower default, the Portfolio will be protected to the extent the Portfolio is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities. The Portfolio is protected by its securities lending agent, which has agreed to indemnify the Portfolio from losses resulting from borrower default.
Further Information About Principal Risks
The following provides additional information about certain aspects of the principal risks described above.
Counterparty: The entity with which the Portfolio conducts portfolio-related business (such as trading or securities lending), or that underwrites, distributes or guarantees investments or agreements that the Portfolio owns or is otherwise exposed to, may refuse or may become unable to honor its obligations under the terms of a transaction or agreement. As a result, the Portfolio may sustain losses and be less likely to achieve its investment objective. The Portfolio may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Portfolio enters into may involve counterparties in the financials sector and, as a result, events affecting the financials sector may cause the Portfolio’s NAV to fluctuate. These risks may be greater when engaging in over-the-counter transactions or when the Portfolio conducts business with a limited number of counterparties.
Duration: One measure of risk for debt instruments is duration. Duration measures the sensitivity of a bond’s price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a bond on a present value basis by incorporating into one measure a bond’s yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable 7% coupon bond with a remaining maturity of 5 years is approximately 4.5 years and the duration of a non-callable 7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. For example, the price of a bond with an average duration of 5 years would be expected to fall approximately 5% if market interest rates rose by 1%. Conversely, the price of a bond with an average duration of 5 years would be expected to rise approximately 5% if market interest rates dropped by 1%.
Inflation: Inflation risk is the risk that the value of assets or income from the Portfolio's investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the value of the Portfolio could decline. Inflation rates may change frequently and drastically as a result of various factors and the Portfolio's investments may not keep pace with inflation, which may result in losses to the Portfolio’s investors or adversely affect the value of shareholders' investments in the Portfolio.
Investment by Other Funds: Certain funds-of-funds, including some Voya funds, may invest in the Portfolio. If investments by these other funds result in large inflows or outflows of cash from the Portfolio, the Portfolio could be required to sell securities or invest cash at times, or in ways, that could, among other things, negatively impact its performance, speed the realization of capital gains, increase its portfolio turnover, affect the liquidity of its portfolio, or increase transaction costs. The manager will monitor transactions by such funds-of-funds and will attempt to minimize any adverse effects these transactions may have on the Portfolio. If shares of the Portfolio are purchased by another fund in reliance on Section 12(d)(1)(G) of the 1940 Act or Rule 12d1-4 thereunder and the Portfolio purchases shares of other investment companies in reliance on Rule 12d1-4, the Portfolio will not be able to make new investments in other funds, including private funds, if, as a result of such investment, more than 10% of the Portfolio’s assets would be invested in other funds or private funds, subject to certain exceptions.
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Leverage: Certain transactions and investment strategies may give rise to leverage. Such transactions and investment strategies include, but are not limited to: borrowing, dollar rolls, reverse repurchase agreements, loans of portfolio securities, short sales, and the use of when-issued, delayed delivery or forward commitment transactions. The use of certain derivatives may also increase leveraging risk and, in some cases, adverse changes in the value or level of a derivative’s underlying asset, rate, or index may result in potentially unlimited losses. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile than if the Portfolio had not been leveraged. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks. The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet regulatory requirements resulting in increased volatility of returns. There can be no guarantee that a leveraging strategy will be successful.
Manager: The Portfolio employing a “ passive management ” approach designed to track the performance of an index is subject to manager risk when the Investment Adviser, the Sub-Adviser or each individual portfolio manager uses statistical techniques to manage the Portfolio. These statistical techniques can involve investing in a representative sample of securities that collectively has an investment profile similar to the applicable Index. The securities selected are expected to have , in the aggregate, investment characteristics ( based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity, credit ratings and yield) and liquidity measures similar to those of an applicable Index. As a result, the Portfolio is subject to the risk that the manager’s investment strategy may not produce the intended results. The Portfolio may or may not hold all of the securities in the Index. Because the Portfolio may use statistical techniques to implement its strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy . Many managers of equity funds employ styles that are characterized as “value” or “growth.” However, these terms can have different applications by different managers. One manager’s value approach may be different from that of another, and one manager’s growth approach may be different from that of another. For example, some value managers employ a style in which they seek to identify companies that they believe are valued at a more substantial or “deeper discount” to a company’s net worth than other value managers. Therefore, some funds that are characterized as growth or value can have greater volatility than other funds managed by other managers in a growth or value style.
Operational: The Portfolio, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats, including operational and information security risks that could adversely affect the Portfolio and its shareholders, despite the efforts of the Portfolio and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. The use of artificial intelligence (“AI”) and machine learning could exacerbate operational and information security risks or result in cybersecurity incidents that implicate personal data. Cyber-attacks, disruptions, or failures that affect the Portfolio’s service providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect the Portfolio and its shareholders, including by causing losses or impairing the Portfolio’s operations. Information relating to the Portfolio’s investments is delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may not be secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Disclosure of Portfolio Holdings
See Item 16 for a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities.
Voya VACS Index Series MC Portfolio
Investment Objective
The Portfolio seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Index (“Index”). The Portfolio’s investment objective is non-fundamental and may be changed by a vote of the Portfolio’s Board, without shareholder approval. The Portfolio will provide 60 days’ prior written notice of any change in a non-fundamental investment objective. There is no guarantee the Portfolio will achieve its investment objective.
Principal Investment Strategies
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index. For purposes of this 80% policy, investments tied to the Index include, without limitation, equity securities of companies included in the Index; convertible securities that are convertible into equity
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securities of companies included in the Index; derivatives whose economic returns are, by design, closely equivalent to the returns of the Index or its components; and exchange-traded funds (“ETFs”) that track the Index. Under normal circumstances, the Portfolio invests all or substantially all of its assets in these securities.
The Portfolio may invest in other investment companies, including ETFs, to the extent permitted under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and under the terms of applicable no-action relief or exemptive orders granted thereunder (the “1940 Act”).
The Portfolio invests principally in equity securities and employs a “passive management” approach designed to track the performance of the Index. The Portfolio usually attempts to replicate the performance of the Index by investing all, or substantially all, of its assets in stocks that make up the Index.
The Index measures the performance of the mid-capitalization segment of the U.S. equity universe. The Index is a subset of the Russell 1000® Index, includes approximately 800 of the smallest securities (based on a combination of their market capitalization and current index membership), and represents approximately 27% of the total market capitalization of the Russell 1000® Index. The market capitalization of companies within the Index will change with market conditions. As of December 31, 2025, the market capitalization of companies within the Index ranged from $1.3 billion to $101.9 billion. Because the Portfolio’s assets invested in equity securities will be allocated in approximately the same relative proportion as the Index, the Portfolio may concentrate to approximately the same extent that the Index concentrates in the stock of a particular industry or group of industries. As of February 28, 2026, a portion of the Index was focused in the industrials sector.
In seeking to track the performance of the Index, the Portfolio may become “non-diversified,” as defined in the 1940 Act, as a result of a change in relative market capitalizations or index weightings of one or more components of the Index. As a result, whether at any time the Portfolio will be considered “diversified” or “non-diversified” will depend largely on the make-up of the Index at the time.
The Portfolio may not always hold all of the same securities as the Index. The Portfolio may also invest in futures and other derivatives as a substitute for the sale or purchase of securities in the Index and to provide equity exposure to the Portfolio's cash position. Although the Portfolio attempts to track the performance of the Index, the Portfolio does not always perform exactly like the Index. Unlike the Index, the Portfolio has operating expenses and transaction costs and therefore has a performance disadvantage versus the Index.
The sub-adviser (the “Sub-Adviser”) may sell securities for a variety of reasons, such as to rebalance and reconstitute its investments in connection with such changes in the Index, secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.
The Portfolio may lend portfolio securities on a short-term or long-term basis, up to 33 1∕3% of its total assets.
Principal Risks
All mutual funds involve risk—some more than others—and there is always the chance that you could lose money or not earn as much as you hope. The Portfolio’s risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. Below is a discussion of the principal risks associated with certain of the types of securities in which the Portfolio may invest and certain of the investment practices that the Portfolio may use. For more information about these and other types of securities and investment techniques that may be used by the Portfolio, see Item 16.
Many of the investment techniques and strategies discussed herein are discretionary, which means that the Investment Adviser or the Sub-Adviser can decide whether to use them. The Portfolio may invest in these securities or use these techniques as part of the Portfolio’s principal investment strategies. However, the Investment Adviser or the Sub-Adviser may also use these investment techniques or make investments in securities that are not a part of the Portfolio’s principal investment strategies.
Any of the following risks, among others, could affect Portfolio performance or cause the Portfolio to lose money or to underperform market averages of other funds. The principal risks are presented in alphabetical order to facilitate readability, and their order does not imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk.
Company: The price of a company’s stock could decline or underperform for many reasons, including, among others, poor management, financial problems, reduced demand for the company’s goods or services, regulatory fines and judgments, or business challenges. If a company is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, its stock could become worthless.
Concentration (Index): To the extent that the Portfolio’s index “ concentrates, ” as that term is defined in the 1940 Act, in the securities of a particular industry or group of industries, the Portfolio may allocate its investments to approximately the same extent as the index. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory,
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and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry or group of industries, and if securities of such industry or group of industries fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that is more broadly invested across industries.
Convertible Securities: Convertible securities are securities that are convertible into or exercisable for common stocks at a stated price or rate. Convertible securities are subject to the usual risks associated with debt instruments, such as interest rate risk and credit risk. In addition, because convertible securities react to changes in the value of the underlying stock, they are subject to market risk. The value of a convertible security will normally fluctuate in some proportion to changes in the value of the underlying stock because of the conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying stock. Convertible securities may be rated below investment grade and therefore may be subject to greater levels of credit risk and liquidity risk. In the event the issuer of a convertible security is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, the Portfolio could lose money; such events may also have the effect of reducing the Portfolio's distributable income. There is a risk that the Portfolio may convert a convertible security at an inopportune time, which may decrease the Portfolio’s returns.
Credit: The Portfolio could lose money if the issuer or guarantor of a debt instrument in which the Portfolio invests, or the counterparty to a derivative contract the Portfolio entered into, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations.
Derivative Instruments: Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index, credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Portfolio. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Portfolio and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Portfolio may not realize the intended benefits. When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment. Generally, derivatives are sophisticated financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, reference rate, or index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Portfolio may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty’s ability or willingness to perform its obligations; any deterioration in the counterparty’s creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Portfolio to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other jurisdictions outside of the European Union, including the United Kingdom) has implemented or is in the process of implementing similar requirements, which may affect the Portfolio when it enters into a derivatives transaction with a counterparty organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. Because these requirements continue to evolve, their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the Portfolio to different kinds of costs and risks.
Focused Investing (Index): To the extent that the Portfolio’s benchmark or other index is substantially composed of securities in a particular industry, sector, market segment, or geographic area, the Portfolio may allocate its investments to approximately the same extent as the index as part of its investment strategy. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry, sector, market segment, or geographic area in which the Portfolio focuses its investments, and if securities of such industry, sector, market segment, or geographic area fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that has greater diversification.
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Industrials Sector: Companies involved in the industrials sector include those whose businesses are dominated by one of the following activities: the manufacture and distribution of capital goods, including aerospace and defense, construction, engineering and building products, electrical equipment, and industrial machinery; the provision of commercial services and supplies, including printing, employment, environmental, and office services; and the provision of transportation services, including airlines, couriers, marine, road and rail, and transportation infrastructure. Companies involved in the industrials sector are affected by changes in the supply and demand for products and services, product obsolescence, claims for environmental damage or product liability, and general economic conditions, among other factors.
Index Strategy (Portfolio): The index selected may underperform the overall market. To the extent the Portfolio (or a portion of the Portfolio) seeks to track an index’s performance, the Portfolio will not use defensive positions or attempt to reduce its exposure to poor performing securities in the index. To the extent the Portfolio’s investments track its target index, the Portfolio may underperform other funds that invest more broadly. Errors in index data, index computations or the construction of the index in accordance with its methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the Portfolio. The correlation between the Portfolio’s performance and index performance may be affected by the Portfolio’s expenses and the timing of purchases and redemptions of the Portfolio’s shares. In addition, the Portfolio’s actual holdings might not match the index and the Portfolio’s effective exposure to index securities at any given time may not precisely correlate.
Interest Rate: A rise in market interest rates generally results in a fall in the value of bonds and other debt instruments; conversely, values generally rise as market interest rates fall. Interest rate risk is generally greater for debt instruments than floating-rate instruments. The higher the credit quality of the instrument, and the longer its maturity or duration, the more sensitive it is to changes in market interest rates. Duration is a measure of sensitivity of the price of a debt instrument to a change in interest rate. The U.S. Federal Reserve Board recently lowered interest rates following a period of consistent rate increases. Declining market interest rates increase the likelihood that debt instruments will be pre-paid. Rising market interest rates have unpredictable effects on the markets and may expose debt and related markets to heightened volatility. To the extent that the Portfolio invests in debt instruments, an increase in market interest rates may lead to increased redemptions and increased portfolio turnover, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in debt markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in debt markets. Fiscal, economic, monetary, or other governmental policies or measures have in the past, and may in the future, cause or exacerbate risks associated with interest rates, including changes in interest rates. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose debt and related markets to heightened volatility. In the case of inverse debt instruments, the interest rate paid by the debt instruments is a floating rate, which will generally decrease when the market rate of interest to which the inverse debt instruments are indexed increases and will increase when the market rate of interest to which the inverse debt instruments are indexed decreases. Changes to monetary policy by the U.S. Federal Reserve Board or other regulatory actions could expose debt and related markets to heightened volatility, interest rate sensitivity, and reduced liquidity, which may impact the Portfolio’s operations and return potential.
Liquidity: If a security is illiquid, the Portfolio might be unable to sell the security at a time when the Portfolio’s manager might wish to sell, or at all. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, exposing the Portfolio to the risk that the prices at which it sells illiquid securities will be less than the prices at which they were valued when held by the Portfolio, which could cause the Portfolio to lose money. The prices of illiquid securities may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress. Certain securities that are liquid when purchased may later become illiquid, particularly in times of overall economic distress or due to geopolitical events such as sanctions, trading halts, or wars. In addition, markets or securities may become illiquid quickly.
Market: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt instruments. Additionally, legislative, regulatory or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs, and impair the ability of the Portfolio to achieve its investment objectives.
Market Disruption and Geopolitical: The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the United States. Wars, terrorism, global health crises and pandemics, trade disputes, tariffs and other restrictions on trade or economic sanctions, rapid technological developments (such as artificial intelligence technologies),
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and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short- or long-term effects on U.S. and global economies and markets, generally. For example, the COVID-19 pandemic resulted in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and markets. Military action by Russia in Ukraine, the prolonged conflict between Hamas and Israel, the Iranian conflict that commenced in February 2026, and political upheaval in Venezuela have resulted, and may continue to result, in sanctions, market disruptions, declines in regional and global stock markets, unusual volatility in global commodity markets, and disruptions to energy production or transportation, including through key shipping routes, any of which could adversely affect the value of the Portfolio ' s investments, including beyond the Portfolio's direct exposure to issuers in the affected regions. The escalation or expansion of hostilities including the involvement of additional nations, could introduce further uncertainty and volatility in global energy, commodity, and financial markets. The extent and duration of these conflicts, related sanctions, and resulting market disruptions are impossible to predict but could be substantial. A number of U.S. domestic banks and foreign (non-U.S.) banks have experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by regulators to limit the effect of those financial difficulties and failures on other banks or other financial institutions or on the U.S. or foreign (non-U.S.) economies generally will be successful. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign (non-U.S.) financial institutions and economies. These events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Any of these occurrences could disrupt the operations of the Portfolio and of the Portfolio’s service providers. Recent technological developments in, and the increasingly widespread use of, artificial intelligence, including machine learning technology and generative artificial intelligence (“AI”), may pose risks to the Portfolio. For instance, the economy may be significantly impacted by the advanced development and increased regulation of AI. As AI is used more widely, the profitability and growth of Portfolio holdings may be impacted, which could significantly impact the overall performance of the Portfolio. The legal and regulatory frameworks within which AI operates continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.
Mid-Capitalization Company: Investments in mid-capitalization companies may involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of a limited operating history, smaller size, limited markets, and financial resources, narrow product lines, less management depth, and more reliance on key personnel. Consequently, the securities of mid-capitalization companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established growth companies or the market averages in general.
Non-Diversification (Index): Depending on the composition of the Index, the Portfolio may at any time, with respect to 75% of the Portfolio’s total assets, invest more than 5% of the value of its total assets in the securities of any one issuer. As a result, the Portfolio would at that time be non-diversified, as defined in the 1940 Act. A non-diversified investment company may invest a greater percentage of its assets in the securities of a single issuer than may a diversified investment company. A non-diversified investment company is subject to the risks of focusing investments in a small number of issuers, including being more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. The Portfolio may significantly underperform other mutual funds or investments due to the poor performance of relatively few securities, or even a single security, and the Portfolio’s shares may experience significant fluctuations in value.
Other Investment Companies: The main risk of investing in other investment companies, including ETFs, is the risk that the value of an investment company’s underlying investments might decrease. Shares of investment companies that are listed on an exchange may trade at a discount or premium from their net asset value. You will pay a proportionate share of the expenses of those other investment companies (including management fees, administration fees, and custodial fees) in addition to the Portfolio’s expenses. The investment policies of the other investment companies may not be the same as those of the Portfolio; as a result, an investment in the other investment companies may be subject to additional or different risks than those to which the Portfolio is typically subject.
ETFs are exchange-traded investment companies that are, in many cases, designed to provide investment results corresponding to an index. Additional risks of investments in ETFs include that: (i) an active trading market for an ETF’s shares may not develop or be maintained; or (ii) trading may be halted if the listing exchanges’ officials deem such action appropriate, the shares are delisted from an exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts trading of an ETF’s shares. In addition, shares of ETFs may trade at a premium or discount to net asset
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value and are subject to secondary market trading risks. Secondary markets may be subject to irregular trading activity, wide bid/ask spreads, and extended trade settlement periods in times of market stress because market makers and authorized participants may step away from making a market in an ETF’s shares, which could cause a material decline in the ETF’s net asset value.
Real Estate Companies and Real Estate Investment Trusts: Investing in real estate companies and REITs may subject the Portfolio to risks similar to those associated with the direct ownership of real estate, including losses from casualty or condemnation, changes in local and general economic conditions, supply and demand, market interest rates, zoning laws, regulatory limitations on rents, property taxes, overbuilding, high foreclosure rates, and operating expenses in addition to terrorist attacks, wars, or other acts that destroy real property. Some REITs may invest in a limited number of properties, in a narrow geographic area or in a single property type, which increases the risk that the Portfolio could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, market interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for favorable tax treatment or regulatory exemptions. Investments in REITs are affected by the management skill of the REIT’s sponsor. The Portfolio will indirectly bear its proportionate share of expenses, including management fees, paid by each REIT in which it invests.
Securities Lending: Securities lending involves two primary risks: “ investment risk ” and “ borrower default risk. ” When lending securities, the Portfolio will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Portfolio will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Portfolio will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks.
The Portfolio seeks to minimize investment risk by limiting the investment of cash collateral to high-quality instruments of short maturity. In the event of a borrower default, the Portfolio will be protected to the extent the Portfolio is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities. The Portfolio is protected by its securities lending agent, which has agreed to indemnify the Portfolio from losses resulting from borrower default.
Further Information About Principal Risks
The following provides additional information about certain aspects of the principal risks described above.
Counterparty: The entity with which the Portfolio conducts portfolio-related business (such as trading or securities lending), or that underwrites, distributes or guarantees investments or agreements that the Portfolio owns or is otherwise exposed to, may refuse or may become unable to honor its obligations under the terms of a transaction or agreement. As a result, the Portfolio may sustain losses and be less likely to achieve its investment objective. The Portfolio may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Portfolio enters into may involve counterparties in the financials sector and, as a result, events affecting the financials sector may cause the Portfolio’s NAV to fluctuate. These risks may be greater when engaging in over-the-counter transactions or when the Portfolio conducts business with a limited number of counterparties.
Duration: One measure of risk for debt instruments is duration. Duration measures the sensitivity of a bond’s price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a bond on a present value basis by incorporating into one measure a bond’s yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable 7% coupon bond with a remaining maturity of 5 years is approximately 4.5 years and the duration of a non-callable 7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. For example, the price of a bond with an average duration of 5 years would be expected to fall approximately 5% if market interest rates rose by 1%. Conversely, the price of a bond with an average duration of 5 years would be expected to rise approximately 5% if market interest rates dropped by 1%.
Inflation: Inflation risk is the risk that the value of assets or income from the Portfolio's investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the value of the Portfolio could decline. Inflation rates may change frequently and drastically as a result of various factors and the Portfolio's investments may not keep pace with inflation, which may result in losses to the Portfolio’s investors or adversely affect the value of shareholders' investments in the Portfolio.
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Investment by Other Funds: Certain funds-of-funds, including some Voya funds, may invest in the Portfolio. If investments by these other funds result in large inflows or outflows of cash from the Portfolio, the Portfolio could be required to sell securities or invest cash at times, or in ways, that could, among other things, negatively impact its performance, speed the realization of capital gains, increase its portfolio turnover, affect the liquidity of its portfolio, or increase transaction costs. The manager will monitor transactions by such funds-of-funds and will attempt to minimize any adverse effects these transactions may have on the Portfolio. If shares of the Portfolio are purchased by another fund in reliance on Section 12(d)(1)(G) of the 1940 Act or Rule 12d1-4 thereunder and the Portfolio purchases shares of other investment companies in reliance on Rule 12d1-4, the Portfolio will not be able to make new investments in other funds, including private funds, if, as a result of such investment, more than 10% of the Portfolio’s assets would be invested in other funds or private funds, subject to certain exceptions.
Manager: The Portfolio employing a “ passive management ” approach designed to track the performance of an index is subject to manager risk when the Investment Adviser, the Sub-Adviser or each individual portfolio manager uses statistical techniques to manage the Portfolio. These statistical techniques can involve investing in a representative sample of securities that collectively has an investment profile similar to the applicable Index. The securities selected are expected to have , in the aggregate, investment characteristics ( based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity, credit ratings and yield) and liquidity measures similar to those of an applicable Index. As a result, the Portfolio is subject to the risk that the manager’s investment strategy may not produce the intended results. The Portfolio may or may not hold all of the securities in the Index. Because the Portfolio may use statistical techniques to implement its strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy . Many managers of equity funds employ styles that are characterized as “value” or “growth.” However, these terms can have different applications by different managers. One manager’s value approach may be different from that of another, and one manager’s growth approach may be different from that of another. For example, some value managers employ a style in which they seek to identify companies that they believe are valued at a more substantial or “deeper discount” to a company’s net worth than other value managers. Therefore, some funds that are characterized as growth or value can have greater volatility than other funds managed by other managers in a growth or value style.
Operational: The Portfolio, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats, including operational and information security risks that could adversely affect the Portfolio and its shareholders, despite the efforts of the Portfolio and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. The use of artificial intelligence (“AI”) and machine learning could exacerbate operational and information security risks or result in cybersecurity incidents that implicate personal data. Cyber-attacks, disruptions, or failures that affect the Portfolio’s service providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect the Portfolio and its shareholders, including by causing losses or impairing the Portfolio’s operations. Information relating to the Portfolio’s investments is delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may not be secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Disclosure of Portfolio Holdings
See Item 16 for a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities.
Voya VACS Index Series SC Portfolio
Investment Objective
The Portfolio seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell 2000® Index (“Index”). The Portfolio’s investment objective is non-fundamental and may be changed by a vote of the Portfolio’s Board, without shareholder approval. The Portfolio will provide 60 days’ prior written notice of any change in a non-fundamental investment objective. There is no guarantee the Portfolio will achieve its investment objective.
Principal Investment Strategies
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index. For purposes of this 80% policy, investments tied to the Index include, without limitation, equity securities of companies included in the Index; convertible securities that are convertible into equity
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securities of companies included in the Index; derivatives whose economic returns are, by design, closely equivalent to the returns of the Index or its components; and exchange-traded funds (“ETFs”) that track the Index. Under normal circumstances, the Portfolio invests all or substantially all of its assets in these securities.
The Portfolio may invest in other investment companies, including ETFs, to the extent permitted under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and under the terms of applicable no-action relief or exemptive orders granted thereunder (the “1940 Act”).
The Portfolio invests principally in equity securities and employs a “passive management” approach designed to track the performance of the Index.
The Index measures the performance of the small-capitalization segment of the U.S. equity universe. The Index is a subset of the Russell 3000® Index, includes approximately 2,000 of the smallest securities (based on a combination of their market capitalization and current index membership), and represents approximately 7% of the total market capitalization of the Russell 3000® Index. The market capitalization of companies within the Index will change with market conditions. As of December 31, 2025, the market capitalization of companies within the Index ranged from $5.0 million to $31.3 billion. Because the Portfolio’s assets invested in equity securities will be allocated in approximately the same relative proportion as the Index, the Portfolio may concentrate to approximately the same extent that the Index concentrates in the stock of a particular industry or group of industries. As of February 28, 2026, portions of the Index were focused in the financials sector, the health care sector, and the industrials sector.
In seeking to track the performance of the Index, the Portfolio may become “non-diversified,” as defined in the 1940 Act, as a result of a change in relative market capitalizations or index weightings of one or more components of the Index. As a result, whether at any time the Portfolio will be considered “diversified” or “non-diversified” will depend largely on the make-up of the Index at the time.
The Portfolio attempts to track the Index by investing in most of the equity securities which make up the Index. The equity securities are chosen using statistical techniques so as to minimize the anticipated tracking error to the Index. The approach is employed because of the relatively large number of small and/or illiquid securities in the Index. The Portfolio may not always hold all of the same securities as the Index. The Portfolio may also invest in futures and other derivatives as a substitute for the sale or purchase of securities in the Index and to provide equity exposure to the Portfolio's cash position. Although the Portfolio attempts to track the performance of the Index, the Portfolio does not always perform exactly like the Index. Unlike the Index, the Portfolio has operating expenses and transaction costs and therefore has a performance disadvantage versus the Index.
The sub-adviser (the “Sub-Adviser”) may sell securities for a variety of reasons, such as to rebalance and reconstitute its investments in connection with such changes in the Index, secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.
The Portfolio may lend portfolio securities on a short-term or long-term basis, up to 33 1∕3% of its total assets.
Principal Risks
All mutual funds involve risk—some more than others—and there is always the chance that you could lose money or not earn as much as you hope. The Portfolio’s risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. Below is a discussion of the principal risks associated with certain of the types of securities in which the Portfolio may invest and certain of the investment practices that the Portfolio may use. For more information about these and other types of securities and investment techniques that may be used by the Portfolio, see Item 16.
Many of the investment techniques and strategies discussed herein are discretionary, which means that the Investment Adviser or the Sub-Adviser can decide whether to use them. The Portfolio may invest in these securities or use these techniques as part of the Portfolio’s principal investment strategies. However, the Investment Adviser or the Sub-Adviser may also use these investment techniques or make investments in securities that are not a part of the Portfolio’s principal investment strategies.
Any of the following risks, among others, could affect Portfolio performance or cause the Portfolio to lose money or to underperform market averages of other funds. The principal risks are presented in alphabetical order to facilitate readability, and their order does not imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk.
Company: The price of a company’s stock could decline or underperform for many reasons, including, among others, poor management, financial problems, reduced demand for the company’s goods or services, regulatory fines and judgments, or business challenges. If a company is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, its stock could become worthless.
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Concentration (Index): To the extent that the Portfolio’s index “ concentrates, ” as that term is defined in the 1940 Act, in the securities of a particular industry or group of industries, the Portfolio may allocate its investments to approximately the same extent as the index. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry or group of industries, and if securities of such industry or group of industries fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that is more broadly invested across industries.
Convertible Securities: Convertible securities are securities that are convertible into or exercisable for common stocks at a stated price or rate. Convertible securities are subject to the usual risks associated with debt instruments, such as interest rate risk and credit risk. In addition, because convertible securities react to changes in the value of the underlying stock, they are subject to market risk. The value of a convertible security will normally fluctuate in some proportion to changes in the value of the underlying stock because of the conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying stock. Convertible securities may be rated below investment grade and therefore may be subject to greater levels of credit risk and liquidity risk. In the event the issuer of a convertible security is unable to meet its financial obligations, declares bankruptcy, or becomes insolvent, the Portfolio could lose money; such events may also have the effect of reducing the Portfolio's distributable income. There is a risk that the Portfolio may convert a convertible security at an inopportune time, which may decrease the Portfolio’s returns.
Credit: The Portfolio could lose money if the issuer or guarantor of a debt instrument in which the Portfolio invests, or the counterparty to a derivative contract the Portfolio entered into, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations.
Derivative Instruments: Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index, credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Portfolio. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Portfolio and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Portfolio may not realize the intended benefits. When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment. Generally, derivatives are sophisticated financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, reference rate, or index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Portfolio may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty’s ability or willingness to perform its obligations; any deterioration in the counterparty’s creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Portfolio to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other jurisdictions outside of the European Union, including the United Kingdom) has implemented or is in the process of implementing similar requirements, which may affect the Portfolio when it enters into a derivatives transaction with a counterparty organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. Because these requirements continue to evolve, their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the Portfolio to different kinds of costs and risks.
Focused Investing (Index): To the extent that the Portfolio’s benchmark or other index is substantially composed of securities in a particular industry, sector, market segment, or geographic area, the Portfolio may allocate its investments to approximately the same extent as the index as part of its investment strategy. As a result, the Portfolio may be more sensitive to financial, economic, business, political, regulatory, and other developments and conditions, including natural or other disasters, affecting issuers in a particular industry, sector, market segment, or geographic area in which the Portfolio focuses its investments, and if securities of such industry, sector, market segment, or geographic area fall out of favor, the Portfolio could underperform, or be more volatile than, a fund that has greater diversification.
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Financials Sector: Investments in the financials sector may be subject to credit risk, interest rate risk, and regulatory risk, among others. Banks and other financial institutions can be affected by such factors as downturns in the U.S. and foreign economies and general economic cycles, fiscal and monetary policy (including the effects of changes in interest rates), adverse developments in the real estate market, the deterioration or failure of other financial institutions, and changes in banking or securities regulations.
•
Health Care Sector: Investments in companies involved in the health care sector are strongly affected by worldwide scientific or technological developments. Products sold by companies in the health care sector may rapidly become obsolete and are also often dependent on access to resources and the company’s ability to receive patents from regulatory agencies. Many health care companies also are subject to significant government regulation and may be affected by changes in governmental policies. As a result, investments in health care companies include the risk that the economic prospects, and the share prices, of such companies can fluctuate dramatically.
•
Industrials Sector: Companies involved in the industrials sector include those whose businesses are dominated by one of the following activities: the manufacture and distribution of capital goods, including aerospace and defense, construction, engineering and building products, electrical equipment, and industrial machinery; the provision of commercial services and supplies, including printing, employment, environmental, and office services; and the provision of transportation services, including airlines, couriers, marine, road and rail, and transportation infrastructure. Companies involved in the industrials sector are affected by changes in the supply and demand for products and services, product obsolescence, claims for environmental damage or product liability, and general economic conditions, among other factors.
Index Strategy (Portfolio): The index selected may underperform the overall market. To the extent the Portfolio (or a portion of the Portfolio) seeks to track an index’s performance, the Portfolio will not use defensive positions or attempt to reduce its exposure to poor performing securities in the index. To the extent the Portfolio’s investments track its target index, the Portfolio may underperform other funds that invest more broadly. Errors in index data, index computations or the construction of the index in accordance with its methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the Portfolio. The correlation between the Portfolio’s performance and index performance may be affected by the Portfolio’s expenses and the timing of purchases and redemptions of the Portfolio’s shares. In addition, the Portfolio’s actual holdings might not match the index and the Portfolio’s effective exposure to index securities at any given time may not precisely correlate.
Interest Rate: A rise in market interest rates generally results in a fall in the value of bonds and other debt instruments; conversely, values generally rise as market interest rates fall. Interest rate risk is generally greater for debt instruments than floating-rate instruments. The higher the credit quality of the instrument, and the longer its maturity or duration, the more sensitive it is to changes in market interest rates. Duration is a measure of sensitivity of the price of a debt instrument to a change in interest rate. The U.S. Federal Reserve Board recently lowered interest rates following a period of consistent rate increases. Declining market interest rates increase the likelihood that debt instruments will be pre-paid. Rising market interest rates have unpredictable effects on the markets and may expose debt and related markets to heightened volatility. To the extent that the Portfolio invests in debt instruments, an increase in market interest rates may lead to increased redemptions and increased portfolio turnover, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in debt markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in debt markets. Fiscal, economic, monetary, or other governmental policies or measures have in the past, and may in the future, cause or exacerbate risks associated with interest rates, including changes in interest rates. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose debt and related markets to heightened volatility. In the case of inverse debt instruments, the interest rate paid by the debt instruments is a floating rate, which will generally decrease when the market rate of interest to which the inverse debt instruments are indexed increases and will increase when the market rate of interest to which the inverse debt instruments are indexed decreases. Changes to monetary policy by the U.S. Federal Reserve Board or other regulatory actions could expose debt and related markets to heightened volatility, interest rate sensitivity, and reduced liquidity, which may impact the Portfolio’s operations and return potential.
Liquidity: If a security is illiquid, the Portfolio might be unable to sell the security at a time when the Portfolio’s manager might wish to sell, or at all. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, exposing the Portfolio to the risk that the prices at which it sells illiquid securities will be less than the prices at which they were valued when held by the Portfolio, which could cause the Portfolio to lose money. The prices of illiquid securities
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may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress. Certain securities that are liquid when purchased may later become illiquid, particularly in times of overall economic distress or due to geopolitical events such as sanctions, trading halts, or wars. In addition, markets or securities may become illiquid quickly.
Market: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt instruments. Additionally, legislative, regulatory or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs, and impair the ability of the Portfolio to achieve its investment objectives.
Market Disruption and Geopolitical: The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the United States. Wars, terrorism, global health crises and pandemics, trade disputes, tariffs and other restrictions on trade or economic sanctions, rapid technological developments (such as artificial intelligence technologies), and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short- or long-term effects on U.S. and global economies and markets, generally. For example, the COVID-19 pandemic resulted in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and markets. Military action by Russia in Ukraine, the prolonged conflict between Hamas and Israel, the Iranian conflict that commenced in February 2026, and political upheaval in Venezuela have resulted, and may continue to result, in sanctions, market disruptions, declines in regional and global stock markets, unusual volatility in global commodity markets, and disruptions to energy production or transportation, including through key shipping routes, any of which could adversely affect the value of the Portfolio ' s investments, including beyond the Portfolio's direct exposure to issuers in the affected regions. The escalation or expansion of hostilities including the involvement of additional nations, could introduce further uncertainty and volatility in global energy, commodity, and financial markets. The extent and duration of these conflicts, related sanctions, and resulting market disruptions are impossible to predict but could be substantial. A number of U.S. domestic banks and foreign (non-U.S.) banks have experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by regulators to limit the effect of those financial difficulties and failures on other banks or other financial institutions or on the U.S. or foreign (non-U.S.) economies generally will be successful. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign (non-U.S.) financial institutions and economies. These events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Any of these occurrences could disrupt the operations of the Portfolio and of the Portfolio’s service providers. Recent technological developments in, and the increasingly widespread use of, artificial intelligence, including machine learning technology and generative artificial intelligence (“AI”), may pose risks to the Portfolio. For instance, the economy may be significantly impacted by the advanced development and increased regulation of AI. As AI is used more widely, the profitability and growth of Portfolio holdings may be impacted, which could significantly impact the overall performance of the Portfolio. The legal and regulatory frameworks within which AI operates continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.
Non-Diversification (Index): Depending on the composition of the Index, the Portfolio may at any time, with respect to 75% of the Portfolio’s total assets, invest more than 5% of the value of its total assets in the securities of any one issuer. As a result, the Portfolio would at that time be non-diversified, as defined in the 1940 Act. A non-diversified investment company may invest a greater percentage of its assets in the securities of a single issuer than may a diversified investment company. A non-diversified investment company is subject to the risks of focusing investments in a small number of issuers, including being more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. The Portfolio may significantly underperform other mutual funds or investments due to the poor performance of relatively few securities, or even a single security, and the Portfolio’s shares may experience significant fluctuations in value.
Other Investment Companies: The main risk of investing in other investment companies, including ETFs, is the risk that the value of an investment company’s underlying investments might decrease. Shares of investment companies that are listed on an exchange may trade at a discount or premium from their net asset value. You will pay a proportionate share of the expenses of those other investment companies (including management fees, administration fees, and custodial fees) in addition
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to the Portfolio’s expenses. The investment policies of the other investment companies may not be the same as those of the Portfolio; as a result, an investment in the other investment companies may be subject to additional or different risks than those to which the Portfolio is typically subject.
ETFs are exchange-traded investment companies that are, in many cases, designed to provide investment results corresponding to an index. Additional risks of investments in ETFs include that: (i) an active trading market for an ETF’s shares may not develop or be maintained; or (ii) trading may be halted if the listing exchanges’ officials deem such action appropriate, the shares are delisted from an exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts trading of an ETF’s shares. In addition, shares of ETFs may trade at a premium or discount to net asset value and are subject to secondary market trading risks. Secondary markets may be subject to irregular trading activity, wide bid/ask spreads, and extended trade settlement periods in times of market stress because market makers and authorized participants may step away from making a market in an ETF’s shares, which could cause a material decline in the ETF’s net asset value.
Securities Lending: Securities lending involves two primary risks: “ investment risk ” and “ borrower default risk. ” When lending securities, the Portfolio will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Portfolio will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Portfolio will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks.
The Portfolio seeks to minimize investment risk by limiting the investment of cash collateral to high-quality instruments of short maturity. In the event of a borrower default, the Portfolio will be protected to the extent the Portfolio is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities. The Portfolio is protected by its securities lending agent, which has agreed to indemnify the Portfolio from losses resulting from borrower default.
Small-Capitalization Company: Investments in small-capitalization companies may involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of a limited operating history, small size, limited markets and financial resources, narrow product lines, less management depth and more reliance on key personnel. The securities of small-capitalization companies are subject to liquidity risk as they are often traded over-the-counter and may not be traded in volumes typically seen on national securities exchanges.
Further Information About Principal Risks
The following provides additional information about certain aspects of the principal risks described above.
Counterparty: The entity with which the Portfolio conducts portfolio-related business (such as trading or securities lending), or that underwrites, distributes or guarantees investments or agreements that the Portfolio owns or is otherwise exposed to, may refuse or may become unable to honor its obligations under the terms of a transaction or agreement. As a result, the Portfolio may sustain losses and be less likely to achieve its investment objective. The Portfolio may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Portfolio enters into may involve counterparties in the financials sector and, as a result, events affecting the financials sector may cause the Portfolio’s NAV to fluctuate. These risks may be greater when engaging in over-the-counter transactions or when the Portfolio conducts business with a limited number of counterparties.
Duration: One measure of risk for debt instruments is duration. Duration measures the sensitivity of a bond’s price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a bond on a present value basis by incorporating into one measure a bond’s yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable 7% coupon bond with a remaining maturity of 5 years is approximately 4.5 years and the duration of a non-callable 7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. For example, the price of a bond with an average duration of 5 years would be expected to fall approximately 5% if market interest rates rose by 1%. Conversely, the price of a bond with an average duration of 5 years would be expected to rise approximately 5% if market interest rates dropped by 1%.
Inflation: Inflation risk is the risk that the value of assets or income from the Portfolio's investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the value of the Portfolio could decline. Inflation rates may change frequently and drastically as a result of various factors and the Portfolio's investments may not keep pace with inflation, which may result in losses to the Portfolio’s investors or adversely affect the value of shareholders' investments in the Portfolio.
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Investment by Other Funds: Certain funds-of-funds, including some Voya funds, may invest in the Portfolio. If investments by these other funds result in large inflows or outflows of cash from the Portfolio, the Portfolio could be required to sell securities or invest cash at times, or in ways, that could, among other things, negatively impact its performance, speed the realization of capital gains, increase its portfolio turnover, affect the liquidity of its portfolio, or increase transaction costs. The manager will monitor transactions by such funds-of-funds and will attempt to minimize any adverse effects these transactions may have on the Portfolio. If shares of the Portfolio are purchased by another fund in reliance on Section 12(d)(1)(G) of the 1940 Act or Rule 12d1-4 thereunder and the Portfolio purchases shares of other investment companies in reliance on Rule 12d1-4, the Portfolio will not be able to make new investments in other funds, including private funds, if, as a result of such investment, more than 10% of the Portfolio’s assets would be invested in other funds or private funds, subject to certain exceptions.
Leverage: Certain transactions and investment strategies may give rise to leverage. Such transactions and investment strategies include, but are not limited to: borrowing, dollar rolls, reverse repurchase agreements, loans of portfolio securities, short sales, and the use of when-issued, delayed delivery or forward commitment transactions. The use of certain derivatives may also increase leveraging risk and, in some cases, adverse changes in the value or level of a derivative’s underlying asset, rate, or index may result in potentially unlimited losses. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Portfolio to be more volatile than if the Portfolio had not been leveraged. The use of leverage may increase expenses and increase the impact of the Portfolio’s other risks. The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet regulatory requirements resulting in increased volatility of returns. There can be no guarantee that a leveraging strategy will be successful.
Manager: The Portfolio employing a “ passive management ” approach designed to track the performance of an index is subject to manager risk when the Investment Adviser, the Sub-Adviser or each individual portfolio manager uses statistical techniques to manage the Portfolio. These statistical techniques can involve investing in a representative sample of securities that collectively has an investment profile similar to the applicable Index. The securities selected are expected to have , in the aggregate, investment characteristics ( based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity, credit ratings and yield) and liquidity measures similar to those of an applicable Index. As a result, the Portfolio is subject to the risk that the manager’s investment strategy may not produce the intended results. The Portfolio may or may not hold all of the securities in the Index. Because the Portfolio may use statistical techniques to implement its strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy .
Operational: The Portfolio, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats, including operational and information security risks that could adversely affect the Portfolio and its shareholders, despite the efforts of the Portfolio and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. The use of artificial intelligence (“AI”) and machine learning could exacerbate operational and information security risks or result in cybersecurity incidents that implicate personal data. Cyber-attacks, disruptions, or failures that affect the Portfolio’s service providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect the Portfolio and its shareholders, including by causing losses or impairing the Portfolio’s operations. Information relating to the Portfolio’s investments is delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may not be secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Disclosure of Portfolio Holdings
See Item 16 for a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities.
Additional Information About 80% Investment Policies Related to Portfolio Names
The Portfolios have adopted a policy to invest in accordance with the investment focus that the Portfolio’s name suggests, as set forth in the table below (the “80% Investment Policy”). A Portfolio will provide shareholders with at least 60 days' prior notice of any change in its 80% Investment Policy.
For purposes of satisfying its 80% Investment Policy, each Portfolio listed below may also invest in derivatives and other synthetic instruments and other investment companies, including ETFs, as applicable, that provide investment exposure to, or exposure to risk factors associated with, the investment focus that the Portfolio's name suggests.
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Portfolio	80% Investment Policy	Additional Information About the 80% Investment Policy
Voya VACS Index Series EM Portfolio	Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index.
For purposes of this 80% policy,
investments tied to the Index include,
without limitation, equity securities of
companies included in the Index;
depositary receipts representing securities
in the Index; convertible securities that are
convertible into equity securities of
companies included in the Index;
derivatives whose economic returns are,
by design, closely equivalent to the returns
of the Index or its components; and ETFs
that track the Index.

Voya VACS Index Series I Portfolio	Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index.
For purposes of this 80% policy,
investments tied to the Index include,
without limitation, equity securities of
companies included in the Index;
depositary receipts representing securities
in the Index; convertible securities that are
convertible into equity securities of
companies included in the Index;
derivatives whose economic returns are,
by design, closely equivalent to the returns
of the Index or its components; and ETFs
that track the Index.

Voya VACS Index Series MC Portfolio	Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index.
For purposes of this 80% policy,
investments tied to the Index include,
without limitation, equity securities of
companies included in the Index;
convertible securities that are convertible
into equity securities of companies
included in the Index; derivatives whose
economic returns are, by design, closely
equivalent to the returns of the Index or its
components; and ETFs that track the
Index.

Voya VACS Index Series SC Portfolio	Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in investments tied to the Index.
For purposes of this 80% policy,
investments tied to the Index include,
without limitation, equity securities of
companies included in the Index;
convertible securities that are convertible
into equity securities of companies
included in the Index; derivatives whose
economic returns are, by design, closely
equivalent to the returns of the Index or its
components; and ETFs that track the
Index.

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ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
Investment Adviser
Voya Investments, an Arizona limited liability company, is registered with the SEC as an investment adviser. Voya Investments serves as the investment adviser to, and has overall responsibility for the management of, each Portfolio. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of each Portfolio, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services.
Voya Investments began business as an investment adviser in 1994 and currently serves as investment adviser to certain registered investment companies, consisting of open- and closed-end registered investment companies and collateralized loan obligations. Voya Investments is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.
Voya Investments' principal business address is 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258.
Management Fee
The Investment Adviser receives an annual fee for its services to each Portfolio. The fee is payable in monthly installments based on the average daily net assets of each Portfolio.
The Investment Adviser is responsible for all of its own costs, including costs of the personnel required to carry out its duties.
The following table shows the aggregate annual management fee paid by each Portfolio for the most recent fiscal year as a percentage of the Portfolio’s average daily net assets.

Portfolio	Management Fees
Voya VACS Index Series EM Portfolio	0.15%
Voya VACS Index Series I Portfolio	0.15%
Voya VACS Index Series MC Portfolio	0.15%
Voya VACS Index Series SC Portfolio	0.15%
A discussion regarding the basis of the Board's approval of the Portfolios’ investment advisory and investment sub-advisory contracts is available in the Portfolios’ annual financial statements and other information filed on Form N-CSR for the one-year period ended December 31, 2025.
Sub-Adviser
The Investment Adviser has engaged the Sub-Adviser to provide the day-to-day management of each Portfolio's portfolio. The Sub-Adviser is an affiliate of the Investment Adviser.
The Investment Adviser acts as a “manager-of-managers” for each Portfolio. The Investment Adviser has ultimate responsibility, subject to the oversight of each Portfolio’s Board, to oversee any sub-advisers and to recommend the hiring, termination, or replacement of sub-advisers. Each Portfolio and the Investment Adviser have received exemptive relief from the SEC which permits the Investment Adviser, with the approval of the Board but without obtaining shareholder approval, to enter into or materially amend a sub-advisory agreement with sub-advisers that are not affiliated with the Investment Adviser (“non-affiliated sub-advisers”) as well as sub-advisers that are indirect or direct, wholly-owned subsidiaries of the Investment Adviser or of another company that indirectly or directly wholly owns the Investment Adviser (“wholly-owned sub-advisers”).
Consistent with the “manager-of-managers” structure, the Investment Adviser delegates to the Sub-Adviser(s) of each Portfolio the responsibility for day-to-day investment management, subject to the Investment Adviser’s oversight. The Investment Adviser is responsible for, among other things, monitoring the investment program and performance of the Sub-Adviser(s). Pursuant to the exemptive relief, the Investment Adviser, with the approval of the Board, has the discretion to terminate any sub-adviser (including terminating a non-affiliated sub-adviser and replacing it with a wholly-owned sub-adviser), and to allocate and reallocate a Portfolio’s assets among other sub-advisers.
The Investment Adviser’s selection of sub-advisers presents conflicts of interest. The Investment Adviser will have an economic incentive to select sub-advisers that charge the lowest sub-advisory fees, to select sub-advisers affiliated with it, or to manage a portion of a Portfolio itself. The Investment Adviser may retain an affiliated sub-adviser (or delay terminating an affiliated sub-adviser) in order to help that sub-adviser achieve or maintain scale in an investment strategy or increase its assets under management. The Investment Adviser may select or retain an affiliated sub-adviser even in cases where another potential sub-adviser or an existing sub-adviser might charge a lower fee or have more favorable historical investment performance.
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In the event that the Investment Adviser exercises its discretion to replace a sub-adviser or appoint a new sub-adviser, a Portfolio will provide shareholders with information about the new sub-adviser and the new sub-advisory agreement within 90 days. The replacement of an existing sub-adviser or appointment of a new sub-adviser may be accompanied by a change to a Portfolio’s name and/or investment strategies.
A sub-advisory agreement can be terminated by the Investment Adviser, a Portfolio’s Board, or the Sub-Adviser, provided that the conditions of such termination, as set forth in the agreement, are met. In addition, a sub-advisory agreement may be terminated by a Portfolio’s shareholders. In the event a sub-advisory agreement is terminated, the Sub-Adviser(s) may be replaced, subject to any regulatory requirements, or the Investment Adviser may assume day-to-day investment management of a Portfolio.
The “manager-of-managers” structure and reliance on the exemptive relief has been approved by each Portfolio’s shareholders.
Voya Investment Management Co. LLC
Voya Investment Management Co. LLC (“Voya IM” or the “Sub-Adviser”), a Delaware limited liability company, was founded in 1972 and is registered with the SEC as an investment adviser. Voya IM has acted as an investment adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. Voya IM's principal business address is 200 Park Avenue, New York, New York 10166.
Portfolio Management
The following individuals are jointly and primarily responsible for the day-to-day management of the Portfolio.

Portfolio Manager	Sub-Adviser	Portfolio	Professional Experience
Mark Buccigross	Voya IM	Voya VACS Index Series EM Portfolio Voya VACS Index Series I Portfolio Voya VACS Index Series MC Portfolio Voya VACS Index Series SC Portfolio
Mr. Buccigross, Portfolio Manager, is on the
quantitative equity team at Voya IM. Prior to joining
Voya IM, he worked as an equity trader at State
Street Global Advisors, where he was responsible for
supporting U.S., Canada, and emerging market
portfolio managers across fundamental active,
active quantitative, and passive strategies. Prior to
that, Mr. Buccigross held a similar position at GE
Asset Management.

Kai Yee Wong	Voya IM	Voya VACS Index Series EM Portfolio Voya VACS Index Series I Portfolio Voya VACS Index Series MC Portfolio Voya VACS Index Series SC Portfolio
Ms. Wong, Portfolio Manager, joined Voya IM in 2012
and is responsible for the portfolio management of
the index, active quantitative, and smart beta
strategies. Prior to that, she worked as a senior
equity portfolio manager at Northern Trust
(2003-2009) where she was responsible for
managing various global indices, including
developed, emerging, real estate, Topix, and socially
responsible benchmarks.

Item 20 provides additional information about each portfolio manager’s compensation structure, other accounts managed by each portfolio manager, and the securities each portfolio manager owns in the Portfolio(s) the portfolio manager manages.
ITEM 11. SHAREHOLDER INFORMATION
Pricing of Portfolio Shares
Each Portfolio is open for business every day the New York Stock Exchange (the “NYSE”) opens for regular trading (each such day, a “Business Day”). The net asset value (the “NAV”) per share for each class of each Portfolio is determined each Business Day as of the close of the regular trading session (“Market Close”), as determined by the Consolidated Tape Association (the “CTA”), the central distributor of transaction prices for exchange-traded securities (normally 4:00 p.m. Eastern Time unless otherwise designated by the CTA). The NAV per share of each class of each Portfolio is calculated by taking the value of the Portfolio’s assets attributable to that class, subtracting the Portfolio’s liabilities attributable to that class, and dividing by the number of shares of that class that are outstanding. On days when a Portfolio is closed for business, Portfolio shares will not be priced, and the Portfolio will not process purchase or redemption orders. To the extent a Portfolio’s assets are traded in other markets on days when the Portfolio does not price its shares, the value of the Portfolio’s assets will likely change and you will not be able to purchase or redeem shares of the Portfolio.
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Portfolio holdings for which market quotations are readily available are valued at market value. Investments in open-end registered investment companies that do not trade on an exchange are valued at the end-of-day NAV per share. The prospectuses of the open-end registered investment companies in which each Portfolio may invest explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing. Foreign (non-U.S.) securities’ prices are converted into U.S. dollar amounts using the applicable exchange rates as of Market Close.
When a market quotation for a portfolio security is not readily available or is deemed unreliable (for example, when trading has been halted or there are unexpected market closures or other material events that would suggest that the market quotation is unreliable) and for purposes of determining the value of other portfolio holdings, the portfolio holding is priced at its fair value. The Board has designated the Investment Adviser, as the valuation designee, to make fair value determinations in good faith. In determining the fair value of a Portfolio’s portfolio holdings, the Investment Adviser, pursuant to its fair valuation policy, may consider inputs from pricing service providers, broker-dealers, or a Portfolio’s Sub-Adviser(s). Issuer specific events, transaction price, position size, nature and duration of restrictions on disposition of the security, market trends, bid/ask quotes of brokers, and other market data may be reviewed in the course of making a good faith determination of the fair value of a portfolio holding. Because trading hours for certain foreign (non-U.S.) securities end before Market Close, closing market quotations may become unreliable. The prices of foreign (non-U.S.) securities will generally be adjusted based on inputs from a third-party pricing service that are intended to reflect valuation changes through Market Close. Because of the inherent uncertainties of fair valuation, the values used to determine each Portfolio’s NAV may materially differ from the value received upon actual sale of those investments. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in each Portfolio.
When your Variable Contract or Qualified Plan is buying shares of a Portfolio, it will pay the NAV that is next calculated after the order from the Variable Contract owner or Qualified Plan participant is received in proper form. When the Variable Contract owner or Qualified Plan participant is selling shares, it will normally receive the NAV that is next calculated after the order form is received from the Variable Contract owner or Qualified Plan participant in proper form. Investments will be processed at the NAV next calculated after an order is received and accepted by a Portfolio or its designated agent. In order to receive that day's price, your order must be received by Market Close.
Purchase and Redemption of Portfolio Shares
Each Portfolio’s shares may be purchased without a sales charge. Each Portfolio’s shares may only be purchased by certain other funds in the Voya family of funds.
Each Portfolio reserves the right to suspend the offering of shares or to reject any specific purchase order. Each Portfolio may suspend redemptions or postpone payments when the NYSE is closed or when trading is restricted for any reason or under emergency circumstances as determined by the SEC.
Dividends and Distributions
Each Portfolio generally distributes most or all of its net earnings in the form of dividends, consisting of net investment income and capital gains distributions, if any. Each Portfolio distributes capital gains, if any, annually. Each Portfolio also declares dividends and pays dividends consisting of net investment income, if any, annually.
All dividends and capital gains distributions will be automatically reinvested in additional shares of a Portfolio at the NAV of such shares on the payment date unless a participating insurance company’s separate account is permitted to hold cash and elects to receive payment in cash.
From time to time a portion of a Portfolio’s distributions may constitute a return of capital. To comply with U.S. federal tax laws, a Portfolio may also pay additional distributions of capital gains and/or ordinary income.
Frequent Purchases and Redemptions of Portfolio Shares
Each Portfolio is intended for long-term investment and not as a short-term trading vehicle. Each Portfolio reserves the right, in its sole discretion and without prior notice, to reject, restrict, or refuse purchase orders whether directly or by exchange that the Portfolio determines not to be in the best interest of the Portfolio.
Each Portfolio believes that market timing or frequent, short-term trading in any account is disruptive and can adversely affect the ability of the Investment Adviser or Sub-Adviser (if applicable) to invest assets in an orderly, efficient manner. Frequent trading can raise Portfolio expenses through: increased trading and transaction costs; increased administrative costs; and lost opportunity costs. This in turn can have an adverse effect on Portfolio performance.
The Board has adopted policies and procedures designed to deter frequent, short-term trading in shares. However, investors in each Portfolio are limited to certain other funds in the Voya family of funds, and the Portfolio is not available for purchase by the general public. The Investment Adviser therefore believes that each Portfolio’s risk of being the target of abusive trading practices is minimal.
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Each Portfolio reserves the right to modify this policy at any time without prior notice.
Tax Consequences
Holders of Variable Contracts should refer to the prospectus for their contracts for information regarding the tax consequences of owning such contracts and should consult their tax advisers before investing.
Each Portfolio intends to qualify as a regulated investment company (“RIC”) for U.S. federal income tax purposes by satisfying the requirements under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), including requirements with respect to diversification of assets, distribution of income and sources of income. As a RIC, a Portfolio generally will not be subject to tax on its net investment company taxable income and net realized capital gains that it timely distributes to its shareholders.
Each Portfolio also intends to comply with the diversification requirements of Section 817(h) of the Code and the underlying regulations for Variable Contracts so that owners of these contracts should not be subject to U.S. federal tax on distributions of dividends and income from the Portfolio to an applicable insurance company's separate accounts.
Since the sole shareholders of each Portfolio will be separate accounts of insurance companies or other permitted investors, no discussion is included herein as to the U.S. federal income tax consequences at the shareholder level. For information concerning the U.S. federal income tax consequences to purchasers of the Variable Contracts, see the prospectus for the applicable contract.
See the SAI for further information about tax matters.
The tax status of your investment in a Portfolio depends upon the features of your Variable Contract. For further information, please refer to the prospectus for the Variable Contract.
Contractual Arrangements
Each Portfolio has contractual arrangements with various service providers, which may include, among others, investment advisers, distributors  and/or placement agents, custodians and fund accounting agents, shareholder service providers, and transfer agents, who provide services to each Portfolio. Shareholders are not parties to, or intended (“third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of a Portfolio. This paragraph is not intended to limit any rights granted to shareholders under federal or state securities laws.
Statement of Additional Information
Each Portfolio’s SAI is incorporated by reference into (legally made a part of) this Prospectus. It identifies investment restrictions, more detailed risk descriptions, a description of how the bond rating system works, and other information that may be helpful to you in your decision to invest.
Index Descriptions
The MSCI EAFE® Index captures large- and mid-capitalization representation across 21 developed markets countries around the world, excluding the U.S. and Canada, and covers approximately 85% of the free float-adjusted market capitalization in each country. The MSCI EAFE® Index is provided by MSCI Inc.
The MSCI Emerging Markets IndexSM captures large- and mid-capitalization representation across 24 emerging markets countries and covers approximately 85% of the free float-adjusted market capitalization in each country.
The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1,000 of the largest securities based on a combination of their market cap and current index membership. The index represents approximately 92% of the U.S. market.
The Russell 2000® Index measures the performance of the small-capitalization segment of the U.S. equity universe. The Russell 2000® Index is a subset of the Russell 3000® Index, includes approximately 2,000 of the smallest securities (based on a combination of their market capitalization and current index membership), and represents approximately 7% of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is provided by FTSE Russell.
The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies representing approximately 98% of the investable U.S. equity market.
The Russell Midcap® Index measures the performance of the mid-capitalization segment of the U.S. equity universe. The Russell Midcap® Index is a subset of the Russell 1000® Index, includes approximately 800 of the smallest securities (based on a combination of their market capitalization and current index membership), and represents approximately 27% of the total market capitalization of the Russell 1000® Index. The Russell Midcap® Index is provided by FTSE Russell.
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THE VOYA VACS INDEX SERIES EM PORTFOLIO AND VOYA VACS INDEX SERIES I PORTFOLIO ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING, OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY EACH PORTFOLIO’S SUB-ADVISER. NONE OF THE MSCI PARTIES MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE PORTFOLIOS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PORTFOLIOS GENERALLY OR IN EACH PORTFOLIO PARTICULARLY, OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES, AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO EACH PORTFOLIO OR THE ISSUER OR OWNERS OF EACH PORTFOLIO OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF EACH PORTFOLIO OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES ARE RESPONSIBLE FOR OR HAVE PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF EACH PORTFOLIO TO BE ISSUED, OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH EACH PORTFOLIO IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAVE ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF EACH PORTFOLIO OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PORTFOLIOS. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN, OR FOR USE IN THE CALCULATION OF, THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANT OR GUARANTEE THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF EACH PORTFOLIO, OWNERS OF EACH PORTFOLIO, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKE ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of these securities, products or funds, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Each Portfolio named in this communication, including without limitation, Voya VACS Index Series MC Portfolio and Voya VACS Index Series SC Portfolio (each, the “Portfolios”) have been developed solely by the Investment Adviser and its affiliates. The Portfolios are not in any way connected to or sponsored, endorsed, sold, or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000® Index and Russell Midcap® Index (each, the “FTSE Russell Indices”) vest in the relevant LSE Group company which owns the FTSE Russell Index. “FTSE”, “Russell®”, “Russell 2000®”, and “Russell Midcap®” are trade marks of the relevant LSE Group company and are used by any other LSE Group company under license.
The FTSE Russell Indices are calculated by or on behalf of FTSE International Limited or its affiliate, agent, or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on, or any error in the FTSE Russell Indices or (b) investment in or operation of the Portfolios. The LSE Group makes no claim, prediction, warranty, or representation either as to the results to be obtained from the Portfolios or the suitability of the FTSE Russell Indices for the purpose to which they are being put by the Investment Adviser or its affiliates. FTSE Russell Index Data Source: LSE Group. © LSE Group 2025. Neither LSE Group nor its licensors accept any liability for any errors or omissions in the indexes or data and no party may rely on any indexes or data contained in this communication. No further distribution of data from the LSE Group is permitted without the relevant LSE Group company’s express written consent. The LSE Group does not promote, sponsor or endorse the content of this communication.
ITEM 12. DISTRIBUTION ARRANGEMENTS
Voya Investments Distributor, LLC (the “Placement Agent”), a Delaware limited liability company, is the placement agent for each Portfolio. The Placement Agent is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. The Placement Agent’s principal office is located at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258.
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The Placement Agent is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). To obtain information about FINRA member firms and their associated persons, you may contact FINRA at www.finra.org or the Public Disclosure Hotline at 800-289-9999.
Each Portfolio offers its shares continuously in transactions not requiring registration under the 1933 Act to other investment companies registered under the 1940 Act (“Acquiring Funds”) and is sold by the Placement Agent. The Placement Agent is a broker-dealer that is licensed to sell securities. Each Portfolio also has an Investment Adviser which is responsible for managing the money invested in the portfolio. No dealer compensation is paid from the sale of shares of each Portfolio. Shares do not have sales commissions, pay 12b-1 fees, or make payments to financial intermediaries for assisting the Placement Agent in promoting the sales of each Portfolio’s shares.
ITEM 13. FINANCIAL HIGHLIGHTS INFORMATION
Omitted pursuant to General Instruction B.2. of Form N-1A.
225955
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STATEMENT OF ADDITIONAL INFORMATION
May 1, 2026
Voya Variable Portfolios, Inc.
7337 East Doubletree Ranch Road, Suite 100
Scottsdale, Arizona 85258
1-800-992-0180
Voya VACS Index Series EM Portfolio
Ticker: VVIEX
Voya VACS Index Series I Portfolio
Ticker: VVIIX
Voya VACS Index Series MC Portfolio
Ticker: VVIMX
Voya VACS Index Series SC Portfolio
Ticker: VVICX
ITEM 14. COVER PAGE
Voya VACS Index Series EM Portfolio, Voya VACS Index Series I Portfolio, Voya VACS Index Series MC Portfolio, and Voya VACS Index Series SC Portfolio (each, a “Portfolio” and collectively, the “Portfolios”) are each a series of Voya Variable Portfolios, Inc, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). This Statement of Additional Information (the “SAI”) contains additional information about each Portfolio listed above. This SAI is not a prospectus and should be read in conjunction with the prospectus dated May 1, 2026, as amended from time to time (the “Prospectus”). The Prospectus may be obtained by contacting the Portfolios at the address and phone number written above.
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The VOYA VACS INDEX SERIES EM PORTFOLIO AND VOYA VACS INDEX SERIES I PORTFOLIO ARE not sponsored, endorsed, sold or promoted by MSCI Inc. (“MSCI”), any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing, or creating any MSCI index (collectively, “the MSCI Parties”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE PORTFOLIOS’ SUB-ADVISER. NONE OF THE MSCI PARTIES MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE PORTFOLIOS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PORTFOLIOS GENERALLY, OR IN THE PORTFOLIOS PARTICULARLY, OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES, AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE PORTFOLIOS OR THE ISSUER, OWNERS OF THE PORTFOLIOS, OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAVE ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OWNERS OF THE PORTFOLIOS, OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES ARE RESPONSIBLE FOR OR HAVE PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PORTFOLIOS TO BE ISSUED, OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY, OR THE CONSIDERATION INTO WHICH THE PORTFOLIOS ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAVE ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE PORTFOLIOS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE PORTFOLIOS.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN, OR FOR USE IN THE CALCULATION OF, THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PORTFOLIOS, OWNERS OF THE PORTFOLIOS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF, OR IN CONNECTION WITH, ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKE ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of these securities, products or funds, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Each Portfolio named in this communication, including without limitation, Voya VACS Index Series MC Portfolio and Voya VACS Index Series SC Portfolio have (each, the “Portfolios”) have been developed solely by the Investment Adviser and its affiliates. The Portfolios are not in any way connected to or sponsored, endorsed, sold, or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000® Index and Russell Midcap® Index (each, the “FTSE Russell Indices”) vest in the relevant LSE Group company which owns the FTSE Russell Index. “FTSE®”, “Russell®”, “Russell 2000®”, and “Russell Midcap®” are trade marks of the relevant LSE Group company and are used by any other LSE Group company under license.
The FTSE Russell Indices are calculated by or on behalf of FTSE International Limited or its affiliate, agent, or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on, or any error in the FTSE Russell Indices or (b) investment in or operation of the Portfolios. The LSE Group makes no claim, prediction, warranty, or representation either as to the results to be obtained from the Portfolios or the suitability of the FTSE Russell Indices for the purpose to which they are being put by the Investment Adviser or its affiliates. FTSE Russell Index Data Source: LSE Group. © LSE Group 2025. Neither LSE Group nor its licensors accept any liability for any errors or omissions in the indexes or data and no party may rely on any indexes or data contained in this communication. No further distribution of data from the LSE Group is permitted without the relevant LSE Group company’s express written consent. The LSE Group does not promote, sponsor or endorse the content of this communication.

INTRODUCTION AND GLOSSARY
This SAI is designed to elaborate upon information contained in each Portfolio’s Prospectus, including the discussion of certain securities and investment techniques. The more detailed information contained in this SAI is intended for investors who have read the Prospectus and are interested in a more detailed explanation of certain aspects of some of each Portfolio’s securities and investment techniques. Some investment techniques are described only in the Prospectus and are not repeated here.
Capitalized terms used, but not defined, in this SAI have the same meaning as in the Prospectus and some additional terms are defined particularly for this SAI.
Following are definitions of general terms that may be used throughout this SAI:
1933 Act: Securities Act of 1933, as amended
1934 Act: Securities Exchange Act of 1934, as amended
1940 Act: Investment Company Act of 1940, as amended, including the rules and regulations thereunder, and the terms of applicable no-action relief or exemptive orders granted thereunder
Board: The Board of Directors for the Company
Business Day: Each day the NYSE opens for regular trading
CFTC: United States Commodity Futures Trading Commission
Code: Internal Revenue Code of 1986, as amended
Company: Voya Variable Portfolios, Inc
ETF: Exchange-Traded Fund
EU: European Union
Expense Limitation Agreement: The Expense Limitation Agreement(s) for each Portfolio, as described herein
FDIC: Federal Deposit Insurance Corporation
FHLMC: Federal Home Loan Mortgage Corporation
FINRA: Financial Industry Regulatory Authority, Inc.
Fiscal Year End of each Portfolio: December 31
FNMA: Federal National Mortgage Association
Portfolio: The investment management company listed on the front cover of this SAI
GNMA: Government National Mortgage Association
Independent Directors: The Directors of the Board who are not “interested persons” (as defined in the 1940 Act) of each Portfolio
Investment Adviser: Voya Investments, LLC or Voya Investments
Investment Management Agreement: The Investment Management Agreement for each Portfolio, as described herein
IPO: Initial Public Offering
IRA: Individual Retirement Account
IRS: United States Internal Revenue Service
LIBOR: London Interbank Offered Rate
MLPs: Master Limited Partnerships
Moody’s: Moody’s Ratings
NAV: Net Asset Value
NRSRO: Nationally Recognized Statistical Rating Organization
NYSE: New York Stock Exchange
OTC: Over-the-counter
Placement Agent: Voya Investments Distributor, LLC
Prospectus: One or more prospectuses for each Portfolio
REIT: Real Estate Investment Trust

REMICs: Real Estate Mortgage Investment Conduits
RIC: A “Regulated Investment Company,” pursuant to the Code
Rule 12b-1: Rule 12b-1 (under the 1940 Act)
Rule 12b-1 Plan: A Distribution and/or Shareholder Service Plan adopted under Rule 12b-1
S&P: S&P Global Ratings
SEC: United States Securities and Exchange Commission
SOFR: Secured Overnight Financing Rate
Sub-Adviser: One or more sub-advisers for each Portfolio, as described herein
Sub-Advisory Agreement: The Sub-Advisory Agreement(s) for each Portfolio, as described herein
Underlying Funds: Unless otherwise stated, other mutual funds or ETFs in which each Portfolio may invest
Voya family of funds or the “funds”: All of the registered investment companies managed by Voya Investments
Voya IM: Voya Investment Management Co. LLC

ITEM 15. PORTFOLIO HISTORY
Voya Variable Portfolios, Inc., an open-end management investment company that is registered under the 1940 Act, was organized as a Maryland corporation on June 4, 1996. On May 1, 2014, the name of the Company changed from “ING Variable Portfolios, Inc.” to “Voya Variable Portfolios, Inc.”
ITEM 16. DESCRIPTION OF PORTFOLIO INVESTMENTS AND RISKS
Diversification
Each Portfolio is classified as a “diversified” fund as that term is defined under the 1940 Act. The 1940 Act generally requires that a diversified fund may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer and may not purchase more than 10% of the outstanding voting securities of any one issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or investments in securities of other investment companies).
Investments, Investment Strategies, and Risks
Each Portfolio invests in a variety of investment types and employs a number of investment strategies and techniques. Each Portfolio may make other investments and engage in other types of strategies or techniques, to the extent consistent with its investment objective(s) and strategies and except where otherwise prohibited by applicable law or the Portfolio's own investment restrictions, as set forth in the Prospectus or this SAI.
The discussion below provides additional information about certain of the investments, investment techniques, and investment strategies that the Investment Adviser and/or Sub-Adviser(s) may use in managing the Portfolios as well as the risks associated with such investments, investment techniques, and investment strategies. The investments, investment techniques, and investment strategies as well as the risks associated with such investments, investment techniques, and investment strategies are presented below in alphabetical order to facilitate readability, and their order does not imply that a Portfolio prioritizes one investment, investment technique, or investment strategy over another nor does it imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk. The information below supplements the discussion of the principal investment strategies and principal risks contained in each Portfolio’s Prospectus, but does not describe every type of investment, investment technique, investment strategy, factor, or other consideration that a Portfolio may take into account nor does it describe every risk to which the Portfolio may be exposed.
A Portfolio may use any or all of these investment types, investment techniques, or investment strategies at any one time, and the fact that a Portfolio may use an investment type, investment technique, or investment strategy does not mean that it will be used.
Temporary Defensive Positions
When the Investment Adviser or the Sub-Adviser to a Portfolio anticipates adverse or unusual market, economic, political, or other conditions, the Portfolio may temporarily depart from its principal investment strategies as a defensive measure. In such circumstances, a Portfolio may make investments believed to present less risk, such as cash, cash equivalents, money market fund shares and other money market instruments, debt instruments that are high quality or higher quality than normal, more liquid securities, or others. While a Portfolio invests defensively, it may not achieve its investment objective. A Portfolio's defensive investment position may not be effective in protecting its value. It is impossible to predict accurately how long such defensive position may be utilized.
Unless otherwise indicated, a Portfolio’s investment objective, policies, investment strategies, and practices are non-fundamental. For additional information, see the section entitled “Fundamental and Non-Fundamental Investment Restrictions” below.
Asset-Backed Securities: Asset-backed securities are securities backed by assets that may include such items as credit card and automobile finance receivables, home equity sharing agreements or loans, student loans, consumer loans, installment loan contracts, home equity loans, mobile home loans, boat loans, business and small business loans, project finance loans, airplane leases, and leases of various other types of real and personal property (including those relating to railcars, containers, or telecommunication, energy, and/or other infrastructure assets and infrastructure-related assets), and other non-mortgage-related income streams, such as income from renewable energy projects and franchise rights. Asset-backed securities are “pass-through” securities, meaning that principal and interest payments – net of expenses – made by the borrower on the underlying assets (such as credit card receivables) are passed through to the investor. The value of asset-backed securities based on debt instruments, like that of traditional debt instruments, typically increases when interest rates fall and decreases when interest rates rise. However, these asset-backed securities differ from traditional debt instruments because of their potential for prepayment. A home equity sharing agreement is an agreement between a financial services company and a homeowner which allows a homeowner to access some of the equity in their home in exchange for a specified equity stake in the property. Unlike a mortgage, a home equity sharing agreement is not a loan and does not require a monthly payment. Instead, at the conclusion of the agreement term, the homeowner pays back the equity advance and a percentage of any appreciation in the property value. The price paid for asset-backed securities, the yield expected from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed security. Moreover, when the proceeds of a prepayment are reinvested in these circumstances, a rate of interest will likely be received that is lower than the rate on the security that was prepaid. To the extent that asset-backed securities are purchased at a premium, prepayments may result in a loss to the extent of the premium paid. If such securities are bought at a discount, both scheduled payments and unscheduled prepayments generally will also result in the recognition of income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer term security. Since the value of longer-term asset-backed securities generally fluctuates more widely in response to changes in interest rates than the value of shorter-term asset-backed securities maturity extension risk could increase volatility. When interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other debt instruments, and as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving loans, sales contracts, receivables and other obligations underlying asset-backed securities.
The credit quality of asset-backed securities depends primarily on the quality of the underlying assets, the rights of recourse available against the underlying assets and/or the issuer, the level of credit enhancement, if any, provided for the securities, and the credit quality of the credit-support provider, if any. The values of asset-backed securities may be affected by other factors, such as the availability of information concerning the pool of assets and its structure, the market’s perception of the asset backing the security, the creditworthiness of the servicing agent for the pool of assets, the originator of the underlying assets, or the entities providing the credit enhancement. The market values of asset-backed securities also can depend on the ability of their servicers to service the underlying assets and are, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying assets (e.g., failure to document a security interest in the underlying assets properly) may affect the rights of the security holders in and to the underlying assets. In addition, the insolvency of an entity that generated the assets underlying an asset-backed security is likely to result in a decline in the market price of that security as well as costs and delays. Asset-backed securities that do not have the benefit of a security interest in the underlying assets present certain additional risks that are not present with asset-backed securities that do have a security interest in the underlying assets. For example, many securities backed by credit card receivables are unsecured. Additionally, asset-backed securities may be “subordinated” to other interests in the same pool, and a holder of those “subordinated” securities would receive payments only after any obligations to other more “senior” investors have been satisfied.
Collateralized Debt Obligations: Collateralized Debt Obligations (“CDOs”) are a type of asset-backed security and include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), and other similarly structured securities. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of bonds. A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include senior secured and unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade, or equivalent unrated loans. CDOs may incur management fees and administrative expenses.
For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the debt instruments or loans in the trust, and therefore protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches of a CBO trust or CLO trust typically have higher ratings and lower yields than junior tranches. Despite the protection from the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults (including collateral default), the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.
The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which there are investments. Typically, CBOs, CLOs, and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this SAI and the Prospectus, including interest rate risk, prepayment and extension risk, credit risk, liquidity risk and market risk. Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments; (ii) the possibility that the quality of the collateral may decline in value or default, due to factors such as the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying collateral, remoteness of those collateral assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral, and the capability of the servicer of the securitized assets; and (iii) market and liquidity risks affecting the price of a structured finance investment, if required to be sold, at the time of sale. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.
Bank Instruments: Bank instruments include certificates of deposit (“CDs”), fixed-time deposits, and other debt and deposit-type obligations (including promissory notes that earn a specified rate of return) issued by: (i) a U.S. branch of a U.S. bank; (ii) a non-U.S. branch of a U.S. bank; (iii) a U.S. branch of a non-U.S. bank; or (iv) a non-U.S. branch of a non-U.S. bank. Bank instruments may be structured as fixed-, variable- or floating-rate obligations.
CDs typically are interest-bearing debt instruments issued by banks and have maturities ranging from a few weeks to several years. Yankee dollar certificates of deposit are negotiable CDs issued in the United States by branches and agencies of non-U.S. banks. Eurodollar certificates of deposit are CDs issued by non-U.S. banks with interest and principal paid in U.S. dollars. Eurodollar and Yankee Dollar CDs typically have maturities of less than two years and have interest rates that typically are pegged to SOFR. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Bankers’ acceptances are a customary means of effecting payment for merchandise sold in import-export transactions and are a general source of financing. A fixed-time deposit is a bank obligation payable at a stated maturity date and bearing interest at a fixed rate. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed-time deposit to a third party, although there is generally no market for such deposits. Typically, there are penalties for early withdrawals of time deposits. Promissory notes are written commitments of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.

Certain bank instruments, such as some CDs, are insured by the FDIC up to certain specified limits. Many other bank instruments, however, are neither guaranteed nor insured by the FDIC or the U.S. government. These bank instruments are “backed” only by the creditworthiness of the issuing bank or parent financial institution. U.S. and non-U.S. banks are subject to different governmental regulation. They are subject to the risks of investing in the particular issuing bank and of investing in the banking and financial services sector generally. Certain obligations of non-U.S. banks, including Eurodollar and Yankee dollar obligations, involve different and/or heightened investment risks than those affecting obligations of U.S. banks, including, among others, the possibilities that: (i) their liquidity could be impaired because of political or economic developments; (ii) the obligations may be less marketable than comparable obligations of U.S. banks; (iii) a non-U.S. jurisdiction might impose withholding and other taxes at high levels on interest income; (iv) non-U.S. deposits may be seized or nationalized; (v) non-U.S. governmental restrictions such as exchange controls may be imposed, which could adversely affect the payment of principal and/or interest on those obligations; (vi) there may be less publicly available information concerning non-U.S. banks issuing the obligations; and (vii) the reserve requirements and accounting, auditing and financial reporting standards, practices and requirements applicable to non-U.S. banks may differ (including those that are less stringent) from those applicable to U.S. banks. Non-U.S. banks generally are not subject to examination by any U.S. government agency or instrumentality.
Borrowing: Borrowing may result in leveraging of a Portfolio’s assets. This borrowing may be secured or unsecured. Borrowing, like other forms of leverage, will tend to exaggerate the effect on NAV of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased, if any. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell holdings at that time.
From time to time, a Portfolio may enter into, and make borrowings for temporary purposes related to the redemption of shares under, a credit agreement with third-party lenders. Borrowings made under such credit agreements will be allocated pursuant to guidelines approved by the Board.
A Portfolio may engage in other transactions that may have the effect of creating leverage in the Portfolio’s portfolio, including, by way of example, reverse repurchase agreements, dollar rolls, and derivatives transactions. A Portfolio will generally not treat such transactions as borrowings of money.
Commercial Paper: Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Commercial paper may consist of U.S. dollar- or foreign currency-denominated obligations of U.S. or non-U.S. issuers, and may be rated or unrated. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
Section 4(a)(2) commercial paper is commercial paper issued in reliance on the so-called “private placement” exemption from registration afforded by Section 4(a)(2) of the 1933 Act (“Section 4(a)(2) paper”). Section 4(a)(2) paper is restricted as to disposition under the U.S. federal securities laws, and generally is sold to investors who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(a)(2) paper is normally resold to other investors through or with the assistance of the issuer or dealers who make a market in Section 4(a)(2) paper, thus providing liquidity.
Common Stocks: Common stock represents an equity or ownership interest in an issuer. A common stock may decline in value due to an actual or perceived deterioration in the prospects of the issuer, an actual or anticipated reduction in the rate at which dividends are paid, or other factors affecting the value of an investment, or due to a decline in the values of stocks generally or of stocks of issuers in a particular industry or market sector. The values of common stocks may be highly volatile. If an issuer of common stock is liquidated or declares bankruptcy, the claims of owners of debt instruments and preferred stock take precedence over the claims of those who own common stock, and as a result the common stock could become worthless.
Convertible Securities: Convertible securities are securities that combine the investment characteristics of debt instruments and common stocks. Convertible securities typically consist of debt instruments or preferred stock that may be converted (on a voluntary or mandatory basis) within a specified period of time (normally for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. Convertible securities also include debt instruments with warrants or common stock attached and derivatives combining the features of debt instruments and equity securities. Other convertible securities with additional or different features and risks may become available in the future. Convertible securities involve risks similar to those of both debt instruments and equity securities. In a corporation’s capital structure, convertible securities are senior to common stock but are usually subordinated to senior debt instruments of the issuer.
The market value of a convertible security is a function of its “investment value” and its “conversion value.” A security’s “investment value” represents the value of the security without its conversion feature (i.e., a nonconvertible debt instrument). The investment value may be determined by reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer, and the seniority of the security in the issuer’s capital structure. A security’s “conversion value” is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like a nonconvertible debt instrument or preferred stock and its market value will not be influenced greatly by fluctuations in the market price of the underlying security. In that circumstance, the convertible security takes on the characteristics of a debt instrument, and the price moves in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is near or above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying security. In that case, the convertible security’s price may be as volatile as that of common stock. Because both interest rates and market movements can influence its value, a convertible security generally is not as sensitive to interest rates as a similar debt instrument, nor is it as sensitive to changes in share price as its underlying equity security. Convertible securities are often rated below investment grade or are not rated, and they are generally subject to greater levels of credit risk and liquidity risk.
Contingent Convertible Securities (“CoCos”): CoCos are a form of hybrid debt instrument. They are subordinated instruments that are designed to behave like bonds or preferred equity in times of economic health for the issuer, yet absorb losses when a pre-determined trigger event affecting the issuer occurs. CoCos are either convertible into equity at a predetermined share price or written down if a pre-specified trigger event occurs. Trigger events vary by individual security and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer’s capital below a specified threshold level, an increase in the issuer’s risk-weighted assets, the share price of the issuer falling to a particular level for a certain period of time, and certain regulatory events. CoCos are subject to credit, interest rate, high-yield securities, foreign investments and market risks associated with both debt instruments and equity securities. In March 2023, a Swiss regulator required a write-down of outstanding CoCos to zero, notwithstanding the fact that the equity shares continued to exist and have economic value. It is currently unclear whether regulators of issuers in other jurisdictions will take similar actions. In addition, CoCos have no stated maturity and have fully discretionary coupons.  If the CoCos are converted into the issuer’s underlying equity securities following a conversion event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument, hence worsening the holder’s standing in a bankruptcy proceeding.
Corporate Debt Instruments: Corporate debt instruments are long and short-term debt instruments typically issued by businesses to finance their operations. Corporate debt instruments are issued by public or private issuers, as distinct from debt instruments issued by a government or its agencies. The issuer of a corporate debt instrument typically has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. The broad category of corporate debt instruments includes debt issued by U.S. or non-U.S. issuers of all kinds, including those with small-, mid- and large-capitalizations. The category also includes bank loans, as well as assignments, participations and other interests in bank loans. Corporate debt instruments may be rated investment grade or below investment grade and may be structured as fixed-, variable or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. They may also be senior or subordinated obligations. Because of the wide range of types and maturities of corporate debt instruments, as well as the range of creditworthiness of issuers, corporate debt instruments can have widely varying risk/return profiles.
Corporate debt instruments carry both credit risk and interest rate risk. Credit risk is the risk that an investor could lose money if the issuer of a corporate debt instrument is unable to pay interest or repay principal when it is due. Some corporate debt instruments that are rated below investment grade (commonly referred to as “junk bonds”) are generally considered speculative because they present a greater risk of loss, including default, than higher rated debt instruments. The credit risk of a particular issuer’s debt instrument may vary based on its priority for repayment. For example, higher-ranking (senior) debt instruments have a higher priority than lower ranking (subordinated) debt instruments. This means that the issuer might not make payments on subordinated debt instruments while continuing to make payments on senior debt instruments. In addition, in the event of bankruptcy, holders of higher-ranking senior debt instruments may receive amounts otherwise payable to the holders of more junior securities. The market value of corporate debt instruments may be expected to rise and fall inversely with interest rates generally. In general, corporate debt instruments with longer terms tend to fall more in value when interest rates rise than corporate debt instruments with shorter terms. The value of a corporate debt instrument may also be affected by supply and demand for similar or comparable securities in the marketplace. Fluctuations in the value of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in NAV. Corporate debt instruments generally trade in the over-the-counter market and can be less liquid than other types of investments, particularly during adverse market and economic conditions.
Credit-Linked Notes: Credit-linked notes are privately negotiated obligations whose returns are linked to the returns of one or more designated securities or other instruments that are referred to as “reference securities,” such as an emerging market bond. A credit-linked note typically is issued by a special purpose trust or similar entity and is a direct obligation of the issuing entity. The entity, in turn, invests in debt instruments or derivative contracts in order to provide the exposure set forth in the credit-linked note. The periodic interest payments and principal obligations payable under the terms of the note typically are conditioned upon the entity’s receipt of payments on its underlying investment. Purchasing a credit-linked note assumes the risk of the default or, in some cases, other declines in credit quality of the reference securities. There is also exposure to the issuer of the credit-linked note in the full amount of the purchase price of the note and the note is often not secured by the reference securities or other collateral.
The market for credit-linked notes may be or may become illiquid. The number of investors with sufficient understanding to support transacting in the notes may be quite limited, and may include only the parties to the original purchase/sale transaction. Changes in liquidity may result in significant, rapid and unpredictable changes in the value for credit-linked notes. In certain cases, a market price for a credit-linked note may not be available and it may be difficult to determine a fair value of the note.

Depositary Receipts: Depositary receipts are typically trust receipts issued by a U.S. bank or trust company that evince an indirect interest in underlying securities issued by a foreign entity, and are in the form of sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).
Generally, ADRs are publicly traded on a U.S. stock exchange or in the OTC market, and are denominated in U.S. dollars, and the depositaries are usually a U.S. financial institution, such as a bank or trust company, but the underlying securities are issued by a foreign issuer.
GDRs may be traded in any public or private securities markets in U.S. dollars or other currencies and generally represent securities held by institutions located anywhere in the world. For GDRs, the depositary may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer.
EDRs are generally issued by a European bank and traded on local exchanges.
Depositary receipts may be sponsored or unsponsored. Although the two types of depositary receipt facilities are similar, there are differences regarding a holder’s rights and obligations and the practices of market participants. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depositary), although most sponsored depositary receipt holders may bear costs such as deposit and withdrawal fees. Depositaries of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and financial information to the depositary receipt holders at the underlying issuer’s request. Holders of unsponsored depositary receipts, which are created independently of the issuer of the underlying security, generally bear all the costs of the facility. The depositary usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights with respect to the underlying securities to depositary receipt holders. As a result, available information concerning the issuer of an unsponsored depositary receipt may not be as current as for sponsored depositary receipts, and the prices of unsponsored depositary receipts may be more volatile than if such instruments were sponsored by the issuer.
In addition, a depositary or issuer may unwind its depositary receipt program, or the relevant exchange may require depositary receipts to be delisted, which could require a Portfolio to sell its depositary receipts (potentially at disadvantageous prices) or to convert them into shares of the underlying non-U.S. security (which could adversely affect their value or liquidity). Depositary receipts also may be subject to illiquidity risk, and trading in depositary receipts may be suspended by the relevant exchange.
ADRs, GDRs and EDRs are subject to many of the same risks associated with investing directly in foreign issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities it will be subject to the currency risk of both the investment in the depositary receipt and the underlying securities. The value of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Derivative Instruments: Derivatives are financial contracts whose values change based on changes in the values of one or more underlying assets or the difference between underlying assets. Underlying assets may include a security or other financial instrument, asset, currency, interest rate, credit rating, commodity, volatility measure, or index. Examples of derivative instruments include swap agreements, forward commitments, futures contracts, and options. Derivatives may be traded on contract markets or exchanges, or may take the form of contractual arrangements between private counterparties. Investing in derivatives involves counterparty risk, particularly with respect to contractual arrangements between private counterparties. Derivatives can be highly volatile and involve risks in addition to, and potentially greater than, the risks of the underlying asset(s). Gains or losses from derivatives can be substantially greater than the derivatives’ original cost and can sometimes be unlimited. Derivatives typically involve leverage. Derivatives can be complex instruments and can involve analysis and processing that differs from that required for other investment types. If the value of a derivative does not correlate well with the particular market or other asset class the derivative is intended to provide exposure to, the derivative may not have the effect intended. Derivatives can also reduce the opportunity for gains or result in losses by offsetting positive returns in other investments. Derivatives can be less liquid than other types of investments. Legislation and regulation of derivatives in the United States and other countries, including margin, clearing, trading, reporting, and position limits, may make derivatives more costly and/or less liquid, limit the availability of certain types of derivatives, cause changes in the use of derivatives, or otherwise adversely affect the use of derivatives.
Certain derivative transactions require margin or collateral to be posted to and/or exchanged with a broker, prime broker, futures commission merchant, exchange, clearing house, or other third party, whether directly or through a segregated custodial account. If an entity holding the margin or collateral becomes bankrupt or insolvent or otherwise fails to perform its obligations due to financial difficulties, there could be delays and/or losses in liquidating open positions purchased or sold through such entity and/or recovering amounts owed, including a loss of all or part of its collateral or margin deposits with such entity.
Some derivatives may be used for “hedging,” meaning that they may be used when the manager seeks to protect investments from a decline in value, which could result from changes in interest rates, market prices, currency fluctuations, and other market factors. Derivatives may also be used when the manager seeks to increase liquidity; implement a cash management strategy; invest in a particular stock, bond, or segment of the market in a more efficient or less expensive way; modify the characteristics of portfolio investments; and/or to enhance return. However, when derivatives are used, their successful use is not assured and will depend upon the manager’s ability to predict and understand relevant market movements.

Derivatives Regulation: The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The EU, the UK, and certain other jurisdictions have implemented or are in the process of implementing similar requirements, which will affect derivatives transactions with a counterparty organized in, or otherwise subject to, the EU’s or other jurisdiction’s derivatives regulations. Clearing rules and other rules and regulations could, among other things, restrict a registered investment company's ability to engage in, or increase the cost of, derivatives transactions, for example, by eliminating the availability of some types of derivatives, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. While these rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (e.g., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency, or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, central clearing and related requirements may expose investors to different kinds of costs and risks. For example, in the event of a counterparty's (or its affiliate's) insolvency, a Portfolio's ability to exercise remedies (such as the termination of transactions, netting of obligations and realization on collateral) could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU, the UK and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the liabilities of counterparties who are subject to such proceedings in the EU and the UK could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”).
Additionally, U.S. regulators, the EU, the UK, and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. These regulations have had a material impact on the use of uncleared derivatives. These rules impose minimum margin requirements on derivatives transactions between a registered investment company and its counterparties and in certain cases increase the amount of margin required. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.
Short sales are subject to certain SEC regulations and certain EU and UK regulations (under which there are restrictions on net short sales in certain securities). If the SEC or regulatory authorities in other jurisdictions were to adopt additional restrictions regarding short sales, they could restrict a Portfolio's ability to engage in short sales in certain circumstances, and the Portfolio may be unable to execute its investment strategy as a result. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans or other restrictions on short sales of certain securities or on derivatives and other hedging instruments used to achieve a similar economic effect. Such bans or other restrictions may make it impossible for a Portfolio to execute certain investment strategies and may have a material adverse effect on a Portfolio's ability to generate returns. See also “Risks of transactions in futures contracts and related options” for more information.
The SEC adopted Rule 18f-4 under the 1940 Act (“Rule 18f-4”), related to the use of derivatives, reverse repurchase agreements, and certain other transactions by registered investment companies. In connection with the adoption of Rule 18f-4, the SEC withdrew prior guidance requiring compliance with an asset segregation framework for covering certain derivative instruments and related transactions. Rule 18f-4, like the prior guidance, provides a mechanism by which a Portfolio is able to engage in derivatives transactions, even if the derivatives are considered to be “senior securities” for purposes of Section 18 of the 1940 Act, and it is expected that a Portfolio will continue to rely on that exemption, to the extent applicable. Rule 18f-4, among other things, requires a fund to apply value-at-risk (“VaR”) leverage limits to its investments in derivatives transactions and certain other transactions that create future payment and delivery obligations as well as implement a derivatives risk management program. Generally, these requirements apply unless a fund satisfies Rule 18f-4's “limited derivatives users” exception. When a fund invests in reverse repurchase agreements or similar financing transactions, including certain tender option bonds, Rule 18f-4 requires the fund to either aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio or treat all such transactions as derivatives transactions.
Exclusions of the Investment Adviser from commodity pool operator definition: With respect to each Portfolio, the Investment Adviser has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (the “CEA”) and the rules thereunder and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, with respect to each Portfolio, the Investment Adviser is relying upon a related exclusion from the definition of “commodity trading advisor” under the CEA and the rules of the CFTC.
The terms of the CPO exclusion require each Portfolio, among other things, to adhere to certain limits on its exposure to “commodity interests.” Commodity interests include futures, options on futures, and certain swaps, which, in turn, include non-deliverable forward currency contracts. Compliance with the terms of the CPO exclusion may limit the ability of the Investment Adviser to manage the investment program of each Portfolio in the same manner as it would in the absence of the exclusion. Each Portfolio is not intended as a vehicle for trading in the commodity interests markets. The CFTC has neither reviewed nor approved the Investment Adviser’s reliance on the exclusion, or each Portfolio, its investment strategies, or this SAI.
Emerging Markets Investments: Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment activity as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to a base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Investing through Bond Connect: Chinese debt instruments trade on the China Interbank Bond Market (“CIBM”) and may be purchased through a market access program that is designed to, among other things, enable foreign investment in the People’s Republic of China (“Bond Connect”). There are significant risks inherent in investing in Chinese debt instruments, similar to the risks of other debt instruments markets in emerging markets. The prices of debt instruments traded on the CIBM may fluctuate significantly due to low trading volume and potential lack of liquidity. The rules to access debt instruments that trade on the CIBM through Bond Connect are relatively new and subject to change, which may adversely affect a Portfolio's ability to invest in these instruments and to enforce its rights as a beneficial owner of these instruments. Trading through Bond Connect is subject to a number of restrictions that may affect a Portfolio’s investments and returns.
Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in China, which could pose risks to a Portfolio. CIBM does not support all trading strategies (such as short selling) and investments in Chinese debt instruments that trade on the CIBM are subject to the risks of suspension of trading without cause or notice, trade failure or trade rejection and default of securities depositories and counterparties. Furthermore, Chinese debt instruments purchased via Bond Connect will be held via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit (“CMU”) maintained with a China-based depository (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing House (“SCH”)). A Portfolio’s ownership interest in these Chinese debt instruments will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of a Portfolio’s Hong Kong sub-custodian. Therefore, a Portfolio’s ability to enforce its rights as a bondholder may depend on CMU’s ability or willingness as record-holder of the bonds to enforce the Portfolio’s rights as a bondholder. Additionally, the omnibus manner in which Chinese debt instruments are held could expose a Portfolio to the credit risk of the relevant securities depositories and a Portfolio’s Hong Kong sub-custodian. While a Portfolio holds a beneficial interest in the instruments it acquires through Bond Connect, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership. Moreover, Chinese debt instruments acquired through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.
A Portfolio’s investments in Chinese debt instruments acquired through Bond Connect are generally subject to a number of regulations and restrictions, including Chinese securities regulations and listing rules, loss recovery limitations and disclosure of interest reporting obligations. A Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect can only operate when both China and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. The rules applicable to taxation of Chinese debt instruments acquired through Bond Connect remain subject to further clarification. Uncertainties in the Chinese tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for a Portfolio, which may negatively affect investment returns for shareholders.
Investing through Stock Connect: A Portfolio may, directly or indirectly (through, for example, participation notes or other types of equity-linked notes), purchase shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange (“China A-Shares”) through the Shanghai-Hong Kong Stock Connect (“Stock Connect”), a mutual market access program designed to, among other things, enable foreign investment in the People’s Republic of China (“PRC”) via brokers in Hong Kong. There are significant risks inherent in investing in China A-Shares through Stock Connect. The underdeveloped state of PRC’s investment and banking systems subjects the settlement, clearing, and registration of China A-Shares transactions to heightened risks. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if either or both markets are closed on a U.S. trading day, a Portfolio may not be able to dispose of its China A-Shares in a timely manner, which could adversely affect the Portfolio’s performance. PRC regulations require that a Portfolio that wishes to sell its China A-Shares pre-deliver the China A-Shares to a broker. If the China A-Shares are not in the broker’s possession before the market opens on the day of sale, the sell order will be rejected. This requirement could also limit a Portfolio’s ability to dispose of its China A-Shares purchased through Stock Connect in a timely manner. Additionally, Stock Connect is subject to daily quota limitations on purchases of China A Shares. Once the daily quota is reached, orders to purchase additional China A-Shares through Stock Connect will be rejected. A Portfolio’s investment in China A-Shares may only be traded through Stock Connect and is not otherwise transferable. Stock Connect utilizes an omnibus clearing structure, and the Portfolio’s shares will be registered in its custodian’s name on the Central Clearing and Settlement System. This may limit the ability of the Investment Adviser or Sub-Adviser to effectively manage a Portfolio, and may expose the Portfolio to the credit risk of its custodian or to greater risk of expropriation. Investment in China A-Shares through Stock Connect may be available only through a single broker that is an affiliate of the Portfolio’s custodian, which may affect the quality of execution provided by such broker. Stock Connect restrictions could also limit the ability of a Portfolio to sell its China A-Shares in a timely manner, or to sell them at all. Further, different fees, costs and taxes are imposed on foreign investors acquiring China A-Shares acquired through Stock Connect, and these fees, costs and taxes may be higher than comparable fees, costs and taxes imposed on owners of other securities providing similar investment exposure. Stock Connect trades are settled in Renminbi (“RMB”), the official currency of PRC, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.

Eurodollar and Yankee Dollar Instruments: Eurodollar instruments are bonds that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Eurodollar instruments are usually issued on behalf of multinational companies and foreign governments by large underwriting groups composed of banks and issuing houses from many countries. The Eurodollar market is relatively free of regulations resulting in deposits that may pay somewhat higher interest than onshore markets. Their offshore locations make them subject to political and economic risk in the country of their domicile. Yankee dollar instruments are U.S. dollar-denominated bonds issued in the United States by foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers and may carry the same risks as investing in foreign (non-U.S.) securities.
Floating or Variable Rate Instruments: Variable and floating rate instruments are a type of debt instrument that provides for periodic adjustments in the interest rate paid on the instrument. Variable rate instruments provide for the automatic establishment of a new interest rate on set dates, while floating rate instruments provide for an automatic adjustment in the interest rate whenever a specified interest rate changes. Variable rate instruments will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.
There is a risk that the current interest rate on variable and floating rate instruments may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Some variable or floating rate instruments are structured with liquidity features such as: (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries; or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt instruments (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer’s declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker-dealer to make a secondary market for such instruments. As a result, variable or floating rate instruments that include market-dependent liquidity features may lose value and the holders of such instruments may be required to retain them for an extended period of time or indefinitely.
Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate instruments than on the market value of comparable debt instruments. Thus, investing in variable and floating rate instruments generally allows less potential for capital appreciation and depreciation than investing in comparable debt instruments.
Foreign (Non-U.S.) Currencies: Investments in issuers in different countries are often denominated in foreign currencies. Changes in the values of those currencies relative to the U.S. dollar may have a positive or negative effect on the values of investments denominated in those currencies. Investments may be made in currency exchange contracts or other currency-related transactions (including derivatives transactions) to manage exposure to different currencies. Also, these contracts may reduce or eliminate some or all of the benefits of favorable currency fluctuations. The values of foreign currencies may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the EMU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of portfolio investments. Some foreign countries have managed currencies, which do not float freely against the U.S. dollar.
Foreign (Non-U.S.) Investments: Investments in non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in U.S. issuers. Similar risks may apply to instruments traded on a U.S. exchange that are issued by issuers with significant exposure to non-U.S. countries. The less developed a country’s securities market is, the greater the level of risk. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. instruments are normally denominated and traded in currencies other than the U.S. dollar, the value of the assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. issuer than about a U.S. issuer, and many non-U.S. issuers are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign (non-U.S.) security trading, settlement, and custodial practices (including those involving securities settlement where the assets may be released prior to receipt of payment) are often less well developed than those in U.S. markets, and may result in increased risk of substantial delays in the event of a failed trade or in insolvency of, or breach of obligation by, a foreign broker-dealer, securities depository, or foreign sub-custodian. Non-U.S. transaction costs, such as brokerage commissions and custody costs, may be higher than in the United States. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, imposition of tariffs or other economic and trade sanctions, entering or exiting trade or other intergovernmental agreements, confiscatory taxation, political or financial instability, and diplomatic developments that could adversely affect the values of the investments in certain non-U.S. countries. In certain foreign markets an issuer’s securities are blocked from trading at the custodian or sub-custodian level for a specified number of days before and, in certain instances, after a shareholder meeting where such shares are voted. This is referred to as “share blocking.” The blocking period can last up to several weeks. Share blocking may prevent buying or selling securities during this period, because during the time shares are blocked, trades in such securities will not settle. It may be difficult or impossible to lift blocking restrictions, with the particular requirements varying widely by country. Economic or other sanctions imposed on a foreign country or issuer by the U.S., or on the U.S. by a foreign country, could impair a Portfolio’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a foreign (non-U.S.) security. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries.

Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited.
Europe: European financial markets are vulnerable to volatility and losses arising from concerns about the potential exit of member countries from the EU and/or the Economic and Monetary Union of the European Union (the “EMU”) and, in the latter case, the reversion of those countries to their national currencies. Defaults by EMU member countries on sovereign debt, as well as any future discussions about exits from the EMU, may negatively affect a Portfolio’s investments in the defaulting or exiting country, in issuers, both private and governmental, with direct exposure to that country, and in European issuers generally. The UK left the EU on January 31, 2020 (commonly known as “Brexit”). The UK and the EU entered into a Trade and Cooperation Agreement that sets out the agreement for certain parts of the future relationship from January 1, 2021, but uncertainty remains in certain areas regarding the future UK-EU relationship.
From January 1, 2021, EU laws ceased to apply in the UK, with many being assimilated into UK law. The UK government has enacted legislation to repeal, replace or make substantial amendments to these laws, with a view to them being replaced by purely domestic legislation. The process of revoking EU laws and replacing them with bespoke UK laws has already begun, creating unpredictable consequences for financial markets and investments. Brexit could significantly impact the UK, European, and global macroeconomic conditions, leading to prolonged political, legal, regulatory, tax, and economic uncertainty. This uncertainty may affect opportunities, pricing, availability, and cost of financing, regulation, values, or exit opportunities of companies or assets based in, doing business with, or having significant relationships in the UK or EU.
Forward Commitments: Forward commitments are contracts to purchase securities for a fixed price at a future date beyond customary settlement time. A forward commitment may be disposed of prior to settlement. Such a disposition would result in the realization of short-term profits or losses.
Payment for the securities pursuant to one of these transactions is not required until the delivery date. However, the purchaser assumes the risks of ownership (including the risks of price and yield fluctuations) and the risk that the security will not be issued or delivered as anticipated. If a Portfolio makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.
Forward Currency Contracts: A forward currency contract is an obligation to purchase or sell a specified currency against another currency at a future date and price as agreed upon by the parties. Forward contracts usually are entered into with banks and broker-dealers and usually are for less than one year, but may be renewed. Forward contracts may be held to maturity and make the contemplated payment and delivery, or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a Portfolio would be able to close out a forward currency contract at a favorable price or time prior to maturity.
Forward currency transactions may be used for hedging purposes. For example, a Portfolio might sell a particular currency forward if it holds bonds denominated in that currency but the Investment Adviser (or Sub-Adviser, if applicable) anticipates, and seeks to protect the Portfolio against, a decline in the currency against the U.S. dollar. Similarly, a Portfolio might purchase a currency forward to “lock in” the dollar price of securities denominated in that currency which the Investment Adviser (or Sub-Adviser, if applicable) anticipates purchasing for the Portfolio.
Hedging against a decline in the value of a currency does not limit fluctuations in the prices of portfolio securities or prevent losses to the extent they arise from factors other than changes in currency exchange rates. In addition, hedging transactions may limit opportunities for gain if the value of the hedged currency should rise. Moreover, it may not be possible to hedge against a devaluation that is so generally anticipated that no contracts are available to sell the currency at a price above the devaluation level it anticipates. The cost of engaging in currency exchange transactions varies with such factors as the currency involved, the length of the contract period, and prevailing market conditions. Because currency exchange transactions are usually conducted on a principal basis, no fees or commissions are involved.
Futures Contracts: A futures contract is an agreement between two parties to buy or sell in the future a specific quantity of an underlying asset at a specific price and time agreed upon when the contract is made. Futures contracts are traded in the U.S. only on commodity exchanges or boards of trade - known as “contract markets” - approved for such trading by the CFTC, and must be executed through a futures commission merchant (also referred to herein as a “broker”) which is a member of the relevant contract market. Futures are subject to the creditworthiness of the futures commission merchant(s) and clearing organizations involved in the transaction.
Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying asset). For instance, the sale of physically settled futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying asset called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.

Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. See, for example, “Index Futures Contracts” below.
The value of a futures contract typically fluctuates in correlation with the increase or decrease in the value of the underlying asset. The buyer of a futures contract enters into an agreement to purchase the underlying asset on the settlement date and is said to be “long” the contract. The seller of a futures contract enters into an agreement to sell the underlying asset on the settlement date and is said to be “short” the contract.
The purchaser or seller of a futures contract is not required to deliver or pay for the underlying asset unless the contract is held until the settlement date. The purchaser or seller of a futures contract is required to deposit “initial margin” with a futures commission merchant when the futures contract is entered into. Initial margin is typically calculated as a percentage of the contract's notional amount. A futures contract is valued daily at the official settlement price of the exchange on which it is traded. Each day cash is paid or received, called “variation margin,” equal to the daily change in value of the futures contract. The minimum initial margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Additional margin may be required by the futures commission merchant.
The risk of loss in trading futures contracts can be substantial, because of the low margin required, the extremely high degree of leverage involved in futures pricing, and the potential high volatility of the futures markets. As a result, a relatively small price movement in a futures position may result in immediate and substantial loss (or gain) to the investor. Thus, a purchase or sale of a futures contract may result in unlimited losses. In the event of adverse price movements, an investor would continue to be required to make daily cash payments to maintain its required margin. In addition, on the settlement date, an investor may be required to make or take delivery of the assets underlying the futures positions it holds.
Futures can be held until their settlement dates, or can be closed out by offsetting purchases or sales of futures contracts before then if a liquid market is available. It may not be possible to liquidate or close out a futures contract at any particular time or at an acceptable price and an investor would remain obligated to meet margin requirements until the position is closed. Moreover, most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially resulting in substantial losses. The inability to close futures positions could require maintaining a futures positions under circumstances where the manager would not otherwise have done so, resulting in losses.
If a Portfolio buys or sells a futures contract as a hedge to protect against a decline in the value of a portfolio investment, changes in the value of the futures position may not correlate as expected with changes in the value of the portfolio investment. As a result, it is possible that the futures position will not provide the desired hedging protection, or that money will be lost on both the futures position and the portfolio investment.
Index Futures Contracts: An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities or other assets making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.
Interest Rate Futures Contracts: An interest rate futures contract is an agreement to take or make delivery of either: (i) an amount of cash equal to the difference between the value of a particular interest rate index, debt instrument, or index of debt instruments at the beginning and at the end of the contract period; or (ii) a specified amount of a particular debt instrument at a future date at a price set at the time of the contract. Interest rate futures contracts may be bought or sold in an attempt to protect against the effects of interest rate changes on current or intended investments in debt instruments or generally to adjust the duration and interest rate sensitivity of an investment portfolio. For example, if a Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into interest rate futures contracts for the sale of debt instruments. Such a sale would have much the same effect as selling some of the long-term bonds in a Portfolio’s portfolio. If interest rates did increase, the value of the debt instruments in the portfolio would decline, but the value of the interest rate futures contracts would be expected to increase, subject to the correlation risks described below, thereby keeping the NAV of a Portfolio from declining as much as it otherwise would have.
Similarly, if interest rates were expected to decline, interest rate futures contracts may be purchased to hedge in anticipation of subsequent purchases of long-term bonds at higher prices. Since the fluctuations in the value of the interest rate futures contracts should be similar to that of long-term bonds, an interest rate futures contract may protect against the effects of the anticipated rise in the value of long-term bonds until the necessary cash becomes available or the market stabilizes. At that time, the interest rate futures contracts could be liquidated and cash could then be used to buy long-term bonds on the cash market. Similar results could be achieved by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, the futures market may be more liquid than the cash market in certain cases or at certain times.

Gold Futures Contracts: A gold futures contract is a standardized contract which is traded on a regulated commodity futures exchange, and which provides for the future sale of a specified amount of gold at a specified date, time, and price. If a Portfolio purchases a gold futures contract, it becomes obligated to pay for the gold from the seller in accordance with the terms of the contract. If a Portfolio sells a gold futures contract, it becomes obligated to sell the gold to the purchaser in accordance with the terms of the contract.
A Portfolio’s ability to invest directly in commodities and commodity-linked instruments may be limited by the Portfolio’s intention to qualify as a RIC and could adversely affect the Portfolio’s ability to so qualify. If a Portfolio’s investments in such instruments were to exceed applicable limits or if such investments were to be recharacterized for U.S. federal income tax purposes, the Portfolio might be unable to qualify as a RIC for one or more years, which would adversely affect the value of the Portfolio.
Foreign Currency Futures: Currency futures contracts are similar to currency forward contracts (described above), except that they are traded on exchanges (and always have margin requirements) and are standardized as to contract size and settlement date. Most currency futures call for payment in U.S. dollars. A foreign currency futures contract is a standardized exchange-traded contract for the future sale of a specified amount of a foreign currency at a price set at the time of the contract. Foreign currency futures contracts traded in the U.S. are designed by and traded on exchanges regulated by the CFTC, such as the Chicago Mercantile Exchange, and have margin requirements.
At the maturity of a deliverable currency futures contract, a Portfolio either may accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to futures contracts may be effected only on a commodities exchange or board of trade which provides a market in such contracts. There is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin.
Margin Payments: If a Portfolio purchases or sells a futures contract, it is required to deposit with a futures commission merchant an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a percentage of the amount of the futures contract. This amount is known as “initial margin.” The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to a Portfolio upon termination of the contract, assuming the Portfolio satisfies its contractual obligations.
Subsequent payments to and from the broker occur on a daily basis in a process known as “marking to market.” These payments are called “variation margin” and are made as the value of the futures contract fluctuates. For example, when a Portfolio sells a futures contract and the price of the underlying asset rises above the contract price, the Portfolio’s position declines in value. A Portfolio then pays the broker a variation margin payment generally equal to the difference between the contract price of the futures contract and the market price of the underlying asset. Conversely, if the price of the underlying asset falls below the contract price of the contract, a Portfolio’s futures position increases in value. The broker then must make a variation margin payment generally equal to the difference between the contract price of the futures contract and the market price of the underlying asset. If an exchange or futures commission merchant raises initial margin rates, a Portfolio would have to provide additional capital to cover the higher margin rates which could require closing out other positions earlier than anticipated.
If a Portfolio terminates a position in a futures contract, a final determination of variation margin would be made, additional cash would be paid by or to the Portfolio, and the Portfolio would realize a loss or a gain. Such closing transactions involve additional commission costs.
Options on Futures Contracts: Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying assets. A futures option gives the holder, in return for the premium paid, the right, but not the obligation, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option (or on a specified date, depending on its terms). Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the expiration date suffer a loss of the premium paid (plus transaction costs).
Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling or purchasing an option of the same series, at which time the person entering into the closing sale or purchase transaction will realize a gain or loss. There is no guarantee that such closing sale or purchase transactions can be effected.
A Portfolio would be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above in connection with the discussion on futures contracts. See “Margin Payments” above.
Risks of transactions in futures contracts and related options: Successful use of futures contracts is subject to the ability of the Investment Adviser (or Sub-Adviser, if applicable) to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss when the purchase or sale of a futures contract would not result in a loss, such as when there is no movement in the prices of the underlying futures contracts. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

The use of futures and related options involves the risk of imperfect correlation among movements in the prices of the assets underlying the futures and options, of the options and futures contracts themselves, and, in the case of hedging transactions, of the underlying assets which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Investment Adviser (or Sub-Adviser, if applicable) to forecast market movements such as movements in interest rates correctly. It is possible that, where a Portfolio has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, a Portfolio would lose money on the puts and also experience a decline in value in its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying asset due to certain market distortions. For example, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions, which could distort the normal relationship between the underlying asset and futures markets. The margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions.
There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.
The ability to establish and close out positions will be subject to the development and maintenance of a liquid market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. A Portfolio’s futures commission merchant may limit a Portfolio’s ability to invest in certain futures contracts. Such restrictions may adversely affect a Portfolio’s performance and its ability to achieve its investment objective.
The CFTC, certain foreign (non-U.S.) regulators, and many futures exchanges have established (and continue to evaluate and monitor) limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts. In addition, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, energy, and metals commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with these limits, unless an exemption applies. Thus, even if a Portfolio’s holding does not exceed applicable position limits, it is possible that some or all of the positions in client accounts managed by the Investment Adviser (or Sub-Adviser, if applicable) and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the Investment Adviser (or Sub-Adviser, if applicable) may be affected by the sizes of such aggregate positions. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of a Portfolio. A violation of position limits could also lead to regulatory action materially adverse to a Portfolio’s investment strategy. A Portfolio may also be affected by other regimes, including those of the EU and UK, and trading venues that impose position limits on commodity derivative contracts.
Guaranteed Investment Contracts: Guaranteed Investment Contracts (“GICs”) are issued by insurance companies. An insurance company issuing a GIC typically agrees, in return for the purchase price of the contract, to pay interest at an agreed upon rate (which may be a fixed or variable rate) and to repay principal. GICs typically guarantee that the interest rate will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the insurance company’s general assets. Generally, a GIC is not assignable or transferable without the permission of the issuing insurance company, and an active secondary market in GICs does not currently exist. In addition, the issuer may not be able to pay the principal amount to a Portfolio on seven days’ notice or less, at which time the investment may be considered illiquid securities. GICs are not backed by the U.S. government nor are they insured by the FDIC. GICs are generally guaranteed only by the insurance companies that issue them.
High-Yield Securities: High-yield securities (commonly referred to as “junk bonds”) are debt instruments that are rated below investment grade. Investing in high-yield securities involves special risks in addition to the risks associated with investments in higher rated debt instruments. While investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, investments in high-yield securities typically entail greater price volatility as well as principal and income risk. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality debt instruments.
High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high-yield securities are likely to be sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of a highly leveraged issuer to make principal and interest payments on its debt instruments. If an issuer of high-yield securities defaults, in addition to risking payment of all or a portion of interest and principal, additional expenses to seek recovery may be incurred.
The secondary market on which high-yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which a high-yield security could be sold, and could adversely affect daily NAV. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for higher grade securities, it may be more difficult to value lower rated securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Each credit rating agency applies its own methodology in measuring creditworthiness and uses a specific rating scale to publish its ratings. For more information on credit agency ratings, please see Appendix A. Furthermore, high-yield debt instruments may not be registered under the 1933 Act, and, unless so registered, a Portfolio will not be able to sell such high-yield debt instruments except pursuant to an exemption from registration under the 1933 Act. This may further limit a Portfolio's ability to sell high-yield debt instruments or to obtain the desired price for such securities.
Special tax considerations are associated with investing in high-yield securities structured as zero-coupon or pay-in-kind instruments. Income accrues on these instruments prior to the receipt of cash payments, which income must be distributed to shareholders when it accrues, potentially requiring the liquidation of other investments, including at times when such liquidation may not be advantageous, in order to comply with the distribution requirements applicable to RICs under the Code.
Hybrid Instruments: A hybrid instrument may be a debt instrument, preferred stock, depositary share, trust certificate, warrant, convertible security, certificate of deposit or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption or retirement, is determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, commodities, indexes, economic factors or other measures, including interest rates, currency exchange rates, or commodities or securities indices, or other indicators. Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stocks with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity.
Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, a Portfolio may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a U.S. dollar-denominated hybrid instrument whose redemption price is linked to the average three-year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level and payoffs of less than par if rates were above the specified level. Furthermore, a Portfolio could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give a Portfolio the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transactions costs. Of course, there is no guarantee that the strategy would be successful, and a Portfolio could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instrument.
Risks of Investing in Hybrid Instruments: The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, swaps, options, futures and currencies. An investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument. The risks of a particular hybrid instrument will depend upon the terms of the instrument, but may include the possibility of significant changes in the benchmark(s) or the prices of the underlying assets to which the instrument is linked. Such risks generally depend upon factors unrelated to the operations or credit quality of the issuer of the hybrid instrument, which may not be foreseen by the purchaser, such as economic and political events, the supply and demand profiles of the underlying assets and interest rate movements. Hybrid instruments may be highly volatile.
The return on a hybrid instrument will be reduced by the costs of the swaps, options, or other instruments embedded in the instrument.
Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in an underlying asset may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the underlying asset may not move in the same direction or at the same time.
Hybrid instruments may bear interest or pay preferred dividends at below market (or even nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). Leverage risk occurs when the hybrid instrument is structured so that a given change in an underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.
If a hybrid instrument is used as a hedge against, or as a substitute for, a portfolio investment, the hybrid instrument may not correlate as expected with the portfolio investment, resulting in losses. While hedging strategies involving hybrid instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other investments.
Hybrid instruments may also carry liquidity risk since the instruments are often “customized” to meet the portfolio needs of a particular investor. A Portfolio may be prohibited from transferring a hybrid instrument, or the number of possible purchasers may be limited by applicable law or because few investors have an interest in purchasing such a customized product. Because hybrid instruments are typically privately negotiated contracts between two parties, the value of a hybrid instrument will depend on the willingness and ability of the issuer of the instrument to meet its obligations. Hybrid instruments also may not be subject to regulation by the CFTC, which generally regulates the trading of futures, options on futures, and certain swaps.

Synthetic Convertible Securities: Synthetic convertible securities are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt instrument and a warrant or option, which enables the Portfolio to have a convertible-like position with respect to a company, group of companies, or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then-current value of the underlying security. Unlike a true convertible security, a synthetic convertible security comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible security is the sum of the values of its debt component and its convertible component. For this reason, the value of a synthetic convertible security and a true convertible security may respond differently to market fluctuations.
Illiquid Securities: Illiquid investment means any investment that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. A Portfolio may not invest more than 15% of its net assets in illiquid investments. With the exception of money market funds, Rule 22e-4 under the 1940 Act requires a Portfolio to adopt a liquidity risk management program to assess and manage its liquidity risk. Under its program, a Portfolio is required to classify its investments into specific liquidity categories and monitor compliance with limits on investments in illiquid securities. While the liquidity risk management program attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and it may not reduce the liquidity risk inherent in a Portfolio’s investments.
Initial Public Offerings: The value of an issuer’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in an IPO may be held for a very short period of time. As a result, investments in IPOs may increase portfolio turnover, which increases brokerage and administrative costs and may result in additional distributions to shareholders. Investors in IPOs can be adversely affected by substantial dilution of the value of their shares due to sales of additional shares, and by concentration of control in existing management and principal shareholders.
Investments in IPOs may have a substantial beneficial effect on investment performance. Investment returns earned during a period of substantial investment in IPOs may not be sustained during other periods of more limited, or no, investments in IPOs. In addition, as an investment portfolio increases in size, the impact of IPOs on performance will generally decrease. Investment in securities offered in an IPO may lose money. There can be no assurance that investments in IPOs will be available or improve performance. Investments in secondary public offerings may be subject to certain of the foreign investment risks. A Portfolio will not necessarily participate in an IPO in which other mutual funds or accounts managed by the Investment Adviser or Sub-Adviser participate.
Mortgage-Related Securities: Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. There may also be investments in debt instruments which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).
Financial downturns (particularly an increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment) may adversely affect the market for mortgage-related securities. Many so-called sub-prime mortgage pools become distressed during periods of economic distress and may trade at significant discounts to their face value during such periods. In addition, for mortgage-related securities, when market conditions result in an increase in the default rates on the underlying mortgages and the foreclosure values of the underlying real estate are below the outstanding amount of the underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and value. Certain types of real estate may be adversely affected by changing usage trends, such as office buildings as a result of work-from-home practices and commercial facilities as a result of an increase in online shopping, which could in turn result in defaults and declines in value of mortgage-related securities secured by such properties. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors may cause certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. government will take further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk of losses on mortgage-related securities.
Mortgage Pass-Through Securities: Interests in pools of mortgage-related securities differ from other forms of debt instruments, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has in the past experienced difficulties that may adversely affect the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased in the past and may continue to increase, and a decline in or flattening of housing values (as has occurred in the past and which may continue to occur in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Due largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
Adjustable Rate Mortgage-Backed Securities: Adjustable rate mortgage-backed securities (“ARM MBSs”) have interest rates that reset at periodic intervals. Acquiring ARM MBSs permits participation in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARM MBSs are based. Such ARM MBSs generally have higher current yield and lower price fluctuations than is the case with more traditional debt instruments of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, there can be reinvestment in the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARM MBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, there is no benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARM MBSs behave more like debt instruments and less like adjustable rate debt instruments and are subject to the risks associated with debt instruments. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Agency Mortgage-Related Securities: The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”). Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved sellers/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. government. FHLMC is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government.
On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.
FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
The future status and role of FNMA and FHLMC could be impacted by various actions and developments, including actions taken by the FHFA in FHFA's role as conservator, restrictions placed on FNMA and FHLMC, and future legislative and regulatory actions and developments that alter the operations, ownership, structure and/or mission of FNMA and FHLMC. Such developments may, in turn, impact the value of securities issued or guaranteed by FNMA and FHLMC, which could cause a Fund to lose value.
To the extent third party entities involved with mortgage-backed securities issued by private issuers are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-backed securities, including each Portfolio. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including each Portfolio, to cover legal or related costs. Any such action could result in losses to each Portfolio.
Collateralized Mortgage Obligations: Collateralized Mortgage Obligations (“CMOs”) are debt obligations of a legal entity that are collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams. The issuer of a series of mortgage pass-through securities may elect to be treated as a REMIC. REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities, but unlike CMOs, which are required to be structured as debt instruments, REMICs may be structured as indirect ownership interests in the underlying assets of the REMICs themselves. Although CMOs and REMICs differ in certain respects, characteristics of CMOs described below apply in most cases to REMICs as well.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, there may be investments in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. A manager may invest in various tranches of CMO bonds, including support bonds.
CMO Residuals: CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Mortgage-Related Securities—Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances, the initial investment in a CMO residual may never be fully recouped.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom may not, have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability.
Commercial Mortgage-Backed Securities: Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Reverse Mortgage-Related Securities and Other Mortgage-Related Securities: Reverse mortgage-related securities and other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt instruments issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U.S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events.
Stripped Mortgage-Backed Securities: SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO class”), while the other class will receive all of the principal (the principal-only or “PO class”). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, there may be failure to recoup some or all of the initial investment in these securities even if the security is in one of the highest rating categories.
Privately Issued Mortgage-Related Securities: Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets certain investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Mortgage-related securities without insurance or guarantees may be bought if, through an examination of the loan experience and practices of the originators/servicers and poolers, the Investment Adviser or Sub-Adviser determines that the securities meet certain quality standards. Securities issued by certain private organizations may not be readily marketable.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities are originated, packaged and serviced by third party entities. It is possible that these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms.
Mortgage-related securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities, are not subject to the investment restrictions related to industry concentration by virtue of the exclusion from that test available to all U.S. government securities. The assets underlying such securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. government securities nor U.S. government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
Tiered Index Bonds: Tiered index bonds are relatively new forms of mortgage-related securities. The interest rate on a tiered index bond is tied to a specified index or market rate. So long as this index or market rate is below a predetermined “strike” rate, the interest rate on the tiered index bond remains fixed. If, however, the specified index or market rate rises above the “strike” rate, the interest rate of the tiered index bond will decrease. Thus, under these circumstances, the interest rate on a tiered index bond, like an inverse floater, will move in the opposite direction of prevailing interest rates, with the result that the price of the tiered index bond may be considerably more volatile than that of a fixed-rate bond.
Municipal Securities: Municipal securities are debt instruments issued by state and local governments, municipalities, territories and possessions of the United States, regional government authorities, and their agencies and instrumentalities of states, and multi-state agencies or authorities, the interest of which, in the opinion of bond counsel to the issuer at the time of issuance, is exempt from U.S. federal income tax. Municipal securities include both notes (which have maturities of less than one (1) year) and bonds (which have maturities of one (1) year or more) that bear fixed or variable rates of interest.

In general, municipal securities are issued to obtain funds for a variety of public purposes such as the construction, repair, or improvement of public facilities including airports, bridges, housing, hospitals, mass transportation, schools, streets, water and sewer works. Municipal securities may be issued to refinance outstanding obligations as well as to raise funds for general operating expenses and lending to other public institutions and facilities.
The two principal classifications of municipal securities are “general obligation” securities and “revenue” securities. General obligation securities are obligations secured by the issuer’s pledge of its full faith, credit, and taxing power for the payment of principal and interest. Characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to a particular issuer, and the taxes that can be levied for the payment of debt instruments may be limited or unlimited as to rates or amounts of special assessments. Revenue securities are payable only from the revenues derived from a particular facility, a class of facilities or, in some cases, from the proceeds of a special excise tax. Revenue bonds are issued to finance a wide variety of capital projects including, among others: electric, gas, water, and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Conditions in those sectors may affect the overall municipal securities markets.
Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) to the issuer within a specified number of days following the investor’s request. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the longer-term securities still held could experience substantially more volatility.
Insured municipal debt involves scheduled payments of interest and principal guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the shares.
Municipal securities are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues. The secondary market for municipal bonds typically has been less liquid than that for taxable debt instruments, and this may affect a Portfolio’s ability to sell particular municipal bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.
Prices and yields on municipal bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of municipal bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
Securities, including municipal securities, are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code (including special provisions related to municipalities and other public entities), and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power, ability or willingness of issuers to meet their obligations for the payment of interest and principal on their municipal securities may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal securities or certain segments thereof, or of materially affecting the credit risk with respect to particular securities. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Portfolio’s municipal securities in the same manner.
From time to time, proposals have been introduced before Congress that, if enacted, would have the effect of restricting or eliminating the United States federal income tax exemption for interest on debt instruments issued by states and their political subdivisions. United States federal tax laws limit the types and amounts of tax-exempt bonds issuable for certain purposes, especially industrial development bonds and private activity bonds. Such limits may affect the future supply and yields of these types of municipal securities. Further proposals limiting the issuance of municipal securities may well be introduced in the future.
Industrial Development and Pollution Control Bonds: Industrial development bonds and pollution control bonds, which in most cases are revenue bonds and generally are not payable from the unrestricted revenues of an issuer, are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Consequently, the credit quality of these securities is dependent upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.
Moral Obligation Securities: Moral obligation securities are usually issued by special purpose public authorities. A moral obligation security is a type of state issued municipal bond which is backed by a moral, not a legal, obligation. If the issuer of a moral obligation security cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the restoration of which is a moral commitment, but not a legal obligation, of the state or municipality that created the issuer.
Municipal Lease Obligations and Certificates of Participation: Municipal lease obligations and participations in municipal leases are undivided interests in an obligation in the form of a lease or installment purchase or conditional sales contract which is issued by a state, local government, or a municipal financing corporation to acquire land, equipment, and/or facilities (collectively hereinafter referred to as “Lease Obligations”). Generally Lease Obligations do not constitute general obligations of the municipality for which the municipality’s taxing power is pledged. Instead, a Lease Obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate, and make the payments due under the Lease Obligation. As a result of this structure, Lease Obligations are generally not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities.
Lease Obligations may contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis. If the municipality does not appropriate in its budget enough to cover the payments on the Lease Obligation, the lessor may have the right to repossess and relet the property to another party. Depending on the property subject to the lease, the value of the property may not be sufficient to cover the debt.
In addition to the risk of “non-appropriation,” municipal lease securities may not have as highly liquid a market as conventional municipal bonds.
Short-Term Municipal Obligations: Short-term municipal securities include tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and short-term discount notes. Tax anticipation notes are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due. Revenue anticipation notes are generally issued in expectation of receipt of other kinds of revenue, such as the revenues expected to be generated from a particular project. Bond anticipation notes normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide the money for the repayment of the notes. Construction loan notes are sold to provide construction financing for specific projects. After successful completion and acceptance, many such projects may receive permanent financing through another source. Short-term Discount notes (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow. Revenue anticipation notes, construction loan notes, and short-term discount notes may, but will not necessarily, be general obligations of the issuer.
Options: An option gives the holder the right, but not the obligation, to purchase (in the case of a call option) or sell (in the case of a put option) a specific amount or value of a particular underlying asset at a specific price (called the “exercise” or “strike” price) at one or more specific times before the option expires. The underlying asset of an option contract can be a security, currency, index, future, swap, commodity, or other type of financial instrument. The seller of an option is called an option writer. The purchase price of an option is called the premium. The potential loss to an option purchaser is limited to the amount of the premium plus transaction costs. This will be the case, for example, if the option is held and not exercised prior to its expiration date.
Options can be traded either through established exchanges (“exchange-traded options”) or privately negotiated transactions OTC options. Exchange-traded options are standardized with respect to, among other things, the underlying asset, expiration date, contract size and strike price. The terms of OTC options are generally negotiated by the parties to the option contract which allows the parties greater flexibility in customizing the agreement, but OTC options are generally less liquid than exchange-traded options.
All option contracts involve credit risk if the counterparty to the option contract (e.g., the clearing house or OTC counterparty) or the third party effecting the transaction in the case of cleared options (e.g., futures commission merchant or broker/dealer) fails to perform. The value of an OTC option that is not cleared is dependent on the credit worthiness of the individual counterparty to the contract and may be greater than the credit risk associated with cleared options.
The purchaser of a put option obtains the right (but not the obligation) to sell a specific amount or value of a particular asset to the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical put option can expect to realize a gain if the price of the underlying asset falls. However, if the underlying asset’s price does not fall enough to offset the cost of purchasing the option, the purchaser of a put option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).
The purchaser of a call option obtains the right (but not the obligation) to purchase a specified amount or value of an underlying asset from the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical call option can expect to realize a gain if the price of the underlying asset rises. However, if the underlying asset’s price does not rise enough to offset the cost of purchasing the option, the buyer of a call option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).
The purchaser of a call or put option may terminate its position by allowing the option to expire, exercising the option or closing out its position by entering into an offsetting option transaction if a liquid market is available. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser would complete the purchase or sale, as applicable, of the underlying asset to the option writer at the strike price.
The writer of a put or call option takes the opposite side of the transaction from the option’s purchaser. In return for receipt of the premium, the writer assumes the obligation to buy or sell (depending on whether the option is a put or a call) a specified amount or value of a particular asset at the strike price if the purchaser of the option chooses to exercise it. A call option written on a security or other instrument held by the Portfolio (commonly known as “writing a covered call option”) limits the opportunity to profit from an increase in the market price of the underlying asset above the exercise price of the option. A call option written on securities that are not currently held by the Portfolio is commonly known as “writing a naked call option.” During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase income with minimal capital risk. However, when securities prices increase, a Portfolio would be exposed to an increased risk of loss, because if the price of the underlying asset or instrument exceeds the option’s exercise price, the Portfolio would suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that a Portfolio does not own are riskier than calls written on securities owned by the Portfolio because there is no underlying asset held by the Portfolio that can act as a partial hedge. When such a call is exercised, a Portfolio must purchase the underlying asset to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that a Portfolio does not own have speculative characteristics and the potential for loss is theoretically unlimited. There is also a risk, especially with less liquid preferred and debt instruments, that the asset may not be available for purchase.
Generally, an option writer sells options with the goal of obtaining the premium paid by the option purchaser. If an option sold by an option writer expires without being exercised, the writer retains the full amount of the premium. The option writer’s potential loss is equal to the amount the option is “in-the-money” when the option is exercised offset by the premium received when the option was written. A call option is in-the-money if the value of the underlying asset exceeds the strike price of the option, and so the call option writer’s loss is theoretically unlimited. A put option is in-the-money if the strike price of the option exceeds the value of the underlying asset, and so the put option writer’s loss is limited to the strike price. Generally, any profit realized by an option purchaser represents a loss for the option writer. The writer of an option may seek to terminate a position in the option before exercise by closing out its position by entering into an offsetting option transaction if a liquid market is available. If the market is not liquid for an offsetting option, however, the writer must continue to be prepared to sell or purchase the underlying asset at the strike price while the option is outstanding, regardless of price changes.
If a Portfolio is the writer of a cleared option, the Portfolio is required to deposit initial margin. Additional variation margin may also be required. If a Portfolio is the writer of an uncleared option, the Portfolio may be required to deposit initial margin and additional variation margin.
A physical delivery option gives its owner the right to receive physical delivery (if it is a call), or to make physical delivery (if it is a put) of the underlying asset when the option is exercised. A cash-settled option gives its owner the right to receive a cash payment based on the difference between a determined value of the underlying asset at the time the option is exercised and the fixed exercise price of the option. In the case of physically settled options, it may not be possible to terminate the position at any particular time or at an acceptable price. A cash-settled call conveys the right to receive a cash payment if the determined value of the underlying asset at exercise exceeds the exercise price of the option, and a cash-settled put conveys the right to receive a cash payment if the determined value of the underlying asset at exercise is less than the exercise price of the option.
Combination option positions are positions in more than one option at the same time. A spread involves being both the buyer and writer of the same type of option on the same underlying asset but different exercise prices and/or expiration dates. A straddle consists of purchasing or writing both a put and a call on the same underlying asset with the same exercise price and expiration date.
The principal factors affecting the market value of a put or call option include supply and demand, interest rates, the current market price of the underlying asset in relation to the exercise price of the option, the volatility of the underlying asset and the remaining period to the expiration date.
If a trading market in particular options were illiquid, investors in those options would be unable to close out their positions until trading resumes, and option writers may be faced with substantial losses if the value of the underlying asset moves adversely during that time. There can be no assurance that a liquid market will exist for any particular options product at any specific time. Lack of investor interest, changes in volatility, or other factors or conditions might adversely affect the liquidity, efficiency, continuity, or even the orderliness of the market for particular options. Exchanges or other facilities on which options are traded may establish limitations on options trading, may order the liquidation of positions in excess of these limitations, or may impose other sanctions that could adversely affect parties to an options transaction.
Many options, in particular OTC options, are complex and often valued based on subjective factors. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio.
Foreign Currency Options: Put and call options on foreign currencies may be bought or sold either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options.
Index Options: An index option is a put or call option on a securities index or other (typically securities-related) index. In contrast to an option on a security, the holder of an index option has the right to receive a cash settlement amount upon exercise of the option. This settlement amount is equal to: (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied; by (ii) a fixed “index multiplier.” The index underlying an index option may be a “broad-based” index, such as the S&P 500® Index or the NYSE Composite Index, the changes in value of which ordinarily will reflect movements in the stock market in general. In contrast, certain options may be based on narrower market indices, such as the S&P 100 Index, or on indices of securities of particular industry groups, such as those of oil and gas or technology issuers. A stock index assigns relative values to the stocks included in the index, and the index fluctuates with changes in the market values of the stocks so included. The composition of the index is changed periodically. The risks of purchasing and selling index options are generally similar to the risks of purchasing and selling options on securities.
Other Investment Companies and Pooled Investment Vehicles: Securities of other investment companies and pooled investment vehicles, including shares of closed-end investment companies, unit investment trusts, ETFs, open-end investment companies, and private investment funds represent interests in managed portfolios that may invest in various types of instruments. Investing in another investment company or pooled investment vehicle exposes a Portfolio to all the risks of that other investment company or pooled investment vehicle as well as additional expenses at the other investment company or pooled investment vehicle-level, such as a proportionate share of portfolio management fees and operating expenses. Such expenses are in addition to the expenses a Portfolio pays in connection with its own operations. Investing in a pooled investment vehicle involves the risk that the vehicle will not perform as anticipated. The amount of assets that may be invested in another investment company or pooled investment vehicle or in other investment companies or pooled investment vehicles generally may be limited by applicable law.
The securities of other investment companies, particularly closed-end funds, may be leveraged and, therefore, will be subject to the risks of leverage. The securities of closed-end investment companies and ETFs carry the risk that the price paid or received may be higher or lower than their NAV. Closed-end investment companies and ETFs are also subject to certain additional risks, including the risks of illiquidity and of possible trading halts due to market conditions or other factors.
In making decisions on the allocation of the assets in other investment companies, the Investment Adviser and Sub-Adviser are subject to several conflicts of interest when they serve as the investment adviser and sub-adviser to one or more of the other investment companies. These conflicts could arise because the Investment Adviser or Sub-Adviser or their affiliates earn higher net advisory fees (the advisory fee received less any sub-advisory fee paid and fee waivers or expense subsidies) on some of the other investment companies than others. For example, where the other investment companies have a sub-adviser that is affiliated with the Investment Adviser, the entire advisory fee is retained by a Voya company. Even where the net advisory fee is not higher for other investment companies sub-advised by an affiliate of the Investment Adviser or Sub-Adviser, the Investment Adviser and Sub-Adviser may have an incentive to prefer affiliated sub-advisers for other reasons, such as increasing assets under management or supporting new investment strategies, which in turn would lead to increased income to Voya. Further, the Investment Adviser and Sub-Adviser may believe that redemption from another investment company will be harmful to that investment company, the Investment Adviser and Sub-Adviser or an affiliate. Therefore, the Investment Adviser and Sub-Adviser may have incentives to allocate and reallocate in a fashion that would advance its own economic interests, the economic interests of an affiliate, or the interests of another investment company.
The Investment Adviser has informed the Board that its investment process may be influenced by an affiliated insurance company that issues financial products in which a Portfolio may be offered as an investment option. In certain of those products an affiliated insurance company may offer guaranteed lifetime income or death benefits. The Investment Adviser’s and Sub-Adviser’s investment decisions, including their allocation decisions with respect to the other investment companies, may benefit the affiliated insurance company issuing such benefits. For example, selecting and allocating assets to other investment companies which invest primarily in debt instruments or in a more conservative or less volatile investment style, may reduce the regulatory capital requirements which the affiliated insurance company must satisfy to support its guarantees under its products, may help reduce the affiliated insurance company’s risk from the lifetime income or death benefits, or may make it easier for the insurance company to manage its risk through the use of various hedging techniques.
The Investment Adviser and Sub-Adviser have adopted various policies and procedures that are intended to identify, monitor, and address actual or potential conflicts of interest. Nonetheless, investors bear the risk that the Investment Adviser's and Sub-Adviser’s allocation decisions may be affected by their conflicts of interest.
Exchange-Traded Funds: ETFs are investment companies whose shares trade like a stock throughout the day. Certain ETFs use a “passive” investment strategy and will not attempt to take defensive positions in volatile or declining markets. Other ETFs are actively managed (i.e., they do not seek to replicate the performance of a particular index). The value of an ETF’s shares will change based on changes in the values of the investments it holds. The value of an ETF’s shares will also likely be affected by factors affecting trading in the market for those shares, such as illiquidity, exchange or market rules, and overall market volatility. The market price for ETF shares may be higher or lower than the ETF’s NAV. The timing and magnitude of cash flows in and out of an ETF could create cash balances that act as a drag on the ETF’s performance. An active secondary market in an ETF’s shares may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions or other reasons. Substantial market or other disruptions affecting ETFs could adversely affect the liquidity and value of the shares of a Portfolio to the extent it invests in ETFs. There can be no assurance an ETF’s shares will continue to be listed on an active exchange.
Holding Company Depositary Receipts: Holding Company Depositary Receipts (“HOLDRs”) are securities that represent beneficial ownership in a group of common stocks of specified issuers in a particular industry. HOLDRs are typically organized as grantor trusts, and are generally not required to register as investment companies under the 1940 Act. Each HOLDR initially owns a set number of stocks, and the composition of a HOLDR does not change after issue, except in special cases like corporate mergers, acquisitions or other specified events. As a result, stocks selected for those HOLDRs with a sector focus may not remain the largest and most liquid in their industry, and may even leave the industry altogether. If this happens, HOLDRs invested may not provide the same targeted exposure to the industry that was initially expected. Because HOLDRs are not subject to concentration limits, the relative weight of an individual stock may increase substantially, causing the HOLDRs to be less diversified and creating more risk.
Private Funds: Private funds are private investment funds, pools, vehicles, or other structures, including hedge funds and private equity funds. They may be organized as corporations, partnerships, trusts, limited partnerships, limited liability companies, or any other form of business organization (collectively, “Private Funds”). Investments in Private Funds may be highly speculative and highly volatile and may produce gains or losses at rates that exceed those of a Portfolio’s other holdings and of publicly offered investment pools. Private Funds may engage actively in short selling. Private Funds may utilize leverage without limit and, to the extent a Portfolio invests in Private Funds that utilize leverage, a Portfolio will indirectly be exposed to the risks associated with that leverage and the values of its shares may be more volatile as a result.

Many Private Funds invest significantly in issuers in the early stages of development, including issuers with little or no operating history, issuers operating at a loss or with substantial variation in operation results from period to period, issuers with the need for substantial additional capital to support expansion or to maintain a competitive position, or issuers with significant financial leverage. Such issuers may also face intense competition from others including those with greater financial resources or more extensive development, manufacturing, distribution or other attributes, over which a Portfolio will have no control.
Interests in a Private Fund will be subject to substantial restrictions on transfer and, in some instances, may be non-transferable for a period of years. Private Funds may participate in only a limited number of investments and, as a consequence, the return of a particular Private Fund may be substantially adversely affected by the unfavorable performance of even a single investment. Certain Private Funds may pay their investment managers a fee based on the performance of the Private Fund, which may create an incentive for the manager to make investments that are riskier or more speculative than would be the case if the manager was paid a fixed fee. Many Private Funds are not registered under the 1940 Act and, consequently, such funds are not subject to the restrictions on affiliated transactions and other protections applicable to registered investment companies. The valuations of securities held by Private Funds, which are generally unlisted and illiquid, may be very difficult and will often depend on the subjective valuation of the managers of the Private Funds, which may prove to be inaccurate. Inaccurate valuations of a Private Fund’s portfolio holdings will affect the ability of a Portfolio to calculate its NAV accurately.
Preferred Stocks: Preferred stock represents an equity interest in an issuer that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the issuer.
Preferred stocks may pay fixed or adjustable rates of return. Preferred stock dividends may be cumulative or noncumulative, fixed, participating, auction rate or other. If interest rates rise, a fixed dividend on preferred stocks may be less attractive, causing the value of preferred stocks to decline either absolutely or relative to alternative investments. Preferred stock may have mandatory sinking fund provisions, as well as provisions that allow the issuer to redeem or call the stock.
Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, because a substantial portion of the return on a preferred stock may be the dividend, its value may react similarly to that of a debt instrument to changes in interest rates. An issuer’s preferred stock generally pays dividends only after the issuer makes required payments to holders of its debt instruments and other debt. For this reason, the value of preferred stock will usually react more strongly than debt instruments to actual or perceived changes in the issuer’s financial condition or prospects. Preferred stocks of smaller issuers may be more vulnerable to adverse developments than preferred stock of larger issuers.
Real Estate Securities and Real Estate Investment Trusts: Investments in equity securities of issuers that are principally engaged in the real estate industry are subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, other acts that destroy real property; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. In addition, certain types of real estate may be adversely affected by changing usage trends, such as office buildings as a result of work-from-home practices and commercial facilities as a result of an increase in online shopping, which could in turn result in defaults and declines in value of mortgage-backed securities secured by such properties. To the extent that assets underlying a Portfolio’s investments are concentrated geographically, by property type or in certain other respects, the Portfolio may be subject to certain of the foregoing risks to a greater extent. Investments by a Portfolio in securities of issuers providing mortgage servicing will be subject to the risks associated with refinancing and their impact on servicing rights.
The prices of real estate-related assets generally have not decreased as much as may be expected based on historical correlations between rising interest rates and prices of real estate-related assets. This presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments as well (such as loans, securitized debt, and other debt instruments). This risk is particularly present with respect to commercial real estate-related asset prices, and the value of other investments with a connection to the commercial real estate sector. In addition, if a Portfolio receives rental income or income from the disposition of real property acquired as result of a default on securities the Portfolio owns, the receipt of such income may adversely affect the Portfolio’s ability to qualify as a RIC because of certain income source requirements applicable to RICs under the Code.
REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate-related loans or interests. The affairs of REITs are managed by the REIT's sponsor and, as such, the performance of the REIT is dependent on the management skills of the REIT's sponsor. REITs are not diversified, and are subject to the risks of financing projects. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types, i.e., hotels, shopping malls, residential complexes and office buildings. REITs are subject to management fees and other expenses, and so a Portfolio that invests in REITs will bear its proportionate share of the costs of the REITs’ operations. There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans; the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, failing to maintain their eligibility for favorable tax-treatment under the Code and for exemptions from registration under the 1940 Act, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the issuers of the REITs.
REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of investments in REITs to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, since REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their shareholders, investments in REITs may be adversely affected by defaults on such mortgage loans or leases.
Investing in certain REITs, which often have small market capitalizations, may also involve the same risks as investing in other small-capitalization issuers. REITs may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger issuer securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks such as those included in the S&P 500® Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may involve significant amounts of leverage.
Repurchase Agreements: A repurchase agreement is a contract under which a Portfolio acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Portfolio to resell such security at a fixed time and price. Repurchase agreements may be viewed as loans which are collateralized by the securities subject to repurchase. The value of the underlying securities in such transactions will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, a Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, a Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Portfolio is treated as an unsecured creditor and required to return the underlying collateral to the seller’s estate. To the extent that a Portfolio has invested a substantial portion of its assets in repurchase agreements, the investment return on such assets, and potentially the ability to achieve the investment objectives, will depend on the counterparties’ willingness and ability to perform their obligations under the repurchase agreements. The SEC has finalized new rules requiring the central clearing of certain repurchase transactions involving U.S. Treasuries and compliance with these rules is expected to be required in the middle of 2027. The mandatory clearing of such repurchase transactions could increase the cost of repurchase transactions and impose added operational complexity which could make it more difficult for a Portfolio to execute certain investment strategies.
Restricted Securities: Securities that are legally restricted as to resale (such as those issued in private placements), including securities governed by Rule 144A and Regulation S, and securities that are offered in reliance on Section 4(a)(2) of the 1933 Act, are referred to as “restricted securities.” Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. Due to the absence of a public trading market, restricted securities may be more volatile, less liquid, and more difficult to value than publicly- traded securities. The price realized from the sale of these securities could be less than the amount originally paid or less than their fair value if they are resold in privately negotiated transactions. In addition, these securities may not be subject to disclosure and other investment protection requirements that are afforded to publicly-traded securities. Certain restricted securities represent investments in smaller, less seasoned issuers, which may involve greater risk. The Portfolio may incur additional expenses when disposing of restricted securities, including costs to register the sale of the securities. The Board has delegated to Portfolio management the responsibility for monitoring and determining the liquidity of restricted securities, subject to the Board’s oversight.
Reverse Repurchase Agreements and Dollar Roll Transactions: Reverse repurchase agreements involve sales of portfolio securities to another party and an agreement by a Portfolio to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, a Portfolio continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls involve selling securities (e.g., mortgage-backed securities or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. Mortgage-dollar rolls and U.S. Treasury rolls are types of dollar rolls. During the roll period, principal and interest paid on the securities is not received but proceeds from the sale can be invested.
Reverse repurchase agreement and dollar rolls involve the risk that the market value of the securities to be repurchased under the agreement may decline below the repurchase price. If the buyer of securities under a reverse repurchase agreement or dollar rolls files for bankruptcy or becomes insolvent, such a buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation to repurchase the securities and use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Additionally, reverse repurchase agreements entail many of the same risks as OTC derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. The SEC has finalized new rules requiring the central clearing of certain reverse repurchase transactions involving U.S. Treasuries and compliance with these rules is expected to be required in the middle of 2027. The mandatory clearing of such transactions could increase the cost of such transactions and impose added operational complexity which could make it more difficult for a Portfolio to execute certain investment strategies.
Rights and Warrants: Warrants and rights are types of securities that give a holder a right to purchase shares of common stock. Warrants usually are issued in conjunction with a bond or preferred stock and entitle a holder to purchase a specified amount of common stock at a specified price typically for a period of years. Rights are instruments, frequently distributed to an issuer’s shareholders as a dividend, that usually entitle the holder to purchase a specified amount of common stock at a specified price on a specific date or during a specific period of time (typically for a period of only weeks). The exercise price on a right is normally at a discount from the market value of the common stock at the time of distribution.
Warrants may be used to enhance the marketability of a bond or preferred stock. Rights are frequently used outside of the United States as a means of raising additional capital from an issuer’s current shareholders.
Warrants and rights do not carry with them the right to dividends or to vote, do not represent any rights in the assets of the issuer and may or may not be transferable. Investments in warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities, and expires worthless if it is not exercised on or prior to its expiration date, if any.
Bonds issued with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional debt instruments.
Equity-linked warrants are purchased from a broker, who in turn is expected to purchase shares in the local market. If a Portfolio exercises its warrant, the shares are expected to be sold and the warrant redeemed with the proceeds. Typically, each warrant represents one share of the underlying stock. Therefore, the price and performance of the warrant are directly linked to the underlying stock, less transaction costs. In addition to the market risk related to the underlying holdings, a Portfolio bears counterparty risk with respect to the issuing broker. There is currently no active trading market for equity-linked warrants, and they may be highly illiquid.
Index-linked warrants are put and call warrants where the value varies depending on the change in the value of one or more specified securities indices. Index-linked warrants are generally issued by banks or other financial institutions and give the holder the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer based on the value of the underlying index at the time of exercise. In general, if the value of the underlying index rises above the exercise price of the index-linked warrant, the holder of a call warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if the value of the underlying index falls, the holder of a put warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. The holder of a warrant would not be entitled to any payments from the issuer at any time when, in the case of a call warrant, the exercise price is greater than the value of the underlying index, or, in the case of a put warrant, the exercise price is less than the value of the underlying index. If a Portfolio were not to exercise an index-linked warrant prior to its expiration, then the Portfolio would lose the amount of the purchase price paid by it for the warrant.
Index-linked warrants are normally used in a manner similar to its use of options on securities indices. The risks of index-linked warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index-linked warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution that issues the warrant. Also, index-linked warrants may have longer terms than index options. Index-linked warrants are not likely to be as liquid as certain index options backed by a recognized clearing agency. In addition, the terms of index-linked warrants may limit a Portfolio’s ability to exercise the warrants at such time, or in such quantities, as the Portfolio would otherwise wish to do.
Indirect investment in foreign equity securities may be made through international warrants, local access products, participation notes, or low exercise price warrants. International warrants are financial instruments issued by banks or other financial institutions, which may or may not be traded on a foreign exchange. International warrants are a form of derivative security that may give holders the right to buy or sell an underlying security or a basket of securities from or to the issuer for a particular price or may entitle holders to receive a cash payment relating to the value of the underlying security or basket of securities. International warrants are similar to options in that they are exercisable by the holder for an underlying security or the value of that security, but are generally exercisable over a longer term than typical options. These types of instruments may be American style exercise, which means that they can be exercised at any time on or before the expiration date of the international warrant, or European style exercise, which means that they may be exercised only on the expiration date. International warrants have an exercise price, which is typically fixed when the warrants are issued.
Low exercise price warrants are warrants with an exercise price that is very low relative to the market price of the underlying instrument at the time of issue (e.g., one cent or less). The buyer of a low exercise price warrant effectively pays the full value of the underlying common stock at the outset. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the price of the common stock relating to exercise or the settlement date is determined, during which time the price of the underlying security could change significantly. These warrants entail substantial credit risk, since the issuer of the warrant holds the purchase price of the warrant (approximately equal to the value of the underlying investment at the time of the warrant’s issue) for the life of the warrant.

The exercise or settlement date of the warrants and other instruments described above may be affected by certain market disruption events, such as difficulties relating to the exchange of a local currency into U.S. dollars, the imposition of capital controls by a local jurisdiction or changes in the laws relating to foreign investments. These events could lead to a change in the exercise date or settlement currency of the instruments, or postponement of the settlement date. In some cases, if the market disruption events continue for a certain period of time, the warrants may become worthless, resulting in a total loss of the purchase price of the warrants.
Investments in these instruments involve the risk that the issuer of the instrument may default on its obligation to deliver the underlying security or cash in lieu thereof. These instruments may also be subject to liquidity risk because there may be a limited secondary market for trading the warrants. They are also subject, like other investments in foreign (non-U.S.) securities, to foreign risk and currency risk.
Securities Lending: Securities lending involves lending of portfolio securities to qualified broker/dealers, banks or other financial institutions who may need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failure to deliver securities, or completing arbitrage operations. Securities are loaned pursuant to a securities lending agreement approved by the Board and under the terms, structure and the aggregate amount of such loans consistent with the 1940 Act. Lending portfolio securities increases the lender’s income by receiving a fixed fee or a percentage of the collateral, in addition to receiving the interest or dividend on the securities loaned. As collateral for the loaned securities, the borrower gives the lender collateral equal to at least 100% of the value of the loaned securities. The collateral may consist of cash (including U.S. dollars and foreign currency), securities issued by the U.S. government or its agencies or instrumentalities, or such other collateral as may be approved by the Board. The borrower must also agree to increase the collateral if the value of the loaned securities increases but may request some of the collateral be returned if the market value of the loaned securities goes down.
During the existence of the loan, the lender will receive from the borrower amounts equivalent to any dividends, interest or other distributions on the loaned securities, as well as interest on such amounts. Loans are subject to termination by the lender or a borrower at any time. A Portfolio may choose to terminate a loan in order to vote in a proxy solicitation.
During the time a security is on loan and the issuer of the security makes an interest or dividend payment, the borrower pays the lender a substitute payment equal to any interest or dividends the lender would have received directly from the issuer of the security if the lender had not loaned the security. When a lender receives dividends directly from domestic or certain foreign corporations, a portion of the dividends paid by the lender itself to its shareholders and attributable to those dividends (but not the portion attributable to substitute payments) may be eligible for: (i) treatment as “qualified dividend income” in the hands of individuals; or (ii) the U.S. federal dividends received deduction in the hands of corporate shareholders. The Investment Adviser or Sub-Adviser (if applicable) therefore may cause a Portfolio to terminate a securities loan – and forego any income on the loan after the termination – in anticipation of a dividend payment. As of the date of this SAI, the Investment Adviser or Sub-Adviser (if applicable) is not engaging in this particular securities loan termination practice.
Securities lending involves counterparty risk, including the risk that a borrower may not provide additional collateral when required or return the loaned securities in a timely manner. Counterparty risk also includes a potential loss of rights in the collateral if the borrower or the Lending Agent defaults or fails financially. This risk is increased if loans are concentrated with a single borrower or limited number of borrowers. There are no limits on the number of borrowers that may be used and securities may be loaned to only one or a small group of borrowers. Participation in securities lending also incurs the risk of loss in connection with investments of cash collateral received from the borrowers. Cash collateral is invested in accordance with investment guidelines contained in the Securities Lending Agreement and approved by the Board. Some or all of the cash collateral received in connection with the securities lending program may be invested in one or more pooled investment vehicles, including, among other vehicles, money market funds managed by the Lending Agent (or its affiliates). The Lending Agent shares in any income resulting from the investment of such cash collateral, and an affiliate of the Lending Agent may receive asset-based fees for the management of such pooled investment vehicles, which may create a conflict of interest between the Lending Agent (or its affiliates) and a Portfolio with respect to the management of such cash collateral. To the extent that the value or return on investments of the cash collateral declines below the amount owed to a borrower, a Portfolio may incur losses that exceed the amount it earned on lending the security. The Lending Agent will indemnify a Portfolio from losses resulting from a borrower’s failure to return a loaned security when due, but such indemnification does not extend to losses associated with declines in the value of cash collateral investments. The Investment Adviser or Sub-Adviser (if applicable) is not responsible for any loss incurred by a Portfolio in connection with the securities lending program. See “Derivatives Regulation” for more information.
Senior and Other Bank Loans: Investments in variable or floating rate loans or notes (“Senior Loans”) are typically made by purchasing an assignment of a portion of a Senior Loan from a third party, either in connection with the original loan transaction (i.e., the primary market) or after the initial loan transaction (i.e., in the secondary market). A Portfolio may also make its investments in Senior Loans through the use of derivative instruments as long as the reference obligation for such instrument is a Senior Loan. In addition, a Portfolio has the ability to act as an agent in originating and administering a loan on behalf of all lenders or as one of a group of co-agents in originating loans.
Investment Quality and Credit Analysis: The Senior Loans in which a Portfolio may invest generally are rated below investment grade credit quality or are unrated. In acquiring a loan, the manager will consider some or all of the following factors concerning the borrower: ability to service debt from internally generated funds; adequacy of liquidity and working capital; appropriateness of capital structure; leverage consistent with industry norms; historical experience of achieving business and financial projections; the quality and experience of management; and adequacy of collateral coverage. The manager performs its own independent credit analysis of each borrower. In so doing, the manager may utilize information and credit analyses from agents that originate or administer loans, other lenders investing in a loan, and other sources. The manager also may communicate directly with management of the borrowers. These analyses continue on a periodic basis for any Senior Loan held by a Portfolio.

Senior Loan Characteristics: Senior Loans are loans that are typically made to business borrowers to finance leveraged buy-outs, recapitalizations, mergers, stock repurchases, and internal growth. Senior Loans generally hold the most senior position in the capital structure of a borrower and are usually secured by liens on the assets of the borrowers; including tangible assets such as cash, accounts receivable, inventory, property, plant and equipment, common and/or preferred stocks of subsidiaries; and intangible assets including trademarks, copyrights, patent rights, and franchise value. They may also provide guarantees as a form of collateral. Senior Loans are typically structured to include two or more types of loans within a single credit agreement. The most common structure is to have a revolving loan and a term loan. A revolving loan is a loan that can be drawn upon, repaid fully or partially, and then the repaid portions can be drawn upon again. A term loan is a loan that is fully drawn upon immediately and once repaid it cannot be drawn upon again.
Sometimes there may be two or more term loans and they may be secured by different collateral, have different repayment schedules and maturity dates. In addition to revolving loans and term loans, Senior Loan structures can also contain facilities for the issuance of letters of credit and may contain mechanisms for lenders to pre-fund letters of credit through credit-linked deposits.
By virtue of their senior position and collateral, Senior Loans typically provide lenders with the first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to the limitations of bankruptcy law, which may provide higher priority to certain claims such as employee salaries, employee pensions, and taxes). This means Senior Loans are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders.
Senior Loans typically pay interest, at least quarterly, at rates which equal a fixed percentage spread over a base rate such as SOFR. For example, if SOFR were 3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 5.50%. Base rates, and therefore the total rates paid on Senior Loans, float, i.e., they change as market rates of interest change.
Although a base rate such as SOFR can change every day, loan agreements for Senior Loans typically allow the borrower the ability to choose how often the base rate for its loan will change. A single loan may have multiple reset periods at the same time, with each reset period applicable to a designated portion of the loan. Such periods can range from one day to one year, with most borrowers choosing monthly or quarterly reset periods. During periods of rising interest rates, borrowers will tend to choose longer reset periods, and during periods of declining interest rates, borrowers will tend to choose shorter reset periods. The fixed spread over the base rate on a Senior Loan typically does not change.
Agents: Senior Loans generally are arranged through private negotiations between a borrower and several financial institutions represented by an agent who is usually one of the originating lenders. In larger transactions, it is common to have several agents; however, generally only one such agent has primary responsibility for ongoing administration of a Senior Loan. Agents are typically paid fees by the borrower for their services.
The agent is primarily responsible for negotiating the loan agreement which establishes the terms and conditions of the Senior Loan and the rights of the borrower and the lenders. An agent for a loan is required to administer and manage the loan and to service or monitor the collateral. The agent is also responsible for the collection of principal, interest, and fee payments from the borrower and the apportionment of these payments to the credit of all lenders which are parties to the loan agreement. The agent is charged with the responsibility of monitoring compliance by the borrower with the restrictive covenants in the loan agreement and of notifying the lenders of any adverse change in the borrower’s financial condition. In addition, the agent generally is responsible for determining that the lenders have obtained a perfected security interest in the collateral securing the loan.
Loan agreements may provide for the termination of the agent’s agency status in the event that it fails to act as required under the relevant loan agreement, becomes insolvent, enters FDIC receivership or, if not FDIC insured, enters into bankruptcy. Should such an agent, lender or assignor with respect to an assignment inter-positioned between a Portfolio and the borrower become insolvent or enter FDIC receivership or bankruptcy, any interest in the Senior Loan of such person and any loan payment held by such person for the benefit of the fund should not be included in such person’s or entity’s bankruptcy estate. If, however, any such amount were included in such person’s or entity’s bankruptcy estate, a Portfolio would incur certain costs and delays in realizing payment or could suffer a loss of principal or interest. In this event, a Portfolio could experience a decrease in the NAV.
Typically, under loan agreements, the agent is given broad discretion in enforcing the loan agreement and is obligated to use the same care it would use in the management of its own property. The borrower compensates the agent for these services. Such compensation may include special fees paid on structuring and funding the loan and other fees on a continuing basis. The precise duties and rights of an agent are defined in the loan agreement.
When a Portfolio is an agent it has, as a party to the loan agreement, a direct contractual relationship with the borrower and, prior to allocating portions of the loan to the lenders if any, assumes all risks associated with the loan. The agent may enforce compliance by the borrower with the terms of the loan agreement. Agents also have voting and consent rights under the applicable loan agreement. Action subject to agent vote or consent generally requires the vote or consent of the holders of some specified percentage of the outstanding principal amount of the loan, which percentage varies depending on the relative loan agreement. Certain decisions, such as reducing the amount or increasing the time for payment of interest on or repayment of principal of a loan, or relating collateral therefor, frequently require the unanimous vote or consent of all lenders affected.
Pursuant to the terms of a loan agreement, the agent typically has sole responsibility for servicing and administering a loan on behalf of the other lenders. Each lender in a loan is generally responsible for performing its own credit analysis and its own investigation of the financial condition of the borrower. Generally, loan agreements will hold the agent liable for any action taken or omitted that amounts to gross negligence or willful misconduct. In the event of a borrower’s default on a loan, the loan agreements provide that the lenders do not have recourse against a Portfolio for its activities as agent. Instead, lenders will be required to look to the borrower for recourse.

At times a Portfolio may also negotiate with the agent regarding the agent’s exercise of credit remedies under a Senior Loan.
Additional Costs: When a Portfolio purchases a Senior Loan in the primary market, it may share in a fee paid to the original lender. When a Portfolio purchases a Senior Loan in the secondary market, it may pay a fee to, or forego a portion of the interest payments from, the lending making the assignment.
A Portfolio may be required to pay and receive various fees and commissions in the process of purchasing, selling, and holding loans. The fee component may include any, or a combination of, the following elements: arrangement fees, non-use fees, facility fees, letter of credit fees, and ticking fees. Arrangement fees are paid at the commencement of a loan as compensation for the initiation of the transaction. A non-use fee is paid based upon the amount committed but not used under the loan. Facility fees are on-going annual fees paid in connection with a loan. Letter of credit fees are paid if a loan involves a letter of credit. Ticking fees are paid from the initial commitment indication until loan closing or for an extended period. The amount of fees is negotiated at the time of closing.
Loan Participation and Assignments: A Portfolio’s investment in loan participations typically will result in the fund having a contractual relationship only with the lender and not with the borrower. A Portfolio will have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. In connection with purchasing participation, a Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any right of set-off against the borrower, and a Portfolio may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, a Portfolio may be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling the participation, a Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.
When a Portfolio is a purchaser of an assignment, it succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (e.g., declaring defaults, initiating collection action, etc.). Taking such actions typically requires at least a vote of the lenders holding a majority of the investment in the loan and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because a Portfolio usually does not hold a majority of the investment in any loan, it will not be able by itself to control decisions that require a vote by the lenders.
Because assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by a Portfolio as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. Because there is no liquid market for such assets, a Portfolio anticipates that such assets could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such assets and a Portfolio’s ability to dispose of particular assignments or participations when necessary to meet redemption of fund shares, to meet a Portfolio’s liquidity needs or, in response to a specific economic event such as deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for assignments and participations also may make it more difficult for a Portfolio to value these assets for purposes of calculating its NAV.
Additional Information on Loans: The loans in which a Portfolio may invest usually include restrictive covenants which must be maintained by the borrower. Such covenants, in addition to the timely payment of interest and principal, may include mandatory prepayment provisions arising from free cash flow and restrictions on dividend payments, and usually state that a borrower must maintain specific minimum financial ratios as well as establishing limits on total debt. A breach of covenant, that is not waived by the agent, is normally an event of acceleration, i.e., the agent has the right to call the loan. In addition, loan covenants may include mandatory prepayment provisions stemming from free cash flow. Free cash flow is cash that is in excess of capital expenditures plus debt service requirements of principal and interest. The free cash flow shall be applied to prepay the loan in an order of maturity described in the loan documents. Under certain interests in loans, a Portfolio may have an obligation to make additional loans upon demand by the borrower. A Portfolio generally ensures its ability to satisfy such demands by segregating sufficient assets in high quality short-term liquid investments or borrowing to cover such obligations.
A principal risk associated with acquiring loans from another lender is the credit risk associated with the borrower of the underlying loan. Additional credit risk may occur when a Portfolio acquires a participation in a loan from another lender because the fund must assume the risk of insolvency or bankruptcy of the other lender from which the loan was acquired.
Loans, unlike certain bonds, usually do not have call protection. This means that investments, while having a stated one to ten year term, may be prepaid, often without penalty. A Portfolio generally holds loans to maturity unless it becomes necessary to sell them to satisfy any shareholder repurchase offers or to adjust the fund’s portfolio in accordance with the manager’s view of current or expected economics or specific industry or borrower conditions.
Loans frequently require full or partial prepayment of a loan when there are asset sales or a securities issuance. Prepayments on loans may also be made by the borrower at its election. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a loan to be shorter than its stated maturity. Prepayment may be deferred by a Portfolio. Prepayment should, however, allow a Portfolio to reinvest in a new loan and would require a Portfolio to recognize as income any unamortized loan fees. In many cases reinvestment in a new loan will result in a new facility fee payable to a Portfolio.
Because interest rates paid on these loans fluctuate periodically with the market, it is expected that the prepayment and a subsequent purchase of a new loan by a Portfolio will not have a material adverse impact on the yield of the portfolio.

Bridge Loans: A Portfolio may acquire interests in loans that are designed to provide temporary or “bridge” financing to a borrower pending the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. Bridge loans often are unrated. A Portfolio may also invest in loans of borrowers that have obtained bridge loans from other parties. A borrower’s use of bridge loans involves a risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness.
Covenant-Lite Loans: Loans in which a Portfolio may invest or to which a Portfolio may gain exposure indirectly through its investments in CDOs, CLOs or other types of structured securities may be considered “covenant-lite” loans. Covenant-lite refers to loans which do not incorporate traditional performance-based financial maintenance covenants. Covenant-lite does not refer to a loan’s seniority in the borrower’s capital structure nor to a lack of the benefit from a legal pledge of the borrower’s assets, and it also does not necessarily correlate to the overall credit quality of the borrower. Covenant-lite loans generally do not include terms which allow the lender to take action based on the borrower’s performance relative to its covenants. Such actions may include the ability to renegotiate and/or re-set the credit spread on the loan with the borrower, and even to declare a default or force a borrower into bankruptcy restructuring if certain criteria are breached. Covenant-lite loans typically still provide lenders with other covenants that restrict a company from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, a Portfolio may have fewer rights against a borrower when it invests in or has exposure to covenant-lite loans and, accordingly, may have a greater risk of loss on such investments as compared to investments in or exposure to loans with additional or more conventional covenants.
Short Sales: Short sales can be made “against the box” or not “against the box.” A short sale that is not made “against the box” is a transaction in which a party sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the seller must borrow the security to make delivery to the buyer. To borrow the security, the seller also may be required to pay a premium, which would increase the cost of the security sold. The seller then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. It may not be possible to liquidate or close out the short sale at any particular time or at an acceptable price. The price at such a time may be more or less than the price at which the security was sold by the seller. The seller will incur a loss if the price of the security increases between the date of the short sale and the date on which the seller replaced the borrowed security. Such loss may be unlimited. The seller will realize a gain if the security declines in price between those dates. The amount of any gain will decrease, and the amount of a loss will increase, by the amount of the premium, dividends or interest the seller may be required to pay in connection with a short sale. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out.
The seller may also make short sales “against the box.” A short sale “against the box” is a transaction in which a security identical to one owned by the seller is borrowed and sold short. If the seller enters into a short sale against the box, it is required to hold securities equivalent in-kind and in amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. The seller will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box and will forgo an opportunity for capital appreciation in the security.
Selling short “against the box” typically limits the amount of effective leverage. Short sales “against the box” may be used to hedge against market risks when the manager believes that the price of a security may decline, causing a decline in the value of a security or a security convertible into or exchangeable for such security. In such case, any future losses in the long position would be reduced by a gain in the short position. The extent to which such gains or losses in the long position are reduced will depend upon the amount of securities sold short relative to the amount of the securities owned, either directly or indirectly, and, in the case of convertible securities, changes in the investment values or conversion premiums of such securities.
In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities. See “Derivatives Regulation” for more information.
Small- and Mid-Capitalization Issuers: Issuers with smaller market capitalizations, including small- and mid-capitalization issuers, may have limited product lines, markets, or financial resources, may lack the competitive strength of larger issuers, may have inexperienced managers or depend on a few key employees. In addition, their securities often are less widely held and trade less frequently and in lesser quantities, and their market prices are often more volatile, than the securities of issuers with larger market capitalizations. Issuers with smaller market capitalizations may include issuers with a limited operating history (unseasoned issuers). Investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the issuer’s management and less emphasis on fundamental valuation factors than would be the case for more mature issuers. In addition, investments in unseasoned issuers are more speculative and entail greater risk than do investments in issuers with an established operating record. The liquidation of significant positions in small- and mid-capitalization issuers with limited trading volume, particularly in a distressed market, could be prolonged and result in investment losses.
Sovereign Debt: Investments in debt instruments issued by governments or by government agencies and instrumentalities (so called sovereign debt) involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. A governmental entity’s willingness or ability to pay interest and repay principal in a timely manner may be affected by a variety of factors, including its cash flow, the size of its reserves, its access to foreign exchange, the relative size of its debt service burden to its economy as a whole, and political constraints. A governmental entity may default on its obligations or may require renegotiation or rescheduling of debt payment. Any restructuring of a sovereign debt obligation will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, legal action against the sovereign issuer, or realization on collateral securing the debt, may not be possible. The sovereign debt of many non-U.S. governments, including their sub-divisions and instrumentalities, is rated below investment grade. Sovereign debt risk may be greater for debt instruments issued or guaranteed by emerging and/or frontier countries.

Sovereign debt includes Brady bonds, U.S. dollar-denominated bonds issued by an emerging market and collateralized by U.S. Treasury zero-coupon bonds. Brady bonds arose from an effort in the 1980s to reduce the debt held by less-developed countries that frequently defaulted on loans. The bonds are named for Treasury Secretary Nicholas Brady, who helped international monetary organizations institute the program of debt-restructuring. Defaulted loans were converted into bonds with U.S. Treasury zero-coupon bonds as collateral. Because the Brady bonds were backed by zero-coupon bonds, repayment of principal was insured. The Brady bonds themselves are coupon-bearing bonds with a variety of rate options (fixed, variable, step, etc.) with maturities of between 10 and 30 years. Issued at par or at a discount, Brady bonds often include warrants for raw material available in the country of origin or other options.
Special Situation Issuers: A special situation arises when, in the opinion of the manager, the securities of a particular issuer can be purchased at prices below the anticipated future value of the cash, securities or other consideration to be paid or exchanged for such securities solely by reason of a development applicable to that issuer and regardless of general business conditions or movements of the market as a whole. Developments creating special situations might include, among others: liquidations, reorganizations, recapitalizations, mergers, material litigation, technical breakthroughs, and new management or management policies. Investments in special situations often involve much greater risk than is inherent in ordinary investment securities, because of the high degree of uncertainty that can be associated with such events.
If a security is purchased in anticipation of a proposed transaction and the transaction later appears unlikely to be consummated or in fact is not consummated or is delayed, the market price of the security may decline sharply. There is typically asymmetry in the risk/reward payout of special situations strategies – the losses that can occur in the event of deal break-ups can far exceed the gains to be had if deals close successfully. The consummation of a proposed transaction can be prevented or delayed by a variety of factors, including regulatory and antitrust restrictions, political developments, industry weakness, stock specific events, failed financings, and general market declines. Certain special situation investments prevent ownership interest therein from being withdrawn until the special situation investment, or a portion thereof, is realized or deemed realized, which may negatively impact Portfolio performance.
Supranational Entities: Obligations of supranational entities include securities designated or supported by governmental entities to promote economic reconstruction or development of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the “World Bank”), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. There is no assurance that participating governments will be able or willing to honor any commitments they may have made to make capital contributions to a supranational entity, or that a supranational entity will otherwise have resources sufficient to meet its commitments.
Swap Transactions and Options on Swap Transactions: Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined underlying assets, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index). When a Portfolio enters into an interest rate swap, it typically agrees to make payments to its counterparty based on a specified long- or short-term interest rate, and will receive payments from its counterparty based on another interest rate. Other forms of swap agreements include interest rate caps, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A Portfolio may enter into an interest rate swap in order, for example, to hedge against the effect of interest rate changes on the value of specific securities in its portfolio, or to adjust the interest rate sensitivity (duration) or the credit exposure of its portfolio overall, or otherwise as a substitute for a direct investment in debt instruments.
In a total return swap, one party typically agrees to pay to the other a short-term interest rate in return for a payment at one or more times in the future based on the increase in the value of an underlying asset; if the underlying asset declines in value, the party that pays the short-term interest rate must also pay to its counterparty a payment based on the amount of the decline. A swap may create a long or short position in the underlying asset. A total return swap may be used to hedge against an exposure in an investment portfolio (including to adjust the duration or credit quality of a bond portfolio) or generally to put cash to work efficiently in the markets in anticipation of, or as a replacement for, cash investments. A total return swap may also be used to gain exposure to securities or markets which may not be accessed directly (in so-called market access transactions).
In a credit default swap, one party provides what is in effect insurance against a default or other adverse credit event affecting an issuer of debt instruments (typically referred to as a “reference entity”). In general, the protection “buyer” in a credit default swap is obligated to pay the protection “seller” an upfront amount or a periodic stream of payments over the term of the swap. If a “credit event” occurs, the buyer has the right to deliver to the seller bonds or other obligations of the reference entity (with a value up to the full notional value of the swap), and to receive a payment equal to the par value of the bonds or other obligations. Rather than exchange the bonds for the par value, a single cash payment may be due from the seller representing the difference between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). Credit events that would trigger a request that the seller make payment are specific to each credit default swap agreement, but generally include bankruptcy, failure to pay, restructuring, obligation acceleration, obligation default, or repudiation/moratorium. If a Portfolio buys protection, it may or may not own securities of the reference entity. If it does own securities of the reference entity, the swap serves as a hedge against a decline in the value of the securities due to the occurrence of a credit event involving the issuer of the securities. If a Portfolio does not own securities of the reference entity, the credit default swap may be seen to create a short position in the reference entity. If a Portfolio is a buyer and no credit event occurs, the Portfolio will typically recover nothing under the swap, but will have had to pay the required upfront payment or stream of continuing payments under the swap. If a Portfolio sells protection under a credit default swap, the position may have the effect of creating leverage in the Portfolio’s portfolio through the Portfolio’s indirect long exposure to the issuer or securities on which the swap is written. If a Portfolio sells protection, it may do so either to earn additional income or to create such a “synthetic” long position. Credit default swaps involve general market risks, illiquidity risk, counterparty risk, and credit risk.
A cross-currency swap is a contract between two counterparties to exchange interest and principal payments in different currencies. A cross-currency swap normally has an exchange of principal at maturity (the final exchange); an exchange of principal at the start of the swap (the initial exchange) is optional. An initial exchange of notional principal amounts at the spot exchange rate serves the same function as a spot transaction in the foreign exchange market (for an immediate exchange of foreign exchange risk). An exchange at maturity of notional principal amounts at the spot exchange rate serves the same function as a forward transaction in the foreign exchange market (for a future transfer of foreign exchange risk). The currency swap market convention is to use the spot rate rather than the forward rate for the exchange at maturity. The economic difference is realized through the coupon exchanges over the life of the swap. In contrast to single currency interest rate swaps, cross-currency swaps involve both interest rate risk and foreign exchange risk.
A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more economical way.
An interest rate cap is a right to receive periodic cash payments over the life of the cap equal to the difference between any higher actual level of interest rates in the future and a specified strike (or “cap”) level. The cap buyer purchases protection for a floating rate move above the strike. An interest rate floor is the right to receive periodic cash payments over the life of the floor equal to the difference between any lower actual level of interest rates in the future and a specified strike (or “floor”) level. The floor buyer purchases protection for a floating rate move below the strike. The strikes are based on a reference rate chosen by the parties and are typically measured quarterly. Rights arising pursuant to both caps and floors are typically exercised automatically if the strike is in the money. Caps and floors can eliminate the risk that the buyer fails to exercise an in-the-money option.
The swap market has grown over the years, with a large number of banks and investment banking firms acting both as principals and agents utilizing standard swap documentation, which has contributed to greater liquidity in certain areas of the swap market under normal market conditions.
An option on swap agreement (“swaption”) is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement, at some designated future time on specified terms. Depending on the terms of the particular swaption, generally a greater degree of risk is incurred when writing a swaption than when purchasing a swaption. If a Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, if a Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.
The successful use of swap agreements or swaptions depends on the manager’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.
Swaps are highly specialized instruments that require investment techniques and risk analyses different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because they are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that its manager will not accurately forecast future market trends or the values of assets, reference rates, indices, or other economic factors in establishing swap positions for the Portfolio. If the manager attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, a Portfolio would be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for a Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.
Counterparty risk with respect to derivatives has been and may continue to be affected by rules and regulations concerning the derivatives market. Some interest rate swaps and credit default index swaps are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds the position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses and clearing members, and it is not clear how an insolvency proceeding of a clearing house or clearing member would be conducted, what effect the insolvency proceeding would have on any recovery by a Portfolio, and what impact an insolvency of a clearing house or clearing member would have on the financial system more generally. In some ways, cleared derivative arrangements are less favorable to a Portfolio than bilateral arrangements, for example, by requiring that a Portfolio provide more margin for its cleared derivatives positions. Also, as a general matter, in contrast to a bilateral derivatives position, following a period of notice to a Portfolio, the clearing house or the clearing member through which it holds its position at any time can require termination of an existing cleared derivatives position or an increase in the margin required at the outset of a transaction. Any increase in margin requirements or termination of existing cleared derivatives positions by the clearing member or the clearing house could interfere with the ability of a Portfolio to pursue its investment strategy.
Also, in the event of a counterparty's (or its affiliate's) insolvency, the possibility exists that a Portfolio's ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the U.S., the EU, the UK, and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the regulatory authorities could reduce, eliminate, or convert to equity the liabilities to a Portfolio of a counterparty who is subject to such proceedings in the EU and the UK (sometimes referred to as a “bail in”).
The U.S. government, the EU, and the UK have also adopted mandatory minimum margin requirements for bilateral derivatives. Such requirements could increase the amount of margin required to be provided by a Portfolio in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive.
The SEC has finalized new rules restricting activities that could be considered to be manipulative in connection with security-based swaps. While it is currently difficult to predict the full impact of these new rules, these rules could make it more difficult for a Portfolio to execute certain investment strategies and may have a material adverse effect on a Portfolio's ability to generate returns.
Foreign Currency Warrants: Foreign currency warrants such as Currency Exchange WarrantsSM (“CEWsSM”) are warrants that entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the U.S., in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed).
To Be Announced Sale Commitments: To be announced commitments represent an agreement to purchase or sell securities on a delayed delivery or forward commitment basis through the “to-be announced” (“TBA”) market. With TBA transactions, a commitment is made to either purchase or sell securities for a fixed price, without payment, and delivery at a scheduled future dated beyond the customary settlement period for securities. In addition, with TBA transactions, the particular securities to be delivered or received are not identified at the trade date; however, securities delivered to a purchaser must meet specified criteria (such as yield, duration, and credit quality) and contain similar characteristics. TBA securities may be sold to hedge positions or to dispose of securities under delayed delivery arrangements.
Although the particular TBA securities must meet industry-accepted “good delivery” standards, there can be no assurance that a security purchased on a forward commitment basis will ultimately be issued or delivered by the counterparty. During the settlement period, the purchaser will still bear the risk of any decline in the value of the security to be delivered. Because these transactions do not require the purchase and sale of identical securities, the characteristics of the security delivered to the purchaser may be less favorable than the security delivered to the dealer. The purchaser of TBA securities generally is subject to increased market risk and interest rate risk because the delivered securities may be less favorable than anticipated by the purchaser. TBA securities have the effect of creating leverage.
FINRA rules that became effective in 2024 include mandatory margin requirements for the TBA market with limited exceptions. TBAs historically had not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could increase the cost of TBA transactions and impose added operational complexity.
Trust Preferred Securities: Trust preferred securities have the characteristics of both subordinated debt and preferred stock. Generally, trust preferred securities are issued by a trust that is wholly owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common stocks, which may typically represent a small percentage of the trust’s capital structure. The remainder of the trust’s capital structure typically consists of trust preferred securities, which are sold to investors. The trust uses the sale proceeds of its common stocks to purchase subordinated debt instruments issued by the financial institution. The financial institution uses the proceeds from the sale of the subordinated debt instruments to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt instruments. The interests of the holders of the trust preferred securities are senior to those of common stockholders in the event that the financial institution is liquidated, although their interests are typically subordinated to those of other holders of other debt instruments issued by the financial institution. The primary advantage of this structure to the financial institution is that the trust preferred securities issued by the trust are treated by the financial institution as debt instruments for U.S. federal income tax purposes, the interest on which is generally a deductible expense for U.S. federal income tax purposes, and as equity for the calculation of capital requirements.
The trust uses interest payments it receives from the financial institution to make dividend payments to the holders of the trust preferred securities. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics of trust preferred securities include long-term maturities, early redemption option by the issuer, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt instruments. Trust preferred securities may be issued in reliance on Rule 144A and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders to sell their holdings. The condition of the financial institution can be considered when seeking to identify the risks of trust preferred securities as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities.
U.S. Government Securities and Obligations: Some U.S. government securities, such as Treasury bills, notes, and bonds and mortgage-backed securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. government-sponsored enterprises may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, their obligations are not supported by the full faith and credit of the U.S. government, and so investments in their securities or obligations issued by them involve greater risk than investments in other types of U.S. government securities. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued or guaranteed by these entities.
From time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could: increase the risk that the U.S. government may default on payments on certain U.S. government securities; cause the credit rating of the U.S. government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt. There is no assurance that the U.S. Congress will act to raise the debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. On May 16, 2025, Moody’s downgraded the U.S. long-term issuer and senior unsecured credit rating. Similar downgrades occurred in August 2023 when Fitch Ratings downgraded the U.S. long-term credit rating and August 2011 when S&P lowered its long-term sovereign credit rating on the U.S. These and other future downgrades could increase volatility in both stock and bond markets, result in higher interest rates and lower Treasury prices and increase the costs of all kinds of debt. These events and similar events in other areas of the world could have significant adverse effects on the economy generally and could result in significant adverse impacts on a Portfolio or issuers of securities held by a Portfolio. The Investment Adviser and Sub-Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on a Portfolio’s portfolio. The Investment Adviser and Sub-Adviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments.
Government Trust Certificates: Government trust certificates represent an interest in a government trust, the property of which consists of: (i) a promissory note of a foreign government, no less than 90% of which is backed by the full faith and credit guarantee issued by the federal government of the United States pursuant to Title III of the Foreign Operations, Export Financing and Related Borrowers Programs Appropriations Act of 1998; and (ii) a security interest in obligations of the U.S. Treasury backed by the full faith and credit of the United States sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody’s or have received a comparable rating by another NRSRO.
When-Issued Securities and Delayed Delivery Transactions: When-issued securities and delayed delivery transactions involve the purchase or sale of securities at a predetermined price or yield with payment and delivery taking place in the future after the customary settlement period for that type of security. Upon the purchase of the securities, liquid assets with an amount equal to or greater than the purchase price of the security will be set aside to cover the purchase of that security. The value of these securities is reflected in the net asset value as of the purchase date; however, no income accrues from the securities prior to their delivery.
There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold on a delayed delivery basis will be delivered. When a Portfolio engages in when-issued or delayed delivery transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in a Portfolio’s incurring a loss or missing an opportunity to obtain a price considered to be advantageous.
The purchase of securities in this type of transaction increases an overall investment exposure and involves a risk of loss if the value of the securities declines prior to settlement. If deemed advisable as a matter of investment strategy, the securities may be disposed of or the transaction renegotiated after it has been entered into, and the securities sold before those securities are delivered on the settlement date.
Zero-Coupon, Deferred Interest and Pay-in-Kind Bonds: Zero-coupon and deferred interest bonds are debt instruments that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest and therefore are issued and traded at a discount from their face amounts or par values. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt instruments of comparable maturities that make regular distributions of interest. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds.
Zero-coupon bonds either may be issued at a discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons from a bond or note and then sells the bond or note and the coupon separately. This technique is used frequently with U.S. Treasury bonds. Zero-coupon bonds also are issued by municipalities.
Interest income from these types of securities accrues prior to the receipt of cash payments and must be distributed to shareholders when it accrues, potentially requiring the liquidation of other investments, including at times when such liquidation may not be advantageous, in order to comply with the distribution requirements applicable to RICs under the Code.

OTHER RISKS AND CONSIDERATIONS
Cybersecurity Issues: Cybersecurity incidents and cyber-attacks (referred to collectively herein as “cyber-attacks”) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Voya family of funds, and their service providers, may be prone to operational and information security risks resulting from cyber-attacks. Furthermore, as a Portfolio’s assets grow, it may become a more appealing target for cybersecurity threats such as hackers and malware. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, ransomware attacks, social engineering attempts (such as business email compromise attacks), the unauthorized release of confidential information or various other forms of cybersecurity breaches. Cyber-attacks affecting a Portfolio or its service providers may adversely impact the Portfolio. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact a Portfolio’s ability to calculate its NAV, cause the release of private shareholder information or confidential business information, impede trading, subject the Portfolio to regulatory fines or financial losses and/or cause reputational damage. A Portfolio may also incur additional costs for cybersecurity risk management purposes. In addition, substantial costs may be incurred in order to prevent any cyber-attacks in the future. Similar types of cybersecurity risks are also present for issuers of securities in which a Portfolio may invest, which could result in material adverse consequences for such issuers and may cause the Portfolio’s investment in such companies to lose value. In addition, cyber-attacks involving a Portfolio’s counterparty could affect such counterparty's ability to meet its obligations to the Portfolio, which may result in losses to the Portfolio and its shareholders. Furthermore, as a result of cyber-attacks, disruptions or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in a Portfolio being, among other things, unable to buy or sell certain securities or unable to accurately price its investments. While each Portfolio has established a business continuity plan in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, a Portfolio cannot control the cybersecurity plans and systems put in place by service providers to the Portfolio, and such third-party service providers may have limited indemnification obligations to the Investment Adviser or the Portfolio, each of whom could be negatively impacted as a result. A Portfolio and its shareholders could be negatively impacted as a result. Any problems relating to the performance and effectiveness of security procedures used by a Portfolio or third-party service providers to protect the Portfolio’s assets, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, may have an adverse impact on an investment in the Portfolio. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict and new ways to carry out cyber-attacks are always developing. In addition, the rapid development and increasingly widespread use of artificial intelligence, including machine learning technology and generative artificial intelligence such as ChatGPT, could exacerbate these risks. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on a Portfolio’s ability to plan for or respond to a cyber-attack. Cybersecurity and data protection have become top priorities for regulators around the world, and rapidly developing and changing privacy, data protection and cybersecurity laws and regulations could further increase compliance costs and subject the Investment Adviser and the Portfolios to enforcement risk and reputational damage. Many jurisdictions have laws and regulations relating to privacy, data protection and cybersecurity, including the General Data Protection Regulation in the EU, the UK Data Protection Act and the California Privacy Rights Act, as well as recently adopted SEC rules. Additional regulatory requirements related to cybersecurity and data protection could increase compliance costs and potential regulatory liability related to cybersecurity for the Investment Adviser and a Portfolio. Some jurisdictions have also enacted or proposed laws requiring companies to notify individuals and government agencies of data security breaches involving certain types of personal data.
LIBOR Transition and Reference Benchmarks: LIBOR was the offered rate for short-term Eurodollar deposits between major international banks. The terms of investments, financings or other transactions (including certain derivatives transactions) to which a Portfolio may be a party, have historically been tied to LIBOR. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop. The transition away from LIBOR to the use of replacement rates has gone relatively smoothly but the full impact of the transition on a Portfolio or the financial instruments in which a Portfolio invests cannot yet be fully determined.
For example, SOFR is the replacement rate for USD-LIBOR and is published by the Federal Reserve Bank of New York. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (repo) market. SOFR is published in various forms including as a daily, compounded, and forward-looking term rate. Markets in these new rates such as SOFR are continuing to develop.
While LIBOR was an unsecured rate, SOFR is a secured rate. SOFR, unlike LIBOR, reflects actual market transactions. Accordingly, SOFR is not the economic equivalent of LIBOR. Consequently, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, monetary policy, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
In addition, interest rates or other types of rates and indices which are classed as “benchmarks” have been the subject of ongoing national and international regulatory reform, including under the EU regulation on indices used as benchmarks in financial instruments and financial contracts (known as the “Benchmarks Regulation”). The Benchmarks Regulation has been enacted into UK law by virtue of the EU (Withdrawal) Act 2018 (as amended), subject to amendments made by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.

Qualified Financial Contracts: A Portfolio’s investments may involve qualified financial contracts (“QFCs”). QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. Under regulations adopted by federal banking regulators pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain QFCs with counterparties that are part of U.S. or foreign global systemically important banking organizations are required to include contractual restrictions on close-out and cross-default rights. If a covered counterparty of a Portfolio or certain of the covered counterparty's affiliates were to become subject to certain insolvency proceedings, the Portfolio may be temporarily, or in some cases permanently, unable to exercise certain default rights, and the QFC may be transferred to another entity. These requirements may impact a Portfolio’s credit and counterparty risks.
Redemption Risk: A Portfolio may experience periods of heavy redemptions that could cause the Portfolio to liquidate its assets at inopportune times or at a loss or depressed value, particularly during periods of declining or illiquid markets. A number of circumstances may cause a Portfolio to experience heavy redemptions, including, but not limited to, the occurrence of significant events affecting investor demand for securities or asset classes in which the Portfolio invests; changes in the eligibility criteria for the Portfolio or share class of the Portfolio; other announced Portfolio events; or changes in investment objectives, strategies, policies, risks or investment personnel. Redemption risk is greater to the extent that a Portfolio has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. In addition, redemption risk is heightened during periods of overall market turmoil. The redemption by one or more large shareholders of their holdings in a Portfolio could hurt performance and/or cause the remaining shareholders in the Portfolio to lose money. A Portfolio’s redemption risk is increased if one decision maker has control of fund shares owned by separate fund shareholders, including clients or affiliates of the Investment Adviser. If a Portfolio is forced to liquidate its assets under unfavorable conditions or at inopportune times, the value of your investment could decline.
FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT RESTRICTIONS
Unless otherwise indicated or as required by applicable law or regulation, whenever an investment policy or limitation states a maximum percentage of a Portfolio’s assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such percentage limitation or standard will be determined immediately after and as a result of the Portfolio’s acquisition of such security or other asset, except in the case of borrowing (or other activities that may be deemed to result in the issuance of a “senior security” under the 1940 Act). Accordingly, any subsequent change in value, net assets or other circumstances will not be considered when determining whether the investment complies with a Portfolio’s investment policies and limitations.
Unless otherwise stated, if a Portfolio’s holdings of illiquid securities exceeds 15% of its net assets because of changes in the value of the Portfolio’s investments, the Portfolio will take action to reduce its holdings of illiquid securities within a time frame deemed to be in the best interest of the Portfolio.
Illiquid investment means any investment that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Such securities include, but are not limited to, fixed time deposits and repurchase agreements with maturities longer than seven days. Securities that may be resold under Rule 144A, securities offered pursuant to Section 4(a)(2) of the 1933 Act, or securities otherwise subject to restrictions on resale under the 1933 Act (“Restricted Securities”) shall not be deemed illiquid solely by reason of being unregistered.
FUNDAMENTAL INVESTMENT RESTRICTIONS
Each Portfolio has adopted the following investment restrictions as fundamental policies, which means they cannot be changed without the approval of the holders of a “majority” of the Portfolio’s outstanding voting securities, as that term is defined in the 1940 Act. The term “majority” is defined in the 1940 Act as the lesser of: (i) 67% or more of the Portfolio’s voting securities present at a meeting of shareholders at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present in person or represented by proxy; or (ii) more than 50% of the Portfolio’s outstanding voting securities.
As a matter of fundamental policy, a Portfolio may not:
1.
purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or a Portfolio’s ownership would be more than 10% of the outstanding voting securities of any issuer, except that the Portfolio may be non-diversified (as such term is defined in the 1940 Act) at any time to the extent that the Portfolio’s index is itself not diversified. This restriction does not limit a Portfolio’s investments in securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, or investments in securities of other registered management investment companies;
2.
purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state or territory of the United States, or any of their agencies, instrumentalities, or political subdivisions; and (ii) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by a Portfolio, and further provided, that a Portfolio will concentrate to approximately the same extent that its underlying index or indices concentrates in the stock of any particular industry or industries;
3.
borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations, interpretations thereunder, and any exemptive relief obtained by a Portfolio;

4.
make loans, except to the extent permitted under the 1940 Act, including the rules, regulations, interpretations thereunder, and any exemptive relief obtained by a Portfolio;
5.
underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either: (i) in connection with the disposition of a portfolio security; or (ii) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit a Portfolio’s ability to invest in securities issued by other registered management investment companies;
6.
purchase or sell real estate, except that a Portfolio may: (i) acquire or lease office space for its own use; (ii) invest in securities of issuers that invest in real estate or interests therein; (iii) invest in mortgage-related securities and other securities that are secured by real estate or interests therein; or (iv) hold and sell real estate acquired by a Portfolio as a result of the ownership of securities;
7.
issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by a Portfolio; or
8.
purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments (but this shall not prevent a Portfolio from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities). This limitation does not apply to foreign currency transactions, including, without limitation, forward currency contracts.
PORTFOLIO TURNOVER
A change in securities held in a Portfolio’s portfolio is known as portfolio turnover and may involve the payment by a Portfolio of dealer mark-ups or brokerage or underwriting commissions and other transaction costs associated with the purchase or sale of securities.
Each Portfolio may sell a portfolio investment soon after its acquisition if the Investment Adviser or Sub-Adviser believes that such a disposition is consistent with the Portfolio’s investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. Portfolio turnover rate for a fiscal year is the percentage determined by dividing (i) the lesser of the cost of purchases or sales of portfolio securities by (ii) the monthly average of the value of portfolio securities owned by the Portfolio during the fiscal year. Securities with maturities at acquisition of one year or less are excluded from this calculation. A Portfolio cannot accurately predict its turnover rate; however, the rate will be higher when the Portfolio finds it necessary or desirable to significantly change its portfolio to adopt a temporary defensive position or respond to economic or market events.
A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and transaction costs which are ultimately borne by a Portfolio’s shareholders. High portfolio turnover may result in the realization of substantial capital gains.
DISCLOSURE OF each Portfolio’s PORTFOLIO SECURITIES
Each Portfolio is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with each Portfolio’s annual and semi-annual shareholder reports on Form N-CSR for the second and fourth fiscal quarters and on Form NPORT-P for the first and third fiscal quarters. Each Portfolio’s NPORT-P, when available, may be obtained on the SEC’s website at https://www.sec.gov and may be obtained, free of charge, by contacting a Portfolio at the phone number on the cover of this SAI.
Each Portfolio may also file information on portfolio holdings with the SEC or other regulatory authority as required by applicable law.
Other than in regulatory filings, each Portfolio may provide its complete portfolio holdings to certain unaffiliated third parties and affiliates when a Portfolio has a legitimate business purpose for doing so. Unless otherwise noted below, each Portfolio’s disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. Specifically, a Portfolio’s disclosure of its portfolio holdings may include disclosure:
•
to a Portfolio’s independent registered public accounting firm, named herein, for use in providing audit opinions, as well as to the independent registered public accounting firm of an entity affiliated with the Investment Adviser if the Portfolio is consolidated into the financial results of the affiliated entity;
•
to financial printers for the purpose of preparing Portfolio regulatory filings;
•
for the purpose of due diligence regarding a merger or acquisition involving a Portfolio;
•
to a new adviser or sub-adviser or a transition manager prior to the commencement of its management of a Portfolio;
•
to rating and ranking agencies such as Bloomberg L.P., Morningstar, Inc., Lipper Leaders Rating System, and S&P;
•
to consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in a Portfolio;
•
to service providers, on a daily basis, in connection with their providing services benefiting a Portfolio including, but not limited to, the provision of custodial and transfer agency services, the provision of analytics for securities lending oversight and reporting, compliance oversight, and proxy voting or class action service providers;
•
to a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Portfolio shareholders;
•
to certain wrap fee programs, on a weekly basis, on the first Business Day following the previous calendar week;

•
to a third party who acts as a “consultant” and supplies the consultant’s analysis of holdings (but not actual holdings) to the consultant’s clients (including sponsors of retirement plans or their consultants) or who provides regular analysis of Portfolio portfolios. The types, frequency and timing of disclosure to such parties vary depending upon information requested; or
•
to legal counsel to a Portfolio and the Directors.
In all instances of such disclosure, the receiving party is subject to a duty or obligation of confidentiality, including a duty not to trade on such information.
In addition, the Sub-Adviser may provide portfolio holdings information to third-party service providers in connection with the Sub-Adviser carrying out its duties pursuant to the Sub-Advisory Agreement in place between the Sub-Adviser and the Investment Adviser, provided however that the Sub-Adviser is responsible for such third-party’s confidential treatment of such data pursuant to the Sub-Advisory Agreement. This portfolio holdings information may be provided on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. The Sub-Adviser is also obligated, pursuant to its fiduciary duty to the relevant Portfolio, to ensure that any third-party service provider has a duty not to trade on any portfolio holdings information it receives other than on behalf of a Portfolio until public disclosure by the Portfolio.
In addition to the situations discussed above, disclosure of a Portfolio's complete portfolio holdings on a more frequent basis to any unaffiliated third party or affiliates may be permitted if approved by the Chief Legal Officer of the Investment Adviser or the Chief Compliance Officer of a Portfolio (each an “Authorized Party”) pursuant to the Board's procedures. In each such case, the Authorized Party would determine whether the proposed disclosure of a Portfolio's complete portfolio holdings is for a legitimate business interest; whether such disclosure is in the best interest of Portfolio shareholders; whether such disclosure will create any conflicts between the interests of a Portfolio's shareholders, on the one hand, and those of the Portfolio's Investment Adviser, Placement Agent or any affiliated person of a Portfolio, its Investment Adviser, or its Placement Agent, on the other; and the third party must execute an agreement setting forth its duty of confidentiality with regards to the portfolio holdings, including a duty not to trade on such information. An Authorized Party would report to the Board regarding the implementation of these procedures.
The Board has authorized the senior officers of the Investment Adviser or its affiliates to authorize the release of a Portfolio’s portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with these policies and procedures. The Investment Adviser or its affiliates report quarterly to the Board regarding the implementation of these policies and procedures.

ITEM 17. MANAGEMENT OF THE COMPANY
The business and affairs of the Company are managed under the direction of the Company’s Board according to the applicable laws of the State of Maryland.
The Board governs each Portfolio and is responsible for protecting the interests of shareholders. The Directors are experienced executives who oversee each Portfolio’s activities, review contractual arrangements with companies that provide services to each Portfolio, and review each Portfolio’s performance.
Set forth in the table below is information about each Director of each Portfolio.

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Directors[2]	Other Board Positions Held by Directors
Independent Directors
Colleen D. Baldwin (1960) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Director	May 2013 – Present	President, Glantuam Partners, LLC, a business consulting firm (January 2009 – Present).	123	Stanley Global Engineering (2020 – Present).
John V. Boyer (1953) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Director	May 2013 – Present	Retired.	123	None.
Jody T. Foster (1969) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Director	September 2025 – Present	Founder and Chief Executive Officer, Symphony Consulting, an investment operations consulting firm to private asset managers and wealth management firm (2010 – Present). Formerly, Independent Director, Hussman Investment Trust, a registered investment company fund complex (2016 – 2025); Independent Director, Forum CRE Income Fund, a registered investment company (April 2021 – January 2022).	123	Diamond Hill Funds (13 Funds) (2022 – Present).

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Directors[2]	Other Board Positions Held by Directors
Dennis A. Johnson (1960) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Director	September 2025 – Present	Non-Executive Director, Namib Minerals (April 2025 – Present). Formerly, Independent Director, EasyKnock, a real estate company (December 2023 – November 2024); Director of Investments, West Coast Financial (May 2022 – December 2023); Independent Director, Glass Lewis & Co., a provider of governance, proxy research and stewardship services (March 2022 – November 2023).	123	None.
Joseph E. Obermeyer (1957) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Chairperson Director	January 1, 2025 – Present January 2003 – Present	Retired. Formerly, President, Obermeyer & Associates, Inc., a provider of financial and economic consulting services (November 1999 – December 2024).	123	None.
Christopher P. Sullivan (1954) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Director	October 2015 – Present	Retired.	123	None.
Mark R. Wetzel (1961) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Director	September 2025 – Present	Retired. Formerly, President, Fiducient Advisors, an investment adviser (April 2006 – May 2024).	123	None.

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Directors[2]	Other Board Positions Held by Directors
Director who is an “Interested Person”
Christian G. Wilson[3] (1968) 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Director	September 2025 – Present	President and Chief Executive Officer, Voya Funds Services, LLC, Voya Capital, LLC, and Voya Investments, LLC (September 2024 – Present); Head of Product and Strategy, Voya Investment Management (June 2024 – Present). Formerly, Head of Global Client Portfolio Management, Voya Investment Management (March 2023 – June 2024); Head of Fixed Income Client Portfolio Management, Voya Investment Management (July 2017 – March 2023).	123	Director, President, and Chief Executive Officer, Voya Funds Services, LLC, Voya Capital, LLC and Voya Investments, LLC (September 2024 – Present).

1
Directors serve until their successors are duly elected and qualified. The tenure of each Director who is not an “interested person” as defined in the 1940 Act, of each Portfolio (as defined below, “Independent Director”) is subject to the Board’s retirement policy, which states that each duly elected or appointed Independent Director shall retire from and cease to be a member of the Board of Directors at the close of business on December 31 of the calendar year in which the Independent Director attains the age of 75. A majority vote of the Board’s other Independent Directors may extend the retirement date of an Independent Director if the retirement would trigger a requirement to hold a meeting of shareholders of the Company under applicable law, whether for the purposes of appointing a successor to the Independent Director or otherwise complying under applicable law, in which case the extension would apply until such time as the shareholder meeting can be held or is no longer required (as determined by a vote of a majority of the other Independent Directors).
2
For the purposes of this table, “Fund Complex” includes the following investment companies: Voya Asia Pacific High Dividend Equity Income Fund; Voya Credit Income Fund; Voya Emerging Markets High Dividend Equity Fund; Voya Equity Trust; Voya Funds Trust; Voya Global Advantage and Premium Opportunity Fund; Voya Global Equity Dividend and Premium Opportunity Fund; Voya Government Money Market Portfolio; Voya Infrastructure, Industrials and Materials Fund; Voya Intermediate Bond Portfolio; Voya Investors Trust; Voya Mutual Funds; Voya Partners, Inc.; Voya Separate Portfolios Trust; Voya Variable Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust. The number of funds in the Fund Complex is as of March 31, 2026.
3
Mr. Wilson is deemed to be an interested person of the Company, as defined by the 1940 Act, because of his current affiliation with Voya Financial, Inc. and Voya Financial, Inc.’s affiliates.
Information Regarding Officers of the Company
Set forth in the table below is information for each Officer of the Company.

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years
Christian G. Wilson (1968) 5780 Powers Ferry Road NW Atlanta, Georgia 30327	President and Chief/Principal Executive Officer	September 2024 – Present
Director, President, and Chief Executive Officer, Voya Funds Services, LLC, Voya Capital,
LLC, and Voya Investments, LLC (September 2024 – Present); Head of Product and
Strategy, Voya Investment Management (June 2024 – Present). Formerly, Head of Global
Client Portfolio Management, Voya Investment Management (March 2023 – June 2024);
Head of Fixed Income Client Portfolio Management, Voya Investment Management (July
2017 – March 2023).

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years
Jonathan Nash (1967) 200 Park Avenue New York, New York 10166	Executive Vice President and Chief Investment Risk Officer	March 2020 – Present
Head of Investment Risk for Equity and Funds, Voya Investment Management (April 2024 –
Present); Executive Vice President and Chief Investment Risk Officer, Voya Investments,
LLC (March 2020 – Present); Formerly, Senior Vice President, Investment Risk
Management, Voya Investment Management (March 2017 – March 2024).

Steven Hartstein (1963) 200 Park Avenue New York, New York 10166	Chief Compliance Officer	December 2022 – Present
Senior Vice President, Voya Investment Management (December 2022 – Present).
Formerly, Head of Funds Compliance, Brighthouse Financial, Inc.; and Chief Compliance
Officer, Brighthouse Funds and Brighthouse Investment Advisers, LLC (March 2017 –
December 2022).

Todd Modic (1967) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary	March 2005 – Present
Director and Senior Vice President, Voya Capital, LLC and Voya Funds Services, LLC
(September 2022 – Present); Director, Voya Investments, LLC (September 2022 –
Present); Senior Vice President, Voya Investments, LLC (April 2005 – Present). Formerly,
President, Voya Funds Services, LLC (March 2018 – September 2022).

Kimberly A. Anderson (1964) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President	December 2003 – Present	Senior Vice President, Voya Investments, LLC (September 2003 – Present).
Jason Kadavy (1976) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President	September 2023 – Present
Senior Vice President, Voya Investments, LLC and Voya Funds Services, LLC (September
2023 – Present). Formerly, Vice President, Voya Investments, LLC (October 2015 –
September 2023); Vice President, Voya Funds Services, LLC (July 2007 – September
2023).

Erica McKenna (1972) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President	June 2022 – Present
Senior Vice President, Head of Mutual Fund Compliance and Chief Compliance Officer,
Voya Investments, LLC (April 2026 – Present). Formerly, Vice President, Head of Mutual
Fund Compliance and Chief Compliance Officer, Voya Investments, LLC (May 2022 – April
2026); Vice President, Fund Compliance Manager, Voya Investments, LLC (March 2021 –
May 2022); Assistant Vice President, Fund Compliance Manager, Voya Investments, LLC
(December 2016 – March 2021).

Joanne F. Osberg (1982) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President Secretary	March 2023 – Present September 2020 – Present
Senior Vice President and Chief Counsel, Voya Investment Management – Mutual Fund
Legal Department, and Senior Vice President and Secretary, Voya Investments, LLC, Voya
Capital, LLC, and Voya Funds Services, LLC (March 2023 – Present). Formerly, Secretary,
Voya Capital, LLC (August 2022 – March 2023); Vice President and Secretary, Voya
Investments, LLC and Voya Funds Services, LLC and Vice President and Senior Counsel,
Voya Investment Management – Mutual Fund Legal Department (September 2020 – March
2023).

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years
Andrew K. Schlueter (1976) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President	June 2022 – Present
Senior Vice President, Head of Client Operations, Voya Investment Management (January
2026 – Present); Vice President, Voya Investments Distributor, LLC (April 2018 – Present);
Vice President, Voya Investments, LLC and Voya Funds Services, LLC (March 2018 –
Present). Formerly, Senior Vice President, Head of Distribution Operations and Business
Implementation, Voya Investment Management (March 2024 –December 2025); Senior
Vice President, Head of Investment Operations Support, Voya Investment Management
(April 2023 – March 2024); Senior Vice President, Head of Mutual Fund Operations, Voya
Investment Management (March 2022 – March 2023); Vice President, Head of Mutual
Fund Operations, Voya Investment Management (February 2018 – February 2022).

Fred Bedoya (1973) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Vice President, Principal Accounting Officer and Treasurer	September 2012 – Present	Vice President, Voya Investments, LLC (October 2015 – Present); Vice President, Voya Funds Services, LLC (July 2012 – Present).
Robyn L. Ichilov (1967) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Vice President	March 2002 – Present	Vice President, Voya Investments, LLC (August 1997 – Present); Vice President, Voya Funds Services, LLC (November 1995 – Present).
Caitlin E. Robinson (1983) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Vice President and Assistant Secretary	September 2025 – Present	Vice President and Counsel, Voya Investment Management – Mutual Fund Legal Department (August 2024 – Present). Formerly, Senior Counsel, Putnam Investments (January 2015 – July 2024).
Chelsea Shumway (1984) 200 Park Avenue New York, New York 10166	Vice President	April 2026 – Present
Vice President, Head of Active Ownership, Voya Investment Management (April 2026 –
Present). Formerly, Vice President – Active Ownership, Voya Investment Management
(November 2025 – April 2026); Associate Director – Head of Governance, Research, and
Voting Products, Institutional Shareholder Services Inc. (March 2022 – October 2025);
Vice President, BlackRock Investment Stewardship (July 2021- March 2022).

Craig Wheeler (1969) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Vice President	May 2013 – Present	Vice President – Director of Tax, Voya Investments, LLC (October 2015 – Present).

Name, Address and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years
Gizachew Wubishet (1976) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Vice President Assistant Secretary	March 2024 – Present June 2022 – Present
Vice President and Counsel, Voya Investment Management – Mutual Fund Legal
Department (March 2024 – Present). Formerly, Assistant Vice President and Counsel, Voya
Investment Management – Mutual Fund Legal Department (May 2019 – February 2024).

Christopher J. Geissler (1989) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Assistant Vice President and Assistant Secretary	April 2026 – Present	Assistant Vice President and Counsel, Voya Investment Management – Mutual Fund Legal Department (September 2025 – Present). Formerly, Attorney, Dechert LLP (August 2016 – September 2025).
Monia Piacenti (1976) One Orange Way Windsor, Connecticut 06095	Anti-Money Laundering Officer	June 2018 – Present
Compliance Manager, Voya Financial, Inc. (March 2023 – Present); Anti-Money Laundering
Officer, Voya Investments Distributor, LLC, Voya Investment Management, and Voya
Investment Management Trust Co. (June 2018 – Present); Formerly, Compliance
Consultant, Voya Financial, Inc. (January 2019 – February 2023).

1
The Officers hold office until the next annual meeting of the Board of Directors and until their successors shall have been elected and qualified.

The Board of Directors
The Company and each Portfolio are governed by the Board, which oversees the Company’s business and affairs. The Board delegates the day-to-day management of the Company and each Portfolio to the Company’s Officers and to various service providers that have been contractually retained to provide such day-to-day services. The Voya entities that render services to the Company and each Portfolio do so pursuant to contracts that have been approved by the Board. The Directors are experienced executives who, among other duties, oversee the Company’s activities, review contractual arrangements with companies that provide services to each Portfolio, and review each Portfolio’s investment performance.
The Board Leadership Structure and Related Matters
The Board is comprised of eight (8) members, seven (7) of whom are independent or disinterested persons, which means that they are not “interested persons” of each Portfolio as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”).
The Company is one of 18 registered investment companies (with a total of approximately 123 separate series) in the Voya family of funds, and all of the Directors serve as members of, as applicable, each investment company’s Board of Directors or Board of Trustees. The Board employs substantially the same leadership structure with respect to each of these investment companies.
One of the Independent Directors, currently Joseph E. Obermeyer, serves as the Chairperson of the Board of the Company. The responsibilities of the Chairperson of the Board include: coordinating with management in the preparation of agendas for Board meetings; presiding at Board meetings; between Board meetings, serving as a primary liaison with other Directors, officers of the Company, management personnel, and legal counsel to the Independent Directors; and such other duties as the Board periodically may determine. Mr. Obermeyer does not hold a position with any firm that is a sponsor of the Company. The designation of an individual as the Chairperson does not impose on such Independent Director any duties, obligations or liabilities greater than the duties, obligations or liabilities imposed on such person as a member of the Board, generally.
The Board performs many of its oversight and other activities through the committee structure described below in the “Board Committees” section. Each Committee operates pursuant to a written charter approved by the Board. The Board currently conducts regular meetings eight (8) times a year. In addition, during the course of a year, the Board and many of its Committees typically hold special meetings by telephone, video conference, or in person to discuss specific matters that require action prior to the next regular meeting. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.
The Board believes that its committee structure is an effective means of empowering the Directors to perform their fiduciary and other duties. For example, the Board’s committee structure facilitates, as appropriate, the ability of individual Board members to receive detailed presentations on topics under their review and to develop increased familiarity with respect to such topics and with key personnel at relevant service providers. At least annually, with guidance from its Nominating and Governance Committee, the Board analyzes whether there are potential means to enhance the efficiency and effectiveness of the Board’s operations.
Board Committees
Audit Committee. The Board has established an Audit Committee whose functions include, among other things: (i) meeting with the independent registered public accounting firm of the Company to review the scope of the Company’s audit, the Company’s financial statements and accounting controls; (ii) meeting with management concerning these matters, internal audit activities, reports under the Company’s whistleblower procedures, the services rendered by various service providers, and other matters; and (iii) overseeing the implementation of the Voya funds’ valuation procedures and the fair value determinations made with respect to securities held by the Voya funds for which market value quotations are not readily available. The Audit Committee currently consists of four (4) Independent Directors. The following Directors currently serve as members of the Audit Committee: Mses. Baldwin and Foster and Messrs. Sullivan and Wetzel. Mr. Wetzel currently serves as the Chairperson of the Audit Committee. All Committee members have been designated as Audit Committee Financial Experts under the Sarbanes-Oxley Act of 2002. The Audit Committee typically meets five (5) times per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2025.
Compliance Committee. The Board has established a Compliance Committee for the purpose of, among other things: (i) providing oversight with respect to compliance by the funds in the Voya family of funds and their service providers with applicable laws, regulations, and internal policies and procedures affecting the operations of the funds; (ii) receiving reports of evidence of possible material violations of applicable U.S. federal or state securities laws and breaches of fiduciary duty arising under U.S. federal or state laws; (iii) coordinating activities between the Board and the Chief Compliance Officer (“CCO”) of the funds; (iv) facilitating information flow among Board members and the CCO between Board meetings; (v) working with the CCO and management to identify the types of reports to be submitted by the CCO to the Compliance Committee and the Board; (vi) making recommendations regarding the role, performance, compensation, and oversight of the CCO; (vii) overseeing the cybersecurity practices of the funds and their key service providers; (viii) overseeing management’s administration of proxy voting; (ix) overseeing the effectiveness of brokerage usage by the Company’s advisers or sub-advisers, as applicable, and compliance with regulations regarding the allocation of brokerage for services; and (x) overseeing the implementation of the funds’ liquidity risk management program.
The Compliance Committee currently consists of three (3) Independent Directors: Messrs. Boyer, Johnson, and Obermeyer. Mr. Johnson currently serves as the Chairperson of the Compliance Committee. The Compliance Committee typically meets four (4) times per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Compliance Committee held four (4) meetings during the fiscal year ended December 31, 2025.

Contracts Committee. The Board has established a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements, distribution agreements, and Rule 12b-1 Plans and, at the discretion of the Board, other service agreements or plans involving the Voya funds (including each Portfolio). The responsibilities of the Contracts Committee include, among other things: (i) identifying the scope and format of information to be provided by service providers in connection with applicable contract approvals or renewals; (ii) providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Directors; (iii) evaluating regulatory and other developments that might have an impact on applicable approval and renewal processes; (iv) reporting to the Directors its recommendations and decisions regarding the foregoing matters; (v) assisting in the preparation of a written record of the factors considered by Directors relating to the approval and renewal of advisory and sub-advisory agreements; (vi) recommending to the Board specific steps to be taken by it regarding the contracts approval and renewal process, including, for example, proposed schedules of certain actions to be taken; and (vii) otherwise providing assistance in connection with Board decisions to renew, reject, or modify agreements or plans.
The Contracts Committee is comprised of all of the Independent Directors. Mr. Boyer currently serves as the Chairperson of the Contracts Committee. The Contracts Committee typically meets five (5) times per year and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Contracts Committee held five (5) meetings during the fiscal year ended December 31, 2025.
Investment Review Committees. The Board has established, for all of the funds under its direction, the following two Investment Review Committees (each an “IRC” and together, the “IRCs”): (i) the Investment Review Committee E (“IRC E”); and (ii) the Investment Review Committee F (“IRC F”). The funds are allocated among IRCs periodically by the Board as the Board deems appropriate to balance the workloads of the IRCs and to have similar types of funds or funds with the same investment sub-adviser or the same portfolio management team assigned to the same IRC. Each IRC performs the following functions, among other things: (i) monitoring the investment performance of the funds in the Voya family of funds that are assigned to that Committee; (ii) making recommendations to the Board with respect to investment management activities performed by the investment advisers and/or sub-advisers on behalf of such Voya funds, and reviewing and making recommendations regarding proposals by management to retain new or additional sub-advisers for these Voya funds; and (iii) making recommendations to the Board regarding the role, performance, compensation, and oversight of the Chief Investment Risk Officer. Each Portfolio is monitored by the IRCs, as indicated below. Each committee is described below.

Portfolio	IRC E	IRC F
Voya VACS Index Series EM Portfolio	X
Voya VACS Index Series I Portfolio	X
Voya VACS Index Series MC Portfolio	X
Voya VACS Index Series SC Portfolio	X
The IRC E currently consists of three (3) Independent Directors. The following Directors serve as members of the IRC E: Mses. Baldwin and Foster and Mr. Obermeyer. Ms. Baldwin currently serves as the Chairperson of the IRC E. The IRC E typically meets five (5) times per year and on an as-needed basis. The IRC E held five (5) meetings during the fiscal year ended December 31, 2025.
The IRC F currently consists of four (4) Independent Directors. The following Directors serve as members of the IRC F: Messrs. Boyer, Johnson, Sullivan, and Wetzel. Mr. Sullivan currently serves as the Chairperson of the IRC F. The IRC F typically meets five (5) times per year and on an as-needed basis. The IRC F held five (5) meetings during the fiscal year ended December 31, 2025.
The IRC E and IRC F sometimes meet jointly to consider matters that are reviewed by both Committees. The Committees held five (5) such additional joint meetings during the fiscal year ended December 31, 2025.
Nominating and Governance Committee. The Board has established a Nominating and Governance Committee for the purpose of, among other things: (i) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Director vacancies on the Board; (ii) reviewing workload and capabilities of Independent Directors and recommending changes to the size or composition of the Board, as necessary; (iii) monitoring regulatory developments and recommending modifications to the Committee’s responsibilities; (iv) considering and, if appropriate, recommending the creation of additional committees or changes to Director policies and procedures based on rule changes and “best practices” in corporate governance; (v) conducting an annual review of the membership and chairpersons of all Board committees and of practices relating to such membership and chairpersons; (vi) undertaking a periodic study of compensation paid to independent board members of investment companies and making recommendations for any compensation changes for the Independent Directors; (vii) overseeing the Board’s annual self-evaluation process; (viii) developing (with assistance from management) an annual meeting calendar for the Board and its committees; (ix) overseeing actions to facilitate attendance by Independent Directors at relevant educational seminars and similar programs; and (x) overseeing insurance arrangements for the funds.
In evaluating potential candidates to fill Independent Director vacancies on the Board, the Nominating and Governance Committee will consider a variety of factors. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee will consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews nominees that it identifies as potential candidates. A shareholder nominee for Director should be submitted in writing to the Company’s Secretary at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. Any such shareholder nomination should include at least the following information as to each individual proposed for nomination as Director: such person’s written consent to be named in a proxy statement as a nominee (if nominated) and to serve as a Director (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Directors, or is otherwise required, in each case under applicable federal securities laws, rules, and regulations, including such information as the Board may reasonably deem necessary to satisfy its oversight and due diligence duties.
The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely in connection with a shareholder meeting to elect Directors, any such submission must be delivered to the Company’s Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Company with the SEC.
The following Independent Directors currently serve as members of the Nominating and Governance Committee: Mses. Baldwin and Foster and Messrs. Boyer, Johnson, Obermeyer, Sullivan and Wetzel. Ms. Foster currently serves as the Chairperson of the Nominating and
Governance Committee. The Nominating and Governance Committee conducts meetings as needed or appropriate.The Nominating and Governance Committee held five (5) meetings during the fiscal year ended December 31, 2025.
The Board’s Risk Oversight Role
The day-to-day management of various risks relating to the administration and operation of the Company is the responsibility of management and other service providers retained by the Board or by management, most of whom employ professional personnel who have risk management responsibilities. The Board oversees this risk management function consistent with and as part of its oversight duties. The Board performs this risk management oversight function directly and, with respect to various matters, through its committees. The following description provides an overview of many, but not all, aspects of the Board’s oversight of risk management for each Portfolio. In this connection, the Board has been advised that it is not practicable to identify all of the risks that may impact each Portfolio or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all such risks be identified and addressed.
The Board, working with management personnel and other service providers, has endeavored to identify the primary risks that confront each Portfolio. In general, these risks include, among others: (i) investment risks; (ii) credit risks; (iii) liquidity risks; (iv) valuation risks; (v) operational risks; (vi) reputational risks; (vii) regulatory risks; (viii) risks related to potential legislative changes; (ix) the risk of conflicts of interest affecting Voya affiliates in managing each Portfolio; and (x) cybersecurity risks. The Board has adopted and periodically reviews various policies and procedures that are designed to address these and other risks confronting each Portfolio. In addition, many service providers to each Portfolio have adopted their own policies, procedures, and controls designed to address particular risks to each Portfolio. The Board and persons retained to render advice and service to the Board periodically review and/or monitor changes to, and developments relating to, the effectiveness of these policies and procedures.
The Board oversees risk management activities in part through receipt and review by the Board or its committees of regular and special reports, presentations and other information from Officers of the Company, including the CCOs for the Company and the Investment Adviser and the Company’s Chief Investment Risk Officer (“CIRO”), and from other service providers. For example, management personnel and the other persons make regular reports and presentations to: (i) the Compliance Committee regarding compliance with regulatory requirements and oversight of cybersecurity practices by each Portfolio and key service providers; (ii) the IRCs regarding investment activities and strategies that may pose particular risks; (iii) the Audit Committee with respect to financial reporting controls and internal audit activities; (iv) the Nominating and Governance Committee regarding corporate governance and best practice developments; and (v) the Contracts Committee regarding regulatory and related developments that might impact the retention of service providers to the Company. The CIRO oversees an Investment Risk Department (“IRD”) that provides an additional source of analysis and research for Board members in connection with their oversight of the investment process and performance of portfolio managers. Among its other duties, the IRD seeks to identify and, where practicable, measure the investment risks being taken by each Portfolio’s portfolio managers. Although the IRD works closely with management of the Company in performing its duties, the CIRO is directly accountable to, and maintains an ongoing dialogue with, the Independent Directors.
Qualifications of the Directors
The Board believes that each of its Directors is qualified to serve as a Director of the Company based on its review of the experience, qualifications, attributes, and skills of each Director. The Board bases this conclusion on its consideration of various criteria, no one of which is controlling. Among others, the Board has considered the following factors with respect to each Director: strong character and high integrity; an ability to review, evaluate, analyze, and discuss information provided; the ability to exercise effective business judgment in protecting shareholder interests while taking into account different points of views; a background in financial, investment, accounting, business, regulatory, or other skills that would be relevant to the performance of a Director's duties; the ability and willingness to commit the time necessary to perform his or her duties; and the ability to work in a collegial manner with other Board members. Each Director's ability to perform his or her duties effectively is evidenced by his or her: experience in the investment management business; related consulting experience; other professional experience; experience serving on the boards of directors/trustees of other public companies; educational background and professional training; prior experience serving on the Board, as well as the boards of other investment companies in the Voya family of funds and/or of other investment companies; and experience as attendees or participants in conferences and seminars that are focused on investment company matters and/or duties that are specific to board members of registered investment companies.
Information indicating certain of the specific experience and qualifications of each Director relevant to the Board’s belief that the Director should serve in this capacity is provided in the table above that provides information about each Director. That table includes, for each Director, positions held with the Company, the length of such service, principal occupations during the past five (5) years, the number of series within the Voya family of funds for which the Director serves as a Board member, and certain directorships held during the past five (5) years. Set forth below are certain additional specific experiences, qualifications, attributes, or skills that the Board believes support a conclusion that each Director should serve as a Board member in light of the Company’s business and structure.
Independent Directors
Colleen D. Baldwin has been a Director of the Company since May 21, 2013 and a board member of other investment companies in the Voya family of funds since 2007. She currently serves as the Chairperson of Investment Review Committee E since January 1, 2025, and prior to that, she served as Chairperson of the Boards of Directors/Trustees of the Voya funds from 2020 to 2024. Prior to that, she served as the Chairperson of the Company’s Nominating and Governance Committee from 2013 through 2014 with respect to the Company and for other funds in the Voya family of funds from 2009 through 2014. Ms. Baldwin has been a Board member of Stanley Global Engineering since 2020 and President of Glantuam Partners, LLC, a business consulting firm, since 2009. Prior to that, she served in senior positions at the following financial services firms: Chief Operating Officer for Ivy Asset Management, Inc. (2002-2004), a hedge fund manager; Chief Operating Officer and Head of Global Business and Product Development for AIG Global Investment Group (1995-2002), a global investment management firm; Senior Vice President at Bankers Trust Company (1994-1995); and Senior Managing Director at J.P. Morgan & Company (1987-1994). Ms. Baldwin began her career in 1981 at AT&T/Bell Labs as a systems analyst. Ms. Baldwin holds a B.S. from Fordham University and an M.B.A. from Pace University.
John V. Boyer has been a Director of the Company since May 21, 2013 and a board member of other investment companies in the Voya family of funds since 1997. He currently serves as the Chairperson of the Company’s Contracts Committee since January 1, 2026, and prior to that, as the Chairperson of the Company’s Compliance Committee from 2020 to 2025. Prior to that, he served as the Chairperson of the Boards of Directors/Trustees of the Voya funds from 2014 to 2019, as the Chairperson of the Company’s IRC F from 2006 to
2013, and as the Chairperson of the Compliance Committee for other funds in the Voya family of funds. Mr. Boyer was the President and CEO of the Bechtler Arts Foundation from 2008 until 2019 for which, among his other duties, Mr. Boyer oversaw all fiduciary aspects of the Foundation and assisted in the oversight of the Foundation’s endowment fund. Previously, he served as President and Chief Executive Officer of the Franklin and Eleanor Roosevelt Institute (2006-2007) and as Executive Director of The Mark Twain House & Museum (1989-2006) where he was responsible for overseeing business operations, including endowment funds. He also served as a board member of certain predecessor mutual funds of the Voya family of funds (1997-2005). Mr. Boyer holds a B.A. from the University of California, Santa Barbara and an M.F.A. from Princeton University.
Jody T. Foster has been a Director of the Company and a board member of other investment companies in the Voya family of funds since September 2025. Ms. Foster currently serves as the Chairperson of the Company’s Nominating and Governance Committee since January 1, 2026. She was an independent consultant to the Board from November 2023 until her election to the Board in September 2025. She is the Founder and Chief Executive Officer of Symphony Consulting since 2010 where she has overseen the development and launch of a variety of public and private investment product offerings. Previously, she served as Director of Risk Management and Strategy at JPMorgan in Chicago and London (2003-2007); International Research Manager for Driehaus Capital Management (2001-2003) and a Partner, Equity Analysis at Burridge Growth Partners (1999-2001) and Equity Analyst at Clover Capital Management (1996-1999). She served as an Independent Trustee and Audit Committee Chair for the Hussman Funds (2016-2025) and currently serves as a director for the Diamond Hill Funds (2022-present). Ms. Foster holds a B.A. in Political Science from Pace University, a Masters in Public Policy from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.
Dennis A. Johnson CFA has been a Director of the Company and a board member of other investment companies in the Voya family of funds since September 2025. Mr. Johnson currently serves as the Chairperson of the Company’s Compliance Committee since January 1, 2026. Mr. Johnson was an independent consultant to the Board from November 2023 until his election to the Board in September 2025. He is a non-executive director and Chair of the Audit Committee for Namib Minerals, a publicly-traded mining company focused on investing in high-growth opportunities in Sub-Saharan Africa (April 2025 - Present). Previously, he served as an independent director and executive committee member on the Board of Directors for EasyKnock, a venture capital-backed fintech company (December 2023-November 2024). Formerly, he was Director of Investments for West Coast Financial, a registered investment advisor (May 2022-December 2023); independent director on the Board of Glass Lewis & Co., (March 2022-November 2023); Chief Strategy Officer at Public Investment Fund, a Riyadh, Saudi Arabia-based sovereign wealth fund (September 2018-December 2019), and Chief Investment Officer at TIAA, a U.S. financial services company (October 2016-August 2019). Mr. Johnson was Chief Investment Officer for Comerica, a U.S. financial services company (June 2010-August 2016), Managing Director for the Roy E. Disney, Jr. Family Office (2008-2010), a member of the Board of Directors for Texas Industries, a U.S. company in the cement and aggregates businesses (2009-2010), Head of Global Corporate Governance for the California Public Employees’ Retirement System. the largest U.S. public pension fund (2005-2008), and Managing Director for Citigroup (1994-2005). Previously, Mr. Johnson served in investment roles with increasing responsibilities and complexity for Blue Cross and Blue Shield of Virginia, Crestar Bank and SunTrust from 1981-1994. Mr. Johnson is a Chartered Financial Analyst (CFA) Charter-holder. He is a graduate of Virginia Commonwealth University School of Business with a degree in Finance and the Virginia Military Institute with a degree in Economics.
Joseph E. Obermeyer has been a Director of the Company and a board member of other investment companies in the Voya family of funds since 2003. He currently serves as the Chairperson of the Boards of Directors/Trustees of the Voya funds since January 1, 2025, and prior to that, he served as the Chairperson of the Company’s IRC E in 2024 and as Chairperson of the Company's Nominating and Governance Committee from 2018 to 2023. Prior to that, he served, as the Chairperson of the Company’s former Joint IRC from 2014 through 2017.
Mr. Obermeyer was the founder and President of Obermeyer & Associates, Inc., a provider of financial and economic consulting services, for which he served as President from 1999 through 2024. Prior to founding Obermeyer & Associates, Mr. Obermeyer had more than 15 years of experience in accounting, including serving as a Senior Manager at Arthur Andersen LLP from 1995 until 1999. Previously, Mr.

Obermeyer served as a Senior Manager at Coopers & Lybrand LLP from 1993 until 1995, as a Manager at Price Waterhouse from 1988 until 1993, Second Vice President from 1985 until 1988 at Smith Barney, and as a consultant with Arthur Andersen & Co. from 1984 until 1985. Mr. Obermeyer holds a B.A. in Business Administration from the University of Cincinnati, an M.B.A. from Indiana University, and post graduate certificates from the University of Tilburg and INSEAD.
Christopher P. Sullivan has been a Director of the Company and a board member of other investment companies in the Voya family of funds since October 2015. He also has served as the Chairperson of the Company’s IRC F since January 1, 2018. He retired from Fidelity Management & Research in October 2012, following three years as first the President of the Bond Group and then the Head of Institutional Fixed Income. Previously, Mr. Sullivan served as Managing Director and Co-Head of U.S. Fixed Income at Goldman Sachs Asset Management (2001-2009) and prior to that, Senior Vice President at PIMCO (1997-2001). He currently serves as a Director of Rimrock Funds (since 2013), a fixed-income hedge fund. He is also a Senior Advisor to Asset Grade (since 2013), a private wealth management firm, and serves as a Trustee of the Overlook Foundation, a foundation that supports Overlook Hospital in Summit, New Jersey. In addition to his undergraduate degree from the University of Chicago, Mr. Sullivan holds an M.A. degree from the University of California at Los Angeles and is a Chartered Financial Analyst.
Mark Wetzel has been a Director of the Company and a board member of other investment companies in the Voya family of funds since September 2025. Mr. Wetzel currently serves as the Chairperson of the Company’s Audit Committee since January 1, 2026. Mr. Wetzel was an independent consultant to the Board from November 2023 until his election to the Board in September 2025. Mr. Wetzel was the President of Fiducient Advisors, an investment advisor (April 2021-May 2024). Formerly, he was the President of Fiduciary Investment Advisors (April 2006-March 2020), which merged in April 2020 with DiMeo Schneider & Associates (“DiMeo Schneider”), where he became President (April 2020-April 2021). In April 2021, DiMeo Schneider rebranded as Fiducient Advisors. Previously, Mr. Wetzel served as Senior Vice President at UBS Financial Services (2000-2006), Senior Vice President at Paine Webber (1994-2000), and Senior Vice President at Kidder Peabody (1990-1994). Mr. Wetzel served on the 401(k) Investment Committee of Paine Webber and on the Pension Committee of Novartis Corp. (2006-2021). Mr. Wetzel holds a B.S. in Business Administration from the University of Vermont and an M.B.A from the Tuck School at Dartmouth College.
Interested Director
Christian G. Wilson has been a Director of the Company and a board member of other investment companies in the Voya family of funds since September 2025. He is also President and Chief/Principal Executive Officer of the Funds (2024-present), Director, President, and Chief Executive Officer of Voya Funds Services, LLC, Voya Capital, LLC, and Voya Investments, LLC (2024-present), and Head of IM Product and Strategy at Voya Investment Management (2024-present). Mr. Wilson previously served as Head of Global Client Portfolio Management at Voya Investment Management (2023-2024), Head of Fixed Income Client Portfolio Management at Voya Investment Management (2017-2023), and several other senior management positions in various aspects of the financial services business. These positions and experiences have provided Mr. Wilson with extensive investment management, distribution, and oversight experience.
Director Ownership of Securities
In order to further align the interests of the Independent Directors with shareholders, it is the policy of the Board for Independent Directors to own, beneficially, shares of one or more funds in the Voya family of funds at all times (the “Ownership Policy”). For this purpose, beneficial ownership of shares of a Voya fund includes, in addition to direct ownership of Voya fund shares, ownership of a variable contract whose proceeds are invested in a Voya fund within the Voya family of funds, as well as deferred compensation payments under the Board’s deferred compensation arrangements pursuant to which the future value of such payments is based on the notional value of designated funds within the Voya family of funds.
The Ownership Policy requires the initial value of investments in the Voya family of funds that are directly or indirectly owned by the Directors to equal or exceed the annual retainer fee for Board services (excluding any annual retainers for service as chairpersons of the Board or its committees or as members of committees), as such retainer shall be adjusted from time to time.
The Ownership Policy provides that existing Directors shall have a reasonable amount of time from the date of any recent or future increase in the minimum ownership requirements in order to satisfy the minimum share ownership requirements. In addition, the Ownership Policy provides that a new Director shall satisfy the minimum share ownership requirements within a reasonable amount of time of becoming a Director. For purposes of the Ownership Policy, a reasonable period of time will be deemed to be, as applicable, no more than three years after a Director has assumed that position with the Voya family of funds or no more than one year after an increase in the minimum share ownership requirement due to changes in annual Board retainer fees. A decline in value of any fund investments will not cause a Director to have to make any additional investments under the Ownership Policy.
Investment in mutual funds of the Voya family of funds by the Directors pursuant to the Ownership Policy is subject to: (i) policies, applied by the mutual funds of the Voya family of funds to other similar investors, that are designed to prevent inappropriate market timing trading practices; and (ii) any provisions of the Code of Ethics for the Voya family of funds that otherwise apply to the Directors.
Directors' Portfolio Equity Ownership Positions
The following table sets forth information regarding each Director's beneficial ownership of equity securities of each Portfolio and the aggregate holdings of shares of equity securities of all the funds in the Voya family of funds for the calendar year ended December 31, 2025.

Portfolio	Dollar Range of Equity Securities in each Portfolio as of December 31, 2025
	Colleen D. Baldwin	John V. Boyer	Jody T. Foster[1]	Dennis A. Johnson[1]
Voya VACS Index Series EM Portfolio	None	None	None	None
Voya VACS Index Series I Portfolio	None	None	None	None
Voya VACS Index Series MC Portfolio	None	None	None	None
Voya VACS Index Series SC Portfolio	None	None	None	None
Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in the Voya family of funds	Over $100,000[2]	Over $100,000[2]	Over $100,000[2]	None

Portfolio	Dollar Range of Equity Securities in each Portfolio as of December 31, 2025
	Joseph E. Obermeyer	Christopher P. Sullivan	Mark R. Wetzel[1]	Christian G. Wilson[1]
Voya VACS Index Series EM Portfolio	None	None	None	None
Voya VACS Index Series I Portfolio	None	None	None	None
Voya VACS Index Series MC Portfolio	None	None	None	None
Voya VACS Index Series SC Portfolio	None	None	None	None
Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in the Voya family of funds	Over $100,000[2]	Over $100,000	Over $100,000[2]	Over $100,000[2]
1
Ms. Foster and Messrs. Johnson, Wetzel, and Wilson were elected to the Board effective September 11, 2025.
2
Includes the value of shares in which a Director has an indirect interest through a deferred compensation plan and/or a 401(k) plan.
Independent Director Ownership of Securities of the Investment Adviser, Placement Agent, and their Affiliates
The following table sets forth information regarding each Independent Director's (and his/her immediate family members) share ownership, beneficially or of record, in securities of the Investment Adviser or Placement Agent, and the ownership of securities in an entity controlling, controlled by, or under common control with the Investment Adviser or Placement Agent of each Portfolio (not including registered investment companies) as of December 31, 2025.

Name of Director	Name of Owners and Relationship to Director	Company	Title of Class	Value of Securities	Percent of Class
Colleen D. Baldwin	N/A	N/A	N/A	N/A	N/A
John V. Boyer	N/A	N/A	N/A	N/A	N/A
Jody T. Foster[1]	N/A	N/A	N/A	N/A	N/A
Dennis A. Johnson[1]	N/A	N/A	N/A	N/A	N/A
Joseph E. Obermeyer	N/A	N/A	N/A	N/A	N/A
Christopher P. Sullivan	N/A	N/A	N/A	N/A	N/A
Mark R. Wetzel[1]	N/A	N/A	N/A	N/A	N/A
1
Ms. Foster and Messrs. Johnson and Wetzel were elected to the Board effective September 11, 2025.
Director Compensation
Each Director is reimbursed for reasonable expenses incurred in connection with each meeting of the Board or any of its Committee meetings attended. Each Independent Director is compensated for his or her services, on a quarterly basis, according to a fee schedule adopted by the Board. The Board may from time to time designate other meetings as subject to compensation.
Effective January 1, 2026, each Portfolio pays each Director who is not an interested person of the Portfolio his or her pro rata share, as described below, of: (i) an annual retainer of $360,000; (ii) Mr. Obermeyer, as the Chairperson of the Board, receives an additional annual retainer of $115,000; (iii) Mses. Baldwin and Foster and Messrs. Boyer, Johnson, Sullivan, and Wetzel, as the Chairpersons of

Committees of the Board, each receives an additional annual retainer of $40,000, $40,000, $52,500, $40,000, $40,000 and $40,000, respectively; and (iv) out-of-pocket expenses. The Board at its discretion may from time to time designate other special meetings as subject to compensation in such amounts as the Board may reasonably determine on a case-by-case basis.
The pro rata share paid by each Portfolio is based on each Portfolio’s average net assets as a percentage of the average net assets of all the funds managed by the Investment Adviser or its affiliate for which the Directors serve in common as Directors.
Future Compensation Payment
Certain future payment arrangements apply to certain Directors. More particularly, each non-interested Director who will have served as a non-interested Director for five or more years for one or more funds in the Voya family of funds is entitled to a future payment (“Future Payment”), if such Director:  (i) retires in accordance with the Board’s retirement policy; (ii) dies; or (iii) becomes disabled.  The Future Payment shall be made promptly to, as applicable, the Director or the Director’s estate, in an amount equal to two (2) times the annual compensation payable to such Director, as in effect at the time of his or her retirement, death or disability if the Director had served as Director for at least five years as of May 9, 2007, or in a lesser amount calculated based on the proportion of time served by such Director (as compared to five years) as of May 9, 2007.  The annual compensation determination shall be based upon the annual Board membership retainer fee in effect at the time of that Director’s retirement, death or disability (but not any separate annual retainer fees for chairpersons of committees and of the Board), provided that the annual compensation used for this purpose shall not exceed the annual retainer fees as of May 9, 2007.  This amount shall be paid by the Voya fund or Voya funds on whose Board the Director was serving at the time of his or her retirement, death, or disability.  Each applicable Director may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments.
Compensation Table
The following table sets forth information provided by the Investment Adviser regarding compensation of Directors by each Portfolio and other funds managed by the Investment Adviser and its affiliates for the fiscal year ended December 31, 2025. Officers of the Company and Directors who are interested persons of the Company do not receive any compensation from the Company or any other funds managed by the Investment Adviser or its affiliates.

Portfolio	Aggregate Compensation
	Colleen D. Baldwin	John V. Boyer	Jody T. Foster[1]	Martin J. Gavin[2]	Dennis A. Johnson[1]
Voya VACS Index Series EM Portfolio	$2,116	$2,116	$730	$2,282	$730
Voya VACS Index Series I Portfolio	$7,738	$7,738	$2,650	$8,346	$2,650
Voya VACS Index Series MC Portfolio	$1,841	$1,841	$547	$1,987	$547
Voya VACS Index Series SC Portfolio	$892	$892	$284	$962	$284
Pension or Retirement Benefits Accrued as Part of Fund Expenses[3]	N/A	$0	N/A	N/A	N/A
Estimated Annual Benefits Upon Retirement[4]	N/A	$400,000	N/A	N/A	N/A
Total Compensation from the Portfolio and the Voya family of funds Paid to Directors	$380,000	$380,000	$116,522[5]	$410,000	$116,522

Portfolio	Aggregate Compensation
	Joseph E. Obermeyer	Sheryl K. Pressler[2]	Christopher P. Sullivan	Mark R. Wetzel[1]
Voya VACS Index Series EM Portfolio	$2,503	$2,309	$2,116	$730
Voya VACS Index Series I Portfolio	$9,155	$8,447	$7,738	$2,650
Voya VACS Index Series MC Portfolio	$2,181	$2,011	$1,841	$547
Voya VACS Index Series SC Portfolio	$1,055	$973	$892	$284
Pension or Retirement Benefits Accrued as Part of Fund Expenses[3]	N/A	$113,333	N/A	N/A
Estimated Annual Benefits Upon Retirement[4]	N/A	$113,333	N/A	N/A

Portfolio	Aggregate Compensation
	Joseph E. Obermeyer	Sheryl K. Pressler[2]	Christopher P. Sullivan	Mark R. Wetzel[1]
Total Compensation from the Portfolio and the Voya family of funds Paid to Directors	$450,000[5]	$415,000	$380,000	$116,522
1
Ms. Foster and Messrs. Johnson and Wetzel were elected to the Board effective September 11, 2025.
2
Mr. Gavin and Ms. Pressler retired as Directors effective December 31, 2025.
3
Future Compensation Payment amounts are accrued pro rata to all Voya funds in the same year that the Director retires.
4
As discussed in the section entitled “Future Compensation Payment” above, this is not an annual benefit. Rather each applicable Director may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments. Future Compensation Payments included in this table represent the total payment allocated pro rata to all Voya funds.
5
During the fiscal year ended December 31, 2025, Ms. Foster and Mr. Obermeyer deferred $41,087 and $90,000, respectively of his compensation from the Voya family of funds.
CODE OF ETHICS
Each Portfolio, the Investment Adviser, the Sub-Adviser, and the Placement Agent have adopted a code of ethics (the “Code of Ethics”) pursuant to Rule 17j-1 under the 1940 Act governing personal trading activities of all Directors, Officers of the Company, and persons who, in connection with their regular functions, play a role in the recommendation of or obtain information pertaining to any purchase or sale of a security by each Portfolio. The Code of Ethics is intended to prohibit fraud against each Portfolio that may arise from the personal trading of securities that may be purchased or held by that Portfolio or of the Portfolio’s shares. The Code of Ethics prohibits short-term trading of each Portfolio’s shares by persons subject to the Code of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear security transactions with the Investment Adviser or its affiliates and to report all transactions on a regular basis.
PROXY VOTING POLICY
The Board has approved the Investment Adviser’s Proxy Voting Policy (the “Proxy Voting Policy”) for voting proxies on behalf of the Voya funds. The Proxy Voting Policy requires the Investment Adviser to vote each Portfolio’s portfolio securities that have voting rights in accordance with the Proxy Voting Policy and provides a method for responding to potential conflicts of interest. An independent proxy voting service has been retained to assist in the voting of Portfolio proxies through the provision of vote analysis, implementation, recordkeeping, and disclosure services. The Compliance Committee oversees the implementation of each Portfolio’s Proxy Voting Policy, as applicable. A copy of the Proxy Voting Policy is attached hereto as Appendix B. If applicable, no later than August 31st of each year, information regarding how each Portfolio voted proxies relating to portfolio securities for the twelve-month period ending June 30th is available, without charge and upon request, by calling 1-800-992-0180, or by accessing the SEC’s EDGAR database at https://www.sec.gov.
ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company. A control person may have a significant impact on matters submitted to a shareholder vote.
Shares of each Portfolio are owned by: insurance companies as depositors of separate accounts which are used to fund Variable Contracts; Qualified Plans; investment advisers and their affiliates in connection with the creation or management of each Portfolio; and certain other investment companies.
There are no deemed control persons.
Director and Officer Holdings
As of April 7, 2026, the Directors and officers of the Company as a group owned less than 1% of any class of each Portfolio’s outstanding shares.
Principal Shareholders
As of April 7, 2026, to the best knowledge of management, no person owned beneficially or of-record 5% or more of the outstanding shares of any class of a Portfolio or 5% or more of the outstanding shares of a Portfolio addressed herein, except as set forth in the table below. The Company has no knowledge as to whether all or any portion of shares owned of-record are also owned beneficially.

Name of Portfolio	Class	Name and Address	Percent of Class	Percent of Portfolio
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2055 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	13.39%	13.39%
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2035 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	14.36%	14.36%

Name of Portfolio	Class	Name and Address	Percent of Class	Percent of Portfolio
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2045 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	18.35%	18.35%
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution Income Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	8.29%	8.29%
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2030 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	7.59%	7.59%
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2040 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	12.53%	12.53%
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2050 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	13.21%	13.21%
Voya VACS Index Series EM Portfolio	N/A	Voya Index Solution 2060 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	9.07%	9.07%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2055 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	12.87%	12.87%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2035 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	16.34%	16.34%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2045 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	17.76%	17.76%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution Income Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	7.41%	7.41%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2030 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	8.40%	8.40%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2040 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	12.75%	12.75%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2050 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	12.45%	12.45%
Voya VACS Index Series I Portfolio	N/A	Voya Index Solution 2060 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	8.88%	8.88%
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2055 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	14.91%	14.91%

Name of Portfolio	Class	Name and Address	Percent of Class	Percent of Portfolio
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2035 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	17.05%	17.05%
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2045 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	19.37%	19.37%
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2030 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	6.67%	6.67%
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2040 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	15.26%	15.26%
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2050 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	13.07%	13.07%
Voya VACS Index Series MC Portfolio	N/A	Voya Index Solution 2060 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	10.10%	10.10%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2055 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	15.48%	15.48%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2035 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	17.70%	17.70%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2045 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	15.08%	15.08%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2030 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	10.40%	10.40%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2040 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	11.88%	11.88%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2050 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	15.26%	15.26%
Voya VACS Index Series SC Portfolio	N/A	Voya Index Solution 2060 Portfolio Attn: Operations 7337 E. Doubletree Ranch Rd, Ste 100 Scottsdale, AZ 85258-2034	10.49%	10.49%
ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES
INVESTMENT ADVISER
Voya Investments, an Arizona limited liability company, is registered with the SEC as an investment adviser. Voya Investments serves as the investment adviser to, and has overall responsibility for the management of, each Portfolio. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of each Portfolio, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services.

Voya Investments began business as an investment adviser in 1994 and currently serves as investment adviser to certain registered investment companies, consisting of open- and closed-end registered investment companies and collateralized loan obligations. Voya Investments is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.
Investment Management Agreement
The Investment Adviser serves pursuant to an Investment Management Agreement between the Investment Adviser and the Company on behalf of each Portfolio. Under the Investment Management Agreement, the Investment Adviser oversees, subject to the authority of the Board, the provision of all investment advisory and portfolio management services for each Portfolio. In addition, the Investment Adviser provides administrative services reasonably necessary for the ordinary operation of each Portfolio. The Investment Adviser has delegated certain management responsibilities to one or more Sub-Advisers.
Investment Management Services
Among other things, the Investment Adviser: (i) provides general investment advice and guidance with respect to each Portfolio and provides advice and guidance to each Portfolio’s Board; (ii) provides the Board with any periodic or special reviews or reporting it requests, including any reports regarding the Sub-Adviser and its investment performance; (iii) oversees management of each Portfolio’s investments and portfolio composition including supervising the Sub-Adviser with respect to the services the Sub-Adviser provides; (iv) makes available its officers and employees to the Board and officers of the Company; (v) designates and compensates from its own resources such personnel as the Investment Adviser may consider necessary or appropriate to the performance of its services hereunder; (vi) periodically monitors and evaluates the performance of the Sub-Adviser with respect to the investment objectives and policies of each Portfolio and performs periodic detailed analysis and review of the Sub-Adviser’s investment performance; (vii) reviews, considers and reports on any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations or any changes in the ownership or senior management of the Sub-Adviser; (viii) performs periodic in-person or telephonic diligence meetings with the Sub-Adviser; (ix) assists the Board and management of each Portfolio in developing and reviewing information with respect to the initial and subsequent annual approval of the Sub-Advisory Agreement(s); (x) monitors the Sub-Adviser for compliance with the investment objective(s), policies and restrictions of each Portfolio, the 1940 Act, Subchapter M of the Code, and, if applicable, regulations under these provisions, and other applicable law; (xi) if appropriate, analyzes and recommends for consideration by the Board termination of a contract with the Sub-Adviser; (xii) identifies potential successors to or replacements of the Sub-Adviser or potential additional sub-adviser(s), performs appropriate due diligence, and develops and presents recommendations to the Board; and (xiii) is authorized to exercise full investment discretion and make all determinations with respect to the day-to-day investment of each Portfolio’s assets and the purchase and sale of portfolio securities for each Portfolio in the event that at any time no sub-adviser is engaged to manage the assets of the Portfolio.
In addition, the Investment Adviser, as part of its bundled management fee, provides administrative services reasonably necessary for the operation of each Portfolio, including but not limited to, (i) coordinating all matters relating to the operation of each Portfolio, including any necessary coordination among the Sub-Advisers, custodian, transfer agent, dividend disbursing agent, and portfolio accounting agent (including pricing and valuation of each Portfolio’s portfolios), accountants, attorneys, and other parties performing services or operational functions for each Portfolio; (ii) providing the the Company and each Portfolio, at the Investment Adviser’s expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws and to provide effective supervision and administration of each Portfolio; (iii) maintaining or supervising the maintenance by third parties selected by the Investment Adviser of such books and records of the the Company and each Portfolio as may be required by applicable federal or state law; (iv) preparing or supervising the preparation by third parties selected by the Investment Adviser of all U.S. federal, state, and local tax returns and reports relating to each Portfolio required by applicable law; (v) preparing and filing and arranging for the distribution of proxy materials and periodic reports to shareholders of each Portfolio as required by applicable law; (vi) preparing and arranging for the filing of registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required by applicable law; (vii) taking such other action with respect to each Portfolio as may be required by applicable law in connection with each Portfolio, including without limitation the rules and regulations of the SEC and other regulatory agencies; (viii) providing each Portfolio, at the Investment Adviser’s expense, with adequate personnel, office space, communications facilities, and other facilities necessary for operation of each Portfolio as contemplated in this Agreement; and (ix) providing or procuring on behalf of the the Company and the Series, and at the expense of the Investment Adviser unless noted otherwise in this Agreement, the following services for each Portfolio: (a) custodian services to provide for the safekeeping of each Portfolio’s assets; (b) portfolio accounting services to maintain the portfolio accounting records; (c) transfer agency services; (d) dividend disbursing services, and (e) other services necessary for the ordinary operation of each Portfolio.
Limitation of Liability
The Investment Adviser is not subject to liability to a Portfolio for any act or omission in the course of, or in connection with, rendering services under the Investment Management Agreement, except by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Investment Management Agreement.
Continuation and Termination of the Investment Management Agreement
After an initial term of two years, the Investment Management Agreement continues in effect from year to year with respect to each Portfolio so long as such continuance is specifically approved at least annually by: (i) the Board of Directors; or (ii) the vote of a “majority” of each Portfolio’s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); and provided that such continuance is also approved by a vote of at least a majority of the Independent Directors who are not parties to the agreement by a vote cast either in person at a meeting called for the purpose of voting on such approval, or in reliance on exemptive relief from the SEC that has permitted such approval at virtual meetings held by video or telephone conference subject to certain conditions.
The Investment Management Agreement may be terminated as to each Portfolio at any time without penalty by: (i) the vote of the Board; (ii) the vote of a majority of each Portfolio’s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); or (iii) the Investment Adviser, on sixty (60) days’ prior written notice to the other party. The notice provided for herein may be waived by either party, as a single class, or upon notice given by the Investment Adviser. The Investment Management Agreement will terminate automatically in the event of its “assignment” (as defined in Section 2(a)(4) of the 1940 Act). The Investment Adviser pays the fees of the Sub-Adviser.
Management Fees
The Investment Adviser pays all of its expenses arising from the performance of its obligations under the Investment Management Agreement, including executive salaries and expenses of the Directors and officers of the Company who are employees of the Investment Adviser or its affiliates, except the CCO and the CIRO.
In addition, the Investment Adviser is responsible for the following expenses:
(a) expenses of all audits by each Portfolio’s independent public accountants; (b) expenses of each Portfolio’s transfer agent, registrar, dividend disbursing agent, and shareholder record keeping services, net of any shareholder service fees paid pursuant to each Portfolio’s Shareholder Servicing Agreement; (c) expenses of each Portfolio’s custodial services, including recordkeeping services provided by the custodian; (d) expenses of obtaining quotations for calculating the value of each Portfolio’s net assets; (e) expenses of obtaining Portfolio Activity Reports and Analyses of International Management reports (as appropriate) for each Portfolio; (f) expenses of maintaining each Portfolio’s tax records; (g) costs and/or fees incident to meetings of each Portfolio’s shareholders, the preparation and mailings of prospectuses and reports of each Portfolio to its shareholders, the filing of reports with regulatory bodies, the maintenance of each Portfolio’s existence and qualification to do business, and the registration of shares with federal and state securities or insurance authorities; (h) each Portfolio’s ordinary legal fees, including the legal fees related to the registration and continued qualification of each Portfolio’s shares for sale; (i) costs of printing stock certificates representing shares of each Portfolio; (j) each Portfolio’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act; (k) association membership dues; (l) organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions; and (m) distribution expenses net of Rule 12b-1 distribution fees made pursuant to each Portfolio’s Rule 12b-1 Distribution Plan for eligible distribution-related expenses pursuant to such Plan.
As compensation for its services, each Portfolio pays the Investment Adviser, expressed as an annual rate, a fee equal to the following as a percentage of each Portfolio’s average daily net assets. The fee is accrued daily and paid monthly.

Portfolio	Annual Management Fee
Voya VACS Index Series EM Portfolio	0.15%
Voya VACS Index Series I Portfolio	0.15%
Voya VACS Index Series MC Portfolio	0.15%
Voya VACS Index Series SC Portfolio	0.15%
Total Investment Management Fees Paid by each Portfolio
During the past three fiscal years, each Portfolio paid the following investment management fees to the Investment Adviser or its affiliates.The amount shown for Voya VACS Index Series EM Portfolio reflects the period from March 15, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series I Portfolio reflects the period from February 3, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series MC Portfolio reflects the period from January 27, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series SC Portfolio reflects the period from January 20, 2023 through the end of the relevant fiscal period.

Portfolio	2025	2024	2023
Voya VACS Index Series EM Portfolio	$717,851	$538,242	$512,400
Voya VACS Index Series I Portfolio	$1,671,989	$2,470,710	$1,696,125
Voya VACS Index Series MC Portfolio	$613,724	$719,020	$458,026
Voya VACS Index Series SC Portfolio	$290,384	$422,031	$500,827

EXPENSES
Each Portfolio’s assets may decrease or increase during its fiscal year and each Portfolio’s operating expense ratios may correspondingly increase or decrease.
Certain operating expenses shared by several portfolios within the Voya family of funds may be allocated amongst those portfolios based on average net assets.
EXPENSE LIMITATIONS
No expense limitation is currently in effect for each Portfolio.
SUB-ADVISER
The Investment Adviser has engaged the services of the Sub-Adviser to provide sub-advisory services to each Portfolio and, pursuant to a Sub-Advisory Agreement, has delegated certain management responsibilities to the Sub-Adviser. The Investment Adviser monitors and evaluates the performance of the Sub-Adviser.
The Sub-Adviser provides, subject to the supervision of the Board and the Investment Adviser, a continuous investment program for each Portfolio and determines the composition of the assets of each Portfolio, including determination of the purchase, retention, or sale of the securities, cash and other investments for the Portfolio, in accordance with each Portfolio’s investment objectives, policies and restrictions and applicable laws and regulations.
Limitation of Liability
The Sub-Adviser is not subject to liability to a Portfolio for any act or omission in the course of, or in connection with, rendering services under the Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Sub-Advisory Agreement.
Continuation and Termination of the Sub-Advisory Agreement
After an initial term of two years, the Sub-Advisory Agreement continues in effect from year-to-year so long as such continuance is specifically approved at least annually by: (i) the Board; or (ii) the vote of a majority of the Portfolio’s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); provided, that the continuance is also approved by a majority of the Independent Directors who are not parties to the agreement by a vote cast in person at a meeting called for the purpose of voting on such approval.
The Sub-Advisory Agreement may be terminated as to each Portfolio without penalty upon sixty (60) days’ written notice by: (i) the Board; (ii) the majority vote of the outstanding voting securities of each Portfolio; (iii) the Investment Adviser; or (iv) the Sub-Adviser upon 60-90 days’ written notice, depending on the terms of the Sub-Advisory Agreement. The Sub-Advisory Agreement terminates automatically in the event of its assignment or in the event of the termination of the Investment Management Agreement.
Sub-Advisory Fees
The Sub-Adviser receives compensation from the Investment Adviser at the annual rate of a specified percentage of each Portfolio’s average daily net assets, as indicated below. The fee is accrued daily and paid monthly. The Sub-Adviser pays all of its expenses arising from the performance of its obligations under the Sub-Advisory Agreement.

Portfolio	Sub-Adviser	Annual Sub-Advisory Fee
Voya VACS Index Series EM Portfolio	Voya IM	0.0675%
Voya VACS Index Series I Portfolio	Voya IM	0.0675%
Voya VACS Index Series MC Portfolio	Voya IM	0.0675%
Voya VACS Index Series SC Portfolio	Voya IM	0.0675%
Total Sub-Advisory Fees Paid
The following table sets forth the sub-advisory fees paid by the Investment Adviser for the last three fiscal years.The amount shown for Voya VACS Index Series EM Portfolio reflects the period from March 15, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series I Portfolio reflects the period from February 3, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series MC Portfolio reflects the period from January 27, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series SC Portfolio reflects the period from January 20, 2023 through the end of the relevant fiscal period.

Portfolio	2025	2024	2023
Voya VACS Index Series EM Portfolio	$322,866	$235,409	$229,878
Voya VACS Index Series I Portfolio	$1,201,500	$1,111,899	$760,673
Voya VACS Index Series MC Portfolio	$276,437	$323,488	$204,894
Voya VACS Index Series SC Portfolio	$130,734	$190,273	$224,700

PLACEMENT AGENT
Pursuant to the placement agent agreement (the “Placement Agent Agreement”), the Placement Agent, an indirect subsidiary of Voya Financial, Inc., serves as placement agent for each Portfolio. The Placement Agent’s principal office is located at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. Shares of each Portfolio are offered on a continuous basis. The Placement Agent has agreed to use its best efforts to distribute the shares of each Portfolio, although it was not obligated to sell any particular amount of shares.
The Company will pay all expenses in connection with the offering and sale of shares of each Portfolio, including: (i) expenses pertaining to the preparation, printing, and distribution of any reports or communications, including the offering documents, provided that the Placement Agent will pay the expenses of printing and distribution of any such documents provided to potential shareholders of the Company; (ii) any filing and other fees to state securities regulatory authorities necessary to register and maintain registration of the shares; and (iii) expenses of the Company’s administration, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including, but not limited to, any taxes and other governmental charges in connection therewith. The Placement Agent does not receive compensation for providing services under the Placement Agent Agreement.
The Placement Agent Agreement may be continued from year to year if approved annually by the Directors or by a vote of a majority of the outstanding voting securities of each Portfolio and by a vote of a majority of the Directors who are not “interested persons” of the Placement Agent, or the Company or parties to the Placement Agent Agreement, appearing in person at a meeting called for the purpose of approving such Agreement.
The Placement Agent Agreement terminates automatically upon assignment, and may be terminated at any time on sixty (60) days’ written notice by the Directors or the Placement Agent or by vote of a majority of the outstanding voting securities of each Portfolio without the payment of any penalty.
OTHER SERVICE PROVIDERS
Custodian
The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, serves as custodian for each Portfolio.
The custodian’s responsibilities include safekeeping and controlling each Portfolio’s cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on each Portfolio’s investments. The custodian does not participate in determining the investment policies of a Portfolio, in deciding which securities are purchased or sold by the Portfolio, or in the declaration of dividends and distributions. A Portfolio may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian.
For portfolio securities that are purchased and held outside the United States, the custodian has entered into sub-custodian arrangements with certain foreign banks and clearing agencies which are designed to comply with Rule 17f-5 under the 1940 Act.
Independent Registered Public Accounting Firm
Ernst & Young LLP serves as an independent registered public accounting firm for each Portfolio. Ernst & Young LLP provides audit services and tax return preparation services. Ernst & Young LLP is located at 200 Clarendon Street, Boston, Massachusetts 02116.
Legal Counsel
Legal matters for the Company are passed upon by Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600.
Transfer Agent and Dividend Paying Agent
BNY Mellon Investment Servicing (U.S.) Inc. (the “Transfer Agent”) serves as the transfer agent and dividend-paying agent for each Portfolio. Its principal business address is 103 Bellevue Parkway, Wilmington, Delaware 19809. As transfer agent and dividend-paying agent, BNY Mellon Investment Servicing (U.S.) Inc. is responsible for maintaining account records, detailing the ownership of Portfolio shares and for crediting income, capital gains and other changes in share ownership to shareholder accounts.
Securities Lending Agent
The Bank of New York Mellon serves as the securities lending agent. The services provided by The Bank of New York Mellon, as the securities lending agent, for the most recent fiscal year primarily included the following:
(1) selecting borrowers from an approved list of borrowers and executing a securities lending agreement as agent on behalf of a Portfolio with each such borrower;
(2) negotiating the terms of securities loans, including the amount of fees;
(3) directing the delivery of loaned securities;
(4) monitoring the daily value of the loaned securities and directing the payment of additional collateral or the return of excess collateral, as necessary;
(5) investing cash collateral received in connection with any loaned securities in accordance with specific guidelines and instructions provided by the Investment Adviser;

(6) monitoring distributions on loaned securities (for example, interest and dividend activity);
(7) in the event of default by a borrower with respect to any securities loan, using the collateral or the proceeds of the liquidation of collateral to purchase replacement securities of the same issue, type, class, and series as that of the loaned securities; and
(8) terminating securities loans and arranging for the return of loaned securities to a Portfolio at loan termination.
The following table provides the dollar amounts of income and fees/compensation related to the securities lending activities of each Portfolio for its most recent fiscal year. There are no fees paid to the securities lending agent for cash collateral management services, administrative fees, indemnification fees, or other fees.

Portfolio	Gross securities lending income	Fees paid to securities lending agent from revenue split	Positive Rebate	Negative Rebate	Net Rebate	Securities Lending losses/ gains	Total Aggregate fees/ compensation paid to securities lending agent or broker	Net Securities Income
Voya VACS Index Series EM Portfolio	$272,073	$3,191	$241,862	($5,296)	$236,566	None	$245,053	$32,316
Voya VACS Index Series I Portfolio	$2,314,316	$23,704	$2,078,370	($27,605)	$2,050,765	None	$2,102,074	$239,847
Voya VACS Index Series MC Portfolio	$126,650	$1,957	$110,582	($5,742)	$104,840	None	$112,540	$19,853
Voya VACS Index Series SC Portfolio	$311,842	$10,128	$247,689	($48,659)	$199,030	None	$257,817	$102,684
ITEM 20. PORTFOLIO MANAGERS
Other Accounts Managed
The following table sets forth the number of accounts and total assets in the accounts managed by each portfolio manager as of December 31, 2025:

Portfolio Manager	Fund(s)	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
		Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Mark Buccigross	Voya VACS Index Series EM Portfolio Voya VACS Index Series I Portfolio Voya VACS Index Series MC Portfolio Voya VACS Index Series SC Portfolio	20	$17,425,934,564	0	$0	0	$0
Kai Yee Wong	Voya VACS Index Series EM Portfolio Voya VACS Index Series I Portfolio Voya VACS Index Series MC Portfolio Voya VACS Index Series SC Portfolio	40	$21,970,289,466	0	$0	5	$955,650,295
Potential Material Conflicts of Interest
Voya IM
A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to the Portfolios. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs, and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager’s various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager’s accounts.

A potential conflict of interest may arise as a result of the portfolio manager’s responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.
A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolios. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while a Portfolio maintained its position in that security.
A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees – the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.
As part of its compliance program, Voya IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.
Finally, a potential conflict of interest may arise because the investment mandates for certain other accounts, such as hedge funds, may allow extensive use of short sales which, in theory, could allow them to enter into short positions in securities where other accounts hold long positions. Voya IM has policies and procedures reasonably designed to limit and monitor short sales by the other accounts to avoid harm to the Portfolios.
Compensation
Voya IM
Compensation consists of: (i) a fixed base salary; (ii) a bonus, which is based on Voya IM performance, one-, three-, and five-year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks, peer universe performance, and revenue growth and net cash flow growth (changes in the accounts’ net assets not attributable to changes in the value of the accounts’ investments) of the accounts they are responsible for; and (iii) long-term equity awards tied to the performance of our parent company, Voya Financial, Inc. and/or a notional investment in a pre-defined set of Voya IM sub-advised funds.
Portfolio managers are also eligible to receive an annual cash incentive award delivered in some combination of cash and a deferred award in the form of Voya stock. The overall design of the annual incentive plan was developed to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention of top talent. As with base salary compensation, individual target awards are determined and set based on external market data and internal comparators. Investment performance is measured on both relative and absolute performance in all areas.
The measures for the team are outlined on a “scorecard” that is reviewed on an annual basis. These scorecards measure investment performance versus benchmark and peer groups over one-, three-, and five-year periods and year-to-date net cash flow (changes in the accounts’ net assets not attributable to changes in the value of the accounts’ investments) for all accounts managed by the team. The results for overall Voya IM scorecards are typically calculated on an asset weighted performance basis of the individual team scorecards.
Investment professionals’ performance measures for bonus determinations are weighted by 25% being attributable to the overall Voya IM performance and 75% attributable to their specific team results (65% investment performance, 5% net cash flow, and 5% revenue growth).
Voya IM's long-term incentive plan is designed to provide ownership-like incentives to reward continued employment and to link long-term compensation to the financial performance of the business. Based on job function, internal comparators, and external market data, employees may be granted long-term awards. All senior investment professionals participate in the long-term compensation plan. Participants receive annual awards determined by the management committee based largely on investment performance and contribution to firm performance. Plan awards are based on the current year’s performance as defined by the Voya IM component of the annual incentive plan. Awards typically include a combination of performance shares, which vest ratably over a three-year period, and Voya restricted stock and/or a notional investment in a predefined set of Voya IM sub-advised funds, each subject to a three-year cliff-vesting schedule.
If a portfolio manager’s base salary compensation exceeds a particular threshold, he or she may participate in Voya’s deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, Voya stock, or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.
For the Portfolios, Voya IM has defined the following indices as the benchmark indices for the investment team:

Portfolio	Portfolio Manager	Benchmark
Voya VACS Index Series EM Portfolio	Mark Buccigross and Kai Yee Wong	MSCI Emerging Markets IndexSM
Voya VACS Index Series I Portfolio	Mark Buccigross and Kai Yee Wong	MSCI EAFE® Index
Voya VACS Index Series MC Portfolio	Mark Buccigross and Kai Yee Wong	Russell Midcap® Index
Voya VACS Index Series SC Portfolio	Mark Buccigross and Kai Yee Wong	Russell 2000® Index

Ownership of Securities
The following table shows the dollar range of Portfolio shares beneficially owned by each portfolio manager (including investments by his/her immediate family members) and amounts invested through retirement and deferred compensation plans as of December 31, 2025.

Portfolio Manager	Investment Adviser or Sub-Adviser	Fund(s) Managed by the Portfolio Manager	Dollar Range of Fund Shares Owned
Mark Buccigross	Voya IM	Voya VACS Index Series EM Portfolio	None
		Voya VACS Index Series I Portfolio	None
		Voya VACS Index Series MC Portfolio	None
		Voya VACS Index Series SC Portfolio	None
Kai Yee Wong	Voya IM	Voya VACS Index Series EM Portfolio	None
		Voya VACS Index Series I Portfolio	None
		Voya VACS Index Series MC Portfolio	None
		Voya VACS Index Series SC Portfolio	None
ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES
PORTFOLIO TRANSACTIONS
The Investment Adviser or the Sub-Adviser for each Portfolio places orders for the purchase and sale of investment securities for each Portfolio, pursuant to authority granted in the relevant Investment Management Agreement or Sub-Advisory Agreement.
Subject to policies and procedures approved by the Board, the Investment Adviser and/or Sub-Adviser have discretion to make decisions relating to placing these orders including, where applicable, selecting the brokers or dealers that will execute the purchase and sale of investment securities, negotiating the commission or other compensation paid to the broker or dealer executing the trade, or using an electronic communications network (“ECN”) or alternative trading system (“ATS”).
In situations where the Sub-Adviser resigns or the Investment Adviser otherwise assumes day-to-day management of a Portfolio pursuant to its Investment Management Agreement with such Portfolio, the Investment Adviser will perform the services described herein as being performed by the Sub-Adviser.
How Securities Transactions are Effected
Purchases and sales of securities on a securities exchange (which include most equity securities) are effected through brokers who charge a commission for their services. In transactions on securities exchanges in the U.S., these commissions are negotiated, while on many foreign (non-U.S.) securities exchanges commissions are fixed. Securities traded in the OTC markets (such as debt instruments and some equity securities) are generally traded on a “net” basis with market makers acting as dealers; in these transactions, the dealers act as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. Transactions in certain OTC securities also may be effected on an agency basis when, in the Investment Adviser’s or the Sub-Adviser’s opinion, the total price paid (including commission) is equal to or better than the best total price available from a market maker. In underwritten offerings, securities are usually purchased at a fixed price, which includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. The Investment Adviser or the Sub-Adviser may also place trades using an ECN or ATS.
How the Investment Adviser or the Sub Adviser Selects Broker-Dealers
The Investment Adviser and the Sub-Adviser(s) have a duty to seek to obtain best execution of each Portfolio’s orders, taking into consideration a full range of factors designed to produce the most favorable overall terms reasonably available under the circumstances. In selecting brokers and dealers to execute trades, the Investment Adviser or the Sub-Adviser may consider both the characteristics of the trade and the full range and quality of the brokerage services available from eligible broker-dealers. This consideration often involves qualitative as well as quantitative judgments. Factors relevant to the nature of the trade may include, among others, price (including the applicable brokerage commission or dollar spread), the size of the order, the nature and characteristics (including liquidity) of the market for the security, the difficulty of execution, the timing of the order, potential market impact, and the need for confidentiality, speed, and certainty of execution. Factors relevant to the range and quality of brokerage services available from eligible brokers and dealers may include, among others, each firm’s execution, clearance, settlement, and other operational facilities; willingness and ability to commit capital or take risk in positioning a block of securities, where necessary; special expertise in particular securities or markets; ability to provide liquidity, speed and anonymity; the nature and quality of other brokerage and research services provided to the Investment Adviser or the Sub-Adviser (consistent with the “safe harbor” described below and subject to the restrictions of the EU’s updated Markets in Financial Instruments Directive (“MiFID II”)); and each firm’s general reputation, financial condition and responsiveness to the Investment Adviser or the Sub-Adviser, as demonstrated in the particular transaction or other transactions. Subject to its duty to seek best execution of each Portfolio’s orders, the Investment Adviser or the Sub-Adviser may select broker-dealers that participate in commission recapture programs that have been established for the benefit of each Portfolio. Under these programs, the participating broker-dealers will return to each Portfolio (in the form of a credit to the Portfolio) a portion of the brokerage commissions paid to the broker-dealers by the Portfolio. These credits are used to pay certain expenses of the Portfolio. These commission recapture payments benefit the Portfolio, and not the Investment Adviser or the Sub-Adviser.
The Safe Harbor for Soft Dollar Practices
In selecting broker-dealers to execute a trade for each Portfolio, the Investment Adviser or the Sub-Adviser may consider the nature and quality of brokerage and research services provided to the Investment Adviser or the Sub-Adviser as a factor in evaluating the most favorable overall terms reasonably available under the circumstances. As permitted by Section 28(e) of the 1934 Act, the Investment Adviser or the Sub-Adviser may cause a Portfolio to pay a broker-dealer a commission for effecting a securities transaction for a Portfolio that is in excess of the commission which another broker-dealer would have charged for effecting the transaction, as long as the services provided to the Investment Adviser or Sub-Adviser by the broker-dealer: (i) are limited to “research” or “brokerage” services; (ii) constitute lawful and appropriate assistance to the Investment Adviser or Sub-Adviser in the performance of its investment decision-making responsibilities; and (iii) the Investment Adviser or the Sub-Adviser makes a good faith determination that the broker’s commission paid by the Portfolio is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer, viewed in terms of either the particular transaction or the Investment Adviser’s or the Sub-Adviser’s overall responsibilities to the Portfolio and its other investment advisory clients. In making such a determination, the Investment Adviser or Sub-Adviser might consider, in addition to the commission rate, the range and quality of a broker’s services, including the value of the research provided, execution capability, financial responsibility and responsiveness. The practice of using a portion of a Portfolio’s commission dollars to pay for brokerage and research services provided to the Investment Adviser or the Sub-Adviser is sometimes referred to as “soft dollars.” Section 28(e) of the 1934 Act is sometimes referred to as a “safe harbor,” because it permits this practice, subject to a number of restrictions, including the Investment Adviser or the Sub-Adviser’s compliance with certain procedural requirements and limitations on the type of brokerage and research services that qualify for the safe harbor. The provisions of MiFID II may limit the ability of the Sub-Adviser to pay for research services using soft dollars in various circumstances.
Brokerage and Research Products and Services Under the Safe Harbor – Research products and services may include, but are not limited to, general economic, political, business and market information and reviews, industry and company information and reviews, evaluations of securities and recommendations as to the purchase and sale of securities, financial data on a company or companies, performance and risk measuring services and analysis, stock price quotation services, computerized historical financial databases and related software, credit rating services, analysis of corporate responsibility issues, brokerage analysts’ earnings estimates, computerized links to current market data, software dedicated to research, and portfolio modeling. Research services may be provided in the form of reports, computer-generated data feeds and other services, telephone contacts, and personal meetings with securities analysts, as well as in the form of meetings arranged with corporate officers and industry spokespersons, economists, academics, and governmental representatives. Brokerage products and services assist in the execution, clearance and settlement of securities transactions, as well as functions incidental thereto including, but not limited to, related communication and connectivity services and equipment, software related to order routing, market access, algorithmic trading, and other trading activities. On occasion, a broker-dealer may furnish the Investment Adviser or the Sub-Adviser with a service that has a mixed use (that is, the service is used both for brokerage and research activities that are within the safe harbor and for other activities). In this case, the Investment Adviser or the Sub-Adviser is required to reasonably allocate the cost of the service, so that any portion of the service that does not qualify for the safe harbor is paid for by the Investment Adviser or the Sub-Adviser from its own funds, and not by portfolio commissions paid by a Portfolio.
Benefits to the Investment Adviser or the Sub-Adviser – Research products and services provided to the Investment Adviser or the Sub-Adviser by broker-dealers that effect securities transactions for a Portfolio may be used by the Investment Adviser or the Sub-Adviser in servicing all of its accounts. Accordingly, not all of these services may be used by the Investment Adviser or the Sub-Adviser in connection with each Portfolio. Some of these products and services are also available to the Investment Adviser or the Sub-Adviser for cash, and some do not have an explicit cost or determinable value. The research received does not reduce the management fees payable to the Investment Adviser or the sub-advisory fees payable to the Sub-Adviser for services provided to each Portfolio. The Investment Adviser’s or the Sub-Adviser’s expenses would likely increase if the Investment Adviser or the Sub-Adviser had to generate these research products and services through its own efforts, or if it paid for these products or services itself. It is possible that the Sub-Adviser subject to MiFID II will cause a Portfolio to pay for research services with soft dollars in circumstances where it is prohibited from doing so with respect to other client accounts, although those other client accounts might nonetheless benefit from those research services.
Broker-Dealers that are Affiliated with the Investment Adviser or the Sub-Adviser
Portfolio transactions may be executed by brokers affiliated with Voya Financial, Inc., the Investment Adviser, or the Sub-Adviser, so long as the commission paid to the affiliated broker is reasonable and fair compared to the commission that would be charged by an unaffiliated broker in a comparable transaction.
Prohibition on Use of Brokerage Commissions for Sales or Promotional Activities
The placement of portfolio brokerage with broker-dealers who have sold shares of a Portfolio is subject to rules adopted by the SEC and FINRA. Under these rules, the Investment Adviser or the Sub-Adviser may not consider a broker’s promotional or sales efforts on behalf of a Portfolio when selecting a broker-dealer for portfolio transactions, and neither the Portfolio nor the Investment Adviser or Sub-Adviser may enter into an agreement under which the Portfolio directs brokerage transactions (or revenue generated from such transactions) to a broker-dealer to pay for distribution of Portfolio shares. Each Portfolio has adopted policies and procedures, approved by the Board, that are designed to attain compliance with these prohibitions.

Principal Trades and Research
Purchases of securities for each Portfolio also may be made directly from issuers or from underwriters. Purchase and sale transactions may be effected through dealers which specialize in the types of securities which a Portfolio will be holding. Dealers and underwriters usually act as principals for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the asked price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above.
More Information about Trading in Debt Instruments
Purchases and sales of debt instruments will usually be principal transactions. Such instruments often will be purchased from or sold to dealers serving as market makers for the instruments at a net price. Each Portfolio may also purchase such instruments in underwritten offerings and will, on occasion, purchase instruments directly from the issuer. Generally, debt instruments are traded on a net basis and do not involve brokerage commissions. The cost of executing debt instruments transactions consists primarily of dealer spreads and underwriting commissions.
In purchasing and selling debt instruments, it is the policy of each Portfolio to obtain the best results, while taking into account the dealer’s general execution and operational facilities, the type of transaction involved and other factors, such as the dealer’s risk in positioning the instruments involved. While the Investment Adviser or the Sub-Adviser generally seeks reasonably competitive spreads or commissions, each Portfolio will not necessarily pay the lowest spread or commission available.
Transition Management
Changes in sub-advisers, investment personnel, and reorganizations of a Portfolio may result in the sale of a significant portion or even all of a Portfolio’s portfolio securities. This type of change generally will increase trading costs and the portfolio turnover for the affected Portfolio. Each Portfolio, the Investment Adviser, or the Sub-Adviser may engage a broker-dealer to provide transition management services in connection with a change in sub-advisers, reorganization, or other changes.
Allocation of Trades
Some securities considered for investment by a Portfolio may also be appropriate for other clients served by the Investment Adviser or Sub-Adviser. If the purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these other clients is considered at, or about the same time, transactions in such securities will be placed on an aggregate basis and allocated among the other funds and such other clients in a manner deemed fair and equitable, over time, by the Investment Adviser or Sub-Adviser and consistent with the Investment Adviser’s or Sub-Adviser’s written policies and procedures. The Investment Adviser and Sub-Adviser may use different methods of trade allocation. The Investment Adviser’s and Sub-Adviser’s relevant policies and procedures and the results of aggregated trades in which a Portfolio participated are subject to periodic review by the Board. To the extent a Portfolio seeks to acquire (or dispose of) the same security at the same time as other funds, such Portfolio may not be able to acquire (or dispose of) as large a position in such security as it desires, or it may have to pay a higher (or receive a lower) price for such security. It is recognized that in some cases, this system could have a detrimental effect on the price or value of the security insofar as the Portfolio is concerned. However, over time, a Portfolio’s ability to participate in aggregate trades is expected to provide better execution for the Portfolio.
Cross-Transactions
The Board has adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof, provided they meet the conditions of Rule 17a-7 under the 1940 Act and conditions of the policy.
Brokerage Commissions Paid
The following table sets forth brokerage commissions paid by each Portfolio for the last three fiscal years. An increase or decrease in commissions is due to a corresponding increase or decrease in each Portfolio’s trading activity. The amount shown for Voya VACS Index Series EM Portfolio reflects the period from March 15, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series I Portfolio reflects the period from February 3, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series MC Portfolio reflects the period from January 27, 2023 through the end of the relevant fiscal period. The amount shown for Voya VACS Index Series SC Portfolio reflects the period from January 20, 2023 through the end of the relevant fiscal period.

Portfolio	2025	2024	2023
Voya VACS Index Series EM Portfolio	$82,294	$365,302	$832,773
Voya VACS Index Series I Portfolio	$600,995	$119,710	$446,194
Voya VACS Index Series MC Portfolio	$263,658	$181,220	$48,221
Voya VACS Index Series SC Portfolio	$91,522	$258,707	$101,602

Affiliated Brokerage Commissions
For the last three fiscal years, each Portfolio did not use affiliated brokers to execute portfolio transactions.
Securities of Regular Broker-Dealers
During the most recent fiscal year, each Portfolio listed below acquired securities of its regular broker-dealers (as defined in Rule 10b-1 under the 1940 Act) or their parent companies as follows:

Portfolio	Security Description	Market Value
Voya VACS Index Series I Portfolio	HSBC	$28,191,371
	Societe Generale	$5,920,500
	UBS	$15,254,796
Voya VACS Index Series MC Portfolio	Bank of New York	$2,033,781
	Jefferies Group	$237,841
	Stifel Nicolaus	$310,796
ITEM 22. CAPITAL STOCK AND OTHER SECURITIES
ADDITIONAL INFORMATION ABOUT Voya Variable Portfolios, Inc
Description of the Capital Stock
The Company may issue shares of capital stock with a par value of $0.001. The shares may be issued in one or more series and each series may consist of one or more classes. The Company has seventeen series, which are authorized to issue multiple classes of shares. Such classes are designated Class ADV, Class I, Class R6, Class S, and Class S2. All series and classes of the Company may not be discussed in this SAI.
All shares of each series represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to the series or a class). Each series may have different assets and liabilities from any other series of the Company. Furthermore, different share classes of a series may have different liabilities from other classes of that same series. The assets belonging to a series shall be charged with the liabilities of that series and all expenses, costs, charges and reserves attributable to that series, except that liabilities, expenses, costs, charges and reserves allocated solely to a particular class, if any, shall be borne by that class. Any general liabilities, expenses, costs, charges or reserves of the Company which are not readily identifiable as belonging to any particular series or class shall be allocated and charged to and among any one or more of the series or classes in such manner as the Board of Directors in its sole discretion deems fair and equitable.
Redemption and Transfer of Shares
Shareholders of any series or class have the right to redeem all or part of their shares as described in the Prospectus from time to time. Under certain circumstances the Company may suspend the right of redemption as allowed by the rules and regulations, or any order, of the SEC. Pursuant to the Articles of Incorporation, the Board of Directors has the power to redeem shares from a shareholder whose shares have an aggregate current NAV less than an amount established by the Board of Directors as set forth in the Prospectus from time to time. Transfers of shares are permitted at any time during normal business hours of the Company, unless the Board of Directors determines, in its sole discretion, that allowing the transfer may result in the Company or any series or class thereof being classified as a personal holding company as defined in the IRC.
Material Obligations and Liabilities of Owning Shares
The Company is organized as a corporation under Maryland law. Under Maryland law, shareholders are not obligated to the Company or its creditors with respect to their ownership of stock. All shares of the Company issued and outstanding are fully paid and nonassessable.
Dividend Rights
Dividends or other distributions may be declared and paid for the series as the Board of Directors may from time to time determine. Distributions will be paid pro rata to all shareholders of a series in proportion to the number of shares held by shareholders on the record date. The Board of Directors may determine that no dividend or distribution shall be payable on shares as to which a shareholder purchase order and/or payment has not been received as of the record date.
Voting Rights and Shareholder Meetings
The Company may take no action affecting the validity or accessibility of the shares without the unanimous approval of the outstanding shares so affected.
Under Maryland law, shareholders have the right to vote on the election or removal of a Director, on certain amendments to the articles of incorporation, and on the dissolution of the Company. Under the 1940 Act, shareholders also have the right to vote, under certain circumstances, on the election of a director, to approve certain investment advisory agreements, on any change in a fundamental investment policy, to approve a change in sub-classification of a fund, to approve the distribution plan under Rule 12b-1, and to terminate the independent registered public accountant.

The Company is not required to hold shareholder meetings in any year it is not required to elect directors under the 1940 Act. In addition, according to the bylaws of the Company, a special meeting of shareholders may be called by the president or the Board of Directors, or shall be called by the president, secretary, or any director at the request in writing of the holders of not less than 10% of the outstanding voting shares of the Company entitled to be cast at such meeting, or as required by Maryland law or the 1940 Act.
On matters submitted to a vote, each holder of a share is entitled to one vote for each full share, and a fractional vote for each fractional share outstanding on the books of the Company. All shares of all classes and series vote together as a single class, unless a separate vote of a particular series or class is required by Maryland law or the 1940 Act. In the event that such separate vote is required, then shares of all other series or classes shall vote as a single class provided, however, as to any matter which does not affect the interests of a particular series of class, only the shareholders of the one or more affected series or classes shall be entitled to vote.
Liquidation Rights
In the event of liquidation, the shareholders of a series or class are entitled to receive, as a liquidating distribution, the excess of the assets belonging to the liquidating series or class over the liabilities belonging to such series or class of shares.
Inspection of Records
Under Maryland Law, a shareholder of the Company may inspect, during usual business hours, the Company’s bylaws, shareholder proceeding minutes, annual statements of affairs and voting trust agreements. In addition, shareholders who have individually, or together, been holders of at least 5% of the outstanding shares of any class for at least 6 months, may inspect and copy the Company’s books of account, its stock ledger and its statement of affairs under Maryland Law.
Preemptive Rights
There are no preemptive rights associated with the series’ shares.
Conversion Rights
See Item 23.
Sinking Fund Provisions
The Company has no sinking fund provision.
ITEM 23. PURCHASE, REDEMPTION, AND PRICING OF SHARES
Purchases
Shares of each Portfolio are sold at the NAV (without a sales charge) next computed after receipt of a purchase order in proper form by the Portfolio or its delegate. See Item 11 for the procedures that each Portfolio uses in determining the net asset value of its shares.
Redemptions
Redemption proceeds normally will be paid within seven days following receipt of instructions in proper form, except that each Portfolio may suspend the right of redemption or postpone the date of payment during any period when: (i) trading on the NYSE is restricted as determined by the SEC or the NYSE is closed for other than weekends and holidays; (ii) an emergency exists as determined by the SEC, as a result of which: (a) disposal by a Portfolio of securities owned by it is not reasonably practicable; or (b) it is not reasonably practical for a Portfolio to determine fairly the value of its net assets; or (iii) for such other period as the SEC may permit by rule or by order for the protection of a Portfolio’s shareholders.
The value of shares on redemption or repurchase may be more or less than the investor’s cost, depending upon the market value of the portfolio securities at the time of redemption or repurchase.
Payment-in Kind
Each Portfolio intends to pay in cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, a Portfolio may make payment wholly or partly in securities at their then current market value equal to the redemption price. In such case, an investor may incur brokerage costs in converting such securities to cash. However, the Company has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act, which obligates a Portfolio to redeem shares with respect to any one shareholder during any 90-day period solely in cash up to the lesser of $250,000 or 1.00% of the NAV of the Portfolio at the beginning of the period. To the extent possible, each Portfolio will distribute readily marketable securities, in conformity with applicable rules of the SEC. In the event a Portfolio must liquidate portfolio securities to meet redemptions, it reserves the right to reduce the redemption price by an amount equivalent to the pro-rated cost of such liquidation not to exceed one percent of the NAV of such shares.

Subscriptions-in-Kind
Certain investors may purchase shares of a Portfolio with liquid assets with a value which is readily ascertainable by reference to a domestic exchange price and which would be eligible for purchase by a Portfolio consistent with the Portfolio’s investment policies and restrictions. These transactions only will be effected if the Investment Adviser or the Sub-Adviser intends to retain the security in the Portfolio as an investment. Assets so purchased by a Portfolio will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio’s shares, if these assets were included in the Portfolio’s assets at the time of purchase. Each Portfolio reserves the right to amend or terminate this practice at any time.
Exchanges
Shares of a Portfolio may be exchanged for shares of any other portfolio within the Voya family of funds. Exchanges are treated as a redemption of shares of one Portfolio and a purchase of shares of one or more other portfolios within the Voya family of funds. Exchanges are effected at the respective NAV per share on the date of the exchange. Each Portfolio reserves the right to modify or discontinue its exchange privilege at any time without notice.
ITEM 24. TAXATION OF THE PORTFOLIO
TAX CONSIDERATIONS
The following tax information supplements and should be read in conjunction with the tax information contained in each Portfolio’s Prospectus. The Prospectus generally describes the U.S. federal income tax treatment of each Portfolio and its shareholders. This section of the SAI provides additional information concerning U.S. federal income taxes. It is based on the Code, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this SAI and all of which are subject to change, including with retroactive effect. The following discussion is only a summary of some of the important U.S. federal tax considerations generally applicable to investments in each Portfolio. There may be other tax considerations applicable to particular shareholders. Shareholders should consult their own tax advisers regarding their particular situation and the possible application of non-U.S., state and local tax laws.
The following discussion is generally based on the assumption that the shares of each Portfolio will be respected as owned by insurance company separate accounts, Qualified Plans, and other eligible persons or plans permitted to hold shares of a Portfolio pursuant to the applicable U.S. Treasury Regulations without impairing the ability of the insurance company separate accounts to satisfy the diversification requirements of Section 817(h) of the Code (“Other Eligible Investors”). If this is not the case and shares of a Portfolio held by separate accounts of insurance companies are not respected as owned for U.S. federal income tax purposes by those separate accounts, the person(s) determined to own the Portfolio shares will not be eligible for tax deferral and, instead, will be taxed currently on Portfolio distributions and on the proceeds of any sale, transfer, or redemption of Portfolio shares under applicable U.S. federal income tax rules that may not be discussed herein.
The Company has not requested and will not request an advance ruling from the IRS as to the U.S. federal income tax matters described below. The IRS could adopt positions contrary to those discussed below and such positions could be sustained. In addition, the following discussion and the discussions in the Prospectus address only some of the U.S. federal income tax considerations generally affecting investments in each Portfolio. In particular, because insurance company separate accounts, Qualified Plans, and Other Eligible Investors will be the only shareholders of a Portfolio, only certain U.S. federal tax aspects of an investment in a Portfolio are described herein. Holders of Variable Contracts, Qualified Plan participants, or persons investing through Other Eligible Investors are urged to consult the insurance company, Qualified Plan, or Other Eligible Investor through which their investment is made, as well as their own tax advisors and financial planners, regarding the U.S. federal tax consequences to them of an investment in a Portfolio, the application of state, local, or non-U.S. laws, and the effect of any possible changes in applicable tax laws on an investment in a Portfolio.

Qualification as a Regulated Investment Company
Each Portfolio has elected or will elect to be treated as a RIC under Subchapter M of the Code and intends each year to qualify and to be eligible to be treated as such. In order to qualify for the special tax treatment accorded RICs and their shareholders, each Portfolio must, among other things: (a) derive at least 90% of its gross income for each taxable year from: (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of the Portfolio’s taxable year: (i) at least 50% of the fair market value of its total assets consists of: (A) cash and cash items (including receivables), U.S. government securities and securities of other RICs; and (B) other securities (other than those described in clause (A)) limited in respect of any one issuer to a value that does not exceed 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of the Portfolio’s total assets is invested, including through corporations in which the Portfolio owns a 20% or more voting stock interest, in the securities of any one issuer (other than those described in clause (i)(A)), the securities (other than securities of other RICs) of two or more issuers the Portfolio controls and which are engaged in the same, similar, or related trades or businesses, or the securities of one or more qualified publicly traded partnerships; and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses, taking into account any capital loss carryforwards) and its net tax-exempt income, for such year.

In general, for purposes of the 90% gross income requirement described in (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (generally defined as a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Certain of a Portfolio’s investments in MLPs and ETFs, if any, may qualify as interests in qualified publicly traded partnerships.
For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership and in the case of a Portfolio’s investments in loan participations, the Portfolio shall treat both the financial intermediary and the issuer of the underlying loan as an issuer. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Portfolio investment can depend on the terms and conditions of that investment. In some cases, the identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect a Portfolio’s ability to meet the diversification test in (b) above. The qualifying income and diversification requirements described above may limit the extent to which a Portfolio can engage in certain derivative transactions, as well as the extent to which it can invest in MLPs and certain commodity-linked ETFs.
If a Portfolio qualifies as a RIC that is accorded special tax treatment, the Portfolio will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss, determined with reference to any capital loss carryforwards) distributed in a timely manner to its shareholders in the form of dividends (including capital gain dividends).
Each Portfolio intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any), and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). However, no assurance can be given that a Portfolio will not be subject to U.S. federal income taxation. Any taxable income, including any net capital gain retained by a Portfolio, will be subject to tax at the Portfolio level at regular corporate rates.
In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income, and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to any such portion of the taxable year) or late-year ordinary loss (generally, the sum of its: (i) net ordinary loss from the sale, redemption, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, and (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
In order to comply with the distribution requirements described above applicable to RICs, a Portfolio generally must make the distributions in the same taxable year that it realizes the income and gain, although in certain circumstances, a Portfolio may make the distributions in the following taxable year in respect of income and gains from the prior taxable year.
If a Portfolio declares a distribution to shareholders of record in October, November, or December of one calendar year and pays the distribution in January of the following calendar year, the Portfolio and its shareholders will be treated as if the Portfolio paid the distribution on December 31 of the earlier year.
If a Portfolio were to fail to meet the income, diversification or distribution tests described above, the Portfolio could in some cases cure such failure including by paying a portfolio-level tax or interest, making additional distributions, or disposing of certain assets. If the Portfolio were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify and be eligible for treatment as a RIC accorded special tax treatment under the Code for such year: (i) it would be taxed in the same manner as an ordinary corporation without any deduction for its distributions to shareholders; and (ii) each participating insurance company separate account invested in the Portfolio would fail to satisfy the separate diversification requirements described below (See Tax Considerations – Special Tax Considerations for Separate Accounts of Participating Insurance Companies), with the result that the Variable Contracts supported by that account would no longer be eligible for tax deferral. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a RIC.
Excise Tax
Amounts not distributed on a timely basis by RICs in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax at the Portfolio level. This excise tax, however, is generally inapplicable to any RIC whose sole shareholders are separate accounts of insurance companies funding Variable Contracts, Qualified Plans, Other Eligible Investors, or other RICs that are also exempt from the excise tax. If a Portfolio is subject to the excise tax requirements and the Portfolio fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year (or December 31 of that year if the Portfolio is permitted to elect and so elects), plus any such amounts retained from the prior year, the Portfolio would be subject to a nondeductible 4% excise tax on the undistributed amounts.

A Portfolio that does not qualify for exemption from the excise tax generally intends to actually distribute or be deemed to have distributed substantially all of its ordinary income and capital gain net income, if any, by the end of each calendar year and, thus, expects not to be subject to the excise tax.
For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, redemption, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year. Also, for these purposes, a Portfolio will be treated as having distributed any amount on which it is subject to U.S. federal corporate income tax in the taxable year ending within the calendar year.
Use of Tax Equalization
Each Portfolio distributes its net investment income and capital gains to shareholders at least annually to the extent required to qualify as a RIC under the Code and generally to avoid U.S. federal income or excise tax. Under current law, a Portfolio is permitted to treat the portion of redemption proceeds paid to redeeming shareholders that represents the redeeming shareholders’ pro-rata share of the Portfolio's accumulated earnings and profits as a dividend on the Portfolio’s tax return. This practice, which involves the use of tax equalization, will reduce the amount of income and gains that a Portfolio is required to distribute as dividends to shareholders in order for the Portfolio to avoid U.S. federal income tax and excise tax, which may include reducing the amount of distributions that otherwise would be required to be paid to non-redeeming shareholders. A Portfolio’s NAV generally will not be reduced by the amount of any undistributed income or gains allocated to redeeming shareholders under this practice and thus the total return on a shareholder’s investment generally will not be reduced as a result of this practice.
Capital Loss Carryforwards
Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a Portfolio’s net investment income. Instead, potentially subject to certain limitations, each Portfolio is able to carry forward a net capital loss from any taxable year to offset its capital gains, if any, realized during a subsequent taxable year. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains.
If a Portfolio incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration; any such carryover losses will retain their character as short-term or long-term.
See each Portfolio’s most recent annual Form N-CSR filing for each Portfolio’s available capital loss carryforwards, if any, as of the end of its most recently ended fiscal year.
Taxation of Investments
References to investments by a Portfolio also include investments by an Underlying Fund.
If a Portfolio invests in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default, special tax issues may exist for the Portfolio. Tax rules are not entirely clear about issues such as: (1) whether a Portfolio should recognize market discount on a debt obligation and, if so; (2) the amount of market discount the Portfolio should recognize; (3) when a Portfolio may cease to accrue interest, original issue discount or market discount; (4) when and to what extent deductions may be taken for bad debts or worthless securities; and (5) how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by a Portfolio when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its eligibility for treatment as a RIC and does not become subject to U.S. federal income or excise tax.
Foreign exchange gains and losses realized by a Portfolio in connection with certain transactions involving foreign currency-denominated debt instruments, certain options, futures contracts, forward contracts and similar instruments relating to foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code. Under future U.S. Treasury Regulations, any such transactions that are not directly related to a Portfolio’s investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Portfolio to satisfy the 90% qualifying income test described above. If the net foreign exchange loss exceeds a Portfolio’s net investment company taxable income (computed without regard to such loss) for a taxable year, the resulting ordinary loss for such year will not be available as a carryover and thus cannot be deducted by the Portfolio in future years.
A Portfolio’s transactions in securities and certain types of derivatives (e.g., options, futures contracts, forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions may be subject to special tax rules, such as the notional principal contract, straddle, constructive sale, wash-sale, mark-to-market (“Section 1256”), or short-sale rules. Rules governing the U.S. federal income tax aspects of certain of these transactions, including certain commodity-linked investments, are not entirely clear in certain respects. Accordingly, while a Portfolio intends to account for such transactions in a manner it deems to be appropriate, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a Portfolio has made sufficient distributions, and otherwise satisfied the relevant requirements to maintain its qualification as a RIC and avoid fund-level tax. Certain requirements that must be met under the Code in order for a Portfolio to qualify as a RIC may limit the extent to which a Portfolio will be able to engage in certain derivatives or commodity-linked transactions.
If a Portfolio receives a payment in lieu of dividends (a “substitute payment”) with respect to securities on loan pursuant to a securities lending transaction, such income will not be eligible for the dividends-received deduction for corporate shareholders. A dividends-received deduction is a deduction that may be available to corporate shareholders, subject to limitations and other rules, on Portfolio distributions attributable to dividends received by the Portfolio from domestic corporations, which, if received directly by the corporate shareholder, would qualify for such a deduction. For eligible corporate shareholders, the dividends-received deduction may be subject to certain reductions, and a distribution by a Portfolio attributable to dividends of a domestic corporation will be eligible for the deduction only if certain holding period and other requirements are met. These requirements are complex; therefore, corporate shareholders of a Portfolio are urged to consult their own tax advisors and financial planners. Similar consequences may apply to repurchase and other derivative transactions.
Income, gain and proceeds received by a Portfolio from sources within non-U.S. countries (e.g., dividends or interest paid on non-U.S. securities) may be subject to withholding and other taxes imposed by such countries; such taxes would reduce the Portfolio’s return on those investments. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.
A Portfolio may invest directly or indirectly in residual interests in REMICs or equity interests in taxable mortgage pools (“TMPs”). Under an IRS notice, and U.S. Treasury Regulations that have yet to be issued but may apply retroactively, a portion of a Portfolio’s income (including income allocated to the Portfolio from a pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC, such as a Portfolio, will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly.
In general, excess inclusion income allocated to shareholders: (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an IRA, a 401(k) plan, a Keogh plan or certain other tax-exempt entities) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, which otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax; and (iv) in the case of an insurance company separate account supporting Variable Contracts, cannot be offset by an adjustment to the reserves and thus is currently taxed notwithstanding the more general tax deferral available to insurance company separate accounts funding Variable Contracts.
Income of a Portfolio that would be UBTI if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the Portfolio. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Portfolio if shares in the Portfolio constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b).
As noted above, certain of the ETFs and MLPs in which a Portfolio may invest qualify as qualified publicly traded partnerships. In such cases, the net income derived from such investments will constitute qualifying income for purposes of the 90% gross income requirement described earlier for qualification as a RIC. If such a vehicle were to fail to qualify as a qualified publicly traded partnership in a particular year, depending on the alternative treatment, either a portion of its gross income could constitute non-qualifying income for purposes of the 90% gross income requirement, or all of its income could be subject to corporate tax, thereby potentially reducing the portion of any distribution treated as a dividend, and more generally, the value of the Portfolio's investment therein. In addition, as described above, the diversification requirement for RIC qualification will limit a Portfolio’s investments in one or more vehicles that are qualified publicly traded partnerships to 25% of the Portfolio’s total assets as of the end of each quarter of the Portfolio’s taxable year.
“Passive foreign investment companies” (“PFICs”) are generally defined as non-U.S. corporations where at least 75% of their gross income for their taxable year is income from passive sources (such as certain interest, dividends, rents and royalties, or capital gains) or at least 50% of their assets on average produce or are held for the production of such passive income. If a Portfolio acquires any equity interest in a PFIC, the Portfolio could be subject to U.S. federal income tax and interest charges on “excess distributions” received from the PFIC or on gain from the sale of such equity interest in the PFIC, even if all income or gain actually received by the Portfolio is timely distributed to its shareholders.
Elections may be available that would ameliorate these adverse tax consequences, but such elections would require a Portfolio to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC (in the case of a “QEF election”), or to mark the gains (and to a limited extent losses) in its interests in the PFIC “to the market” as though the Portfolio had sold and repurchased such interests on the last day of the Portfolio’s taxable year, treating such gains and losses as ordinary income and loss (in the case of a “mark-to-market election”). A Portfolio may attempt to limit and/or manage its holdings in PFICs to minimize tax liability and/or maximize returns from these investments but there can be no assurance that it will be able to do so. Moreover, because it is not always possible to identify a non-U.S. corporation as a PFIC, a Portfolio may incur the tax and interest charges described above in some instances.
Tax Shelter Reporting Regulations
Under U.S. Treasury Regulations, if a shareholder recognizes a loss of at least $2 million in any single taxable year or $4 million in any combination of taxable years for an individual shareholder or at least $10 million in any single taxable year or $20 million in any combination of taxable years for a corporate shareholder, including a participating insurance company holding separate accounts, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC, such as participating insurance companies that own shares in a Portfolio through their separate accounts, are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Special Tax Considerations for Separate Accounts of Participating Insurance Companies
Under the Code, if the investments of a segregated asset account, such as the separate accounts of insurance companies, are “adequately diversified,” and certain other requirements are met, a holder of a Variable Contract supported by the account will receive favorable tax treatment in the form of deferral of tax until a distribution is made under the Variable Contract.
In general, the investments of a segregated asset account are considered to be “adequately diversified” only if: (i) no more than 55% of the value of the total assets of the account is represented by any one investment; (ii) no more than 70% of the value of the total assets of the account is represented by any two investments; (iii) no more than 80% of the value of the total assets of the account is represented by any three investments; and (iv) no more than 90% of the value of the total assets of the account is represented by any four investments. Section 817(h) provides as a safe harbor that a segregated asset account is also considered to be “adequately diversified” if it meets the RIC diversification tests described earlier and no more than 55% of the value of the total assets of the account is attributable to cash, cash items (including receivables), U.S. government securities, and securities of other RICs.
In general, all securities of the same issuer are treated as a single investment for such purposes, and each U.S. government agency and instrumentality is considered a separate issuer. However, U.S. Treasury Regulations provide a “look-through rule” with respect to a segregated asset account’s investments in a RIC or partnership for purposes of the applicable diversification requirements, provided certain conditions are satisfied by the RIC or partnership. In particular: (i) if the capital stock in the RIC or partnership are held by one or more segregated asset accounts of one or more insurance companies; and (ii) if public access to such RIC or partnership is available exclusively through the purchase of a Variable Contract, then a segregated asset account’s capital stock in the RIC or partnership is not treated as a single investment. Instead, a pro rata portion of each asset of the RIC or partnership is treated as an asset of the segregated asset account. Look-through treatment is also available if the two requirements above are met and notwithstanding the fact that capital stocks in the RIC or partnership are also held by Qualified Plans and Other Eligible Investors. Additionally, to the extent a Portfolio meets the above conditions and invests in underlying RICs or partnerships that themselves are owned exclusively by insurance company separate accounts, Qualified Plans, or Other Eligible Investors, the assets of those underlying RICs or partnerships generally should be treated as assets of the separate accounts investing in the Portfolio.
As indicated above, the Company intends that each Portfolio will qualify as a RIC under the Code. The Company also intends to cause each Portfolio to satisfy the separate diversification requirements imposed by Section 817(h) of the Code and applicable U.S. Treasury Regulations at all times to enable the corresponding separate accounts to be “adequately diversified.” In addition, the Company intends that each Portfolio will qualify for the “look-through rule” described above by limiting the investment in the Portfolio’s shares to participating insurance company separate accounts, Qualified Plans and Other Eligible Investors. Accordingly, the Company intends that each applicable insurance company, through its separate accounts, will be able to treat its interests in each Portfolio as ownership of a pro rata portion of each asset of the Portfolio, so that individual holders of the Variable Contracts underlying the separate account will qualify for favorable U.S. federal income tax treatment under the Code. However, no assurance can be made in that regard.
Failure by a Portfolio to satisfy the Section 817(h) requirements by failing to comply with the “55%-70%-80%-90%” diversification test or the safe harbor described above, or by failing to comply with the “look-through rule,” could cause the Variable Contracts to lose their favorable tax status and require a Variable Contract holder to include currently in ordinary income any income accrued under the Variable Contracts for the current and all prior taxable years. Under certain circumstances described in the applicable U.S. Treasury Regulations, inadvertent failure to satisfy the Section 817(h) diversification requirements may be corrected; such a correction would require a payment to the IRS. Any such failure could also result in adverse tax consequences for the insurance companies issuing the Variable Contracts.
The IRS has indicated that a degree of investor control over the investment options underlying a Variable Contract may interfere with the tax-deferred treatment of such Variable Contracts. The IRS has issued rulings addressing the circumstances in which a Variable Contract holder’s control of the investments of the separate account may cause the holder, rather than the insurance company, to be treated as the owner of the assets held by the separate account. If the holder is considered the owner of the securities underlying the separate account, income and gains produced by those securities would be included currently in the holder’s gross income.
In determining whether an impermissible level of investor control is present, one factor the IRS considers is whether a Portfolio’s investment strategies are sufficiently broad to prevent a Variable Contract holder from being deemed to be making particular investment decisions through its investment in the separate account. For this purpose, current IRS guidance indicates that typical fund investment strategies, even those with a specific sector or geographical focus, are generally considered sufficiently broad. Most, although not necessarily all, of the portfolios within the Voya family of funds, including a Portfolio, have objectives and strategies that are not materially narrower than the investment strategies held not to constitute an impermissible level of investor control in IRS rulings (such as large company stocks, international stocks, small company stocks, mortgage-backed securities, money market securities, telecommunications stocks and financial services stocks).
The above discussion addresses only one of several factors that the IRS considers in determining whether a Variable Contract holder has an impermissible level of investor control over a separate account. Variable Contract holders should consult with the insurance company that issued their Variable Contract and their own tax advisors, as well as the prospectus relating to their particular Variable Contract, for more information concerning this investor control issue.
In the event that additional rules, regulations or other guidance is issued by the IRS or the Treasury Department concerning this issue, such guidance could affect the treatment of a Portfolio as described above, including retroactively. In addition, there can be no assurance that a Portfolio will be able to continue to operate as currently described, or that the Portfolio will not have to change its investment objective or investment policies in order to prevent, on a prospective basis, any such rules and regulations from causing Variable Contract owners to be considered the owners of the shares of the Portfolio.

Shareholder Reporting Obligations With Respect to Foreign Bank and Financial Accounts
Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (“FBAR”). Shareholders should consult a tax adviser, and persons investing in the Portfolio through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.
Special Considerations for Variable Contract Holders and Plan Participants
The foregoing discussion does not address the tax consequences to Variable Contract holders or Qualified Plan participants of an investment in a Variable Contract or participation in a Qualified Plan. Variable Contract holders investing in a Portfolio through a participating insurance company separate account, Qualified Plan participants, or persons investing in a Portfolio through Other Eligible Investors are urged to consult with their participating insurance company, Qualified Plan sponsor, or Other Eligible Investor, as applicable, and their own tax advisors, for more information regarding the U.S. federal income tax consequences to them of an investment in a Portfolio.
ITEM 25. UNDERWRITERS
See “Placement Agent” under Item 19.
ITEM 26. CALCULATION OF PERFORMANCE DATA
Not applicable.
ITEM 27. FINANCIAL STATEMENTS
The audited financial statements, and the independent registered public accounting firm’s report thereon, are included in each Portfolio’s Form N-CSR filing filing for the fiscal year ended December 31, 2025 and are incorporated herein by reference.

APPENDIX A – DESCRIPTION OF CREDIT RATINGS
A Description of Moody’s Ratings’s (“Moody’s”) Global Rating Scales
Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.
Description of Moody’s Long-Term Obligation Ratings
Aaa — Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa — Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A — Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa — Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba — Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B — Obligations rated B are considered speculative and are subject to high credit risk.
Caa — Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca — Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C — Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Hybrid Indicator (hyb)
The hybrid indicator (hyb) is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Description of Short-Term Obligation Ratings
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1 — Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2 — Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3 — Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP — Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Description of Moody’s US Municipal Short-Term Obligation Ratings
The Municipal Investment Grade (“MIG”) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels — MIG 1 through MIG 3 — while speculative grade short-term obligations are designated SG.
MIG 1 — This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2 — This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3 — This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG — This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Demand Obligation Ratings
In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (“VMIG”) scale.
VMIG 1 — This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2 — This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3 — This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG — This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Description of S&P Global Ratings’ (“S&P’s”) Issue Credit Ratings
A S&P’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days — including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.
Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:
•
Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•
Nature of and provisions of the obligation and the promise we impute;
•
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Long-Term Issue Credit Ratings*
AAA — An obligation rated ‘AAA’ has the highest rating assigned by S&P’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA — An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A — An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB — An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
BB, B, CCC, CC, C — Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB — An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B — An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC — An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC — An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ’CC’ rating is used when a default has not yet occurred, but S&P’s expects default to be a virtual certainty, regardless of the anticipated time to default.
C — An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.
D — An obligation rated ’D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ’D’ rating category is used when payments on an obligation are not made on the date due, unless S&P’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ’D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ’D’ if it is subject to a distressed exchange offer.
NR — This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P’s does not rate a particular obligation as a matter of policy.
* The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (–) sign to show relative standing within the major rating categories.
Short-Term Issue Credit Ratings
A-1 — A short-term obligation rated ‘A-1’ is rated in the highest category by S&P’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
A-2 — A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
A-3 — A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
B — A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.
C — A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.
D — A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
Description of S&P’s Municipal Short-Term Note Ratings
A S&P’s U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:
•
Amortization schedule — the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•
Source of payment — the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
S&P’s municipal short-term note rating symbols are as follows:
SP-1 — Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2 — Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 — Speculative capacity to pay principal and interest.
Description of Fitch Ratings’ (“Fitch’s”) Credit Ratings Scales
Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested.
The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms “investment grade” and “speculative grade” are market conventions, and do not imply any recommendation or endorsement of a specific security for investment purposes. “Investment grade” categories indicate relatively low to moderate credit risk, while ratings in the “speculative” categories either signal a higher level of credit risk or that a default has already occurred.
Fitch’s credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment. Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).
In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch may include additional considerations (i.e., rate to a higher or lower standard than that implied in the obligation’s documentation). In such cases, the agency will make clear the assumptions underlying the agency’s opinion in the accompanying rating commentary.
Description of Fitch’s Long-Term Corporate Finance Obligations Rating Scales
Fitch long-term obligations rating scales are as follows:
AAA — Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA — Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A — High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB — Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB — Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B — Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC — ‘CCC’ ratings indicate that substantial credit risk is present.
CC —’CC’ ratings indicate very high levels of credit risk.
C — ‘C’ ratings indicate exceptionally high levels of credit risk.
Defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.
Note: The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC’.
The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.
Description of Fitch’s Short-Term Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

Fitch short-term ratings are as follows:
F1 — Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2 — Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3 — Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B — Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C — High short-term default risk. Default is a real possibility.
RD — Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D — Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

APPENDIX B – PROXY VOTING POLICY
B-1

PROXY VOTING POLICY

VOYA FUNDS

VOYA INVESTMENTS, LLC

Date Last Revised: February 5, 2025

Introduction

This document sets forth the proxy voting procedures (“Procedures”) and guidelines (“Guidelines”), collectively the “Proxy Voting Policy”, that Voya Investments, LLC (“Adviser”) shall follow when voting proxies on behalf of the Voya funds for which it serves as investment adviser (each a “Fund” and collectively, the “Funds”). The Funds’ Boards of Directors/Trustees (“Board”) have approved the Proxy Voting Policy.

The Board may determine to delegate proxy voting to a sub-adviser of one or more Funds (rather than to the Adviser) in which case the sub-adviser’s proxy policies and procedures for implementation on behalf of such Fund (a “Sub-Adviser-Voted Fund”) shall be subject to Board approval. Sub-Adviser-Voted Funds are not covered under the Proxy Voting Policy except as described in the Reporting and Record Retention section below relating to vote reporting requirements. Sub-Adviser-Voted Funds are governed by the applicable sub-adviser’s respective proxy policies provided that the Board has approved such policies.

The Proxy Voting Policy incorporates principles and guidance set forth in relevant pronouncements of the U.S. Securities and Exchange Commission (“SEC”) and its staff regarding the Adviser’s fiduciary duty to ensure that proxies are voted in a timely manner and that voting decisions are always in the Funds’ best interest.

Pursuant to the Policy, the Adviser’s Active Ownership team (“AO Team”) is delegated the responsibility to vote the Funds’ proxies in accordance with the Proxy Voting Policy on the Funds’ behalf.

The engagement of a Proxy Advisory Firm (as defined in the Proxy Advisory Firm section below) shall be subject to the Board’s initial approval and annual Board review and approval thereafter. The AO Team is responsible for Proxy Advisory Firm oversight and shall direct the Proxy Advisory Firm to vote proxies in accordance with the Guidelines.

The Board’s Compliance Committee (“Compliance Committee”) shall review the Proxy Voting Policy not less than annually and these documents shall be updated as appropriate. No material changes to the Proxy Voting Policy shall become effective without Board approval. The Compliance Committee may approve non-material amendments for immediate implementation subject to full Board ratification at its next regularly scheduled meeting.

Adviser’s Roles and Responsibilities

Active Ownership Team

The AO Team shall direct the Proxy Advisory Firm to vote proxies on the Funds’ and Adviser’s behalf in connection with annual and special shareholder meetings (except those regarding bankruptcy matters and/or related plans of reorganization).

The AO Team is responsible for overseeing the Proxy Advisory Firm and voting the Funds’ proxies in accordance with the Proxy Voting Policy on the Funds’ and the Adviser’s behalf.

The AO Team is authorized to direct the Proxy Advisory Firm to vote Fund proxies in accordance with the Proxy Voting Policy. Responsibilities assigned to the AO Team or activities in support thereof may be performed by such members of the Proxy Committee (as defined in the Proxy Committee section below) or employees of the Adviser’s affiliates as the Proxy Committee deems appropriate.

The AO Team is also responsible for identifying potential conflicts between the proxy issuer and the Proxy Advisory Firm, the Adviser, the Funds’ principal underwriters, or an affiliated person of the Funds. The AO Team shall identify such potential conflicts of interest based on information the Proxy Advisory Firm periodically provides; analyses of Voya’s clients, distributors, broker-dealers, and vendors; and information derived from other sources including but not limited to public filings.

Proxy Committee

The Proxy Committee shall ensure that the Funds vote proxies consistent with the Proxy Voting Policy. The Proxy Committee accordingly reviews and evaluates this Policy, oversees the development and implementation thereof, and resolves ad hoc issues that may arise from time to time. The Proxy Committee is comprised of senior leaders of Voya Investment Management, including fundamental research, ESG

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research, active ownership, compliance, legal, finance, and operations of the Adviser. The Proxy Committee membership may be amended at the Adviser’s discretion from time to time. The Board will be informed of any membership changes quarterly at the next regularly scheduled meeting.

Investment Professionals

The Funds’ sub-advisers and/or portfolio managers are each referred to herein as an “Investment Professional” and collectively, “Investment Professionals”. Investment Professionals are encouraged to submit recommendations to the AO Team regarding any proxy voting-related proposals relating to the portfolio securities over which they have daily portfolio management responsibility including proxy contests, proposals relating to issuers with dual class shares with superior voting rights, and/or mergers and acquisitions.

Proxy Advisory Firm

The Proxy Advisory Firm is required to coordinate with the Funds’ custodians to ensure that those firms process all proxy materials they receive relating to portfolio securities in a timely manner. To the extent applicable the Proxy Advisory Firm is required to provide research, analysis, and vote recommendations under its Proxy Voting guidelines. The Proxy Advisory Firm is required to produce custom vote recommendations in accordance with the Guidelines and their vote recommendations.

PROXY VOTING PROCEDURES

Vote Classification

Within-Guidelines Votes: Votes in Accordance with these Guidelines

A vote cast in accordance with these Guidelines is considered Within-Guidelines.

Out-of-Guidelines Votes: Votes Contrary to these Guidelines

A vote that is contrary to these Guidelines may be cast when the AO team and/or Proxy Committee determine that application of these Guidelines is inappropriate under the circumstances. A vote is considered contrary to these Guidelines when such vote contradicts the approach outlined in the Policy.

A vote would not be considered contrary to these Guidelines for cases in which these Guidelines stipulate a Case-by-Case consideration, or an Investment Professional provides a written rationale for such vote.

Matters Requiring Case-by-Case Consideration

The Proxy Advisory Firm shall refer proxy proposals to the AO Team for consideration when the Procedures and Guidelines indicate a “Case-by-Case” consideration. Additionally, the Proxy Advisory Firm shall refer a proxy proposal under circumstances in which the application of the Procedures and Guidelines is uncertain, appears to involve unusual or controversial issues, or is silent regarding the proposal.

Upon receipt of a referral from the Proxy Advisory Firm, the AO Team may solicit additional research or clarification from the Proxy Advisory Firm, Investment Professional(s), or other sources.

The AO Team shall review matters requiring Case-by-Case consideration to determine whether such proposals require an Investment Professional and/or Proxy Committee input and a vote determination.

Non-Votes: Votes in which No Action is Taken

The AO Team shall make reasonable efforts to secure and vote all Fund proxies. Nevertheless, a Fund may refrain from voting under certain circumstances including, but not limited to:

•The economic effect on shareholder interests or the value of the portfolio holding is indeterminable or insignificant (e.g., proxies in connection with fractional shares), securities no longer held in a Fund, or a proxy is being considered for a Fund no longer in existence.

•The cost of voting a proxy outweighs the benefits (e.g., certain international proxies, particularly in cases in which share-blocking practices may impose trading restrictions on the relevant portfolio security).

Conflicts of Interest

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The Adviser shall act in the Funds’ best interests and strive to avoid conflicts of interest.

Conflicts of interest may arise in situations in which, but not limited to:

•The issuer is a vendor whose products or services are material to the Funds, the Adviser, or their affiliates;

•The issuer is an entity participating to a material extent in the Funds’ distribution;

•The issuer is a significant executing broker-dealer for the Funds and/or the Adviser;

•Any individual who participates in the voting process for the Funds, including: o Investment Professionals;

o Members of the Proxy Committee; o Employees of the Adviser;

o Board Directors/Trustees; and

o Individuals who serve as a director or officer of the issuer.

•The issuer is Voya Financial.

Investment Professionals, the Proxy Advisory Firm, the Proxy Committee, and the AO Team shall disclose any potential conflicts of interest and/or confirm they do not have conflicts of interest relating to their participation in the voting process for portfolio securities.

The AO Team shall call a meeting of the Proxy Committee if a potential conflict exists and a member (or members) of the AO Team wishes to vote contrary to these Guidelines or an Investment Professional provides input regarding a meeting and has confirmed a conflict exists with regard thereto. The Proxy Committee shall then consider the matter and vote on a best course of action.

The AO Team shall use best efforts to convene the Proxy Committee with respect to all matters requiring its consideration. If the Proxy Committee cannot meet its quorum requirements by the voting deadline it shall execute the vote in accordance with these Guidelines.

The Adviser shall maintain records regarding any determinations to vote contrary to these Guidelines including those in which a potential Voya Investment Management Conflict exists. Such records shall include the rationale for the contrary vote.

Potential Conflicts with a Proxy Issuer

The AO Team shall identify potential conflicts with proxy issuers. In addition to obtaining potential conflict of interest information described in the Roles and Responsibilities section above, Proxy Committee members shall disclose to the AO Team any potential conflicts of interests with an issuer prior to discussing the Proxy Advisory Firm’s recommendation.

Proxy Committee members shall advise the AO Team in the event they believe a potential or perceived conflict of interest exists that may preclude them from making a vote determination in the Funds’ best interests. The Proxy Committee member may elect recusal from considering the relevant proxy. Proxy Committee members shall complete a Conflict of Interest Report when they verbally disclose a potential conflict of interest.

Investment Professionals shall also confirm that they do not have any potential conflicts of interest when submitting vote recommendations to the AO Team.

The AO Team gathers and analyzes the information provided by the:

•Proxy Advisory Firm;

•Adviser;

•Funds’ principal underwriters;

•Fund affiliates;

•Proxy Committee members;

•Investment Professionals; and

•Fund Directors and Officers.

Assessment of the Proxy Advisory Firm

On the Board’s and Adviser’s behalf the AO Team shall assess whether the Proxy Advisory Firm:

•Is independent from the Adviser;

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•Has resources that indicate it can competently provide analysis of proxy issues;

•Can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners; and

•Has adequate compliance policies and procedures to:

o Ensure that its proxy voting recommendations are based on current and accurate information; and o Identify and address conflicts of interest.

The AO Team shall utilize and the Proxy Advisory Firm shall comply with such methods for completing the assessment as the AO Team may deem reasonably appropriate. The Proxy Advisory Firm shall also promptly notify the AO Team in writing of any material changes to information it previously provided to the AO Team in connection with establishing the Proxy Advisory Firm’s independence, competence, or impartiality.

Voting Funds of Funds, Investing Funds and Feeder Funds

Funds that are funds-of-funds1 (each a “Fund-of-Funds” and collectively, “Funds-of-Funds”) shall “echo” vote their interests in underlying mutual funds, which may include mutual funds other than the Funds indicated on Voya’s website  ( www.voyainvestments.com ) . Meaning that if the Fund-of-Funds must vote on a proposal with respect to an underlying investment issuer the Fund-of-Funds shall vote its interest in that underlying fund in the same proportion as all other shareholders in the underlying investment company voted their interests.

However, if the underlying fund has no other shareholders, the Fund-of-Funds shall vote as follows:

•If the Fund-of-Funds and the underlying fund are solicited to vote on the same proposal (e.g., the election of fund directors/trustees), the Fund-of-Funds shall vote the shares it holds in the underlying fund in the same proportion as all votes received from the holders of the Fund-of-Funds’ shares with respect to that proposal.

•If the Fund-of-Funds is solicited to vote on a proposal for an underlying fund (e.g., a new sub-adviser to the underlying fund), and there is no corresponding proposal at the Fund-of-Funds level, the Adviser shall determine the most appropriate method of voting with respect to the underlying fund proposal.

An Investing Fund2 (e.g., any Voya fund), while not a Fund-of-Funds shall have the foregoing Fund-of- Funds procedure applied to any Investing Fund that invests in one or more underlying funds. Accordingly:

•Each Investing Fund shall “echo” vote its interests in an underlying fund if the underlying fund has shareholders other than the Investing Fund;

•In the event an underlying fund has no other shareholders and the Investing Fund and the underlying fund are solicited to vote on the same proposal, the Investing Fund shall vote its interests in the underlying fund in the same proportion as all votes received from the holders of its own shares on that proposal; and

•In the event an underlying fund has no other shareholders, and no corresponding proposal exists at the Investing Fund level, the Board shall determine the most appropriate method of voting with respect to the underlying fund proposal.

A fund that is a “Feeder Fund” in a master-feeder structure passes votes requested by the underlying master fund to its shareholders. Meaning that, if the master fund solicits the Feeder Fund, the Feeder Fund shall request instructions from its own shareholders as to how it should vote its interest in an underlying master fund either directly or in the case of an insurance-dedicated Fund through an insurance product or retirement plan.

When a Fund is a feeder in a master-feeder structure, proxies for the master fund’s portfolio securities shall be voted pursuant to the master fund’s proxy voting policies and procedures. As such, Feeder Funds shall not be subject to the Procedures and Guidelines except as described in the Reporting and Record Retention section below.

1Invest in underlying funds beyond 12d-1 limits.

2Invest in underlying funds but not beyond 12d-1 limits.

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Securities Lending

Many of the Funds participate in securities lending arrangements that generate additional revenue for the Fund. Accordingly, the Fund is unable to vote securities that are on loan under these arrangements. However, under certain circumstances, for voting issues that may have a significant impact on the investment, members of the Proxy Committee or AO Team may request that the Fund’s securities lending agent recall securities on loan if they determine that the benefit of voting outweighs the costs and lost revenue to the Fund as well as the administrative burden of retrieving the securities.

Investment Professionals may also deem a vote to be “material” in the context of the portfolio(s) they manage. They may therefore request that the Proxy Committee review lending activity on behalf of their portfolio(s) with respect to the relevant security and consider recalling and/or restricting the security. The Proxy Committee shall give primary consideration to relevant Investment Professional input in its determination as to whether a given proxy vote is material and if the associated security should accordingly be restricted from lending. The determination that a vote is material in the context of a Fund’s portfolio shall not mean that such vote is considered material across all Funds voting at that meeting. In order to recall or restrict shares on a timely basis for material voting purposes the AO Team shall use best efforts to consider and, when appropriate, act upon such requests on a timely basis. Any relevant Investment Professional may submit a request to review lending activity in connection with a potentially material vote for the Proxy Committee’s consideration at any time.

Reporting and Record Retention

Reporting by the Funds

Annually, as required, each Fund and each Sub-Adviser-Voted Fund shall post on the Voya Funds’ website its proxy voting record or a link to the prior one-year period ended June 30. The proxy voting record for each Fund and each Sub-Adviser-Voted Fund shall also be available on Form N-PX in the SEC’s EDGAR database on its website. For any Fund that is a feeder within a master-feeder structure, no proxy voting record related to the portfolio securities owned by the master fund shall be posted on the Funds’ website or included in the Fund’s Form N-PX; however, a cross-reference to the master fund’s proxy voting record as filed in the SEC’s EDGAR database shall be included in the Fund’s Form N-PX and posted on the Funds’ website. If an underlying master fund solicited any Feeder Fund for a vote during the reporting period, a record of the votes cast by means of the pass-through process described above shall be included on the Voya funds’ website and in the Feeder Fund’s Form N-PX.

Reporting to the Compliance Committee

At each quarterly Compliance Committee meeting the AO Team shall provide to the Compliance Committee a report outlining each proxy proposal, or a summary of such proposals, that was:

1.Voted Out-of-Guidelines; and/or

2.When the Proxy Committee did not agree with an Investment Professional’s recommendation, as assessed when the Investment Professional raises a potential conflict of interest.

The report shall include the name of the issuer, the substance of the proposal, a summary of the Investment Professional’s recommendation as applicable, and the reasons for voting or recommending an Out-of- Guidelines Vote or in the case of (2) above a vote which differed from that recommended by the Investment Professional.

Reporting by the AO Team on behalf of the Adviser

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following:

•A copy of each proxy statement received regarding a Fund’s portfolio securities. Such proxy statements the issuers send are available either in the SEC’s EDGAR database or upon request from the Proxy

Advisory Firm;

•A record of each vote cast on behalf of a Fund;

•A copy of any Adviser-created document that was material to making a proxy vote decision or that memorializes the basis for that decision;

•A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund;

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•A record of all recommendations from Investment Professionals to vote contrary to these Guidelines;

•All proxy questions/recommendations that have been referred to the Compliance Committee; and

•All applicable recommendations, analyses, research, Conflict Reports, and vote determinations.

All proxy voting materials and supporting documentation shall be retained for a minimum of six years.

Records Maintained by the Proxy Advisory Firm

The Proxy Advisory Firm shall retain a record of all proxy votes handled by the Proxy Advisory Firm. Such record must reflect all the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of 1940. Additionally, the Proxy Advisory Firm shall be responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

PROXY VOTING GUIDELINES

Introduction

Proxies shall be voted in the Funds’ best interests. These Guidelines summarize the Funds’ positions regarding certain matters of importance to shareholders and provide an indication as to how the Funds’ ballots shall be voted for certain types of proposals. These Guidelines are not exhaustive and do not provide guidance on all potential voting matters. Proposals may be addressed on a CASE-BY-CASE basis rather than according to these Guidelines when assessing the merits of available rationale and disclosure.

These Guidelines generally apply to securities of publicly traded operating issuers and to those of privately held operating issuers if publicly available disclosure permits such application. The Funds will consider matters relating to investment companies that are registered under the Investment Company Act of 1940 on a CASE-BY-CASE basis. Additionally, all matters for which such disclosure is not available shall be considered on a CASE-BY-CASE basis.

Investment Professionals are encouraged to submit recommendations to the AO Team regarding proxy voting matters relating to the portfolio securities over which they have daily portfolio management responsibility. Investment Professionals may submit recommendations in connection with any proposal and they are likely to receive requests for recommendations relating to proxies for private equity or fixed income securities and/or proposals relating to merger transactions/corporate restructurings, proxy contests, or unusual or controversial issues.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement, or other legal requirement to which an issuer may be or become subject. No proposal shall be supported where implementation would contravene such requirements.

General Policies

The Funds generally support the recommendation of an issuer’s management when the Proxy Advisory Firm’s recommendation also aligns with such recommendation and to vote in accordance with the Proxy Advisory Firm’s recommendation when management has made no recommendation. However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the relevant Investment Professional(s) is utilized.

The rationale and vote recommendation from Investment Professionals shall receive primary consideration with respect to CASE-BY-CASE proposals considered on the relevant Fund’s behalf.

The Fund’s policy is to not support proposals that would negatively impact the existing rights of the Funds’ beneficial owners. Shareholder proposals shall not be supported if they impose excessive costs and/or are overly restrictive or prescriptive. Depending on the relevant market, appropriate opposition may be expressed as an ABSTAIN, AGAINST, or WITHHOLD vote.

In the event competing shareholder and board proposals appear on the same agenda at uncontested proxies, the shareholder proposal shall not be supported, and the management proposal shall be supported when the management proposal meets the factors for support under the relevant topic/policy (e.g.,

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Allocation of Income and Dividends); the competing proposals shall otherwise be considered on a CASE- BY-CASE basis.

International Policies

Companies incorporated outside the U.S. are subject to the following U.S. policies if they are listed on a U.S. exchange and treated as a U.S. domestic issuer by the SEC. Where applicable, certain U.S. policies may also be applied to issuers incorporated outside the U.S. (e.g., issuers with a significant base of U.S. operations and employees).

However, given the differing regulatory and legal requirements, market practices, and political and economic systems existing in various international markets, the Funds shall:

•Vote AGAINST international proposals when the Proxy Advisory Firm recommends voting AGAINST such proposal due to inadequate relevant disclosure by the issuer or time provided for consideration of such disclosure;

•Consider proposals that are associated with a firm AGAINST vote on a CASE-BY-CASE basis when the Proxy Advisory Firm recommends support when:

•The issuer or market transitions to better practices (e.g., committing to new regulations or governance codes);

•The market standard is stricter than the Fund’s Guidelines; and/or

•It is the more favorable choice when shareholders must choose between alternate proposals.

Proposal Specific Policies

As mentioned above, these Guidelines may be overridden in any case as provided for in the Procedures. Similarly, the Procedures outline the proposals with Guidelines that prescribe a firm voting position that may instead be considered on a CASE-BY-CASE basis when unusual or controversial circumstances so dictate, in such circumstances the AO Team may deem it appropriate to seek input from the relevant Investment Professional(s).

Proxy Contests:

Votes in contested elections on shall be considered on a CASE-BY-CASE basis with primary consideration given to input from the relevant Investment Professional(s).

Uncontested Proxies:

1- The Board of Directors

Overview

The Funds may indicate disagreement with an issuer’s policies or practices by withholding support from the relevant proposal rather than from the director nominee(s) to which the Proxy Advisory Firm assigns fault or assigns an association.

The Funds shall withhold support from director(s) deemed responsible in cases in which the Funds’ disagreement is assigned to the board of directors. Responsibility may be attributed to the entire board, a committee, or an individual, and the Funds shall apply a vote accountability guideline (“Vote Accountability Guideline”) specific to the concerns under review.

The Funds shall typically vote FOR a director in connection with issues the Proxy Advisory Firm raises if the director did not serve on the board or relevant committee during the majority of the time period relevant to the concerns the Proxy Advisory Firm cited.

The Funds shall vote with the Proxy Advisory Firm’s recommendation when more candidates are presented than available seats and no other provisions under these Guidelines apply.

Vote with the Proxy Advisory Firm’s recommendation to withhold support from the legal entity and vote on the individual when a director holds one seat as an individual plus an additional seat as a representative of a legal entity.

Bundled Director Slates

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The Funds shall WITHHOLD support from directors or slates of directors when they are presented in a manner not aligned with market best practice and/or regulation, irrespective of complying with independence requirements, such as:

•Bundled slates of directors (e.g., Canada, France, Hong Kong, or Spain);

•In markets with term lengths capped by regulation or market practice, directors whose terms exceed the caps or are not disclosed; or

•Directors whose names are not disclosed in advance of the meeting or far enough in advance relative to voting deadlines to make an informed voting decision.

For issuers with multiple slates in Italy, the Funds shall follow the Proxy Advisory Firm’s standards for assessing which slate is best suited to represent shareholder interests.

Independence

Director and Board/Committee Independence

The Funds expect boards and key committees to have an appropriate level of independence and shall accordingly consider the Proxy Advisory Firm’s standards to determine that adequate level of independence. A director would be deemed non-independent if the individual had/has a relationship with the issuer that could potentially influence the individual’s objectivity causing the inability to satisfy fiduciary standards on behalf of shareholders. Audit, compensation/remuneration, and nominating and/or governance committees are considered key committees and should be 100% independent. The Funds shall consider the Proxy Advisory Firm’s standards and generally accepted best practice (collectively “Independence Expectations”) with respect to determining director independence and Board/Committee independence levels. Note: Non-voting directors (e.g., director emeritus or advisory director) shall be excluded from calculations relating to board independence.

The Funds shall consider non-independent directors standing for election on a CASE-BY-CASE basis when the full board or committee does not meet Independence Expectations. Additionally, the Funds shall:

•WITHHOLD support from the board chair, nominating committee chair, nominating committee member(s), or an incumbent director(s) if the board chair is non-independent and the board does not have a lead independent director;

•WITHHOLD support from slates of directors if the board’s independence cannot be ascertained due to inadequate disclosure or when the board’s independence does not meet Independence Expectations;

•WITHHOLD support from key committee slates if they contain non-independent directors; and/or

•WITHHOLD support from non-independent nominating committee chair, board chair, and/or directors if the full board serves or appears to serve as a key committee, the board has not established a key committee, or the board and/or a key committee(s) does not meet Independence Expectations.

Self-Nominated/Shareholder-Nominated Director Candidates

The Funds shall consider self-nominated or shareholder-nominated director candidates on a CASE-BY- CASE basis and shall WITHHOLD support from the candidate when:

•Adequate disclosure has not been provided (e.g., rationale for candidacy and candidate’s qualifications relative to the issuer);

•The candidate’s agenda is not in line with the long-term best interests of the issuer; or

•Multiple self-nominated candidates are considered to constitute a proxy contest if similar issues are raised (e.g., potential change in control).

Management Proposals Seeking Non-Board Member Service on Key Committees

The Funds shall vote AGAINST proposals that permit non-board members to serve on a key committee, provided that bundled slates may be supported if no slate nominee serves on relevant committee(s) except in cases in which best market practice otherwise dictates.

The Funds shall consider other concerns regarding committee members on a CASE-BY-CASE basis.

Board Member Roles and Responsibilities

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Attendance

The Funds shall WITHHOLD support from a director who, during the prior year attended less than 75 percent of the board and committee meetings with no valid reason for the absences, excluding directors who have not completed a full year on the board.

The Funds shall WITHHOLD support from nominating committee members according to the Vote Accountability Guideline if a director has two or more years of poor attendance without a valid reason for their absences.

The Funds shall apply a one-year attendance policy relating to statutory auditors at Japanese issuer meetings.

Over-boarding

The Funds shall vote AGAINST directors who serve on:

•More than two public issuer boards and are named executive officers at any public issuer, and shall WITHHOLD support only at their outside board(s);

•Five or more public issuer boards; or

•Four or more public issuer boards and is Board Chair at two or more public issuers and shall WITHHOLD support on boards for which such director does not serve as chair.

The Funds shall vote AGAINST shareholder proposals limiting the number of public issuer boards on which a director may serve.

Tenure

The Funds shall WITHHOLD support from the nominating committee chair and/or members of the nominating committee when the average board tenure exceeds 15 years.

Combined Chair / CEO Role

The Funds shall vote FOR directors without regard to recommendations that the position of chair should be separate from that of CEO or should otherwise require independence unless other concerns requiring CASE-BY-CASE consideration arise (e.g., a former CEO proposed as board chair).

The Funds shall consider shareholder proposals that require that the positions of chair and CEO be held separately on a CASE-BY-CASE basis.

Cumulative/Net Voting Markets

When cumulative or net voting applies, the Funds shall follow the Proxy Advisory Firm’s recommendation to vote FOR nominees, such as when the issuer assesses that such nominees are independent, irrespective of key committee membership, even if independence disclosure or criteria fall short of the Proxy Advisory Firm’s standards.

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Board Accountability

Board Diversity

United States:

The Funds shall vote AGAINST incumbent directors according to the Vote Accountability Guideline if no women are on the issuer’s board. The Funds shall consider directors on a CASE-BY-CASE basis if gender diversity existed prior to the most recent annual meeting.

The Funds shall vote AGAINST incumbent directors according to the Vote Accountability Guideline when the board has no apparent racially or ethnically diverse members. The Funds shall consider directors on a CASE-BY-CASE basis if racial and/or ethnic diversity existed prior to the most recent annual meeting.

Diversity (Shareholder Proposals):

The Funds shall generally vote FOR shareholder proposals that request the issuer to improve/promote gender and/or racial/ethnic diversity and/or gender and/or racial/ethnic diversity-related disclosure.

International:

The Funds shall vote AGAINST directors according to the Vote Accountability Guideline when no women are on the issuer’s board or if its board’s gender diversity level does not meet a higher standard established by the relevant country’s corporate governance code and generally accepted best practice.

The Funds shall vote AGAINST directors according to the Vote Accountability Guideline when the relevant country’s corporate governance code contains a minimally acceptable threshold for racial/ethnic diversity and the board does not appear to meet this expectation.

Return on Equity

The Funds shall vote FOR the most senior executive at an issuer in Japan if the only reason the Proxy Advisory Firm withholds its recommendation results from the issuer underperforming in terms of capital efficiency or issuer performance (e.g., net losses or low return on equity (ROE)).

Compensation Practices

The Funds may WITHHOLD support from compensation committee members whose actions or disclosure do not appear to support compensation practices aligned with the best interests of the issuer and its shareholders.

“Say on Pay” Responsiveness. The Funds shall consider compensation committee members on a CASE- BY-CASE basis for failure to sufficiently address compensation concerns prompting significant opposition to the most recent advisory vote on executive officers’ compensation, “Say on Pay”, or continuing to maintain problematic pay practices, considering such factors as the level of shareholder opposition, subsequent actions taken by the compensation committee, and level of responsiveness disclosure, among others.

“Say on Pay Frequency”. The Funds shall WITHHOLD support according to the Vote Accountability Guideline if the Proxy Advisory Firm opposes directors due to the issuer’s failure to include a “Say on Pay” proposal and/or a “Say on Pay Frequency” proposal when required pursuant to SEC or market regulatory provisions; or implemented a “Say on Pay Frequency” schedule that is less frequent than the frequency most recently preferred by not less than a plurality of shareholders; or is an externally-managed issuer (EMI) or externally-managed REIT (EMR) and has failed to include a “Say on Pay” proposal or adequate disclosure of the compensation structure.

Commitments. The Funds shall vote FOR compensation committee members receiving an adverse recommendation from the Proxy Advisory Firm due to problematic pay practices or thresholds (e.g., burn rate) if the issuer makes a public commitment (e.g., via a Form 8-K filing) to rectify the practice on a going- forward basis. However, the Funds shall WITHHOLD support on compensation committee members according to the Vote Accountability Guideline if the issuer does not rectify the practice prior to the issuer’s next annual general meeting.

For markets in which the issuer has not followed market practice by submitting a resolution on executive remuneration/compensation, the Funds shall WITHHOLD support on remuneration/compensation

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committee members.

Accounting Practices

The Funds shall WITHHOLD support on directors according to the Vote Accountability Guideline as well as the issuer’s CEO or CFO if nominated as directors, if poor accounting practice concerns are raised including the issuer failed to remediate known ongoing material weaknesses in the issuer’s internal controls for more than one year.

The Funds shall consider directors according to the Vote Accountability Guideline, the issuer’s CEO or CFO if nominated as directors, or external auditors on a CASE-BY-CASE basis if:

•Issuer has not yet had a full year to remediate the concerns since the time such issues were identified; and/or

•Issuer has taken adequate steps to remediate the concerns cited that would typically include removing or replacing the responsible executives and the concerning issues do not recur.

The Funds shall vote FOR audit committee members, or the issuer’s CEO or CFO when nominated as directors, who did not serve on the committee or did not have responsibility over the relevant financial function during the majority of the time period relevant to the concerns cited.

The Funds shall WITHHOLD support on audit committee members according to the Vote Accountability Guideline if the issuer has failed to disclose audit fees and has not provided an auditor ratification or remuneration proposal for shareholder vote.

Problematic Actions

The Funds shall WITHHOLD support on directors according to the Vote Accountability Guideline when the Proxy Advisory Firm cites them for problematic actions including a lack of due diligence in relation to a major transaction (e.g., a merger or an acquisition), material failures, inadequate oversight, scandals, malfeasance, or negligent internal controls at the issuer or that of an affiliate, factoring in the merits of the director’s performance, rationale, and disclosure when:

•Culpability can be attributed to the director (e.g., director manages or is responsible for the relevant function); or

•The director has been directly implicated resulting in arrest, criminal charge, or regulatory sanction.

The Funds shall WITHHOLD support on members of the nominating committee, board chair, or lead independent director when an issuer nominates a director who is subject to any of the above concerns to serve on its board.

The Funds shall WITHHOLD support on audit committee members according to the Vote Accountability Guideline due to share pledging concerns factoring in the pledged amount, unwinding time, and any historical concerns raised. The Funds shall also WITHHOLD support on the pledgor, if a director, where the pledged amount and unwinding time are deemed significant and therefore an unnecessary risk to the issuer.

The Funds shall WITHHOLD support from all incumbent directors if the issuer has implemented a multi- class capital structure in which the classes have unequal voting rights and does not have a reasonable sunset provision (e.g., fewer than seven (7) years).

The Funds shall WITHHOLD support from directors according to the Vote Accountability Guideline when the Proxy Advisory Firm recommends withholding support due to the board (a) unilaterally adopting by-law amendments that have a negative impact on existing shareholder rights or function as a diminution of shareholder rights or (b) failing to remove or subject to a reasonable sunset provision in its by-laws.

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Anti-Takeover Measures

The Funds shall WITHHOLD support from directors according to the Vote Accountability Guideline if the issuer implements excessive anti-takeover measures.

The Funds shall WITHHOLD support from directors according to the Vote Accountability Guideline if the issuer fails to remove restrictive “poison pill” features, ensure a “poison pill” expiration, or submits the “poison pill” in a timely manner to shareholders for vote unless an issuer has implemented a policy that should reasonably prevent abusive use of its “poison pill”.

Board Responsiveness

The Funds shall vote FOR directors if the majority-supported shareholder proposal has been reasonably addressed.

oProposals seeking shareholder ratification of a “poison pill” provision may be deemed reasonably addressed if the issuer has implemented a policy that should reasonably prevent abusive use of the “poison pill”.

The Funds shall WITHHOLD support from directors according to the Vote Accountability Guideline if a shareholder proposal received majority support and the board has not disclosed a credible rationale for not implementing the proposal.

The Funds shall WITHHOLD support on a director if the board has not acted upon the director who did not receive shareholder support representing a majority of the votes cast at the previous annual meeting; and shall consider such directors on a CASE-BY-CASE basis if the issuer has a controlling shareholder(s).

The Funds shall vote FOR directors in cases in which an issue relevant to the majority negative vote has been adequately addressed or cured and which may include sufficient disclosure of the board’s rationale.

Board–Related Proposals

Classified/Declassified Board Structure

The Funds shall vote AGAINST proposals to classify the board unless the proposal represents an increased frequency of a director’s election in the staggered cycle (e.g., seeking to move from a three-year cycle to a two-year cycle).

The Funds shall vote FOR proposals to repeal classified boards and to elect all directors annually.

Board Structure

The Funds shall vote FOR management proposals to adopt or amend board structures unless the resulting change(s) would mean the board would not meet Independence Expectations.

For issuers in Japan, the Funds shall vote FOR proposals seeking a board structure that would provide greater independent oversight.

Board Size

The Funds shall vote FOR proposals seeking a board range if the range is reasonable in the context of market practice and anti-takeover considerations; however, the Funds shall vote AGAINST a proposal if the issuer seeks to remove shareholder approval rights or the board fails to meet market independence requirements.

Director and Officer Indemnification and Liability Protection

The Funds shall consider proposals on director and officer indemnification and liability protection on a CASE-BY-CASE basis using Delaware law as the standard.

The Funds shall vote AGAINST proposals to limit or eliminate entirely directors’ and officers’ liability in connection with monetary damages for violating their collective duty of care.

The Funds shall vote AGAINST indemnification proposals that would expand coverage beyond legal expenses to acts that are more serious violations of fiduciary obligation such as negligence.

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Director and Officer Indemnification and Liability Protection

The Funds shall vote in accordance with the Proxy Advisory Firm’s standards (e.g., overly broad provisions).

Discharge of Management/Supervisory Board Members

The Funds shall vote FOR management proposals seeking the discharge of management and supervisory board members (including when the proposal is bundled) unless concerns surface relating to the past actions of the issuer’s auditors or directors, or legal or other shareholders take regulatory action against the board.

The Funds shall vote FOR such proposals in connection with remuneration practices otherwise supported under these Guidelines or as a means of expressing disapproval of the issuer’s or its board’s broader practices.

Establish Board Committee

The Funds shall vote FOR shareholder proposals that seek creation of a key board committee.

The Funds shall vote AGAINST shareholder proposals requesting creation of additional board committees or offices except as otherwise provided for herein.

Filling Board Vacancies / Removal of Directors

The Funds shall vote AGAINST proposals that allow removal of directors only for cause.

The Funds shall vote FOR proposals to restore shareholder ability to remove directors with or without cause.

The Funds shall vote AGAINST proposals that allow only continuing directors to elect replacement directors to fill board vacancies.

The Funds shall vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

Stock Ownership Requirements

The Funds shall vote AGAINST such shareholder stock ownership requirement proposals.

Term Limits / Retirement Age

The Funds shall vote FOR management proposals and AGAINST shareholder proposals limiting the tenure of outside directors or imposing a mandatory retirement age for outside directors unless the proposal seeks to relax existing standards.

2- Compensation

Frequency of Advisory Votes on Executive Compensation

The Funds shall vote FOR proposals seeking an annual “Say on Pay”, and AGAINST those seeking less frequent “Say on Pay”.

Proposals to Provide an Advisory Vote on Executive Compensation (Canada)

The Funds shall vote FOR if it is an ANNUAL vote unless the issuer already provides an annual shareholder vote.

Executive Pay Evaluation

Advisory Votes on Executive Compensation (Say on Pay) and Remuneration Reports or Committee Members in Absence of Such Proposals

The Funds shall vote FOR management proposals seeking ratification of the issuer’s executive compensation structure unless the program includes practices or features not supported under these Guidelines and the proposal receives a negative Proxy Advisory Firm recommendation.

The Funds shall vote AGAINST:

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•Provisions that permit or give the Board sole discretion for repricing, replacement, buy back, exchange, or any other form of alternative options. (Note: cancellation of options would not be considered an exchange unless the cancelled options were re-granted or expressly returned to the plan reserve for reissuance.);

•Single Trigger Severance provisions that do not require an actual change in control to be triggered in new or amended employment agreements;

•Single Trigger Severance provisions that do not require an actual change in control to be triggered and the Long-Term Incentive Plan’s performance period is less than three years;

•Plans that allow named executive officers to have material input into setting their own compensation;

•Short-Term Incentive Plans in which treatment of payout factors has been inconsistent (e.g., exclusion of losses but not gains);

•Long-Term Incentive Plans in which performance measures hurdles/measures are set based on a backward-looking performance period;

•Company plans in international markets that provide for contract or notice periods or severance/termination payments that exceed market practices (e.g., relative to multiple of annual compensation); and/or

•Compensation structures at externally managed issuers (EMI) or externally managed REITs (EMR) that lack adequate disclosure based on the Proxy Advisory Firm’s assessment.

The Funds shall consider on a CASE-BY-CASE basis if the Proxy Advisory Firm recommends opposing and none of the above factors have been triggered.

Golden Parachutes

The Funds shall vote AGAINST proposals due to:

•Single or modified-single trigger severance provisions;

•Total Named Executive Officer (“NEO”) payout as a percentage of the total equity value;

•Aggregate of all single-triggered components (cash and equity) as a percentage of the total NEO payout;

•Excessive payout; and/or

•Recent material amendments or new agreements that incorporate problematic features.

Equity-Based and Other Incentive Plans Including OBRA

Equity Compensation

The Funds shall consider compensation and employee benefit plans, including those in connection with OBRA3, or the issuance of shares in connection with such plans on a CASE-BY-CASE basis. The Funds shall vote the plan or issuance based on factors and related vote treatment under the Executive Pay Evaluation section above or based on circumstances specific to such equity plans as follows:

The Funds shall vote FOR a plan, if:

•Board independence is the only concern;

•Amendment places a cap on annual grants;

•Amendment adopts or changes administrative features to comply with Section 162(m) of OBRA;

•Amendment adds performance-based goals to comply with Section 162(m) of OBRA; and/or

•Cash or cash-and-stock bonus components are approved for exemption from taxes under Section 162(m) of OBRA.

o The Funds shall give primary consideration to management’s assessment that such plan meets the requirements for exemption of performance-based compensation.

The Funds shall vote AGAINST a plan if it:

•Exceeds recommended costs (U.S. or Canada);

3OBRA is an employee-funded defined contribution plan for certain employees of publicly held companies.

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•Incorporates share allocation disclosure methods that prevent a cost or dilution assessment;

•Exceeds recommended burn rates and/or dilution limits, including cases in which dilution cannot be fully assessed (e.g., due to inadequate disclosure);

•Permits deep or near-term discounts (or the equivalent, such as dividend equivalents on unexercised options) to executives or directors;

•Provides for retirement benefits or equity incentive awards to outside directors if not in line with market practice;

•Permits financial assistance to executives, directors, subsidiaries, affiliates, or related parties that is not in line with market practice;

•Permits plan administrators to benefit from the plan as potential recipients;

•Permits for an overly liberal change in control definition. (This refers to plans that would reward recipients even if the event does not result in an actual change in control or results in a change in control but does not terminate the employment relationship.);

•Permits for post-employment vesting or exercise of options if deemed inappropriate;

•Permits plan administrators to make material amendments without shareholder approval; and/or

•Permits procedure amendments that do not preserve shareholder approval rights.

Amendment Procedures for Equity Compensation Plans and Employee Stock Purchase Plans (Toronto Stock Exchange Issuers)

The Funds shall vote AGAINST if the amendment procedures do not preserve shareholder approval rights.

Stock Option Plans for Independent Internal Statutory Auditors (Japan)

The Funds shall vote AGAINST such proposals.

Matching Share Plans

The Funds shall vote AGAINST such proposals if the matching share plan does not meet recommended standards considering holding period, discounts, dilution, participation, purchase price, or performance criteria.

Employee Stock Purchase Plans or Capital Issuance in Support Thereof

Voting decisions are generally based on the Proxy Advisory Firm’s approach to evaluating such proposals.

Director Compensation

Non-Executive Director Compensation

The Funds shall vote FOR cash-based proposals.

The Funds shall vote AGAINST performance-based equity-based proposals and patterns of excessive pay.

Bonus Payments (Japan)

The Funds shall vote FOR if all bonus payments are for directors or auditors who have served as executives of the issuer and AGAINST if any bonus payments are for outsiders.

Bonus Payments – Scandals

The Funds shall vote AGAINST bonus proposals for a retiring director or continuing director or auditor when culpability for any malfeasance may be attributable to the nominee.

The Funds shall consider on a CASE-BY-CASE basis bundled bonus proposals for retiring directors or continuing directors or auditors where culpability for malfeasance may not be attributable to all nominees.

Severance Agreements

Vesting of Equity Awards upon Change in Control

The Funds shall vote FOR management proposals seeking a specific treatment (e.g., double-trigger or pro- rata) of equity that vests upon change in control unless evidence exists of abuse in historical compensation practices.

The Funds shall vote AGAINST shareholder proposals regarding the treatment of equity if change(s) in

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control severance provisions are double-triggered. The funds shall vote FOR the proposal if such provisions are not double-triggered.

Executive Severance or Termination Arrangements, including those Related to Executive Recruitment or Retention

The Funds shall vote FOR such compensation arrangements if:

•The primary concerns raised would not result in a negative vote under these Guidelines on a management “Say on Pay” proposal or the relevant board or committee member(s);

•The issuer has provided adequate rationale and/or disclosure; or

•Support is recommended as a condition to a major transaction such as a merger.

Treatment of Severance Provisions

The Funds shall vote AGAINST new or materially amended plans, contracts, or payments that include a single trigger change in control severance provisions or do not require an actual change in control in order to be triggered.

The Funds shall vote FOR shareholder proposals seeking double triggers on change in control severance provisions.

Compensation-Related Shareholder Proposals

Executive and Director Compensation

The Funds shall consider on a CASE-BY-CASE basis shareholder proposals that seek to impose new compensation structures or policies.

Holding Periods

The Funds shall vote AGAINST shareholder proposals requiring mandatory issuer stock holding periods for officers and directors.

Submit Severance and Termination Payments for Shareholder Ratification

The Funds shall vote FOR shareholder proposals to submit executive severance agreements for shareholder ratification if such proposals specify change in control events, supplemental executive retirement plans, or deferred executive compensation plans, or if the listing exchange requires ratification thereof.

3- Audit-Related

Auditor Ratification and/or Remuneration

The Funds shall vote FOR management proposals except in such cases as indicated below.

The Funds shall vote AGAINST auditor ratification and/or remuneration if:

•The Proxy Advisory Firm raises questions of auditor independence or disclosure including the auditor selection process;

•Total fees for non-audit services exceed 50 percent of aggregated auditor fees (including audit-related fees, and tax compliance and preparation fees as applicable); or

•Evidence exists of excessive compensation relative to the size and nature of the issuer.

The Funds shall vote AGAINST an auditor ratification and/or remuneration proposal if the issuer has failed to disclose audit fees.

The Funds shall vote FOR shareholder proposals that ask the issuer to present its auditor for ratification annually.

Auditor Independence

The Funds shall consider shareholder proposals asking issuers to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services) on a CASE-BY-CASE basis.

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Audit Firm Rotation

The Funds shall vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

Indemnification of Auditors

The Funds shall vote AGAINST auditor indemnification proposals.

Independent Statutory Auditors (Japan)

The Funds shall vote AGAINST an independent statutory auditor proposal if the candidate is or was affiliated with the issuer, its primary bank(s), or one of its top shareholders.

The Funds shall vote AGAINST incumbent directors implicated in scandals, malfeasance, or at issuers exhibiting poor internal controls.

4- Shareholder Rights and Defenses

Advance Notice for Shareholder Proposals

The Funds shall vote FOR management proposals relating to advance notice period requirements provided that the period requested is in accordance with applicable law and no material governance concerns have arisen regarding the issuer.

Corporate Documents / Article and Bylaw Amendments or Related Director Actions

The Funds shall vote FOR such proposal if the change or policy is editorial in nature or if shareholder rights are protected.

The Funds shall vote AGAINST such proposal if it seeks to impose a negative impact on shareholder rights or diminishes accountability to shareholders including cases in which the issuer failed to opt out of a law that affects shareholder rights (e.g., staggered board).

The Funds shall, with respect to article amendments for Japanese issuers:

•Vote FOR management proposals to amend an issuer’s articles to expand its business lines in line with its current industry;

•Vote FOR management proposals to amend an issuer’s articles to provide for an expansion or reduction in the size of the board unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business or raises anti-takeover concerns;

•If anti-takeover concerns exist, the Funds shall vote AGAINST management proposals including bundled proposals to amend an issuer’s articles to authorize the Board to vary the annual meeting record date or to otherwise align them with provisions of a takeover defense; and/or

•Follow the Proxy Advisory Firm’s guidelines relating to management proposals regarding amendments to authorize share repurchases at the board’s discretion, and vote AGAINST proposals unless there is little to no likelihood of a creeping takeover or constraints on liquidity (free float of shares is low) and in cases in which the issuer trades at below book value or faces a real likelihood of substantial share sales, or in which this amendment is bundled with other amendments that are clearly in shareholders’ interest.

Majority Voting Standard

The Funds shall vote FOR proposals that seek director election via an affirmative majority vote in connection with a shareholder meeting provided such vote contains a plurality carve-out for contested elections and provided such standard does not conflict with applicable law in the issuer’s country of incorporation.

The Funds shall vote FOR amendments to corporate documents or other actions promoting a majority standard.

Cumulative Voting

The Funds shall vote FOR shareholder proposals to restore or permit cumulative voting.

The Funds shall vote AGAINST management proposals to eliminate cumulative voting if the issuer:

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•Is controlled;

•Maintains a classified board of directors; or

•Maintains a dual class voting structure.

Proposals may be supported irrespective of classified board status if an issuer plans to declassify its board or adopt a majority voting standard.

Confidential Voting

The Funds shall vote FOR management proposals to adopt confidential voting.

The Funds shall vote FOR shareholder proposals that request issuers to adopt confidential voting, use independent tabulators, and use independent election inspectors so long as the proposals include clauses for proxy contests as follows:

•In the case of a contested election management should be permitted to request that the dissident group honors its confidential voting policy;

•If the dissidents agree the policy shall remain in place; and

•If the dissidents do not agree the confidential voting policy shall be waived.

Fair Price Provisions

The Funds shall consider proposals to adopt fair price provisions on a CASE-BY-CASE basis.

The Funds shall vote AGAINST fair price provisions containing shareholder vote requirements greater than a majority of disinterested shares.

Poison Pills

The Funds shall vote AGAINST management proposals in connection with poison pills or anti-takeover activities (e.g., disclosure requirements or issuances, transfers, or repurchases) that can be reasonably construed as an anti-takeover measure based on the Proxy Advisory Firm’s approach to evaluating such proposals.

The Funds shall vote FOR shareholder proposals that ask an issuer to submit its poison pill for shareholder ratification or to redeem that poison pill in lieu thereof, unless:

•Shareholders have approved the plan’s adoption;

•The issuer has already implemented a policy that should reasonably prevent abusive use of the poison pill; or

•The board had determined that it was in the best interest of shareholders to adopt a poison pill without delay, provided that such plan shall be put to shareholder vote within twelve months of adoption or expire and would immediately terminate if not approved by a majority of the votes cast.

The Funds shall consider shareholder proposals to redeem an issuer’s poison pill on a CASE-BY-CASE basis.

Proxy Access

The Funds shall vote FOR proposals to allow shareholders to nominate directors and list those nominees in the issuer’s proxy statement and on its proxy card, provided that criteria meet the Funds’ internal thresholds and that such standard does not conflict with applicable law in the country in which the issuer is incorporated. The Funds shall consider shareholder and management proposals that appear on the same agenda on a CASE-BY-CASE basis.

The Funds shall vote FOR management proposals also supported by the Proxy Advisory Firm.

Quorum Requirements

The Funds shall consider on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

Exclusive Forum

The Funds shall vote FOR management proposals to designate Delaware or New York as the exclusive forum for certain legal actions as defined by the issuer (“Exclusive Forum”) if the issuer’s state of

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incorporation is the same as its proposed Exclusive Forum, otherwise they shall consider such proposals on a CASE-BY-CASE basis.

Reincorporation Proposals

The Funds shall consider proposals to change an issuer’s state of incorporation on a CASE-BY-CASE basis.

The Funds shall vote FOR management proposals not assessed as:

•A potential takeover defense; or

•A significant reduction of minority shareholder rights that outweigh the aggregate positive impact, but if assessed as such the Funds shall consider management’s rationale for the change.

The Funds shall vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported.

The Funds shall vote AGAINST shareholder reincorporation proposals not supported by the issuer.

Shareholder Advisory Committees

The Funds shall consider proposals to establish a shareholder advisory committee on a CASE-BY-CASE basis.

Right to Call Special Meetings

The Funds shall vote FOR management proposals to permit shareholders to call special meetings.

The Funds shall consider management proposals to adjust the thresholds applicable to call a special meeting on a CASE-BY-CASE basis.

The Funds shall vote FOR shareholder proposals that provide shareholders with the ability to call special meetings when any of the following apply:

•Company does not currently permit shareholders to do so;

•Existing ownership threshold is greater than 25 percent; or

•Sole concern relates to a net-long position requirement.

Written Consent

The Funds shall vote AGAINST shareholder proposals seeking the right to act via written consent if the issuer:

•Permits shareholders to call special meetings;

•Does not impose supermajority vote requirements on business combinations/actions (e.g., a merger or acquisition) and on bylaw or charter amendments; and

•Has otherwise demonstrated its accountability to shareholders (e.g., the issuer has reasonably addressed majority-supported shareholder proposals).

The Funds shall vote FOR shareholder proposals seeking the right to act via written consent if the above conditions are not present.

The Funds shall vote AGAINST management proposals to eliminate the right to act via written consent.

State Takeover Statutes

The Funds shall consider proposals to opt-in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freeze-out provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions) on a CASE-BY-CASE basis.

Supermajority Shareholder Vote Requirement

The Funds shall vote AGAINST proposals to require a supermajority shareholder vote and FOR proposals to lower supermajority shareholder vote requirements, except:

The Funds shall consider such proposals on a CASE-BY-CASE basis if the issuer has shareholder(s)

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holding significant ownership percentages and retaining existing supermajority requirements would protect minority shareholder interests.

Time-Phased Voting

The Funds shall vote AGAINST proposals to implement and FOR proposals to eliminate time-phased or other forms of voting that do not promote a “one share, one vote” standard.

5- Capital and Restructuring

The Funds shall consider management proposals to make changes to the capital structure not otherwise addressed under these Guidelines, on a CASE-BY-CASE basis, voting with the Proxy Advisory Firm’s recommendation unless they utilize a contrary recommendation from the relevant Investment Professional(s).

The Funds shall vote AGAINST proposals authorizing excessive board discretion.

Capital

Common Stock Authorization

The Funds shall consider proposals to increase the number of shares of common stock authorized for issuance on a CASE-BY-CASE basis. The Proxy Advisory Firm’s proprietary approach of determining appropriate thresholds shall be utilized in evaluating such proposals. In cases in which such requests are above the allowable threshold the Funds shall utilize an issuer-specific qualitative review (e.g., considering rationale and prudent historical usage).

The Funds shall vote FOR proposals within the Proxy Advisory Firm’s permissible thresholds or those in excess of but meeting Proxy Advisory Firm’s qualitative standards, to authorize capital increases, unless the issuer states that the additionally issued stock may be used as a takeover defense.

The Funds shall vote FOR proposals to authorize capital increases exceeding the Proxy Advisory Firm’s thresholds when an issuer’s shares are at risk of delisting.

Notwithstanding the above, the Funds shall vote AGAINST:

•Proposals to increase the number of authorized shares of a class of stock if these Guidelines do not support the issuance which the increase is intended to service (e.g., merger or acquisition proposals).

Dual Class Capital Structures

The Funds shall vote AGAINST:

•Proposals to create or perpetuate dual class capital structures with unequal voting rights (e.g., exchange offers, conversions, and recapitalizations) unless supported by the Proxy Advisory Firm (e.g., utilize a “one share, one vote” standard, contain a sunset provision of seven or fewer years to avert bankruptcy or generate non-dilutive financing, or are not designed to increase the voting power of an insider or significant shareholder).

•Proposals to increase the number of authorized shares of the class of stock that has superior voting rights in issuers that have dual-class capital structures.

The Funds shall vote FOR proposals to eliminate dual-class capital structures.

General Share Issuances / Increases in Authorized Capital

The Funds shall consider specific issuance requests on a CASE-BY-CASE basis based on the proposed use and the issuer’s rationale.

The Proxy Advisory Firm’s assessment shall govern Fund voting decisions to determine support for requests for general issuances (with or without preemptive rights), authorized capital increases, convertible bonds issuances, warrants issuances, or related requests to repurchase and reissue shares.

Preemptive Rights

The Funds shall consider shareholder proposals that seek preemptive rights or management proposals that

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seek to eliminate them on a CASE-BY-CASE basis. In evaluating proposals on preemptive rights, the Funds shall consider an issuer’s size and shareholder base characteristics.

Adjustments to Par Value of Common Stock

The Funds shall vote FOR management proposals to reduce the par value of common stock unless doing so raises other concerns not otherwise supported under these Guidelines.

Preferred Stock

Utilize the Proxy Advisory Firm's approach for evaluating issuances or authorizations of preferred stock considering the Proxy Advisory Firm's support of special circumstances such as mergers or acquisitions in addition to the following criteria:

The Funds shall consider on a CASE-BY-CASE basis proposals to increase the number of shares of “blank check” preferred shares or preferred stock authorized for issuance. This approach incorporates both qualitative and quantitative measures including a review of:

•Past performance (e.g., board governance, shareholder returns, and historical share usage); and

•The current request (e.g., rationale, whether shares are “blank check” and “declawed”, and dilutive impact as determined through the Proxy Advisory Firm’s model for assessing appropriate thresholds).

The Funds shall vote AGAINST proposals authorizing issuance of preferred stock or creation of new classes of preferred stock having unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).

The Funds shall vote FOR proposals to issue or create “blank check” preferred stock in cases in which the issuer expressly states that the stock shall not be used as a takeover defense or not utilize a disparate voting rights structure.

The Funds shall vote AGAINST in cases in which the issuer expressly states that, or fails to disclose whether, the stock may be used as a takeover defense.

The Funds shall vote FOR proposals to authorize or issue preferred stock in cases in which the issuer specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Preferred Stock (International)

Fund voting decisions should generally be based on the Proxy Advisory Firm’s approach, and the Funds shall:

•Vote FOR the creation of a new class of preferred stock or issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders;

•Vote FOR the creation/issuance of convertible preferred stock so long as the maximum number of common shares that could be issued upon conversion meets the Proxy Advisory Firm’s guidelines on equity issuance requests; and

•Vote AGAINST the creation of:

(1)A new class of preference shares that would carry superior voting rights to common shares; or

(2)“Blank check” preferred stock unless the board states that the authorization shall not be used to thwart a takeover bid.

Shareholder Proposals Regarding Blank Check Preferred Stock

The Funds shall vote FOR shareholder proposals requesting shareholder ratification of “blank check” preferred stock placements other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business.

Share Repurchase Programs

The Funds shall vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms but vote AGAINST plans containing terms favoring selected parties.

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The Funds shall vote FOR management proposals to cancel repurchased shares.

The Funds shall vote AGAINST proposals for share repurchase methods lacking adequate risk mitigation or exceeding appropriate market volume or duration parameters.

The Funds shall consider shareholder proposals seeking share repurchase programs on a CASE-BY- CASE basis giving primary consideration to input from the relevant Investment Professional(s).

Stock Distributions: Splits and Dividends

The Funds shall vote FOR management proposals to increase common share authorization for a stock split provided that the increase in authorized shares falls within the Proxy Advisory Firm’s allowable thresholds.

Reverse Stock Splits

The Funds shall consider management proposals to implement a reverse stock split on a CASE-BY-CASE considering management’s rationale and/or disclosure if the split constitutes a capital increase that effectively exceeds the Proxy Advisory Firm’s permissible threshold due to the lack of a proportionate reduction in the number of shares authorized.

Allocation of Income and Dividends

With respect to Japanese and South Korean issuers, the Funds shall consider management proposals concerning income allocation and the dividend distribution, including adjustments to reserves to make capital available for such purposes, on a CASE-BY-CASE basis voting with the Proxy Advisory Firm’s recommendations to oppose such proposals for cases in which:

•The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•The payout is excessive given the issuer’s financial position.

The Funds shall vote FOR such issuer management proposals in other markets.

The Funds shall vote AGAINST proposals in which issuers seek to establish or maintain disparate dividend distributions between stockholders of the same share class (e.g., long-term stockholders receiving a higher dividend ratio (“Loyalty Dividends”)).

In any market, in the event multiple proposals regarding dividends are on the same agenda the Funds shall vote FOR the management proposal if the proposal meets the support conditions described above and shall vote AGAINST the shareholder proposal; otherwise, the Funds shall consider such proposals on a CASE-BY-CASE basis.

Stock (Scrip) Dividend Alternatives

The Funds shall vote FOR most stock (scrip) dividend proposals but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Tracking Stock

The Funds shall consider the creation of tracking stock on a CASE-BY-CASE basis giving primary consideration to the input from relevant Investment Professional(s).

Capitalization of Reserves

The Funds shall vote FOR proposals to capitalize the issuer’s reserves for bonus issues of shares or to increase the par value of shares unless the Proxy Advisory Firm raises concerns not otherwise supported under these Guidelines.

Debt Instruments and Issuance Requests (International)

The Funds shall vote AGAINST proposals authorizing excessive board discretion to issue or set terms for debt instruments (e.g., commercial paper).

The Funds shall vote FOR debt issuances for issuers when the gearing level (current debt-to-equity ratio) does not exceed the Proxy Advisory Firm’s defined thresholds.

The Funds shall vote AGAINST proposals in which the debt issuance will result in an excessive gearing

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level as set forth in the Proxy Advisory Firm’s defined thresholds, or for which inadequate disclosure precludes calculation of the gearing level, unless the Proxy Advisory Firm’s approach to evaluating such requests results in support of the proposal.

Acceptance of Deposits (India)

Fund voting decisions are based on the Proxy Advisory Firm’s approach to evaluating such proposals.

Debt Restructurings

The Funds shall consider proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a CASE-BY-CASE basis.

Financing Plans

The Funds shall vote FOR the adoption of financing plans if they are in shareholders’ best economic interests.

Investment of Company Reserves (International)

The Funds shall consider such proposals on a CASE-BY-CASE basis.

Restructuring

Mergers and Acquisitions, Special Purpose Acquisition Corporations (SPACs) and Corporate Restructurings

The Funds shall vote FOR a proposal not typically supported under these Guidelines if a key proposal such as a merger transaction is contingent upon its support and a vote FOR is recommended by the Proxy Advisory Firm or relevant Investment Professional(s).

The Funds shall consider such proposals on a CASE-BY-CASE basis based on the Proxy Advisory Firm’s evaluation approach if the relevant Investment Professional(s) do not provide input with regard thereto.

Waiver on Tender-Bid Requirement

The Funds shall consider proposals on a CASE-BY-CASE basis if seeking a waiver for a major shareholder or concert party from the requirement to make a buyout offer to minority shareholders, voting FOR when little concern of a creeping takeover exists, and the issuer has provided a reasonable rationale for the request.

Related Party Transactions

The Funds shall vote FOR approval of such transactions, unless the agreement requests a strategic move outside the issuer’s charter, contains unfavorable or high-risk terms (e.g., deposits without security interest or guaranty), or is deemed likely to have a negative impact on director or related party independence.

6- Environmental and Social Issues

Environmental and Social Proposals

Institutional shareholders now routinely scrutinize shareholder proposals regarding environmental and social matters. Accordingly, in addition to governance risks and opportunities, issuers should also assess their environmental and social risks and opportunities as they pertain to stakeholders including their employees, shareholders, communities, suppliers, and customers.

Issuers should adequately disclose how they evaluate and mitigate such material risks in order to allow shareholders to assess how well the issuers mitigate and leverage their social and environmental risks and opportunities. Issuers should adopt disclosure methodologies considering recommendations from the Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD), or Global Reporting Initiative (GRI) to foster uniform disclosure and to allow shareholders to assess risks across issuers.

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Accordingly, the Funds shall vote FOR proposals related to environmental, sustainability and corporate social responsibility if the issuer’s disclosure and/or its management of the issue(s) appears inadequate relative to its peers and if the proposal:

•applies to the issuer’s business,

•enhances long-term shareholder value,

•requests more transparency and commitment to improve the issuer’s environmental and/or social risks,

•aims to benefit the issuer’s stakeholders,

•is reasonable and not unduly onerous or costly, or

•is not requesting data that is primarily duplicative to data the issuer already publicly provides.

Environmental

The Funds shall vote FOR proposals relating to environmental impact that reasonably:

•aim to reduce negative environmental impact, including the reduction of greenhouse gas emissions and other contributing factors to global climate change; and/or

•request disclosure relating to how the issuer addresses its climate impact.

Social

The Funds shall vote FOR proposals relating to corporate social responsibility that request disclosure of how the issuer manages its:

•employee and board diversity; and/or

•human capital management, human rights, and supply chain risks.

Approval of Donations

The Funds shall vote FOR proposals if they are for single- or multi-year authorities and prior disclosure of amounts is provided. The Funds shall otherwise vote AGAINST such proposals.

7- Routine/Miscellaneous

Routine Management Proposals

The Funds shall consider proposals for which the Proxy Advisory Firm recommends voting AGAINST on a CASE-BY-CASE basis.

Authority to Call Shareholder Meetings on Less than 21 Days’ Notice

For issuers in the United Kingdom, the Funds shall consider such proposals on a CASE-BY-CASE basis assessing whether the issuer has provided clear disclosure of its compliance with any hurdle conditions for authority imposed by applicable law and has historically limited its use of such authority to time-sensitive matters.

Approval of Financial Statements and Director and Auditor Reports

The Funds shall vote AGAINST such proposals if concerns exist regarding inadequate disclosure, remuneration arrangements (including severance/termination payments exceeding local standards for multiples of annual compensation), or consulting agreements with non-executive directors.

The Funds shall consider such proposals on a CASE-BY-CASE basis if other concerns exist regarding severance/termination payments.

The Funds shall vote AGAINST such proposals if concerns exist regarding the issuer’s financial accounts and reporting, including related party transactions.

The Funds shall vote AGAINST board-issued reports receiving a negative recommendation from the Proxy Advisory Firm resulting from concerns regarding board independence or inclusion of non-independent directors on the audit committee.

The Funds shall vote FOR such proposals if the only reason for a negative Proxy Advisory Firm recommendation is to express disapproval of broader issuer or board practices.

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Other Business

The Funds shall vote AGAINST proposals for Other Business.

Adjournment

The Funds shall vote FOR when presented with a primary proposal such as a merger or corporate restructuring that is also supported.

The Funds shall vote AGAINST when not presented with a primary proposal, such as a merger, and a proposal on the ballot is opposed.

The Funds shall consider other circumstances on a CASE-BY-CASE basis.

Changing Corporate Name

The Funds shall vote FOR management proposals requesting a corporate name change.

Multiple Proposals

The Funds may vote FOR multiple proposals of a similar nature presented as options to the issuer management’s favored course of action, provided that:

•Support for a single proposal is not operationally required;

•No single proposal is deemed superior in the interest of the Fund(s); and

•Each proposal would otherwise be supported under these Guidelines.

The Funds shall vote AGAINST any proposals that would otherwise be opposed under these Guidelines.

Bundled Proposals

The Funds shall vote FOR such proposals if all of the bundled items are supported under these Guidelines.

The Funds shall consider such proposals on a CASE-BY-CASE basis if one or more items are not supported under these Guidelines and/or the Proxy Advisory Firm deems the negative impact, on balance, to outweigh any positive impact.

Moot Proposals

This instruction pertains to items for which support has become moot (e.g., a director for whom support has become moot since the time the individual was nominated (e.g., due to death, disqualification, or determination not to accept appointment)); the Funds shall WITHHOLD support if the Proxy Advisory Firm recommends that course of action.

8- Investment Companies Registered Under the Investment Company Act of 1940

Investment companies registered under the Investment Company Act of 1940 (Investment Companies) generally have different matters requiring shareholder approval and are subject to different regulatory requirements than operating issuers. Accordingly, the Funds shall consider matters related to Investment Companies on a CASE-BY-CASE basis.

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PART C.
OTHER INFORMATION
Item 28. Exhibits
28 (a)(1)
Voya Variable Portfolios, Inc. Articles of Amendment and Restatement dated May 1, 2002 – Filed as an Exhibit to
Post-Effective Amendment No. 22 to the Registrant’s Form N-1A Registration Statement on April 30, 2004 and
incorporated herein by reference.

28 (a)(2)
Form Of Articles Supplementary, dated August 12, 2002, to Articles of Amendment and Restatement dated May 1,
2002 – Filed as an Exhibit to Post-Effective Amendment No. 22 to the Registrant’s Form N-1A Registration
Statement on April 30, 2004 and incorporated herein by reference.

28 (a)(3)
Articles of Amendment, dated February 17, 2004, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING VP Technology Portfolio to ING VP Global Science and Technology Portfolio) – Filed as
an Exhibit to Post-Effective Amendment No. 23 to the Registrant’s Form N-1A Registration Statement on
February 11, 2005 and incorporated herein by reference.

28 (a)(4)
Articles of Amendment dated April 30, 2004, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of Class R shares to Class I shares) – Filed as an Exhibit to Post-Effective Amendment No. 23 to
the Registrant’s Form N-1A Registration Statement on February 11, 2005 and incorporated herein by reference.

28 (a)(5)
Articles Supplementary, effective April 29, 2005, to Articles of Amendment and Restatement dated May 1, 2002
(designation of Adviser Class shares) – Filed as an Exhibit to Post-Effective Amendment No. 25 to the Registrant’s
Form N-1A Registration Statement on April 28, 2005 and incorporated herein by reference.

28 (a)(6)
Articles of Amendment dated November 29, 2007, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING VP International Equity Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 34
to the Registrant’s Form N-1A Registration Statement on January 25, 2008 and incorporated herein by reference.

28 (a)(7)
Articles Supplementary, dated November 30, 2007, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING WisdomTreesm Global High-Yielding Equity Index Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 34 to the Registrant’s Form N-1A Registration Statement on January 25, 2008 and
incorporated herein by reference.

28 (a)(8)
Articles Supplementary, dated February 15, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING International Index Portfolio, ING Lehman Brothers Aggregate Bond Index® Portfolio, ING
MorningStar® U.S. Growthsm Index Portfolio, ING RussellTM Large Cap Index Portfolio, ING RussellTM Mid
Cap Index Portfolio, and ING RussellTM Small Cap Index Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 37 to the Registrant’s Form N-1A Registration Statement on February 29, 2008 and incorporated herein by reference.

28 (a)(9)
Articles of Amendment, effective March 7, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING Lehman Brothers Aggregate Bond Index® Portfolio to ING Lehman Brothers
U.S. Aggregate Bond Index® Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 39 to the
Registrant’s Form N-1A Registration Statement on April 25, 2008 and incorporated herein by reference.

28 (a)(10)
Articles of Amendment, effective April 28, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING VP Global Science and Technology Portfolio to ING BlackRock Global Science and
Technology Portfolio; ING VP Growth Portfolio to ING Opportunistic LargeCap Growth Portfolio; and ING VP
Value Opportunity Portfolio to ING Opportunistic LargeCap Value Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 42 to the Registrant’s Form N-1A Registration Statement on August 19, 2008 and incorporated herein by reference.

28 (a)(11)
Articles Supplementary, dated June 6, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING Russell Global Large Cap Index 85% Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 42 to the Registrant’s Form N-1A Registration Statement on August 19, 2008 and incorporated herein by reference.

28 (a)(12)
Articles of Supplementary, dated July 9, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING Global Equity Option Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 42 to
the Registrant’s Form N-1A Registration Statement on August 19, 2008 and incorporated herein by reference.

28 (a)(13)
Articles Supplementary, dated October 12, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING U.S. Government Money Market Portfolio) – Filed as an Exhibit to Post-Effective Amendment
No. 44 to the Registrant’s Form N-1A Registration Statement on October 30, 2008 and incorporated herein by reference.

28 (a)(14)
Articles Supplementary, effective January 23, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(designation of Service 2 Class shares) – Filed as an Exhibit to Post-Effective Amendment No. 49 to the
Registrant’s Form N-1A Registration Statement on February 20, 2009 and incorporated herein by reference.

28 (a)(15)
Articles Supplementary, dated February 12, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING Russell Large Cap Index Portfolio – Class I shares) – Filed as an Exhibit to Post-Effective
Amendment No. 51 to the Registrant’s Form N-1A Registration Statement on April 30, 2009 and incorporated herein by reference.

28 (a)(16)
Articles Supplementary, dated March 18, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING Hang Seng Index Portfolio, ING RussellTM Large Cap Growth Index Portfolio, ING
RussellTM Large Cap Value Index Portfolio, and ING RussellTM Mid Cap Growth Index Portfolio) – Filed as an
Exhibit to Post-Effective Amendment No. 51 to the Registrant’s Form N-1A Registration Statement on April 30,
2009 and incorporated herein by reference.

28 (a)(17)
Articles of Amendment, effective May 1, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING BlackRock Global Science and Technology Portfolio to ING BlackRock Science and
Technology Opportunities Portfolio; ING Lehman Brothers U.S. Aggregate Bond Index Portfolio to ING U.S. Bond
Index Portfolio; ING Opportunistic LargeCap Value Portfolio to ING Opportunistic LargeCap Portfolio; ING
Russell Global Large Cap Index 85% Portfolio to ING Russell Global Large Cap Index 75% Portfolio; ING VP
Index Plus LargeCap Portfolio to ING Index Plus LargeCap Portfolio; ING VP Index Plus MidCap Portfolio to
ING Index Plus MidCap Portfolio; ING VP Index Plus SmallCap Portfolio to ING Index Plus SmallCap Portfolio;
and ING VP Small Company Portfolio to ING Small Company Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 51 to the Registrant’s Form N-1A Registration Statement on April 30, 2009 and incorporated herein by reference.

28 (a)(18)
Articles Supplementary, dated June 22, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING Dow Jones Euro STOXX 50® Index Portfolio, ING FTSE 100 Index® Portfolio, ING Japan
Equity Index Portfolio, and ING NASDAQ 100 Index® Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 53 to the Registrant’s Form N-1A Registration Statement on July 31, 2009 and incorporated herein by reference.

28 (a)(19)
Articles Supplementary, dated July 31, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(increase authorized shares of ING International Index Portfolio and ING Russell Large Cap Index Portfolio) –
Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A Registration Statement on
February 10, 2010 and incorporated herein by reference.

28 (a)(20)
Articles Supplementary, dated August 5, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(increase authorized shares of ING Dow Jones Euro STOXX 50® Index Portfolio, ING Russell Mid Cap Index
Portfolio, and ING U.S. Bond Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 54 to the
Registrant’s Form N-1A Registration Statement on February 10, 2010 and incorporated herein by reference.

28 (a)(21)
Articles of Amendment, dated September 21, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING Opportunistic LargeCap Growth Portfolio) – Filed as an Exhibit to Post-Effective Amendment
No. 54 to the Registrant’s Form N-1A Registration Statement on February 10, 2010 and incorporated herein by reference.

28 (a)(22)
Plan of Liquidation and Dissolution of Series, effective October 23, 2009, (dissolution of ING Global Equity
Option Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A
Registration Statement on February 10, 2010 and incorporated herein by reference.

28 (a)(23)
Articles of Amendment, effective October 30, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING Nasdaq 100 Index® Portfolio to ING NASDAQ 100 Index® Portfolio) – Filed as an
Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A Registration Statement on
February 10, 2010 and incorporated herein by reference.

28 (a)(24)
Articles of Amendment, effective April 30, 2010, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING Dow Jones Euro STOXX 50® Index Portfolio to ING Euro STOXX 50® Index Portfolio,
and ING Japan Equity Index Portfolio to ING Japan TOPIX Index® Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 55 to the Registrant’s Form N-1A Registration Statement on April 28, 2010 and
incorporated herein by reference.

28 (a)(25)
Articles of Amendment, dated July 20, 2010, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of Class S2 shares of ING Hang Seng Index Portfolio, ING Russell Large Cap Growth Index Portfolio,
and ING Russell Large Cap Value Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 58 to
the Registrant’s Form N-1A Registration Statement on February 25, 2011 and incorporated herein by reference.

28 (a)(26)
Articles of Amendment, dated August 10, 2010, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING Global Equity Option Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 58 to
the Registrant’s Form N-1A Registration Statement on February 25, 2011 and incorporated herein by reference.

28 (a)(27)
Articles of Amendment, dated September 8, 2010, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING Opportunistic LargeCap Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 58
to the Registrant’s Form N-1A Registration Statement on February 25, 2011 and incorporated herein by reference.

28 (a)(28)
Articles of Amendment, dated January 6, 2011, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING U.S. Government Money Market Portfolio) – Filed as an Exhibit to Post-Effective Amendment
No. 58 to the Registrant’s Form N-1A Registration Statement on February 25, 2011 and incorporated herein by reference.

28 (a)(29)
Articles Supplementary, dated January 26, 2011, to Articles of Amendment and Restatement dated May 1, 2002
(designation of Adviser Class and Class I shares of ING Australia Index Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 58 to the Registrant’s Form N-1A Registration Statement on February 25, 2011 and
incorporated herein by reference.

28 (a)(30)
Articles Supplementary, dated October 19, 2011, to Articles of Amendment and Restatement dated May 1, 2002
(designation of ING Emerging Markets Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 63
to the Registrant’s Form N-1A Registration Statement on November 28, 2011 and incorporated herein by reference.

28 (a)(31)
Articles of Amendment, dated April 13, 2011, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING NASDAQ 100 Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 65 to
the Registrant’s Form N-1A Registration Statement on April 26, 2012 and incorporated herein by reference.

28 (a)(32)
Articles Supplementary, dated December 11, 2008, to Articles of Amendment and Restatement dated May 1, 2002
(designation of Class I shares of ING Russell Large Cap Index Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 70 to the Registrant’s Form N-1A Registration Statement on February 11, 2014 and incorporated herein by reference.

28 (a)(33)
Articles of Amendment, dated June 19, 2009, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING Morningstar U.S. Growth Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment
No. 70 to the Registrant’s Form N-1A Registration Statement on February 11, 2014 and incorporated herein by reference.

28 (a)(34)
Plan of Liquidation and Dissolution of Series, effective April 7, 2010 (dissolution of ING RussellTM Global Large
Cap Index 75% Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Form
N-1A Registration Statement on February 11, 2014 and incorporated herein by reference.

28 (a)(35)
Articles of Amendment, dated October 17, 2012, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of Class I shares of ING WisdomTree Global High-Yielding Equity Index Portfolio) – Filed as an
Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Form N-1A Registration Statement on
February 11, 2014 and incorporated herein by reference.

28 (a)(36)
Articles of Amendment, dated April 22, 2013, to Articles of Amendment and Restatement dated May 1, 2002
(dissolution of ING BlackRock Science and Technology Opportunities Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 70 to the Registrant’s Form N-1A Registration Statement on February 11, 2014 and
incorporated herein by reference.

28 (a)(37)
Articles of Amendment, effective July 12, 2013, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of ING WisdomTree Global High-Yielding Equity Index Portfolio to ING Global Value Advantage
Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Form N-1A Registration
Statement on February 11, 2014 and incorporated herein by reference.

28 (a)(38)
Articles Supplementary, dated August 7, 2013, to Articles of Amendment and Restatement dated May 1, 2002
(increase number of authorized shares of ING U.S. Bond Index Portfolio for Class I) – Filed as an Exhibit to
Post-Effective Amendment No. 70 to the Registrant’s Form N-1A Registration Statement on February 11, 2014 and
incorporated herein by reference.

28 (a)(39)
Articles Supplementary, dated April 7, 2014, to Articles of Amendment and Restatement dated May 1, 2002
(classification and designation of Class I shares for Voya Global Value Advantage Portfolio and authorizing the increase in number of authorized shares of Class ADV shares of Voya International Index Portfolio) – Filed as an
Exhibit to Post-Effective Amendment No. 71 to the Registrant’s Form N-1A Registration Statement on April 28,
2014 and incorporated herein by reference.

28 (a)(40)
Articles of Amendment, effective May 1, 2014, to Articles of Amendment and Restatement dated May 1, 2002
(change of names of Registrant and Series) – Filed as an Exhibit to Post-Effective Amendment No. 71 to the
Registrant’s Form N-1A Registration Statement on April 28, 2014 and incorporated herein by reference.

28 (a)(41)
Articles Supplementary, dated September 23, 2014, to Articles of Amendment and Restatement dated May 1, 2002
(classification and designation of Class T shares for Voya Global Value Advantage Portfolio) – Filed as an Exhibit
to Post-Effective Amendment No. 74 to the Registrant’s Form N-1A Registration Statement on November 13, 2014
and incorporated herein by reference.

28 (a)(42)
Articles Supplementary, dated November 21, 2014, to Articles of Amendment and Restatement dated May 1, 2002
(increase number of authorized shares of Class S shares of Voya Global Value Advantage Portfolio) – Filed as an
Exhibit to Post-Effective Amendment No. 76 to the Registrant’s Form N-1A Registration Statement on
February 11, 2015 and incorporated herein by reference.

28 (a)(43)
Articles Supplementary, dated June 26, 2015, to Articles of Amendment and Restatement dated May 1, 2002
(increase number of authorized shares of Class S shares of Voya Global Value Advantage Portfolio) – Filed as an
Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Form N-1A Registration Statement on
September 21, 2015 and incorporated herein by reference.

28 (a)(44)
Articles Supplementary, dated October 15, 2015, to Articles of Amendment and Restatement dated May 1, 2002
(classification and designation of Class R6 shares of Voya Small Company Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 80 to the Registrant’s Form N-1A Registration Statement on November 19, 2015
and incorporated herein by reference.

28 (a)(45)
Articles of Amendment, effective May 1, 2016, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of Voya Global Value Advantage Portfolio to Voya Global Equity Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 83 to the Registrant’s Form N-1A Registration Statement on April 27, 2016 and
incorporated herein by reference.

28 (a)(46)
Articles Supplementary, dated April 6, 2017, to Articles of Amendment and Restatement dated May 1, 2002
(classification and designation of Class P2 shares of Voya Emerging Markets Index Portfolio, Voya International
Index Portfolio, Voya Russell Mid Cap Index Portfolio, Voya Russell Small Cap Index Portfolio, and Voya
U.S. Bond Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 86 to the Registrant’s Form
N-1A Registration Statement on April 27, 2017 and incorporated herein by reference.

28 (a)(47)
Articles Supplementary, dated February 1, 2018, to Articles of Amendment and Restatement dated May 1, 2002
(increasing the number of authorized Class P2 shares of Voya U.S. Bond Index Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 89 to the Registrant’s Form N-1A Registration Statement on April 26, 2018 and
incorporated herein by reference.

28 (a)(48)
Articles Supplementary, dated September 19, 2018, to Articles of Amendment and Restatement dated May 1, 2002
(increasing the number of authorized Class P2 shares for Voya International Index Portfolio) – Filed as an Exhibit
to Post-Effective Amendment No. 91 to the Registrant’s Form N-1A Registration Statement on April 23, 2019 and
incorporated herein by reference.

28 (a)(49)
Plan of Liquidation and Dissolution of Series effective October 9, 2019 (liquidation and dissolution of Voya
Australia Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 94 to the Registrant’s Form
N-1A Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (a)(50)
Articles Supplementary, dated November 22, 2019, to Articles of Amendment and Restatement dated May 1, 2002
(reclassifying Class I shares for Voya FTSE 100 Index® Portfolio, Voya Hang Seng Index Portfolio and Voya
Japan TOPIX Index® Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 94 to the Registrant’s
Form N-1A Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (a)(51)
Plan of Liquidation and Dissolution of Series effective April 16, 2020 (liquidation and dissolution of Voya Japan
TOPIX Index® Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 94 to the Registrant’s Form
N-1A Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (a)(52)
Plan of Liquidation and Dissolution of Series effective April 16, 2020 (liquidation and dissolution of Voya Hang
Seng Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 94 to the Registrant’s Form N-1A
Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (a)(53)
Plan of Liquidation and Dissolution of Series effective April 16, 2020 (liquidation and dissolution of Voya FTSE
100 Index® Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 94 to the Registrant’s Form N-1A
Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (a)(54)
Plan of Liquidation and Dissolution of Series effective April 16, 2020 (liquidation and dissolution of Voya Euro
STOXX 50® Index Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 94 to the Registrant’s Form
N-1A Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (a)(55)
Articles of Amendment, effective May 1, 2020, to Articles of Amendment and Restatement dated May 1, 2002
(re-designation of Voya Global Equity Portfolio to Voya Global High Dividend Low Volatility Portfolio) – Filed as
an Exhibit to Post-Effective Amendment No. 97 to the Registrant's Form N-1A Registration Statement on April 27,
2021 and incorporated herein by reference.

28 (a)(56)
Articles Supplementary, dated April 14, 2021, to Articles of Amendment and Restatement dated May 1, 2002
(reclassifying Class I shares of Voya Australia Index Portfolio) – Filed as an Exhibit to Amendment No. 100 to the
Registrant’s Form N-1A Registration Statement on October 24, 2022 and incorporated herein by reference.

28 (a)(57)
Articles Supplementary, dated October 1, 2021, to Articles of Amendment and Restatement dated May 1, 2002
(reclassifying Adviser Class and Class S shares of Voya Hang Seng Index Portfolio and Adviser Class shares of
Voya Japan TOPIX Index® Portfolio) – Filed as an Exhibit to Amendment No. 100 to the Registrant’s Form N-1A
Registration Statement on October 24, 2022 and incorporated herein by reference.

28 (a)(58)
Articles Supplementary, dated June 9, 2022, to Articles of Amendment and Restatement dated May 1, 2002
(increase number of authorized Class S shares for Voya RussellTM Large Cap Index Portfolio and Voya RussellTM
Large Cap Value Index Portfolio) – Filed as an Exhibit to Amendment No. 100 to the Registrant’s Form N-1A
Registration Statement on October 24, 2022 and incorporated herein by reference.

28 (a)(59)
Articles Supplementary, dated November 8, 2022, to Articles of Amendment and Restatement dated May 1, 2022
(classification and designation of Voya VACS Index Series EM Portfolio, Voya VACS Index Series I Portfolio,
Voya VACS Index Series MC Portfolio, and Voya VACS Index Series SC Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 100 to the Registrant’s Form N-1A Registration Statement on April 25, 2023 and
incorporated herein by reference.

28 (a)(60)
Articles Supplementary, dated October 31, 2023, to Articles of Amendment and Restatement dated May 1, 2002
(classification and designation of Voya VACS Index Series I Portfolio) – Filed as an Exhibit to Post-Effective
Amendment No. 101 to the Registrant’s Form N-1A Registration Statement on April 25, 2024 and incorporated herein by reference.

28(a)(61)
Articles of Amendment, dated April 10, 2024, to Articles of Amendment and Restatement dated May 1, 2002
(amended Conversion or Exchange Rights) – Filed as an Exhibit to Post-Effective Amendment No. 103 to the
Registrant’s Form N-1A Registration Statement on April 28, 2025 and incorporated herein by reference.

28 (a)(62)
Articles Supplementary, dated July 31, 2024, to Articles of Amendment and Restatement dated May 1, 2002
(reclassify Class T shares for Voya Global High Dividend Low Volatility Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 103 to the Registrant’s Form N-1A Registration Statement on April 28, 2025 and
incorporated herein by reference.

28 (a)(63)
Articles Supplementary, dated June 13, 2025, to Articles of Amendment and Restatement dated May 1, 2002
(reclassify Class I and Class S shares for Voya Emerging Markets Index Portfolio) – Filed as an Exhibit to
Post-Effective Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and
incorporated herein by reference.

28 (a)(64)
Articles Supplementary, dated October 31, 2025, to Articles of Amendment and Restatement dated May 1, 2002
(reclassify Adviser Class, Class I, Class S, and Class S2 shares for Voya Russell Global Large Cap Index 75%
Portfolio) – Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Form N-1A Registration
Statement on April 27, 2026 and incorporated herein by reference.

28 (b)(1)
Fourth Amended and Restated Bylaws dated November 21, 2019 – Filed as an Exhibit to Post-Effective
Amendment No. 94 to the Registrant’s Form N-1A Registration Statement on April 21, 2020 and incorporated herein by reference.

28 (c)(1)	Instruments Defining Rights of Holders – Filed as an Exhibit to Pre-Effective Amendment No. 1 to the Registrant’s Form N-1A Registration Statement on June 4, 1996 and incorporated herein by reference.
28 (d)(1)
Amended and Restated Investment Management Agreement, dated November 18, 2014, as amended and restated on
May 1, 2015, between Voya Investments, LLC and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 79 to the Registrant’s Form N-1A Registration Statement on September 21, 2015
and incorporated herein by reference.

28 (d)(1)(i)
Amended Schedule A, dated October 16, 2025, to Amended and Restated Investment Management Agreement,
dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Investments, LLC and Voya
Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Form N-1A
Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (d)(1)(ii)
Waiver Letter, dated November 15, 2025, to Amended and Restated Investment Management Agreement, dated
November 18, 2014 between Voya Investments, LLC and Voya Variable Portfolios, Inc., as amended and restated
on May 1, 2015 for the period from May 1, 2026 through May 1, 2027 – Filed as an Exhibit to Post-Effective
Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (d)(1)(iii)
Amended Schedules B and C, dated September 2020, to Amended and Restated Investment Management
Agreement between Voya Investments, LLC and Voya Variable Portfolios, Inc. dated November 18, 2014 as amended and restated on May 1, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 97 to the
Registrant's Form N-1A Registration Statement on April 27, 2021 and incorporated herein by reference.

28 (d)(2)
Investment Management Agreement, effective October 21, 2022, between Voya Investments, LLC and Voya
Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 100 to the Registrant’s Form N-1A
Registration Statement on April 25, 2023 and incorporated herein by reference.

28 (d)(3)
Sub-Advisory Agreement, effective November 18, 2014, between Voya Investments, LLC and Voya Investment
Management Co. LLC – Filed as an Exhibit to Post-Effective Amendment No. 77 to the Registrant’s Form N-1A
Registration Statement on April 28, 2015 and incorporated herein by reference.

28 (d)(3)(i)
Amended Schedule A, dated October 16, 2025, to Sub-Advisory Agreement, dated November 18, 2014, between
Voya Investments, LLC and Voya Investment Management Co. LLC – Filed as an Exhibit to Post-Effective
Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (d)(3)(ii)
Termination Letter, effective June 13, 2025, to Sub-Advisory Agreement between Voya Investments, LLC and Voya
Investment Management Co. LLC dated November 18, 2014 (Voya Emerging Markets Index Portfolio) – Filed as
an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Form N-1A Registration Statement on
April 28, 2025 and incorporated herein by reference.

28 (d)(3)(iii)
Termination Letter, effective July 10, 2026, to Sub-Advisory Agreement, dated November 18, 2014, between Voya
Investments, LLC and Voya Investment Management Co. LLC (Voya RussellTM Mid Cap Growth Index Portfolio)
– Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Form N-1A Registration Statement
on April 27, 2026 and incorporated herein by reference.

28 (d)(4)
Sub-Sub-Advisory Agreement, effective June 1, 2022, between Voya Investment Management Co. LLC and Voya
Investment Management (UK) Limited (Voya Small Company Portfolio) – Filed as an Exhibit to Amendment No.
100 to the Registrant’s Form N-1A Registration Statement on October 24, 2022 and incorporated herein by reference.

28 (d)(5)
Expense Limitation Agreement, effective May 1, 2026, between Voya Investments, LLC and Voya Variable
Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Form N-1A
Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (d)(5)(i)
Amended Schedule A, effective May 1, 2026, to Expense Limitation Agreement, effective May 1, 2026, between
Voya Investments, LLC and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No.
104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (e)(1)
Distribution Agreement, effective November 18, 2014, between Voya Investments Distributor, LLC and Voya
Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 76 to the Registrant’s Form N-1A
Registration Statement on February 11, 2014 and incorporated herein by reference.

28 (e)(1)(i)
Amended Schedule A, dated October 16, 2025, to the Distribution Agreement, effective November 18, 2014, between Voya Investments Distributor, LLC and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and
incorporated herein by reference.

28 (e)(2)
Placement Agent Agreement, effective October 21, 2022, between Voya Variable Portfolios, Inc. and Voya
Investments Distributor, LLC – Filed as an Exhibit to Post-Effective Amendment No. 100 to the Registrant’s Form
N-1A Registration Statement on April 25, 2023 and incorporated herein by reference.

28 (f)(1)	Deferred Compensation Plan for Independent Directors as Amended and Restated January 23, 2026 – Filed herein.
28 (g)(1)
Custody Agreement. dated January 6, 2003, between The Bank of New York Mellon and Voya Variable Portfolios,
Inc. – Filed as an Exhibit to Post-Effective Amendment No. 22 to the Registrant’s Form N-1A Registration
Statement on April 30, 2004 and incorporated herein by reference.

28 (g)(1)(i)
Amended Exhibit A, effective December 12, 2025, to Custody Agreement, dated January 6, 2003, between The
Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment
No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (g)(1)(ii)
Amendment, dated January 1, 2019, to Custody Agreement, dated January 6, 2003, between The Bank of New
York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 91 to the
Registrant’s Form N-1A Registration Statement on April 23, 2019 and incorporated herein by reference.

28 (g)(1)(iii)
Amendment, dated November 21, 2022, to Custody Agreement, dated January 6, 2003, between The Bank of New
York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 100 to the
Registrant’s Form N-1A Registration Statement on April 25, 2023 and incorporated herein by reference.

28 (g)(2)
Foreign Custody Manager Agreement, dated January 6, 2003, between The Bank of New York Mellon and Voya
Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 22 to the Registrant’s Form N-1A
Registration Statement on April 30, 2004 and incorporated herein by reference.

28 (g)(2)(i)
Amended Exhibit A, effective December 12, 2025, to Foreign Custody Manager Agreement, dated January 6, 2003, between The Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective
Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (g)(2)(ii)
Amendment, dated July 21, 2021, to Foreign Custody Manager Agreement, dated January 6, 2003, between The
Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment
No. 98 to the Registrant’s Form N-1A Registration Statement on April 25, 2022 and incorporated herein by reference.

28 (g)(2)(iii)
Amendment, dated July 13, 2021, to Foreign Custody Manager Agreement, dated January 6, 2003, between The
Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment
No. 98 to the Registrant’s Form N-1A Registration Statement on April 25, 2022 and incorporated herein by reference.

28 (g)(2)(iv)
Amendment, dated September 6, 2012, to Foreign Custody Manager Agreement, dated January 6, 2003, between
The Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective
Amendment No. 98 to the Registrant’s Form N-1A Registration Statement on April 25, 2022 and incorporated herein by reference.

28 (g)(3)
Securities Lending Agreement and Guaranty, dated August 7, 2003, between The Bank of New York Mellon and
Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 22 to the Registrant’s Form
N-1A Registration Statement on April 30, 2004 and incorporated herein by reference.

28 (g)(3)(i)
Amendment, effective March 30, 2023, to Securities Lending Agreement and Guaranty, dated August 7, 2003, between The Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective
Amendment No. 100 to the Registrant’s Form N-1A Registration Statement on April 25, 2023 and incorporated herein by reference.

28 (g)(3)(ii)
Amendment, effective October 1, 2011, to Securities Lending Agreement and Guaranty, dated August 7, 2003, between The Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective
Amendment No. 63 to the Registrant’s Form N-1A Registration Statement on November 28, 2011 and incorporated herein by reference.

28 (g)(3)(iii)
Amendment to Securities Lending Agreement and Guaranty, effective March 21, 2019, between The Bank of New
York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 91 to the
Registrant’s Form N-1A Registration Statement on April 23, 2019 and incorporated herein by reference.

28 (g)(3)(iv)
Amendment to Securities Lending Agreement and Guaranty, effective March 26, 2019 between The Bank of New
York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 91 to the
Registrant’s Form N-1A Registration Statement on April 23, 2019 and incorporated herein by reference.

28 (g)(3)(v)
Amendment to Securities Lending Agreement and Guaranty, effective September 25, 2024, between The Bank of
New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 103 to
the Registrant’s Form N-1A Registration Statement on April 28, 2025 and incorporated herein by reference.

28 (g)(3)(vi)
Amendment to Securities Lending Agreement and Guaranty, effective May 1, 2025, between The Bank of New
York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 104 to the
Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (h)(1)
Fund Accounting Agreement, dated January 6, 2003, between The Bank of New York Mellon and Voya Variable
Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 22 to the Registrant’s Form N-1A
Registration Statement on April 30, 2004 and incorporated herein by reference.

28 (h)(1)(i)
Amended Exhibit A, effective December 12, 2025, to Fund Accounting Agreement, dated January 6, 2003, between
The Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective
Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (h)(1)(ii)
Investment Company Reporting Modernization Services Amendment, dated February 1, 2018, to Fund Accounting
Agreement, dated January 6, 2003, between The Bank of New York Mellon and Voya Variable Portfolios, Inc. –
Filed as an Exhibit to Post-Effective Amendment No. 89 to the Registrant’s Form N-1A Registration Statement on
April 26, 2018 and incorporated herein by reference.

28 (h)(1)(iii)
Amendment, dated January 1, 2019, to Fund Accounting Agreement, dated January 6, 2003, between The Bank of
New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 91 to
the Registrant’s Form N-1A Registration Statement on April 23, 2019 and incorporated herein by reference.

28 (h)(1)(iv)
Amendment, dated November 21, 2022, to Fund Accounting Agreement, dated January 6, 2003, between The Bank of New York Mellon and Voya Variable Portfolios, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 100
to the Registrant’s Form N-1A Registration Statement on April 25, 2023 and incorporated herein by reference.

28 (h)(2)
Allocation Agreement (Fidelity Bond) dated May 24, 2002 – Filed as an Exhibit to Post-Effective Amendment No.
98 to the Registrant’s Form N-1A Registration Statement on April 25, 2022 and incorporated herein by reference.

28 (h)(2)(i)
Amended Schedule A, dated February 28, 2025, to Allocation Agreement (Fidelity Bond) dated May 24, 2002 –
Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Form N-1A Registration Statement on
April 28, 2025 and incorporated herein by reference.

28 (h)(3)
Allocation Agreement (Directors and Officers Liability) dated May 24, 2002 – Filed as an Exhibit to Post-Effective
Amendment No. 98 to the Registrant’s Form N-1A Registration Statement on April 25, 2022 and incorporated herein by reference.

28 (h)(3)(i)
Amended Schedule A, dated February 28, 2025, to Allocation Agreement (Directors and Officers Liability) dated
May 24, 2002 – Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Form N-1A
Registration Statement on April 28, 2025 and incorporated herein by reference.

28 (h)(4)
Transfer Agency Services Agreement, dated February 25, 2009, between BNY Mellon Investment Servicing (US)
Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) and Voya Variable Portfolios, Inc. – Filed as an
Exhibit to Post-Effective Amendment No. 51 to the Registrant’s Form N-1A Registration Statement on April 30,
2009 and incorporated herein by reference.

28 (h)(4)(i)
Amendment, effective February 8, 2011, to Transfer Agency Services Agreement, dated February 25, 2009, between BNY Mellon Investment Servicing (US) Inc. and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 60 to the Registrant’s Form N-1A Registration Statement on April 25, 2011 and
incorporated herein by reference.

28 (h)(4)(ii)
Amendment, effective November 8, 2019, to the Transfer Agency Services Agreement, dated February 25, 2009, between BNY Mellon Investment Servicing (US) Inc. and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 94 to the Registrant’s Form N-1A Registration Statement on April 21, 2020 and
incorporated herein by reference.

28 (h)(4)(iii)
Amendment, effective January 1, 2019, to Transfer Agency Services Agreement, dated February 25, 2009, between
BNY Mellon Investment Servicing (US) Inc. and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 91 to the Registrant’s Form N-1A Registration Statement on April 23, 2019 and
incorporated herein by reference.

28 (h)(4)(iv)
Amendment, effective May 1, 2019, to Transfer Agency Services Agreement, dated February 25, 2009, between
BNY Mellon Investment Servicing (US) Inc. and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 100 to the Registrant’s Form N-1A Registration Statement on April 25, 2023 and
incorporated herein by reference.

28 (h)(4)(v)
Amendment, effective October 21, 2022, to Transfer Agency Services Agreement, dated February 25, 2009, between BNY Mellon Investment Servicing (US) Inc. and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 100 to the Registrant’s Form N-1A Registration Statement on April 25, 2023 and
incorporated herein by reference.

28 (h)(4)(vi)
Amendment, effective November 21, 2022, to Transfer Agency Services Agreement, dated February 25, 2009, between BNY Mellon Investment Servicing (US) Inc. and Voya Variable Portfolios, Inc. – Filed as an Exhibit to
Post-Effective Amendment No. 100 to the Registrant’s Form N-1A Registration Statement on April 25, 2023 and
incorporated herein by reference.

28 (h)(5)
Fund Administration Support Services Agreement (with redaction), effective July 29, 2022, between the Registrant and The Bank of New York Mellon – Filed as an Exhibit to Post-Effective Amendment No. 100 to the Registrant’s
Form N-1A Registration Statement on April 25, 2023 and incorporated herein by reference.

28 (i)(1)
Opinion of counsel regarding the legality of the securities being registered with regard to Adviser Class shares –
Filed as an Exhibit to Post-Effective Amendment No. 25 to the Registrant’s Form N-1A Registration Statement on
April 28, 2005 and incorporated herein by reference.

28 (i)(2)
Opinion of counsel regarding the legality of the securities being registered with regard to ING WisdomTreesm
Global High-Yielding Equity Index Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 34 to the
Registrant’s Form N-1A Registration Statement on January 25, 2008 and incorporated herein by reference.

28 (i)(3)
Opinion of counsel regarding the legality of the securities being registered with regard to ING International Index
Portfolio, ING Lehman Brothers Aggregate Bond Index® Portfolio, ING Russell Large Cap Index Portfolio, ING
Russell Mid Cap Index Portfolio, and ING Russell Small Cap Index Portfolio – Filed as an Exhibit to
Post-Effective Amendment No. 37 to the Registrant’s Form N-1A Registration Statement on February 29, 2008 and
incorporated herein by reference.

28 (i)(4)
Opinion of counsel regarding the legality of the securities being registered with regard to ING Morningstar®
U.S. Growthsm Index Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 40 to the Registrant’s Form
N-1A Registration Statement on April 28, 2008 and incorporated herein by reference.

28 (i)(5)
Opinion of counsel regarding the legality of the securities being registered with regard to ING Global Equity
Option Portfolio and ING RussellTM Global Large Cap Index 85% Portfolio – Filed as an Exhibit to
Post-Effective Amendment No. 42 to the Registrant’s Form N-1A Registration Statement on August 19, 2008 and
incorporated herein by reference.

28 (i)(6)
Opinion of counsel regarding the legality of the securities being registered with regard to ING U.S. Government
Money Market Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant’s Form N-1A
Registration Statement on October 30, 2008 and incorporated herein by reference.

28 (i)(7)
Opinion of counsel regarding the legality of the securities being registered with regard to Adviser Class shares of
ING BlackRock Global Science and Technology Portfolio and ING VP Small Company Portfolio – Filed as an
Exhibit to Post-Effective Amendment No. 45 to the Registrant’s Form N-1A Registration Statement on
December 15, 2008 and incorporated herein by reference.

28 (i)(8)
Opinion of counsel regarding the legality of the securities being registered with regard to Class S2 shares of the
Registrant – Filed as an Exhibit to Post-Effective Amendment No. 49 to the Registrant’s Form N-1A Registration
Statement on February 20, 2009 and incorporated herein by reference.

28 (i)(9)
Opinion of counsel regarding the legality of the securities being registered with regard to ING Hang Seng Index
Portfolio, ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Value Index Portfolio,
and ING RussellTM Mid Cap Growth Index Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 51
to the Registrant’s Form N-1A Registration Statement on April 30, 2009 and incorporated herein by reference.

28 (i)(10)
Opinion of counsel regarding the legality of the securities being registered with regard to Class ADV and Class I shares of ING Dow Jones Euro STOXX 50® Portfolio, ING FTSE 100 Index® Portfolio, ING Japan Equity Index
Portfolio, and ING NASDAQ 100 Index® Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 53 to
the Registrant’s Form N-1A Registration Statement on July 31, 2009 and incorporated herein by reference.

28 (i)(11)
Opinion of counsel regarding the legality of the securities being registered with regard to Adviser Class and Class I shares of ING Australia Index Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 58 to the
Registrant’s Form N-1A Registration Statement on February 25, 2011 and incorporated herein by reference.

28 (i)(12)
Opinion of counsel regarding the legality of the securities being registered with regard to Adviser Class, Class I,
Class S, and Class S2 shares of ING Emerging Markets Index Portfolio – Filed as an Exhibit to Post-Effective
Amendment No. 63 to the Registrant’s Form N-1A Registration Statement on November 28, 2011 and incorporated herein by reference.

28 (i)(13)
Opinion of counsel regarding the legality of the securities being registered with regard to Class I shares of Voya
Global Value Advantage Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 71 to the Registrant’s
Form N-1A Registration Statement on April 28, 2014 and incorporated herein by reference.

28 (i)(14)
Opinion of counsel regarding the legality of the securities being registered with regard to Class T shares of Voya
Global Value Advantage Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant’s
Form N-1A Registration Statement on November 13, 2014 and incorporated herein by reference.

28 (i)(15)
Opinion of counsel regarding the legality of the securities being registered with regard to Class R6 shares of Voya
Small Company Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 80 to the Registrant’s Form
N-1A Registration Statement on November 19, 2015 and incorporated herein by reference.

28 (i)(16)
Opinion of counsel regarding the legality of the securities being registered with regard to Class P2 shares of Voya
Emerging Markets Index Portfolio, Voya International Index Portfolio, Voya Russell Mid Cap Index Portfolio, Voya
Russell Small Cap Index Portfolio, and Voya U.S. Bond Index Portfolio – Filed as an Exhibit to Post-Effective
Amendment No. 86 to the Registrant’s Form N-1A Registration Statement on April 27, 2017 and incorporated herein by reference.

28 (i)(17)
Opinion of counsel regarding the legality of the securities being registered with regard to Class ADV shares of
Voya Index Plus LargeCap Portfolio – Filed as an Exhibit to Post-Effective Amendment No. 89 to the Registrant’s
Form N-1A Registration Statement on April 26, 2018 and incorporated herein by reference.

28 (j)(1)	Not applicable.
28 (j)(2)	Not applicable.
28 (k)	Not applicable.
28 (l)
Agreement regarding Initial Contribution to Working Capital for Value VP, Growth VP, Large Cap VP, MidCap VP,
SmallCap VP, International VP, and Small Company VP – Filed as an Exhibit to Post-Effective Amendment No. 1
to the Registrant’s Form N-1A Registration Statement on March 7, 1997 and incorporated herein by reference.

28 (m)(1)
Fifth Amended and Restated Shareholder Services and Distribution Plan (Class S Shares), effective November 16,
2023 – Filed as an Exhibit to Post-Effective Amendment No. 101 to the Registrant’s Form N-1A Registration
Statement on April 25, 2024 and incorporated herein by reference.

28 (m)(1)(i)
Schedule 1, dated October 16, 2025, to the Fifth Amended and Restated Shareholder Services and Distribution Plan
(Class S Shares), effective November 16, 2023 – Filed as an Exhibit to Post-Effective Amendment No. 104 to the
Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (m)(2)
Fourth Amended and Restated Shareholder Service and Distribution Plan (Class A Shares), effective November 16,
2023 – Filed as an Exhibit to Post-Effective Amendment No. 101 to the Registrant’s Form N-1A Registration
Statement on April 25, 2024 and incorporated herein by reference.

28 (m)(2)(i)
Waiver Letter, dated May 1, 2026, to Fourth Amended and Restated Shareholder Service and Distribution Plan
(Class ADV Shares), effective November 16, 2017, with respect to Voya International Index Portfolio for the period from May 1, 2026 through May 1, 2027 – Filed as an Exhibit to Post-Effective Amendment No. 104 to the
Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (m)(3)
Fifth Amended and Restated Shareholder Services and Distribution Plan (Class S2 Shares), effective November 16,
2023 – Filed as an Exhibit to Post-Effective Amendment No. 101 to the Registrant’s Form N-1A Registration
Statement on April 25, 2024 and incorporated herein by reference.

28 (m)(3)(i)
Amended Schedule A, dated October 9, 2024, to Fifth Amended and Restated Shareholder Services and
Distribution Plan (Class S2 Shares), effective November 16, 2023 – Filed as an Exhibit to Post-Effective
Amendment No. 103 to the Registrant’s Form N-1A Registration Statement on April 28, 2025 and incorporated herein by reference.

28 (n)(1)
Seventh Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 for Voya Variable Portfolios, Inc., last amended May 1, 2024 – Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Form N-1A
Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (n)(1)(i)
Schedule A, effective June 13, 2025, to the Seventh Amended and Restated Multiple Class Plan Pursuant to
Rule 18f-3 for Voya Variable Portfolios, Inc., last amended May 1, 2024 – Filed as an Exhibit to Post-Effective
Amendment No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

28 (o)	Not applicable.
28 (p)(1)
Voya Funds and Advisers Code of Ethics dated January 5, 2026 – Filed as an Exhibit to Post-Effective Amendment
No. 104 to the Registrant’s Form N-1A Registration Statement on April 27, 2026 and incorporated herein by reference.

Item 29. Persons Controlled by or Under Common Control with Registrant
None

Item 30. Indemnification
Article 10, Section (iv) of Voya Variable Portfolios, Inc.’s Articles of Incorporation, as amended, provides the following:
(iv)
The Corporation shall indemnify its officers, directors, employees, and agents and any person who serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise as follows:
(a)
Every person who is or has been a director, officer, employee, or agent of the Corporation and persons who serve at the Corporation’s request as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him/her in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability, or obligation of any kind in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Director, officer, employee, or agent of the Corporation or of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Corporation, and against amounts paid or incurred by him/her in the settlement thereof.
(b)
The words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, administrative, legislative, investigative, or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.
(c)
No indemnification shall be provided hereunder to a director, officer, employee, or agent against any liability to the Corporation or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
(d)
The rights of indemnification provided herein may be insured against by policies maintained by the Corporation, shall be several, shall not affect any other rights to which any director, officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
(e)
In the absence of a final decision on the merits by a court or other body before which such proceeding was brought, an indemnification payment will not be made, except as provided in subparagraph (f) of this paragraph (iv), unless in the absence of such a decision, a reasonable determination based upon a factual review has been made:
(1)
By a majority vote of a quorum of non-party directors who are “not interested persons” of the Corporation (as defined in the 1940 Act); or
(2)
By independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties.
(f)
The Corporation further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, director or controlling person of the Corporation will not be made absent the fulfillment of at least one of the following conditions:
(1)
The indemnity provides security for his undertaking;
(2)
The Corporation is insured against losses arising by reason of any lawful advances; or
(3)
A majority of a quorum of non-party directors who are “not interested” persons or independent legal counsel in a written opinion makes a factual determination that there is a reason to believe the indemnity will be entitled to indemnification.
(g)
Neither the amendment nor repeal of this paragraph (iv) of Article 9, nor the adoption of any amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this paragraph (iv) of Article 10 shall apply to or affect in any respect the applicability of the preceding provisions with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
In addition, Voya Variable Portfolios, Inc.’s officers and directors are currently covered under a directors and officers errors and omissions liability insurance policy issued by ICI Mutual Insurance Company, which expires March 31, 2027.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers, and controlling persons of Voya Variable Portfolios, Inc. pursuant to the foregoing provisions or otherwise, Voya Variable Portfolios, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Voya Variable Portfolios, Inc. of expenses incurred or paid by a director, officer, or controlling person of Voya Variable Portfolios, Inc. in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the shares being registered, Voya Variable Portfolios, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act and be governed by final adjudication of such issue.
Pursuant to Indemnification Agreements between the Company and each Independent Director, the Company indemnifies each Independent Director against any liabilities resulting from the Independent Director’s serving in such capacity, provided that the Independent Director has not engaged in certain disabling conduct.
Item 31. Business and Other Connections of Investment Advisers
Any other business, profession, vocation or employment of a substantial nature in which the investment adviser and each sub-adviser of Voya Variable Portfolios, Inc. and each director, officer or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is described in each investment adviser’s Form ADV as currently on file with the SEC, the text of which is hereby incorporated by reference.
INVESTMENT ADVISER	FILE NO.
Voya Investments, LLC	801-48282
Voya Investment Management Co. LLC	801-9046
Item 32. Principal Underwriter
(a)
Voya Investments Distributor, LLC is the placement agent or principal underwriter, as applicable, for Voya Credit Income Fund; Voya Equity Trust; Voya Funds Trust; Voya Government Money Market Portfolio; Voya Intermediate Bond Portfolio; Voya Investors Trust; Voya Mutual Funds; Voya Partners, Inc.; Voya Separate Portfolios Trust; Voya Variable Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust.
(b)
Information as to the directors and officers of the placement agent or principal underwriter, as applicable, together with the information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the placement agent or principal underwriter, as applicable, in the last two years, is included in the table below:

Name and Principal Business Address	Positions and Offices with Voya Investments Distributor, LLC	Positions and Offices with the Registrant
Stephen Easton One Orange Way Windsor, Connecticut 06095	Chief Compliance Officer	None
Huey P. Falgout, Jr. 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Secretary	None
Bill Golden 200 Park Avenue New York, New York 10169	Director and Managing Director	None
Michelle P. Luk 200 Park Avenue New York, New York 10169	Senior Vice President and Treasurer	None

Name and Principal Business Address	Positions and Offices with Voya Investments Distributor, LLC	Positions and Offices with the Registrant
Marino Monti, Jr. One Orange Way Windsor, Connecticut 06095	Chief Information Security Officer	None
Francis G. O’Neill One Orange Way Windsor, Connecticut 06095	Senior Vice President and Chief Risk Officer	None
Monia Piacenti One Orange Way Windsor, Connecticut 06095	Anti-Money Laundering Officer	Anti-Money Laundering Officer
Tiffani Potesta 200 Park Avenue New York, New York 10169	Director, President and Chief Executive Officer	None
Andrew K. Schlueter 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President	Senior Vice President
Robert P. Terris 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Senior Vice President	Senior Vice President
Catrina Willingham 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Vice President, Chief Financial Officer, Controller, and Financial and Operations Principal	None
(c)
Not applicable.
Item 33. Location of Accounts and Records
All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained at the offices of: (a) the Registrant, (b) the Investment Adviser, (c) the Distributor, (d) the Custodian, (e) the Transfer Agent, and (f) the Sub-Adviser. The address of each is as follows:
(a)	Voya Variable Portfolios, Inc. 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258
(b)	Voya Investments, LLC 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258
(c)	Voya Investments Distributor, LLC 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258
(d)	The Bank of New York Mellon 240 Greenwich Street New York, New York 10286

(e)	BNY Mellon Investment Servicing (US) Inc. 103 Bellevue Parkway Wilmington, Delaware 19809
(f)	Voya Investment Management Co. LLC 200 Park Avenue New York, New York 100169
Item 34. Management Services
N/A
Item 35. Undertakings
None

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 112 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale and the State of Arizona on the 1st day of May, 2026.
VOYA VARIABLE PORTFOLIOS, INC.
By:  /s/ Joanne F. Osberg

Joanne F. Osberg
Secretary